As filed with the Securities and Exchange Commission on February 13, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	86-3437271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

626 Bancroft Way, Suite A
Berkeley, CA 94710
(925) 997-6925
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben C. Hwang

Chief Executive Officer

626 Bancroft Way, Suite A

Berkeley, CA 94710

(925) 997-6925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Joseph E. Segilia, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-3060	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	dated February 13, 2026

PROFUSA, INC.

Up to 5,102,040 Units

Each Unit Consisting of

One Share of Common Stock and

Two Warrants to Purchase Two Shares of Common Stock

Up to 5,102,040 Pre-funded Units

Each Pre-Funded Unit Consisting of

One Pre-funded Warrant to Purchase One Share of Common Stock and

Two Warrants to Purchase Two Shares of Common Stock

Up to 15,306,120 Shares of Common Stock Underlying the Warrants and the Pre-funded Warrants

Profusa, Inc. (the “Company,” “we,” “us,” “our”) is offering, pursuant to this prospectus and on a best-efforts basis, up to 5,102,040 units (the “Units”) at an assumed offering price of $2.94 per Unit, which is equal to the closing price of our common stock, par value $0.0001 per share (“Common Stock”), on the Nasdaq Global Market (“Nasdaq”) on February 11, 2025, with each Unit consisting of: (i) one (1) share of Common Stock; and (ii) two (2) warrants to purchase Common Stock, each of which is exercisable for one (1) share of Common Stock (the “Warrants”).

Each Warrant will be immediately exercisable at an assumed exercise price of $2.94 per share (100% of the assumed public offering price per Unit). The Warrants will expire on the five (5)-year anniversary of the date of their original issuance.

We are also offering to each purchaser whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units (“Pre-Funded Units”), in lieu of Units, with each Pre-Funded Unit consisting of (i) one (1) pre-funded warrant to purchase one share of Common Stock (each, a “Pre-Funded Warrant”); and (ii) two (2) Warrants. The purchase price of each Pre-Funded Unit will equal the purchase price per Unit, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in each Pre-Funded Unit will be $0.0001 per share. There can be no assurance that we will sell any of the Pre-Funded Units being offered. The Pre-Funded Warrants offered hereby will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue two Warrants as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

None of the Units, Pre-funded Units, Warrants and Pre-funded Warrants will be listed or are expected to trade in any national securities exchange, however we anticipate that the shares of our Common Stock to be issued upon exercise of the Warrants and Pre-funded Warrants, as applicable, will trade on Nasdaq upon the consummation of this offering, as described further below. There is no established trading market for the Units, Pre-funded Units, Warrants or Pre-funded Warrants, and we do not expect a market to develop. Neither the Units nor the Pre-funded Units have stand-alone rights nor will they be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants included in the Units will be immediately separable, and will be issued separately in this offering, and the Pre-funded Warrants and the Warrants included in the Pre-funded Units will be immediately separable, and will be issued separately in this offering. The registration statement of which this prospectus forms a part also registers the shares of Common Stock that are issuable from time to time upon the exercise of the Warrants (the “Warrant Shares”) and the Pre-funded Warrants (the “Pre-funded Warrant Shares”) included in the Units and the Pre-funded Units offered hereby. See “Description of Securities That We Are Offering” in this prospectus for more information. We refer to the Units, Pre-funded Units, the shares of our Common Stock, the Warrants, the Warrant Shares, the Pre-funded Warrants and the Pre-funded Warrant Shares offered hereby, collectively, as the “Securities.”

This offering will terminate on March 4, 2026 unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the Securities purchased in this offering. The public offering price per Unit (and/or Pre-funded Units) will be fixed for the duration of this offering. We expect that all purchasers of the Securities offered hereby will execute a securities purchase agreement with us at the time of the pricing of the Securities.

Because we expect to deliver the Securities to be issued in this offering delivery versus payment/receipt versus payment upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in the Company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page 134 of this prospectus for more information regarding these arrangements.

Our Common Stock is listed on Nasdaq under the symbol “PFSA.” On February 11, 2026, the last sale price for our Common Stock as reported on Nasdaq was $2.94 per share. On February 9, 2026, the Company effected a reverse stock split of all our outstanding shares of Common Stock at a ratio of 1-for-75 (the “Reverse Stock Split”). Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein give effect to the Reverse Stock Split.

The actual public offering price per Unit and Pre-funded Unit will be determined through negotiation among us, the Placement Agent and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our Common Stock. Therefore, the recent market price per share of Common Stock used throughout this prospectus as an assumed public offering price may not be indicative of the final offering price of the Units or Pre-funded Units.

We are a “smaller reporting company” as defined under the federal securities laws and an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and, as such, have elected to comply with certain reduced public company disclosure and other requirements for this prospectus that are otherwise applicable to public companies. See further discussion below.

We have engaged Maxim Group LLC (the “Placement Agent”), to act as our exclusive Placement Agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Placement Agent is not purchasing or selling any of the Securities that we are offering and the Placement Agent is not required to arrange for the purchase or sale of any specific number or dollar amount of Securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus.

	Per Unit	Per Pre-funded Unit	Total
Public offering price	$	$	$
Placement Agent’s fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	We have agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in this offering; provided that such cash fee will equal 2.5% of the aggregate gross proceeds raised in this offering with respect to proceeds raised in this offering from certain investor(s) known to the Company or introduced by certain investor(s) known to the Company. We have also agreed to pay the Placement Agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the Placement Agent.

(2)	Does not include proceeds from the exercise of the Warrants and Pre-Funded Warrants in cash, if any.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We will deliver the shares of Common Stock being issued to the purchasers electronically, and will e-mail such purchasers electronic warrant certificates for all Warrants and Pre-funded Warrants sold in this offering, upon closing and receipt of investor funds for the purchase of the Securities offered pursuant to this prospectus. Delivery of the shares of Common Stock, Warrants and Pre-funded Warrants offered hereby against payment therefor is expected to be made on or about          , 2026, subject to satisfaction of customary closing conditions.

MAXIM GROUP LLC

The date of this prospectus is                     , 2026

i

ABOUT THIS PROSPECTUS

You should read this prospectus and the related exhibits filed with the U.S. Securities and Exchange Commission (the “SEC”), together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the Placement Agent have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Placement Agent are offering to sell or seeking offers to purchase the Securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “Profusa,” “the Company,” “we,” “us” and “our” refer to Profusa, Inc. Our logo and all product names are our common law trademarks. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus. The terms the “Company”, “our”, or “we” refer to Profusa, Inc. and its subsidiaries.

Overview

On July 11, 2025, Profusa, Inc., a Delaware corporation, formerly known as NorthView Acquisition Corporation (the “Company”), consummated a business combination (the “Business Combination”) with Profusa, Inc., a California corporation (“Profusa”), pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of November 7, 2022 (as the same has been amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), between the Company, Profusa, and NV Profusa Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub” and, collectively, the “Parties”). The consummation of the Business Combination involved the merger (the “Merger”) of Merger Sub with and into Profusa, pursuant to which, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the separate corporate existence of Merger Sub ceased, with Profusa as the surviving corporation becoming a wholly-owned subsidiary of the Company, pursuant to the terms of the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). As a result of the Business Combination, the Company owns 100% of the outstanding Common Stock of Profusa. In connection with the closing of the Business Combination, the Company changed its name from “NorthView Acquisition Corporation” to “Profusa, Inc.”

Profusa was incorporated in the state of California on May 11, 2009 and operates as a digital health technology company based in Berkeley, California. The Company is engaged in the development of a new generation of biointegrated sensors that potentially empowers the individual with the ability to monitor their unique body chemistry. Profusa has invested over the last twelve years more than $100 million from sophisticated venture investors as well as the most sophisticated research institutions in the U.S. (including approximately $30 million from Defense Advance Research Projects Agency (“DARPA”) and the National Institutes of Health (“NIH”)) to develop a unique biosensor platform that is easily injected subcutaneously to provide, for the first time, real-time, individual biochemistry, that is cost effective while functioning for more than six times longer than known best in class solutions on the market today.

The Company’s technology enables the development of bioengineered sensors that are designed to become one with the body to detect and continuously transmit actionable, clinical-grade data for personal and medical use. The Company’s first offering in the European Union, the Lumee™ Oxygen Platform, is designed to report reliable tissue oxygen levels at various regions of interest, both acutely and long-term. The Lumee™ Oxygen Platform has been designed for use in applications where monitoring of compromised tissue is beneficial, such as peripheral artery disease that results in narrowing of blood vessels and reduced blood flow to the lower limbs; chronic wounds (diabetic ulcers, pressure sores) that do not heal properly; and reconstructive surgery.

The Company’s research and development efforts are primarily focused on its Lumee™ Glucose Platform, which is a system designed to monitor glucose levels in interstitial fluid, continuously and long-term. A tiny, biocompatible gel injected under the skin acts as a continuous glucose monitor (“CGM”) for several months. The ability of Lumee™ Glucose to provide continuous glucose monitoring with only an initial single injection is an attractive alternative for people with diabetes to manage their disease without the need for frequent finger sticks required by standard glucometers, or the need for weekly sensor replacement as required by current short-term needle-type CGMs.

Profusa’s sensor platform has the potential to generate an individualized real time biochemistry data stream, with a substantially better user-friendly form factor, accessibility for a broad user base, lower burden of healthcare costs, and significantly increased total addressable user base compared to current market solutions. Profusa believes that the combination of the potential advantages of this platform will enable it to generate both short-term revenue in the high-value clinical applications of wound care and diabetes management, but to also leverage core technology and develop and add to Profusa’s product portfolio to potentially tackle the management of other chronic conditions, while in the future creating the foundation for the technology-enabled health care where the large volume of biomarker data aligns with up-to-the-minute actions and choices of the individual. Therefore, Profusa’s data stream could become a key enabler for high-growth healthcare sectors such as telemedicine and health and wellness coaching, and sophisticated evaluation of biomarkers for both molecular diagnostics and potentially therapeutic purposes.

Profusa’s overall strategy has been to robustly invest and therefore develop and protect its technology as a private company, first in Europe where the barriers to regulatory approval traditionally are not as great as they are in the U.S. Accordingly, Profusa has validated its technology and gained approval of its first product, Lumee Oxygen, with CE approval in the EU and in the process of migrating to meet new MDR requirements in Europe. Following validation of Profusa’s technology and application via Lumee Oxygen in the EU, Profusa’s next step in the development process is to seek approval of both Lumee Oxygen as well as Lumee Glucose from the U.S. Food and Drug Administration (the “FDA”). Profusa believes that the generation of additional clinical data, which it plans to collect in connection with obtaining regulatory approval, combined with Profusa’s sophisticated patent protection, will expand partnership interest from prospective medical partners in the U.S. and worldwide. Profusa’s plan is to gain approval of Lumee Oxygen in the U.S. by-early 2026 followed by approval of Lumee Glucose in late 2026 or early 2027. While Lumee Oxygen is authorized for commercialization in the EU pending migration of CE approval to new MDR regulations, Lumee Glucose is not yet authorized for commercial sale in any jurisdiction and Profusa does not yet have regulatory approval for the sale of any of its products in the U.S. Profusa’s plans for commercialization of its products are dependent upon obtaining regulatory approval in relevant jurisdictions on a timely basis, which cannot be assured. See “- Government Regulation - FDA Premarket Clearance and Approval Requirements.”

Recent Developments

Nasdaq Continued Listing

As previously disclosed, on October 27, 2025, the Company received a letter from the Staff of The Nasdaq Stock Market LLC (the “Staff”) notifying the Company that, for the previous 30 consecutive business days, the Company’s market value of publicly held shares was below the $15,000,000 threshold required for continued listing on Nasdaq under Nasdaq Listing Rule 5450(b)(2)(C) (the “Market Value Requirement”). The Staff provided the Company with an initial period of 180 calendar days, or until April 27, 2026, to regain compliance with the Market Value Requirement.

Also as previously disclosed, on September 11, 2025, we received written notice from the Staff stating that we were not in compliance with certain Nasdaq continued listing requirements, including the requirement to maintain a minimum bid price for our Common Stock of $1.00 per share (the “Minimum Bid Price Requirement”) and the requirement to maintain a minimum market value of listed securities of $50 million (the “MVLS Requirement”). The Staff provided us an initial compliance period of 180 calendar days, or until March 10, 2026, to regain compliance with each of the Minimum Bid Price Requirement and the MVLS Requirement.

Reverse Stock Split

On February 9, 2026, we effected a 1-for-75 Reverse Stock Split of all of our outstanding shares of Common Stock in order to regain compliance with the Minimum Bid Price Requirement. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein give effect to the Reverse Stock Split.

Amendment No. 1 to ELOC Purchase Agreement

On July 28, 2025, Profusa entered into an Equity Line of Credit (“ELOC”) Purchase Agreement and a related registration rights agreement with Ascent Partners Fund LLC (“Ascent”). Pursuant to the terms and conditions set forth in the ELOC Purchase Agreement, Profusa may, from time to time and at our discretion, issue and sell to Ascent shares of its Common Stock for an aggregate purchase price of up to $100,000,000, subject to certain limitations and conditions.

On December 22, 2025, the Company entered into Amendment No. 1 (the “SPA Amendment”) to the ELOC Purchase Agreement. Pursuant to the SPA Amendment, Section 1.1 of the ELOC Purchase Agreement was amended and restated to modify the definition of Floor Price to provide for a Floor Price at or above $0.111 per share during the period commencing on the date of the SPA Amendment and ending on, but excluding, the effective date of the reverse stock split expected to be presented to the Company’s stockholders in January 2026 for their approval, if and when such reverse stock split becomes effective (the “Modification Period”). The “Floor Price” as amended and restated means, during the Modification Period, solely with respect to an aggregate number of shares of Common Stock issued and sold as Purchased Securities not to exceed 182,000 shares, to be sold at or above $0.111 per share and below $0.14. Upon the earliest to occur of (x) the issuance of such aggregate number of 182,000 shares as Purchased Securities during the Modification Period or (y) the end of the Modification Period, the Floor Price shall thereafter mean $0.14, the price per share of Common Stock equal to the product obtained by multiplying (x) twenty percent (20%) by (y) the Official Closing Price on July 25, 2025, in each case as further adjusted to reflect any reduction (but excluding any increase) in the price per share of Common Stock caused by any reorganization, recapitalization, non-cash dividend, share split or other similar transaction, all as provided in this Agreement. The modified Floor Price of $0.111 per share applies only during the Modification Period and only up to the 182,000 share cap relating to shares issued and sold below $0.14, and the unmodified definition applies to all other times and shares. Since our Form 10-Q filing for the period ended September 30, 2025, the Company has drawn $6.7 million under the ELOC Purchase Agreement, and has made loan repayments with these proceeds of $1.3 million through December 31, 2025 and as of the date of this filing.

Mayo Clinic License Agreement

On February 11, 2026 (the “Effective Date”), we entered into a know-how license agreement (the “License Agreement”) with Mayo Foundation for Medical Education and Research, an affiliate of Mayo Clinic (“Mayo”), pursuant to which Mayo granted us an exclusive license to certain patent rights, which the parties plan to file for and obtain during the term of the License Agreement, and a non-exclusive license to specified know-how in the fields of continuous oxygen measurement and critical limb-threatening ischemia, with the right to sublicense such rights. Mayo retains customary reserved rights for educational, research and clinical programs of Mayo.

As consideration, beginning with the first commercial sale of a licensed product, we are required to pay royalties on net sales of licensed products in amounts that vary depending on the applicable field and intellectual property coverage. We are also obligated to make milestone payments upon the achievement of specified commercial, regulatory and clinical events.

In connection with the License Agreement, we will collaborate with Mayo to investigate high impact clinical applications of our technologies for new product development and commercialization.

The License Agreement contains customary provisions regarding confidentiality, representations, warranties, disclaimers and indemnification, and termination rights. The term of the License Agreement extends for a period tied to the life of the licensed patent rights and a post-commercialization period, unless earlier terminated.

PPP Loan Forgiveness

The Company had applied for loan forgiveness for the remaining Paycheck Protection Program (“PPP”) loan in December 2025. On February 11, 2026, the Company received approval for forgiveness from the Small Business Administration for the full $1,304,996.05 principal loan balance on such PPP loan.

Summary of Risk Factors

Below is a summary of the principal factors that make an investment in the Company speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below, after this summary, and should be carefully considered, together with other information in this prospectus and our other filings with the SEC before making an investment decision in our securities.

●	This is a best-efforts offering, no minimum amount of Units (or Pre-Funded Units, if any) is required to be sold, and we may not raise the amount of capital that we believe is required for our business plans. Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

●	There is no public market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, which are speculative in nature, and holders of such Warrants and Pre-Funded Warrants do not have the rights of holders of our shares of Common Stock until such Warrants and Pre-Funded Warrants are exercised.

●	If you purchase the Securities in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares of Common Stock.

●	We have substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing. We have a limited operating history on which to assess the prospects for our business and we have incurred losses since inception. We anticipate that we will continue to incur significant losses for at least the next several years as we continue to commercialize our existing products and services and seek to develop and commercialize new products and services.

●	We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain Nasdaq continued listing requirements and, if we are unable to regain compliance with all applicable Nasdaq continued listing requirements and standards, our Common Stock could be delisted from Nasdaq; there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure of which could result in a de-listing of our Common Stock.

●	We operate in a highly competitive market and face competition from large, well-established companies with significant resources, and, as a result, we may not be able to compete effectively.

●	We are subject to a variety of risks due to our international operations that could adversely affect our business, our operations or profitability and operating results.

●	There are a variety of oxygen monitoring and CGM products and technologies, and consumer confusion about product features and technology could lead consumers to purchase competitive products instead of our products, or to conflate any adverse events or safety issues associated with oxygen monitoring and CGM products with our products, which could adversely affect our business, financial condition and results of operations.

●	We expect the commercialization of the Lumee Oxygen Platform to generate nearly all our commercial revenue until we obtain regulatory approval for additional products.

●	We depend upon third-party suppliers and outsource to other parties, making us vulnerable to supply disruptions, suboptimal quality, noncompliance and/or price fluctuations, which could harm our business.

●	There is no guarantee that the FDA will grant 510(k) clearance or PMA approval of our products, and failure to obtain necessary clearances or approvals for our future products would adversely affect our ability to grow our business.

●	If we are unable to successfully complete the pre-clinical studies or clinical trials necessary to support additional PMA, De Novo, or 510(k) applications or supplements, we may be unable to commercialize our CGM systems under development, which could impair our business, financial condition and operating results.

●	Our products may cause or contribute to adverse medical events or be subject to failures or malfunctions that we are required to report to the FDA, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition and results of operations. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.

●	Future sales, or the perception of future sales, by our shareholders in the public market could cause the market price for the Common Stock to decline.

●	Quality problems could lead to recalls or safety alerts, reputational harm, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

●	We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from shipping affected products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief. We may also be subject to other claims or suits.

●	We have identified material weaknesses in our internal control over financial reporting, and if we are unable to successfully remediate these weaknesses and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results may be adversely affected, which could harm our business, financial condition, and stock price.

●	Environmental, social and corporate governance, or ESG regulations, policies and provisions may make our supply chain more complex and may adversely affect our relationships with customers.

●	Our bitcoin treasury strategy exposes us to various risks associated with bitcoin, including its high volatility, potentially becoming subject to regulatory developments relating to crypto assets and crypto asset markets and the risk that our custodially-held bitcoin may become part of a custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings, all of which could materially and adversely affect our business, financial condition, results of operations and the market price of our Common Stock.

Corporate Information

Our principal executive offices are located at 626 Bancroft Way, Suite A, Berkeley, CA 94710, and our telephone number is (925) 997-6925. Our website address is www.profusa.com. Information on our website is not part of this prospectus. We have included our website address as an inactive textual reference only. The information on or accessible through our website is not part of the registration statement of which this prospectus forms a part.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Units offered by us

Up to 5,102,040 Units, based on an assumed public offering price of $2.94 per Unit, which is equal to the last sale price of our Common Stock as reported on Nasdaq on February 11, 2026. Each Unit consists of: (i) one (1) share of Common Stock; and (ii) two (2) Warrants, each of which is exercisable for one (1) share of our Common Stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants included in the Units will be immediately separable and will be issued separately in this offering.

Pre-funded Units offered by us	We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, Pre-Funded Units, each consisting of: (i) one (1) Pre-Funded Warrant; and (ii) two (2) Warrants, each of which is exercisable for one (1) share of our Common Stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and the Warrants included in the Pre-funded Units will be immediately separable and will be issued separately in this offering. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. The purchase price of each Pre-Funded Unit is equal to the price per Unit being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in each Pre-Funded Unit is $0.0001 per share. Because we will issue two Warrants as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

Warrants offered by us

Each Warrant will entitle the holder to purchase one share of Common Stock at an assumed exercise price of $2.94 per share (representing 100% of the assumed public offering price of $2.94 per Unit, which is equal to the last reported sale price of the Common Stock as reported on Nasdaq on February 11, 2026) and expire five (5) years from date of issuance.  The Warrants will be immediately exercisable by paying the aggregate exercise price for such Warrants being exercised and, in the event of any exercise thereof, there is, at any time, no effective registration statement registering the Warrant Shares issuable upon such Warrants, or the prospectus contained therein is not available for the issuance of such Warrant Shares, then such Warrants may also be exercised on a cashless basis for a net number of shares, as provided in the formula in each of the Warrants.

To better understand the terms of the Warrants, you should carefully read the “Description of Securities That We Are Offering” section of this prospectus. You should also read the forms of the Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This prospectus also relates to the offering of shares of Common Stock issuable upon exercise of the Warrants sold as part of the Units and/or Pre-funded Units in this offering.

Pre-funded Warrants offered by us

We are also offering up to 5,102,040 Pre-funded Warrants to those purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full at an exercise price of $0.0001 per share.

To better understand the terms of the Pre-funded Warrants, you should carefully read the “Description of Securities That We Are Offering” section of this prospectus. You should also read the forms of the Pre-funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This prospectus also relates to the offering of shares of Common Stock issuable upon exercise of the Pre-funded Warrants sold as part of the Pre-funded Units in this offering.

Assumed public offering price per Unit and per Pre-funded Unit	$2.94 per Unit and $2.9399 per Pre-funded Unit, based on the last reported closing price for our Common Stock on Nasdaq on February 11, 2026.

Shares of Common Stock outstanding	1,232,052 shares of Common Stock

Shares of Common Stock outstanding immediately after this offering	6,334,092 shares of Common Stock (assuming the sale of all of the Units offered hereby, and assuming no sale of any Pre-Funded Units and no exercise of the Warrants issued in this offering).

Lock-up agreements

We and the holders of five percent (5.0%) or more of our outstanding shares of Common Stock as of the effective date of this registration statement, and all holders of securities exercisable for or convertible into shares of Common Stock intend to enter into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons would not, without the prior written approval of the Placement Agent, be permitted to offer, sell, contract to sell or otherwise dispose of or hedge Common Stock or securities convertible into or exchangeable for Common Stock, subject to certain exceptions for a period of 90 days after the closing of this offering. See “Plan of Distribution.”

In addition, pursuant to the securities purchase agreement that we will enter into with purchasers of Securities in connection with this offering, we will agree, subject to certain exceptions, not to (i) offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days from the closing date of the offering and (ii) effect or enter into an agreement to effect any issuance by the Company of Common Stock or securities convertible into Common Stock for a period of (or a combination of units thereof) involving a Variable Rate Transaction (as such term is defined in such securities purchase agreements) for a period of 180 days from the closing date of the offering.

Use of proceeds

We estimate that the net proceeds to us from the offering will be approximately $14.6 million (based on an assumed public offering price of $2.94 per Unit), after deducting the Placement Agent fees and estimated offering expenses payable by us, and assuming the sale of all Units offered hereby, no sale of any Pre-Funded Units and no exercise of the Warrants issued in this offering. However, this is a best-efforts offering with no minimum number of Securities or amount of proceeds as a condition to closing, and we may not sell all or any of the Securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the net proceeds from this offering as follows, assuming all Units and/or Pre-funded Units are sold (i) approximately $12,3 million for working capital and general corporate purposes, and (ii) the remaining $2.3 million for the repayment of outstanding debt (including accrued interest) under that certain convertible note of the Company held by Tasly (International) Healthcare Investment & Development Company Limited (“Tasly”). See “Use of Proceeds”.

Nasdaq symbol; transfer of Nasdaq listing	Our Common Stock is listed on Nasdaq under the symbol “PFSA.” There is no established trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, and we do not expect a trading market for any such Securities to develop. We do not intend to list such Securities on any securities exchange or other trading market. Without a trading market, the liquidity of such Securities will be extremely limited.

Transfer agent, warrant agent and registrar	The transfer agent and registrar for our Common Stock, and the warrant agent for the Warrants, is Continental Stock Transfer & Trust Company.

Risk factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Unless otherwise noted, the number of shares of Common Stock to be outstanding immediately after this offering is based on 1,232,052 shares outstanding as of February 11, 2026 and excludes, as of such date:

●	232,056 shares of Common Stock issuable upon the exercise of outstanding warrants;

●	273,383 shares of Common Stock issuable upon conversion of outstanding convertible notes; and

●	the exercise of any Warrants or Pre-funded Warrants issued in connection with this offering.

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. This could cause the market price of our Common Stock to decline and could cause you to lose all or part of your investment.

In addition to the other information contained in) this prospectus, including the matters addressed under the heading “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the following risk factors. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on Profusa’s business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of Profusa Common Stock could decline, and you could lose part or all of your investment. There may be additional risks that we do not presently know, or that we believe are immaterial as of the date hereof.

You should consider carefully the following risk factors, together with all of the other information included in this prospectus. If any of the following risks, either alone or taken together, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our Common Stock could decline, and stockholders may lose all or part of their investment.

Risks Related to the Company

Unless the context otherwise requires, references in this subsection to “we,” “us,” “our” and the “Company” refer to Profusa, Inc.

Risks Related to the Offering

This is a best-efforts offering, no minimum amount of Units (and/or Pre-Funded Units, if any) is required to be sold, and we may not raise the amount of capital that we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the Units (and/or Pre-Funded Units, if any) in this offering. The Placement Agent has no obligation to buy any such Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of Securities. There is no required minimum number of such Securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the Units (and/or Pre-Funded Units, if any) offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to support our continued operations. Thus, we may not raise the amount of capital that we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

Our management has broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management has broad discretion as to the use of the net proceeds from this offering, and we could use them for purposes other than those currently contemplated. Accordingly, you rely on the judgment of our management with regard to the use of those net proceeds, and you do not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

If you purchase the Securities in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares of Common Stock.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Stock that you purchase in this offering. Based on the assumed public offering price of $2.94 per share, the last reported price of our Common Stock on Nasdaq on February 11, 2026, purchasers of the Securities in this offering will experience immediate dilution of $11.44 per share in our pro forma as adjusted net tangible book value per share. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

There is no public market for the Units, Pre-funded Units, Warrants or Pre-funded Warrants being offered in this offering.

There is no established public trading market for the Units, Pre-funded Units, Warrants or Pre-funded Warrants being sold in this offering, and we do not expect a market to develop. We will not list the Units, Pre-funded Units, Warrants or Pre-funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Units, Pre-funded Units, Warrants and Pre-funded Warrants will be limited.

The Warrants and Pre-funded Warrants are speculative in nature.

The Warrants and Pre-funded Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of Common Stock at a fixed price. Commencing on the date of issuance, holders of Warrants and Pre-funded Warrants may exercise their right to acquire the underlying Common Stock and pay the stated warrant exercise price per share.

Until holders of Warrants and Pre-funded Warrants acquire shares of our Common Stock upon exercise thereof, holders of such Warrants and Pre-funded Warrants will have no rights with respect to shares of our Common Stock. Upon exercise of the Warrants and Pre-funded Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Holders of each of the Warrants and Pre-Funded Warrants will not have rights of holders of our shares of Common Stock until such Warrants and Pre-Funded Warrants are exercised.

Neither the Warrants nor the Pre-Funded Warrants in this offering confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Until holders of each of the Warrants and Pre-Funded Warrants acquire shares of Common Stock upon exercise of such Warrants and Pre-Funded Warrants, respectively, such holders will have no rights with respect to our shares of Common Stock underlying such Warrants and Pre-Funded Warrants.

Substantial future issuances and sales of shares of our Common Stock, including issuances and sales of shares of Common Stock in connection with the ELOC, may cause additional significant dilution to our stockholders, including purchasers of Securities in this offering, and could cause the market price of our Common Stock to decline. restrict our operations or require us to relinquish rights to our technologies or current or future therapeutic candidates.

We have historically relied, and expect to continue to rely, on issuances of equity and equity-linked securities to finance our operations. In July 2025, we entered into an ELOC Purchase Agreement with Ascent, pursuant to which we may sell to Ascent, from time to time at our discretion, up to an aggregate of $100 million of shares of our Common Stock, subject to certain limitations. Since entering into the ELOC, we have issued an aggregate of $10.3 million of shares of our Common Stock under the facility through December 31, 2025, and an aggregate of $38.5 million of shares of our Common Stock subsequent to December 31, 2025, resulting in the issuance of a significant number of shares of our Common Stock to Ascent. Additional shares of our Common Stock may be issued from time to time upon future draw-downs under the ELOC.

In addition, on February 4, 2026, we filed a resale registration statement on Form S-1 (File No. 333-293179) registering the resale of an aggregate of 1,015,765 shares of our Common Stock issued or issuable under the ELOC, as well as 126,500 shares of Common Stock issuable upon exercise of warrants, and an aggregate of 246,532 shares of our Common Stock issuable upon conversion of our outstanding convertible notes, private placement warrants, representative warrants, and issued to certain parties in satisfaction of transaction costs incurred in connection with the Business Combination.. Sales of such shares of Common Stock into the public market by the selling stockholders (or the perception that such sales may occur) could create significant downward pressure on the market price of our Common Stock.

If we continue to issue shares under the ELOC in close temporal proximity to this offering, or if Ascent or such other selling stockholders resell shares shortly after this offering pursuant to such resale registration statement, the market price of our Common Stock could decline substantially due to the increased supply of shares of Common Stock in the market. Purchasers of securities in this offering may therefore incur immediate dilution in addition to any dilution incurred as a result of this offering, and/or experience a rapid decline in the value of their investment. Further, because the number of shares of Common Stock that we may issue under the ELOC is based on market prices at the time of each draw, any decline in our Common Stock price may cause us to issue a larger number of shares to Ascent in future draw-downs, resulting in further additional dilution, which could be substantial.

We may also seek to raise additional capital through further equity or equity-linked offerings, including other ELOC transactions, private placements or public offerings. Any such financings could involve the issuance of securities with rights, preferences or privileges senior to or different from those of our Common Stock, and may result in further dilution to existing stockholders. If we are unable to obtain additional capital when needed, we may be forced to delay, scale back, or discontinue development, commercialization, or other strategic initiatives.

Until such time, if ever, as we can generate the cash we need from operations, we expect to finance our cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of Common Stock or securities convertible into or exchangeable for Common Stock, the ownership interest of our shareholders will be diluted, and the terms of these new securities may include liquidation or other preferences that materially adversely affect the rights of our shareholders. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third-parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams, research programs or current or future therapeutic candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, scale back or discontinue the development and commercialization of one or more of our therapeutic candidates, delay our pursuit of potential licenses or acquisitions, or grant rights to develop and market current or future therapeutic candidates that we would otherwise prefer to develop and market ourselves.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on its financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.

We have been notified by the Staff of our failure to comply with certain Nasdaq continued listing requirements and if we are unable to regain compliance with all applicable Nasdaq continued listing requirements and standards, our Common Stock could be delisted from Nasdaq.

Our Common Stock is listed on Nasdaq and in order to maintain our listing, we are required to satisfy all applicable Nasdaq continued listing requirements. There can be no assurance we can continue satisfying such continued listing requirements, which include among other things, that the closing bid price of our Common Stock be at least $1.00 per share, that the market value of our publicly held shares of Common Stock be at least $15 million and that the market value of our listed securities should be at least $50 million.

On September 11, 2025, we received a letter from the Staff notifying the Company that, for the previous 30 consecutive business days, the closing bid price for the Common Stock had been below the minimum $1.00 per share required for continued listing on Nasdaq and that we were not in compliance with the Minimum Bid Price Requirement. The Staff provided the Company with an initial period of 180 calendar days, or until March 10, 2026, to regain compliance with the Minimum Bid Price Requirement. In order to regain compliance with such requirement, the Company held a special meeting of shareholders on January 27, 2026 and obtained shareholder approval for a reverse stock split of its outstanding shares of Common Stock at a ratio between 1-for-30 to 1-for-200. On February 9, 2026, the Company effected the 1-for-75 Reverse Stock Split in order to regain compliance with the Minimum Bid Price Requirement.

Also, on September 11, 2025, we received written notice from the Staff stating that we were not in compliance with the requirement to maintain a minimum market value of listed securities of $50 million. The Staff provided us an initial compliance period of 180 calendar days, or until March 10, 2026, to regain compliance with the MVLS Requirement.

In addition, on October 27, 2025, the Company received a letter from the Staff notifying the Company that, for the previous 30 consecutive business days, the Company’s market value of publicly held shares was below the $15,000,000 threshold required for continued listing under Nasdaq Listing Rule 5450(b)(2)(C). The Staff provided the Company with an initial period of 180 calendar days, or until April 27, 2026, to regain compliance with the Market Value Requirement.

There can be no assurance that the Company will be able to comply with all of the obligations placed on us by the Staff in order to regain compliance with such Nasdaq continued listing standards, and, assuming that we are able to comply with such obligations, that we will be able to continue to comply with such Nasdaq listing standards in the future, including the Minimum Bid Price Requirement, the Market Value Requirement and the MVLS Requirement. If we fail to regain compliance by all of the initial 180-day periods set forth above, we may not be successful in any appeal to Nasdaq to grant additional extensions, or in the event that we are successful, we may not be able to regain compliance by such additional extension date. In the event that we are not successful in such appeal or we are not able to regain compliance with such requirements by any applicable date, our Common Stock will be subject to delisting from Nasdaq. Additionally, assuming we are able to comply with all such obligations, if we fail to comply with all applicable Nasdaq listing requirements now or in the future, our Common Stock may be subject to delisting from Nasdaq.

In the event of such a delisting and that the Common Stock is not eligible for trading on another national securities exchange, trading of our Common Stock could be conducted in the over-the-counter market operated by the OTC Markets Group, Inc. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange. Additionally, in the event of such delisting, we may be subject to penalties or defaults under certain of our material agreements, which could materially and adversely affect our business, operating results and financial condition.

There can be no assurance that our increased stock price following the Reverse Stock Split will remain at a price that will be sufficient in order to meet any continued requirements and policies of Nasdaq or that our Common Stock will remain listed on Nasdaq.

There is no guarantee that, following the Reverse Stock Split, the price of our Common Stock will stay above the minimum listing requirements required by Nasdaq. Further, there can be no assurance that the market price of our Common Stock will remain at the level required for continuing compliance with other Nasdaq requirements. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock was to experience such a decline, or if other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, adversely affect the market price of our Common Stock, that may jeopardize our ability to remain listed on Nasdaq.

Risks Related to Our Business and Operations

We have a history of net losses, and we may not achieve or maintain profitability in the future.

We have incurred net losses and negative cash flows from operations and we expect to continue to incur net losses and negative cash flows from operations for the foreseeable future, due in part to our continued investment in our business. We incurred a net loss of $27.3 million and $7.0 million for the nine months ended September 30, 2025 and 2024, respectively, and $9.2 million and $10.3 million for the years ended December 31, 2024 and 2023, respectively, and had an accumulated deficit of $0.1 million and $12.9 million as of September 30, 2025 and December 31, 2024, respectively. We expect our costs to increase in future periods as we continue to expend substantial resources on research and development, expansion into new markets, marketing and general administration (including expenses related to being a public company). The net losses we incur may fluctuate significantly from quarter to quarter.

Our long-term success is dependent upon our ability to generate increased revenue, obtain additional capital when needed and, ultimately, to achieve and maintain profitable operations. We will need to generate significant additional revenue and successfully manage our research and development and other expenses to achieve and maintain profitability. It is possible that we will not achieve profitability or that, even if we do achieve profitability, we may not maintain or increase profitability in the future. Our failure to achieve or maintain profitability could negatively impact our stock price.

We have substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.

Our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, management has included disclosures in Note 1 of the financial statements and our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2024 with respect to this uncertainty. Additionally, management has disclosed in Note 1 of the unaudited financial statements for the three and nine months ended September 30, 2025 that there continues to be factors which raise substantial doubt about our ability to continue as a going concern. Our audited 2024 financial statements and unaudited September 30, 2025 interim financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate certain of our operations, and our stockholders could lose all, or a significant portion, of their investment in us.

We have a limited operating history on which to assess the prospects for our business and we have incurred losses since inception. We anticipate that we will continue to incur significant losses for at least the next several years as we continue to commercialize our existing products and services and seek to develop and commercialize new products and services.

Since inception, we have devoted substantially all of our financial resources to developing our products and related services. We have financed our operations primarily through the issuance of equity and debt securities. We have incurred significant losses. The amount of our future net losses will depend, in part, on regulatory approval, commercialization and on-going development of our products and related services, the rate of our future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. We expect to continue to incur significant losses for several years as we continue to commercialize our Lumee Oxygen and Glucose Platform and seek to develop and commercialize new products and services. We anticipate that our expenses will increase substantially if and as we:

●	continue to build our sales, marketing and distribution infrastructure to commercialize our products and services;

●	continue to develop our products and services;

●	as we continue to conduct clinical studies;

●	seek to identify, assess, acquire, license and/or develop other products and services and subsequent generations of our current products and services;

●	seek to maintain, protect and expand our intellectual property portfolio;

●	seek to attract and retain skilled personnel; and

●	support our operations as a public company.

Our ability to generate future revenue from product and service sales depends heavily on our success in many areas, including, but not limited to:

●	launching and commercializing current and future products and services;

●	obtaining and maintaining marketing authorization with respect to each of our products and maintaining regulatory compliance throughout relevant jurisdictions;

●	maintaining clinical and economical value for end-users and customers in changing environments;

●	addressing any competing technological and market developments;

●	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

●	establishing and maintaining manufacturing facilities;

●	establishing and maintaining distribution relationships with third-parties that can provide adequate (in amount and quality) infrastructure to support market demand for our products; and

●	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how.

We have incurred significant losses in the past and will likely incur losses in the future.

We have incurred significant operating losses in the past. We have financed our operations primarily through the issuance of equity and debt. We have devoted substantial resources to:

●	research and development relating to our Lumee Oxygen and Glucose Platform;

●	clinical studies for our Lumee Oxygen and Glucose Platform;

●	execution and maintenance of our intellectual property portfolio;

●	expenses associated with the commercialization of our Lumee Oxygen Platform; and

●	expansion of our workforce.

We expect our research and development expenses to increase in connection with our continued clinical trials and other development activities related to our products. We also expect that our general and administrative expenses will continue to increase due, among other things, to our expansion of commercialization for the Lumee Oxygen and Glucose Platform and the additional operational and regulatory burdens applicable to public healthcare and medical device companies. As a result, we will likely continue to incur operating losses in the future. These losses, among other things, may have an adverse effect on our stockholders’ equity.

We may need to raise additional funding to expand the commercialization of our products and services and to expand our research and development efforts. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product commercialization or development efforts or other operations.

Our operations have consumed substantial amounts of cash since inception. We expect to expend substantial additional amounts to commercialize our products and services and to develop new products and services. We expect to use the funds received in connection with the Business Combination to scale our operations, develop new products and services, expand internationally, and for working capital and general corporate purposes. We may require additional capital to conduct clinical trials, expand the commercialization of our existing product and services and to develop new products and services. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned.

The amount of funding we may need will depend on many factors, including:

●	the revenue generated by our products;

●	the costs, timing and risks of delay of regulatory approvals;

●	the expenses we incur in manufacturing, developing, selling and marketing our products;

●	our ability to scale our manufacturing operations to meet demand for our current and any future products;

●	the costs to produce our continuous glucose monitoring systems;

●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

●	the rate of progress and cost of our clinical trials and other development activities;

●	the success of our research and development efforts;

●	the emergence of competing or complementary technologies;

●	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

●	the cost of ongoing compliance with legal and regulatory requirements, and third-party payors’ policies;

●	the cost of obtaining and maintaining regulatory or payor clearance or approval for our current or future products including those integrated with other companies’ products; and

●	the acquisition of business, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

If adequate funds are not available, we may not be able to commercialize our products at the rate we desire and/or we may have to delay the development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. We also may have to reduce sales, marketing, customer support or other resources devoted to our products. Any of these factors could harm our business and financial condition.

The clinical trial process is lengthy and expensive with uncertain outcomes. Results of earlier studies may not be predictive of future clinical trial results, or the safety or efficacy profile for such products.

We may not sell any of our products in any jurisdiction until we have obtained marketing authorization in such jurisdiction. None of our products are approved for commercial sale in the United States. In order to obtain marketing approval for our products in the United States and in other jurisdictions, we will be required to conduct additional clinical trials. Clinical testing is difficult to design and implement, can take many years, can be expensive and carries uncertain outcomes. The long-term effects of using our products in a large number of patients have not been studied and the results of short-term clinical use of such products do not necessarily predict long-term clinical benefits or reveal long-term adverse effects.

The results of preclinical studies and clinical trials of our products conducted to date and ongoing or future studies and trials of our current, planned or future products may not be predictive of the results of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Regulatory authorities may disagree with our interpretation of data and results from our clinical trials, and favorable results do not ensure that we will achieve similar results in future clinical trials. Preclinical and clinical data are often susceptible to various interpretations and analyses, and many companies that have believed their products performed satisfactorily in preclinical studies and earlier clinical trials have nonetheless failed to replicate results in later clinical trials. Failure can occur at any stage of clinical testing. Our clinical studies may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and nonclinical testing in addition to those we have planned. In addition, it is possible that FDA will impose, as a condition of marketing authorization for future products, requirements that we conduct post-market surveillance studies or clinical studies as a condition of clearance or approval, which may reduce or delay our ability to obtain profitability with such products.

The initiation and completion of any clinical studies may be prevented, delayed or halted for numerous reasons. We may experience delays in our ongoing clinical trials for a number of reasons, which could adversely affect the costs, timing or successful completion of our clinical trials, including related to the following:

●	we may be required to submit an investigational device exemption application, or IDE, to the FDA, which must become effective prior to commencing certain human clinical trials of medical devices, and the FDA may reject our IDE and notify us that we may not begin clinical trials;

●	regulators may disagree as to the design or implementation of our clinical trials; regulators and/or institutional review boards, or IRBs, or other reviewing bodies may not authorize us or our investigators to commence a clinical trial, or to conduct or continue a clinical trial at a prospective or specific trial site;

●	we may not reach agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

●	the number of subjects required for clinical trials may be larger than we anticipate, enrollment in these clinical trials may be insufficient or slower than we anticipate, and the number of clinical trials being conducted at any given time may be high and result in fewer available subjects for any given clinical trial, or subjects may drop out of these clinical trials at a higher rate than we anticipate;

●	our third-party contractors, including those manufacturing products or conducting clinical trials or preclinical studies on our behalf, may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	we might have to suspend or terminate clinical trials for various reasons, including a finding that the subjects are being exposed to unacceptable health risks;

●	we may have to amend clinical trial protocols or conduct additional studies to reflect changes in regulatory requirements or guidance, which we may be required to submit to an IRB and/or regulatory authorities for re-examination;

●	regulators, IRBs or other parties may require or recommend that we or our investigators suspend or terminate clinical research for various reasons, including safety signals or noncompliance with regulatory requirements;

●	the cost of clinical trials may be greater than we anticipate;

●	clinical sites may not adhere to the clinical protocol or may drop out of a clinical trial;

●	we may be unable to recruit a sufficient number of clinical trial sites or study participants;

●	regulators, IRBs or other reviewing bodies may find fault with our manufacturing processes or facilities of third-party manufacturers with which we enter into agreement for clinical and commercial supplies, the supply of devices or other materials necessary to conduct clinical trials may be insufficient, inadequate or not available at an acceptable cost, or we may experience interruptions in supply;

●	approval policies or regulations of FDA or applicable foreign regulatory agencies may change in a manner rendering our clinical data insufficient for approval;

●	our current or future products may have undesirable side effects or other unexpected characteristics; and

●	impacts of regional or global public health crises could adversely affect any clinical trials we are conducting or plan to conduct, including by causing delays or difficulties in enrolling or onboarding patients, initiating clinical sites, or obtaining the requisite regulatory approvals, interruption of key clinical trial activities, or supply chain disruptions that delay or make it more difficult or costly to obtain the supplies and materials we need for clinical trials.

Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

Patient enrollment in clinical trials and completion of patient follow up depend on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites, the eligibility criteria for the clinical trial, patient compliance, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the product being studied in relation to other available therapies, including any new treatments that may be approved for the indications we are investigating. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post treatment procedures or follow up to assess the safety and efficacy of a product candidate, or they may be persuaded to participate in contemporaneous clinical trials of a competitor’s product candidate. In addition, patients participating in our clinical trials may drop out before completion of the trial or experience adverse medical events unrelated to our products. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may delay commencement or completion of the clinical trial, cause an increase in the costs of the clinical trial and delays, or result in the failure of the clinical trial.

Clinical trials must be conducted in accordance with the laws and regulations of the FDA and other applicable regulatory authorities’ legal requirements, regulations or guidelines, and are subject to oversight by these governmental agencies and IRBs at the medical institutions where the clinical trials are conducted. In addition, clinical trials must be conducted with supplies of our devices produced under applicable current good manufacturing practice, or cGMP, requirements and other regulations. Furthermore, we rely on CROs, investigators and clinical trial sites to ensure the proper and timely conduct of our clinical trials and while we have agreements governing their committed activities, we have limited influence over their actual performance. We depend on our collaborators and on medical institutions and CROs to conduct our clinical trials in compliance with good clinical practice, or GCP, requirements. To the extent our collaborators or the CROs fail to enroll participants for our clinical trials, fail to conduct the study to GCP standards or are delayed for a significant time in the execution of trials, including achieving full enrollment, we may be affected by increased costs, program delays or both. Investigators may also be subject to disqualification, which may impact their ability to participate in clinical studies. In addition, clinical trials that are conducted in countries outside the United States may subject us to further delays and expenses as a result of increased shipment costs, additional regulatory requirements and the engagement of non-U.S. CROs, as well as expose us to risks associated with clinical investigators who are unknown to the FDA, and different standards of diagnosis, screening and medical care.

Even if our future products are cleared or approved in the United States, commercialization of our products in foreign countries would require clearance or approval by regulatory authorities in those countries. Clearance or approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials. Any of these occurrences could have an adverse effect on our business, financial condition and results of operations.

Our products may not achieve or maintain market acceptance.

We have developed, and we are engaged in the development of, continuous glucose monitoring (CGM) systems, and we are in the early stages of commercializing the Lumee Oxygen Platform in the EU (in addition to ongoing clinical development of the Lumee Oxygen Platform) in the United States. Our success will depend on the acceptance of our products and services in the U.S., if approved, and international healthcare markets. We are faced with the risk that the marketplace will not be receptive to our products and services over competing products and that we will be unable to compete effectively. Factors that could affect our ability to successfully commercialize our current products and services and to commercialize any potential future products and services include:

●	challenges of developing (or acquiring externally-developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges;

●	anticipation and responsiveness to our competitors’ development of new products and services and technological innovations; and

●	dependence upon physicians’ and other healthcare practitioners’ acceptance of our products.

We cannot assure investors that our current products and services or any future products and services will gain broad market acceptance or that treatment guidelines will promote the market acceptance of our products. If the market for our current products and services or any future products and services fails to develop or develops more slowly than expected, or if any of the services and standards supported by us do not achieve or sustain market acceptance, our business and operating results would be materially and adversely affected.

We operate in a highly competitive market and face competition from large, well-established companies with significant resources, and, as a result, we may not be able to compete effectively.

The industry in which we operate in general, and the market for products like the Lumee Oxygen and Glucose Platform and glucose monitoring devices in particular, are intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants, including enhanced software capabilities, and related data and IT platforms. Our CGM products are based on our proprietary technology, but a number of companies and medical researchers are pursuing new technologies for the monitoring of glucose levels. FDA or other regulatory approval of a commercially viable continuous glucose monitor or sensor produced by one of our competitors could significantly reduce market acceptance of our systems. In addition, certain development efforts throughout the diabetes industry, including that of the National Institutes of Health and other supporters of diabetes research are continually seeking ways to prevent, cure or improve treatment of diabetes. Therefore, our products may be rendered obsolete by technological breakthroughs in diabetes monitoring, treatment, prevention or cure.

If our CGM systems are approved for commercial sale, we will compete directly with the Diabetes Care division of, among others, Abbott Laboratories; Medtronic plc’s Diabetes Group; Roche Diabetes Care, a division of Roche Diagnostics; privately-held LifeScan, Inc.; and Ascensia Diabetes Care, each of which manufactures and markets products for the single-point finger stick device market. Collectively, these companies currently account for a significant amount of the worldwide sales of self-monitored glucose testing systems.

Several companies are developing and/or commercializing products for continuous or periodic monitoring of glucose levels in the interstitial fluid under the skin that compete directly with our products. Abbott has their Libre family of CGM products and Medtronic markets and sells a standalone glucose monitoring product called Guardian Connect both internationally and in the United States.

Medtronic and other third parties have developed or are developing insulin pumps integrated with CGM systems that provide, among other things, the ability to suspend insulin administration while the user’s glucose levels are low and to automate basal and bolus insulin dosing.

We also have begun to become aware of companies outside the traditional medical device sector that are attempting to develop competitive products and services, including for the general health and wellness, or population health space.

Our Lumee Oxygen Platform primarily faces competition from Siemens Healthineers, Perimed AB, SenTec AG, Radiometer Medical, MESI, ATYS Medical, among other related companies.

Some of the companies developing or marketing competing devices are large and well-known publicly traded companies, and these companies may possess competitive advantages over us, including:

●	greater name recognition;

●	established relations with healthcare professionals, customers and third-party payors;

●	established distribution networks;

●	additional lines of products, and the ability to bundle products to offer higher discounts or incentives to gain a competitive advantage;

●	greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products and marketing approved products;

●	duration of sensor life;

●	the ability to integrate multiple products to provide additional features beyond CGM systems; and

●	greater financial and human resources for product development, manufacturing, sales and marketing, and patent litigation.

As a result, we may not be able to compete effectively against these companies or their products, which may adversely impact our business.

The research and development efforts we undertake independently, and in some instances in connection with our collaborations with third parties, may not result in the development of commercially viable products, the generation of significant future revenues or adequate profitability.

In order to address the anticipated needs of our customers, pursue new markets for our existing products, and remain competitive, we focus our research and development efforts and strategic third-party collaboration activities on the enhancement of our current products, the development of next-generation products and the development of novel technologies and services.

The development of new products, or novel technologies and services and the enhancement of our current products (including seeking and obtaining new indications for use), requires significant investment in research and development, intellectual property protection, clinical trials, regulatory approvals and third-party reimbursement. The results of our product development and commercialization efforts may be affected by a range of factors, including our ability to anticipate customer needs, innovate and develop new products, determine a feasible or timely regulatory pathway or approach, and launch those products cost effectively into multiple markets and geographies. If we are unable to successfully anticipate customer needs, innovate, develop new products and successfully launch them, we may not be able to generate significant future revenues or profits from these efforts. Failing to timely launch our products may cause them to become obsolete and materially and adversely affect our business and financial position.

The development and commercial launch timelines for our products depend a great deal on our ability to achieve clinical endpoints and regulatory requirements and to overcome technology challenges, and may be delayed due to scheduling issues with patients and investigators, requests from institutional review boards, or inquiries from regulators about our independent and collaborative product development activities, product performance and manufacturing supply constraints, among other factors. In addition, support of these clinical trials requires significant resources from employees involved in the production of our products, including research and development, manufacturing, quality assurance, and clinical and regulatory personnel. Even if our development and clinical trial efforts succeed, the FDA may not approve the products or may require additional product testing and clinical trials before approving the products, which would result in product launch delays and additional expense. If approved by the FDA, the products may not be accepted in the marketplace by physicians or users.

We may enter into collaborative arrangements to develop new products and to pursue new markets. As a result of these relationships, our operating results depend, to some extent, on the ability of our partners to successfully commercialize their systems or products. Any factors that may limit our partners’ ability to achieve widespread adoption of their systems, including competitive pressures, technological breakthroughs for the treatment or prevention of diabetes, adverse regulatory or legal actions relating to their products, or changes in reimbursement rates or policies of third-party payors relating to these products, could have an adverse impact on our operating results.

Many of the companies that we collaborate with are also competitors or potential competitors who may decide to terminate our collaborative arrangement. In the event of such a termination, we may be required to devote additional resources to product development and commercialization, we may need to cancel some development programs and we may face increased competition. Additionally, collaborations may not result in the development of products that achieve commercial success and could be terminated prior to developing any products. Former collaborators may use the experience and insights they develop in the course of their collaborations with us to initiate or accelerate their development of products that compete with our products, which may create competitive disadvantages for us. Accordingly, we cannot provide assurance that any of our collaborations will result in the successful development of a commercially viable product or result in significant additional future revenues.

Medical device development is costly and involves continual technological change, which may render our current or future products obsolete.

The market for medical devices is characterized by rapid technological change, medical advances and evolving industry standards. Any one of these factors could reduce the demand for our devices or services or require substantial resources and expenditures for research, design and development to avoid technological or market obsolescence.

Our success will depend on our ability to enhance our current technology, services and systems and develop or acquire and market new technologies to keep pace with technological developments and evolving industry standards, while responding to changes in customer needs. A failure to adequately develop or acquire device enhancements or new devices that will address changing technologies and customer requirements adequately, or to introduce such devices on a timely basis, may have a material adverse effect on our business, financial condition and results of operations.

We might have insufficient financial resources to improve existing devices, advance technologies and develop new devices at competitive prices. Technological advances by one or more competitors or future entrants into the field may result in our current devices becoming non-competitive or obsolete, which may decrease revenues and profits and adversely affect our business and results of operations.

We may encounter significant competition across our existing and future planned products and services and in each market in which we sell or plan to sell our products and services from various companies, many of which have greater financial and marketing resources than we do.

In addition, our competitors, which are well-established manufacturers with significant resources, may engage in aggressive marketing tactics. Competitors may also possess the ability to commercialize additional lines of products, bundle products or offer higher discounts and incentives to customers in order to gain a competitive advantage. If the prices of competing products are lowered as a result, we may not be able to compete effectively.

If we are unable to successfully develop and effectively manage the introduction of new products, our business may be adversely affected.

We must successfully manage introductions of new or advanced products and associated management services. Introductions of new or advanced products could also adversely impact the commercialization of Lumee™ Oxygen Platform or other existing products to consumers. For instance, the introduction or announcement of new or advanced products may shorten the life cycle of our existing products or reduce demand, thereby reducing any benefits of successful new product introductions and potentially lead to challenges in managing write-downs or write-offs of inventory of existing products. In addition, any new products may have higher manufacturing costs than legacy products, which could negatively impact our gross margins and operating results. Accordingly, if we fail to effectively manage introductions of new or advanced products, our business may be adversely affected.

We may experience challenges managing the inventory of monitors and other items, which can lead to excess inventory and discounting of our products, or alternatively insufficient inventory levels. Inventory levels in excess of consumer demand may result in inventory write-downs or write-offs, product expiration and the sale of inventory at discounted prices, which would affect our gross margin and could impair the strength of our brand. Reserves and write-downs for rebates, promotions and excess inventory will be recorded based on our forecast of future demand.

Actual future demand could be less than our forecast, which may result in additional reserves and write-downs in the future, or actual demand could be stronger than our forecast, which may result in a reduction to previously recorded reserves and write-downs in the future and increase the volatility of our operating results.

If we are unable to establish and maintain adequate sales and marketing capabilities or enter into and maintain arrangements with third parties to sell and market our products, our business may be harmed.

We must continue to develop and grow our sales and marketing organization and enter into partnerships or other arrangements to market and sell our products and/or collaborate with third parties, including distributors and others, to commercialize the Lumee™ Oxygen Platform and to achieve commercial success for any of our future products. Developing and managing a direct sales organization is a difficult, expensive and time-consuming process.

To continue to develop our sales and marketing organization to successfully achieve market awareness and sell our products, we must:

●	continue to recruit and retain adequate numbers of effective and experienced sales and marketing personnel;

●	effectively train our sales and marketing personnel in the benefits and risks of our products;

●	establish and maintain successful sales, marketing, training and education programs that educate health care professionals so they can appropriately inform their patients about our products;

●	manage geographically dispersed sales and marketing operations; and

●	effectively train our sales and marketing personnel on the applicable fraud and abuse laws that govern interactions with healthcare practitioners as well as current and prospective patients and maintain active oversight and auditing measures to ensure continued compliance.

●	We may not be able to successfully manage our sales force or increase our product sales at acceptable rates.

We have limited experience in marketing and selling our products and related services, and if we are unable to successfully commercialize our products and related services, our business and operating results will be adversely affected.

We only recently received CE Mark approval in the EU for our first product, the Lumee Oxygen Platform, and accordingly we have limited experience marketing and selling our products and related services. Sales of our Lumee Oxygen Platform in the EU will depend on our ability to maintain CE Mark approval, including requirements to comply with European Medical Devices Regulation and renew the CE Mark as required. Sales of Lumee Oxygen Platform outside of the EU, including in the U.S., and sales of Lumee Glucose in any jurisdiction, will depend on our ability to obtain and maintain applicable regulatory approvals in such jurisdictions. Following regulatory approvals, future sales of our products will depend in large part on our ability to effectively market and sell our products and services, successfully manage and expand our sales force, and increase the scope of our marketing efforts. We may also enter into distribution arrangements in the future. Because we have limited experience in marketing and selling our products, our ability to forecast demand, the infrastructure required to support such demand and the sales cycle to customers is unproven. If we do not build an efficient and effective marketing and sales force, our business and operating results will be adversely affected.

We are subject to a variety of risks due to our international operations that could adversely affect our business, our operations or profitability and operating results.

We are not currently generating revenues in international countries. We currently operate clinical trial studies internationally in Vietnam, Germany and Austria and intend to continue to pursue growth opportunities outside the United States and we may increase our use of administrative and support functions from locations outside the United States, which could expose us to greater risks associated with our sales and operations. As we pursue opportunities outside the United States, we may become more exposed to these risks and our ability to scale our operations effectively may be affected.

Additionally, our international expansion efforts may not be successful and we may experience difficulties in scaling these functions from locations outside the United States and may not experience the expected cost efficiencies.

Our profitability and international operations are, and will continue to be, subject to a number of risks and potential costs, including:

●	local product preferences and product requirements;

●	longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

●	fluctuations in foreign currency exchange rates;

●	less intellectual property protection in some countries outside the United States than exists in the United States;

●	trade protection measures and import and export licensing requirements;

●	trade relations among the United States and foreign countries in which our customers or future customers, distributors, manufacturers and suppliers may have operations;

●	required compliance with foreign regulatory requirements and laws;

●	required compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, data privacy requirements, labor laws and anti-competition regulations;

●	workforce instability;

●	political and economic instability; and

●	the potential impact of tariffs and the resulting impact of administration changes in the U.S. government.

Changes in foreign currency exchange rates may reduce the reported value of our foreign currency denominated revenues, expenses, and cash flows. We cannot predict changes in currency exchange rates, the impact of exchange rate changes, nor the degree to which we will be able to manage the impact of currency exchange rate changes.

There are a variety of oxygen monitoring and CGM products and technologies, and consumer confusion about product features and technology could lead consumers to purchase competitive products instead of our products, or to conflate any adverse events or safety issues associated with oxygen monitoring and CGM products with our products, which could adversely affect our business, financial condition and results of operations.

We believe that many individuals do not have full information regarding the types of oxygen monitoring and CGM products and available in the market, in part due to the lack of consumer education regarding these types of products. Consumers may not have sufficient information about oxygen monitors or CGMs generally or how these products and technologies compare to each other.

This lack of information may result in consumers purchasing devices from our competitors, even if our product would provide consumers with their desired product features. In addition, any adverse events or safety issues relating to competitive products and related negative publicity, even if such events are not attributable to our products, could result in reduced purchases of our products by consumers generally. Any of these occurrences could lead to reduced sales of our products and adversely affect our business, financial condition and results of operations.

We expect the commercialization of the Lumee Oxygen Platform to generate nearly all our commercial revenue until we obtain regulatory approval for additional products.

Our first offering is the Lumee Oxygen Platform, from which we expect to continue to derive nearly all our commercial revenue until such time as we obtain regulatory approval for additional products, such as Lumee Glucose, which may never occur. Accordingly, our ability to continue to generate revenue is highly reliant on our ability to market and sell the Lumee Oxygen Platform and to retain consumers using the product. We have not yet established that our commercial model will be successful. We cannot control the completion or timing of our distribution partners’ protocols or other internal processes or procedures, and the timing and execution of our expanded launch is dependent on our ability to distribute our products pursuant to our agreements with them.

Our business, financial condition and results of operations could be adversely affected by disruptions in the global economy caused by the ongoing conflict between Russia and Ukraine.

The global economy has been negatively impacted by the military conflict between Russia and Ukraine. Furthermore, governments in the U.S., United Kingdom, and European Union have each imposed export controls on certain products and financial and economic sanctions on certain industry sectors and parties in Russia. Although we have no operations in Russia or Ukraine, we may experience shortages in materials and increased costs for transportation, energy, and raw materials due in part to the negative impact of the Russia-Ukraine military conflict on the global economy. The scope and duration of the military conflict in Ukraine is uncertain, rapidly changing and hard to predict. Further escalation of geopolitical tensions related to the military conflict, including increased trade barriers or restrictions on global trade, could result in, among other things, cyberattacks, supply disruptions, lower consumer demand, and changes to foreign exchange rates and financial markets, any of which may adversely affect our business and supply chain.

We may face risks associated with acquisitions of companies, products and technologies and our business could be harmed if we are unable to address these risks.

We may in the future seek to acquire or invest in businesses, applications or technologies that we believe could complement or expand our portfolio, enhance our technical capabilities or otherwise offer growth opportunities. However, we cannot assure you that we would be able to successfully complete any acquisition we choose to pursue, or that we would be able to successfully integrate any acquired business, product or technology in a cost-effective and non-disruptive manner. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various costs and expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. We may not be able to identify desirable acquisition targets or be successful in entering into an agreement with any particular target or obtain the expected benefits of any acquisition or investment.

To date, the growth of our operations has been largely organic, and we have limited experience in acquiring other businesses or technologies. We may not be able to successfully integrate any acquired personnel, operations and technologies, or effectively manage the combined business following an acquisition. Acquisitions could also result in dilutive issuances of equity securities, the use of our available cash, or the incurrence of debt, which could harm our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer.

Our success will depend on our ability to attract and retain our personnel and manage our human capital, while controlling labor costs.

Our future success depends on our ability to attract, recruit, train, retain, motivate and integrate key personnel, including Ben Hwang, our Chief Executive Officer, as well as other members of our management team and our research and development, manufacturing, software engineering and sales and marketing personnel. Competition for qualified personnel is intense. The loss or incapacity of existing members of our executive management team could adversely affect our operations if we experience difficulties in hiring qualified successors. Our executive officers have signed offer letters or employment agreements with us, but their service is at-will and may end at any point in time. In addition, all of our employees are at-will, which means that either we or the employee may terminate their employment at any time.

We believe that our management team must be able to act decisively to apply and adapt our business model in the rapidly changing markets in which we will compete. In addition, we rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, in the future we may need to pay higher compensation or fees to our employees or consultants than we currently expect, and such higher compensation payments may have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense, and there is no assurance that we will be able to recruit and retain such personnel. Our growth depends, in particular, on attracting and retaining highly-trained sales personnel with the necessary technical background and ability to understand our products and services at a technical level to effectively identify and sell to potential new customers and develop new products. Because of the technical nature of our products and the dynamic market in which we compete, any failure to attract, recruit, train, retain, motivate and integrate qualified personnel could materially harm our operating results and growth prospects. Recruiting, training and retention difficulties can limit our ability to support our research and development and commercialization efforts.

We are subject to export and import control laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.

We are required to comply with export and import control laws, which may affect our ability to enter into or complete transactions with certain customers, business partners, and other persons. In certain circumstances, export control regulations may prohibit the export of certain products, services, and technologies. We may be required to obtain an export license before exporting a controlled item, and granting of a required license cannot be assured. Compliance with the import laws that apply to our businesses may restrict our access to, and may increase the cost of obtaining, certain products and could interrupt our supply of imported inventory.

Exported technologies necessary to develop and manufacture certain products are subject to U.S. export control laws and similar laws of other jurisdictions. We may be subject to adverse regulatory consequences, including government oversight of facilities and export transactions, monetary penalties, and other sanctions for violations of these laws. In certain instances, these regulations may prohibit us from developing or manufacturing certain of our products for specific applications outside the United States. Failure to comply with any of these laws and regulations could result in civil and criminal, monetary, and nonmonetary penalties; disruptions to our business; limitations on our ability to import and export products and services; or damage to our reputation.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations which could subject our business to higher tax liability.

As of the year ended December 31, 2024, we had federal net operating loss carryforwards (“NOLs”) to offset future taxable income of approximately $114.8 million, subject to certain limitations (including the limitations described below). If not utilized, U.S. federal net operating loss carryforward amounts generated prior to January 1, 2018 will begin to expire 20 years after the tax year in which such losses originated. State net operating loss carryforward amounts may also be subject to expiration. A lack of future taxable income would adversely affect our ability to utilize these NOLs.

In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and other pre-change tax attributes (such as research tax credits) to offset post-change taxable income. For these purposes, an ownership change generally occurs where the equity ownership of one or more stockholders or groups of stockholders considered by the rules as owning, directly or indirectly, 5% or more of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a three-year period (calculated on a rolling basis) as well as changes in ownership arising from new issuances of stock by us. Our existing NOLs may be subject to limitations arising out of previous ownership changes or in connection with the Business Combination and we may be limited as to the amount that can be utilized each year as a result of such ownership changes and related transactions. In addition, future changes in our stock ownership, including future offerings, as well as other changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Code. There are additional limitations found in Sections 269, 383 and 384 of the Code that may also limit the use of NOL carryforwards that may apply and result in increased tax liability to us. Our NOLs may also be impaired under similar provisions of state law.

We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

If our manufacturing capabilities are insufficient to produce an adequate supply of product at appropriate quality levels, our growth could be limited and our business could be harmed.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts on commercialization of our products, including growth of our manufacturing capacity, on research and development, and conducting clinical trials for our CGM sensors and systems. We may need funds to continue the commercialization of our current products and to develop and commercialize our sensors and systems or pursue other strategic initiatives. Additional financing may not be available on a timely basis on terms acceptable to us, or at all. Any additional financing may be dilutive to stockholders or may require us to grant a lender a security interest in our assets. The amount of funding we may need will depend on many factors, including:

●	the revenue generated by sales of our products and other future products;

●	the costs, timing and risks of delay of additional regulatory approvals;

●	the expenses we incur in manufacturing, developing, selling and marketing our products;

●	our ability to scale our manufacturing operations to meet demand for our current and any future products;

●	the costs to produce the Lumee™ Oxygen Platform or our CGM systems;

●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

●	the rate of progress and cost of our clinical trials and other development activities;

●	the success of our research and development efforts;

●	the emergence of competing or complementary technologies;

●	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

●	the cost of ongoing compliance with legal and regulatory requirements, and third-party payors’ policies;

●	the cost of obtaining and maintaining regulatory or payor clearance or approval for our current or future products including those integrated with other companies’ products; and

●	the acquisition of business, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

If adequate funds are not available, we may not be able to commercialize our products at the rate we desire and/or we may have to delay the development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. We also may have to reduce sales, marketing, customer support or other resources devoted to our products. Any of these factors could harm our business and financial condition.

We depend upon third-party suppliers and outsource to other parties, making us vulnerable to supply disruptions, suboptimal quality, noncompliance and/or price fluctuations, which could harm our business.

We manufacture our products and procure important third-party services at numerous facilities worldwide. We purchase many of the components, materials and services needed to manufacture these products from numerous suppliers in various countries. We have generally been able to obtain adequate supplies of such materials, components and services. However, we also rely on single and/or sole sources for certain components and materials used in manufacturing our products. For example, currently we purchase all of the microbeads used in our Lumee Oxygen hydrogel from Microbeads AS, all of our glucose sensing dye from Laurus Labs, all of our reference dye from Biotium and all of our bacterial catalase from Roche. In some cases, our agreements with these and other suppliers can be terminated by either party upon short notice. Our contract manufacturers may also rely on single- or sole-source suppliers to manufacture some of the components used in our products.

Although we work with our suppliers to try to ensure continuity of supply while maintaining quality, timeliness and reliability, the supply of these components, materials and services has in some cases been, and may continue to be impacted, interrupted or insufficient. Our manufacturers and suppliers may also encounter problems during manufacturing for a variety of reasons. They may fail to follow specific protocols and procedures, fail to comply with applicable regulations, or be the subject of FDA or other regulatory authority audits or inspections that result in allegations of non-compliance (for example, resulting in Form 483 Observations, Warning Letters, or other FDA enforcement actions). Our manufacturers and suppliers may also experience or be impacted by equipment malfunction, environmental factors, and public health emergencies any of which could delay or impede their ability to meet our demand.

Further, if our sole- or single-source suppliers shift their manufacturing and assembly sites to other locations, depending on the circumstances and nature of the item supplied, in addition to quality system activities such as verification and validation, there could be a need for FDA notifications or submissions, and the new locations could be subject to regulatory inspections. If there are regulatory delays or impediments impacting our suppliers or us for any reason, we may not be able to quickly establish additional or replacement suppliers, particularly for our single-source components, in part because of the custom nature of various parts we design. Any interruption or delay in the supply of components or materials, or our inability to obtain components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers and cause them to cancel orders or switch to competitive products.

Our reliance on these outside manufacturers and suppliers also subjects us to other risks that could harm our business, including:

●	we may experience a reduction or interruption in supply, and may not be able to obtain adequate supply in a timely manner or on commercially reasonable terms from additional or replacement sources;

●	our products are technologically complex and it is difficult to develop alternative supply sources;

●	we are not a major customer of many of our suppliers, and these suppliers may therefore give other customers’ needs higher priority than ours;

●	our suppliers may make errors in manufacturing components that could negatively affect the quality, effectiveness or safety of our products or cause delays in shipment of our products;

●	we may have difficulty locating and qualifying alternative suppliers for our single-source supplies;

●	switching components may require product redesign and submission to the FDA of new applications (such as new 510(k) submissions or PMA supplements) which could significantly delay production;

●	our suppliers manufacture products for a range of customers, and fluctuations in demand for the products these suppliers manufacture for others may affect their ability to deliver components to us in a timely manner or at the current pricing;

●	our suppliers may discontinue the production of components that are critical to our products; and

●	our suppliers may encounter financial and/or other hardships unrelated to our demand for components, including those related to changes in global economic conditions and/or disease outbreaks, which could inhibit their ability to fulfill our orders and meet our requirements.

We also outsource certain services to other parties, including inside sales, certain transaction processing, accounting, information technology, manufacturing, and other areas. Outsourcing of services to third parties could expose us to suboptimal quality of service delivery or deliverables and potentially result in repercussions such as missed deadlines or other timeliness issues, erroneous data, supply disruptions, non-compliance (including with applicable legal or regulatory requirements and industry standards) and/or reputational harm, with potential negative effects on our results. Closure of non-essential businesses and shelter-in-place orders that may reoccur in the U.S. and globally as a result of epidemics or pandemics may also adversely impact our outsourced operations. We continue to monitor this situation closely.

We also require the suppliers, service providers and business partners of components or services for our products and related services to comply with law and certain of our policies regarding sourcing practices, but we do not control them or their practices. If any supplier, service provider or business partner violates laws or implements unethical practices, there could be disruptions to our supply chain, cancellation of our orders, a termination of the relationship with the partner or damage to our reputation, and the FDA or other regulators could seek to hold us responsible for such violations.

We will need to expand our organization, and we may experience difficulties in recruiting needed additional employees and consultants, which could disrupt our operations.

As our development and commercialization plans and strategies develop, we will need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the medical device industry is intense. Due to this intense competition, we may be unable to attract and retain the qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional products. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize products and services and compete effectively will depend, in part, on our ability to effectively manage any future growth.

The failure to comply with U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws in non-U.S. jurisdictions could materially adversely affect our business and result in civil and/or criminal sanctions.

We are currently subject to certain provisions of the U.S. Foreign Corrupt Practices Act, or FCPA, and as a public company we will be subject to additional provisions of the FCPA. The FCPA prohibits companies and their intermediaries from making payments in violation of law to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage. Our planned future reliance on independent distributors to sell our products internationally demands a high degree of vigilance in enforcing our policy against participation in corrupt activity, because these distributors could be deemed to be our agents, and we could be held responsible for their actions. Other U.S. companies in the medical device and pharmaceutical fields have faced criminal penalties under the FCPA for allowing their agents to deviate from appropriate practices in doing business with such non-U.S. government officials. We are also subject to similar anti-bribery laws in the jurisdictions in which we operate.

Any violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction, involve significant costs and expenses, including legal fees, and could result in a material adverse effect on our business, prospects, financial condition, or results of operations. We could also incur severe penalties, including criminal and civil penalties, disgorgement, and other remedial measures.

Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including changes in inflation, interest rates and overall economic conditions and uncertainties. To the extent inflation or other factors increase our business costs, it may not be feasible to pass price increases on to our customers or offset higher costs through manufacturing efficiencies. Inflation could also adversely affect the ability of our customers to purchase our products. An economic downturn could result in a variety of risks to our business, including weakened demand for our products and our inability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also result in further constraints on our suppliers or cause future customers to delay making payments for our products. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

We may experience pricing pressures from contract suppliers or manufacturers on which we rely.

We expect that there will be supply constraints and our suppliers may continue to raise prices, which we may not be able to offset through manufacturing efficiencies or pricing actions. Pricing pressures from third parties could increase our costs and force us to increase the prices of our products if we are unable to enter into alternative arrangements with other suppliers or manufacturers, potentially leading to decreased customer demand.

Manufacturing difficulties and/or any disruption at our facilities may adversely affect our manufacturing operations and related product sales, and increase our expenses.

Our products are manufactured at two facilities located in California, with limited alternate facilities. If an event occurs at one of our facilities that results in damage to, or closure of, one or more of such facilities, or if our distributions from those facilities are limited or restricted in any way, we may be unable to manufacture the relevant products at the previous levels or at all. Because of the time required to approve and lease a manufacturing facility, an alternate facility and/or a third-party may not be available on a timely basis to replace production capacity in the event manufacturing capacity is lost.

We take precautions to safeguard our facilities, which include manufacturing protocols, insurance, health and safety protocols, and off-site storage of data. However, a natural or man-made disaster, such as fire, flood, earthquake, act of terrorism, cyber-attack or other disruptive event, such as a pandemic or another public health emergency, could cause substantial delays in our operations, damage, destroy or limit our manufacturing equipment, inventory, or records and cause us to incur additional expenses. Earthquakes and fires are of particular significance since our manufacturing facilities in California are located in an earthquake-prone area. In the event our existing manufacturing facilities or equipment are affected by man-made or natural disasters, we may be unable to manufacture products for sale or meet customer demands or sales projections. If our manufacturing operations were curtailed or ceased, it would seriously harm our business. The insurance we maintain against fires, floods, earthquakes and other natural disasters and similar events may not be adequate to cover our losses in any particular case.

Customer or third-party complaints or negative reviews or publicity about our company or our products could harm our reputation and brand.

We expect to rely on customers who use our products to provide good reviews and word-of-mouth recommendations to contribute to our future growth. Customers who are dissatisfied with their experiences with our products or services may post negative reviews. We may also be the subject of blog, forum or other media postings that include inaccurate statements and create negative publicity. Any negative reviews or publicity, whether real or perceived, disseminated by word-of-mouth, by the general media, by electronic or social networking means or by other methods, could harm our reputation and brand and could severely diminish consumer confidence in our products.

The size and expected growth of our addressable market has not been established with precision, and may be smaller than we estimate.

Our estimates of the addressable market for our current products and future products are based on a number of internal and third-party estimates and assumptions, including the prevalence of diabetes across income levels and demographic profiles. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct. In addition, the statements in this prospectus relating to, among other things, the expected growth in the market for our products, are based on a number of internal and third-party estimates and assumptions and may prove to be inaccurate. For example, although we expect that the prevalence of diabetes will increase in the general population, demographic trends could shift and the prevalence of diabetes could decrease. Furthermore, even if the prevalence of diabetes increases as we expect, technological or medical advances could provide alternatives to address diabetes and reduce demand for automatic glucose monitoring. As a result, our estimates of the addressable market for our current or future products may prove to be incorrect.

Another key element of our business strategy is utilizing market research and ad hoc user feedback from our clinical studies to understand and improve our products. This strategy underlies our entire product design, marketing and customer support approach and is the basis on which we developed our current products and are pursuing the development of new products. However, our market research participants may represent only a small percentage of the overall market. As a result, the responses we receive may not be reflective of the broader market and may not provide us accurate insight into the desires of our potential customers. In addition, understanding the meaning and significance of such market research responses necessarily requires that analysis be conducted and conclusions be drawn. We may not be able to perform an analysis that yields meaningful results, or the conclusions we draw from the analysis could be misleading or incorrect. Moreover, even if our market research has allowed us to better understand the features and functionality consumers are seeking in our products, there can be no assurance that consumers will actually purchase our products or that our competitors will not develop products with similar features.

If the actual number of consumers who would benefit from our products, the price at which we can sell future products or the addressable market for our products is smaller than we estimate, it could have a material adverse effect on our business, financial condition and results of operations.

We or the third parties upon whom we depend may be adversely affected by disasters, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster. Any interruption in the operations of our or our suppliers’ manufacturing or other facilities may have a material adverse effect our business, financial condition and results of operations.

Our corporate headquarters are located near the San Francisco Bay Area, which has experienced both severe earthquakes and wildfires. We do not carry earthquake insurance. Severe weather, natural disasters and other calamities, such as pandemics, earthquakes, tsunamis and hurricanes, fires and explosions, accidents, mechanical failures, unscheduled downtimes, civil unrest, strikes, transportation interruptions, unpermitted discharges or releases of toxic or hazardous substances, other environmental risks, sabotage or terrorist attacks, could severely disrupt our operations, or our third-party manufacturers’ and suppliers’ operations, and have a material adverse effect on our business, financial condition and results of operations.

If a natural disaster, power outage or other event occurs that prevents us from using all or a significant portion of our headquarters or other facilities, or those of our third-party manufacturers or suppliers, that damages critical infrastructure, such as our enterprise financial systems or manufacturing resource planning and enterprise quality systems, or that otherwise disrupts operations, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. A mechanical failure or disruption affecting any major operating line may result in a disruption to our ability to supply customers, and standby capacity may not be available. The disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. The potential impact of any disruption would depend on the nature and extent of the damage caused by a disaster. There can be no assurance that alternative production capacity will be available in the future in the event of a major disruption or, if it is available, that it could be obtained on favorable terms. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, integral parties in our supply chain are similarly vulnerable to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect our supply chain, it could have a material adverse effect on our business, financial condition and results of operations.

Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside our control, including, but not limited to:

●	the timing and amount of expenditures that we may incur to develop, commercialize or acquire additional products and technologies or for other purposes, such as the expansion of our sales team and our facilities;

●	changes in governmental funding of life sciences research and development or changes that impact budgets or budget cycles;

●	the timing of when we recognize any revenues;

●	future accounting pronouncements or changes in our accounting policies;

●	the outcome of any future litigation or governmental investigations involving the Company, our industry or both;

●	higher than anticipated service, replacement and warranty costs;

●	the impact of political instability and military conflict, such as the conflict in Ukraine, which has resulted in instability in the global financial markets and export controls, and which could result in supply disruptions for us; and

●	general industry, economic and market conditions and other factors, including factors unrelated to our operating performances or the operating performance of our competitors.

The cumulative effects of the factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.

This variability and unpredictability could also result in us failing to meet the expectations of industry or financial analysts or investors for any period. If we are unable to further commercialize products or generate revenue, or if our operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, the market price of our Common Stock could decline.

If our financial performance fails to meet the expectations of investors and public market analysts, the market price of our Common Stock could decline.

Our revenues and operating results may fluctuate significantly from quarter to quarter. We believe that period-to-period comparisons of our operating results may not be meaningful and should not be relied on as an indication of our future performance. If quarterly revenues or operating results fall below the expectations of investors or public market analysts, the trading price of our Common Stock could decline substantially. Factors that might cause quarterly fluctuations in our operating results include:

●	our inability to manufacture an adequate supply of product at appropriate quality levels and acceptable costs;

●	possible delays in our research and development programs or in the completion of any clinical trials;

●	a lack of acceptance of our products in the marketplace;

●	the inability of customers to receive reimbursements from third-party payors;

●	the purchasing patterns of our customers;

●	failures to comply with regulatory requirements, which could lead to withdrawal of products from the market;

●	our failure to continue the commercialization of any of our products;

●	competition;

●	inadequate financial and other resources; and

●	global political and economic conditions, political instability and military hostilities.

In the unlikely event that payment of certain outstanding promissory notes issued by Profusa to its founders and insiders is demanded at an inopportune time for Profusa, Profusa’s management believes it would still have sufficient funds to operate its business, but may need to adjust certain expenditures or raise additional funds to operate at its currently planned levels.

We have issued a number of promissory notes and convertible notes to its founders, insiders and related parties, as well as other third parties, a number of which are payable on demand, past due, or have matured, which could adversely affect our liquidity. As of September 30, 2025, we had approximately $0.9 million in promissory notes outstanding, with approximately $0.3 million of accrued and unpaid interest. Many of these promissory notes do not have a stated maturity and certain notes are past due. As a result, we are currently in default under certain of these notes, and the related balances are classified as current liabilities on our condensed consolidated balance sheets. In addition, as of September 30, 2025, we had outstanding convertible promissory notes issued to related parties, including a convertible note held by Tasly, which has matured and is payable at its principal amount plus accrued interest. We also assumed certain related-party debt and note obligations in connection with the Business Combination with Northview, including convertible and non-convertible notes originally issued by Northview or its affiliates. Further, at the closing of the Business Combination, we issued a $10.0 million convertible note (reflecting a 10% original issue discount), and on September 30, 2025, issued an additional $2,222,222 in principal amount of convertible notes pursuant to the same financing arrangement. These notes may be converted into shares of our Common Stock or, in certain circumstances, may require repayment in cash. Profusa has an understanding with the holders of certain of these promissory notes and convertible notes that they will refrain from demanding or pursuing repayment until a date to be agreed upon by the parties. However, these arrangements are informal and not legally binding, and there can be no assurance that the noteholders will continue to forbear from exercising their rights. If one or more noteholders were to demand or pursue repayment of these obligations at a time when Profusa lacks sufficient liquidity, we could be required to divert cash from operations, renegotiate the terms of our indebtedness, seek additional financing on unfavorable terms, or curtail or delay planned activities. Although management believes that, even in such an event, Profusa would likely have sufficient funds to continue operations for the near term, our ability to operate our business at currently planned levels could nevertheless be materially and adversely affected.

Risks Related to Healthcare Industry Shifts and Changing Regulations

There is no guarantee that the FDA will grant 510(k) clearance or PMA approval of our products, and failure to obtain necessary clearances or approvals for our future products would adversely affect our ability to grow our business.

Before a new medical device, or a significant modification of a medical device, including a new use of or claim for an existing product, can be marketed in the United States, it must first receive either 510(k) clearance or pre-market approval, or PMA, from the FDA, unless an exemption applies. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. Further, if a previously unclassified new medical device does not qualify for the 510(k) pre-market notification process because no predicate device to which it is substantially equivalent can be identified, the device is automatically classified into Class III. If such a device would be considered low or moderate risk (in other words, it does not rise to the level of requiring the approval of a PMA), it may be eligible for the De Novo classification process.

The FDA or other regulators could delay, limit, or deny clearance or approval of a device for many reasons, including:

●	Our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that any of our devices (including any future devices) and any of our device accessories is substantially equivalent to a legally marketed predicate device or safe or effective for the proposed intended use;

●	the disagreement of the FDA with the design or implementation of any clinical trials or the interpretation of data from preclinical studies or clinical trials;

●	serious and unexpected adverse device effects experienced by participants in our clinical trials;

●	the insufficiency of the data from preclinical studies or clinical trials to support clearance or approval, where required;

●	our inability to demonstrate that the clinical and other benefits of the device outweigh the risks;

●	the failure of our manufacturing process or facilities to meet applicable requirements; and

●	the potential for approval policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering our clinical data or regulatory filings insufficient for clearance or approval.

Obtaining 510(k) clearance, De Novo classification, or PMA approval for medical devices can be expensive and time-consuming, and entails significant user fees, unless an exemption is available. The FDA’s process for obtaining 510(k) clearance usually takes three to 12 months, but it can last longer. In the PMA approval process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including but not limited to, technical, non-clinical, clinical trial, manufacturing and labeling data. The process for obtaining a PMA is more costly and uncertain than for a 510(k), and approval can take anywhere from at least one year to, in some cases, multiple years from the time the application is initially filed with the FDA. Modifications to products that are approved through a PMA application generally require further FDA approval. Some of our products may require PMA approval. In addition, the FDA may require that we obtain a PMA prior to marketing future changes of our existing products. Further, we may not be able to obtain additional 510(k) clearances or PMAs for new products or for modifications to, or additional indications for, our products in a timely fashion or at all. Delays in obtaining future clearances or approvals could adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn could harm our revenue and future profitability.

Some of our new or modified products will require FDA clearance of a 510(k) notification or FDA approval of a PMA application or supplement, or potentially a grant of a De Novo classification. The FDA may refuse our requests for 510(k) clearance or PMA of new products or may not clear or approve these products for the indications that are necessary or desirable for successful commercialization. Early stage review may also result in delays or other issues. For example, the FDA has issued guidance intended to explain the procedures and criteria used in assessing whether 510(k) and PMA submissions should be accepted for substantive review. Under the “Refuse to Accept” guidance, the FDA conducts an early review against specific acceptance criteria to inform 510(k) and PMA submitters if the submission is administratively complete, or if not, to identify the missing element(s). Submitters are given the opportunity to provide the FDA with any information identified as missing. If the information is not provided within a specified time, the submission will not be accepted for FDA review. The FDA may also change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions that may prevent or delay approval or clearance of our products under development or impact our ability to gain clearance or approval for modifications to our currently approved or cleared products in a timely manner. Significant delays in receiving clearance or approval, or the failure to receive clearance or approval for our new products, would have an adverse effect on our ability to expand our business.

Further, even in instances where we determine modifications to our cleared or approved products do not require a new 510(k) clearance or a PMA, the FDA may review our decision and disagree, or otherwise determine on its own initiative that a new clearance or approval is required. In this case, we may ultimately be required to make additional changes to our products, we may need to submit a new 510(k) application or a PMA and obtain clearance or approval, we may be required to temporarily suspend shipment of, withdraw or recall our products until such clearance or approval is obtained (which may not happen in a timely manner or at all), and/or we may be subject to other enforcement actions or proceedings and litigation, all of which would materially and adversely disrupt and harm our business and future growth. Where we determine that modifications to our approved or cleared products do require a new 510(k) clearance from the FDA or PMA approval, we may not be able to obtain such clearance or approval in a timely manner, or at all. Obtaining clearances or approvals can be a time-consuming and costly process, which may in some cases require us to conduct clinical trials, and delays in obtaining required future clearances or approval could adversely affect our ability to make updates and enhancements to our products in a timely manner, which in turn would harm our future growth.

We conduct business in a heavily regulated industry and if we fail to comply with applicable laws and government regulations, we could become subject to penalties, be excluded from participation in government programs, and/or be required to make significant changes to our operations.

Our products and associated services are subject to extensive pre-market and post-market regulation by the FDA and various other federal, state, local and foreign government authorities. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes requirements for, among other things:

●	design, development and manufacturing processes;

●	labeling, content and language of instructions for use and storage;

●	product testing, non-clinical studies and clinical trials;

●	regulatory authorizations, such as pre-market clearance or pre-market approval;

●	establishment registration, device listing and ongoing compliance with the QSR requirements;

●	advertising and promotion;

●	marketing, sales and distribution;

●	conformity assessment procedures;

●	product traceability and record-keeping procedures;

●	review of product complaints, complaint reporting, recalls and field safety corrective actions;

●	post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury;

●	post-market studies (if applicable); and

●	product import and export.

The laws and regulations to which we and our products are subject are complex and subject to periodic changes. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.

If we are unable to successfully complete the pre-clinical studies or clinical trials necessary to support additional PMA, De Novo, or 510(k) applications or supplements, we may be unable to commercialize our CGM systems under development, which could impair our business, financial condition and operating results.

To support current and any future additional PMA, 510(k), De Novo applications or supplements, we together with our partners, must successfully complete pre-clinical studies, bench-testing, and in some cases clinical trials that will demonstrate that the product is safe and effective. Product development, including pre-clinical studies and clinical trials, is a long, expensive and uncertain process and is subject to delays and failure at any stage. Furthermore, the data obtained from the studies and trials may be inadequate to support approval of an application and the FDA may request additional clinical data in support of those applications, which may result in significant additional clinical expenses and may delay product approvals.

While we have in the past obtained, and may in the future obtain, an investigational device exemption, or IDE, prior to commencing clinical trials for our products, FDA approval of an IDE application permitting us to conduct testing does not mean that the FDA will consider the data gathered in the trial to be sufficient to support approval of a PMA, De Novo or 510(k) application or supplement, even if the trial’s intended safety and effectiveness endpoints are achieved.

Failure to obtain any required regulatory authorization in foreign jurisdictions will prevent us from marketing our products abroad.

We conduct limited commercial and marketing efforts in Europe with respect to our Lumee Oxygen Platform systems and may seek to market our products in other regions in the future. Outside the United States, we can market a product only if we receive a marketing authorization and, in some cases, pricing approval, from the appropriate regulatory authorities. The marketing authorization procedures vary among countries and can involve additional testing, and the time required to obtain any required authorization or approval may differ from that required to obtain FDA marketing authorization(s). Foreign regulatory authorization or approval processes may include all of the risks associated with obtaining FDA marketing authorization(s) in addition to other risks. We may not obtain foreign regulatory authorizations or approvals on a timely basis, if at all. Obtaining a marketing authorization from the FDA does not ensure authorization or approval by regulatory authorities in other countries will follow, and authorization or approval by one foreign regulatory authority does not ensure authorization or approval by regulatory authorities in other foreign countries or by the FDA. In addition, in order to obtain the authorization to market our products in certain foreign jurisdictions, we may need to obtain a Certificate to Foreign Government from the FDA. The FDA may refuse to issue a Certificate to Foreign Government in certain instances, including without limitation, during the pendency of any outstanding warning letter. As a result, we may not be able to file for regulatory approvals or marketing authorizations and may not receive necessary approvals or authorizations to commercialize our products in any market outside the United States on a timely basis, or at all.

Potential long-term complications from our current or future products under development may not be revealed by our clinical experience to date.

Based on our experience, complications from use of our products may include sensor errors, sensor failures, broken sensors, lodged sensors or skin irritation under the adhesive dressing of the sensor. Inflammation or redness, swelling, minor infection, and minor bleeding at the sensor insertion site are also possible risks with an individual’s use of our products. However, if unanticipated long-term side-effects result from the use of our products systems we have under development, we could be subject to liability and the adoption of our systems may become more limited. It is possible that the data from our clinical studies and trials may not be indicative of long-term patient outcomes. We cannot assure you that repeated, long-term use would not result in unanticipated adverse effects, potentially even after the sensor is removed.

Our products may cause or contribute to adverse medical events or be subject to failures or malfunctions that we are required to report to the FDA, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition and results of operations. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.

If our products are approved or cleared, we will be subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of our products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, could cause or contribute to a death or serious injury. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. Manufacturers are also expected to maintain certain policies, procedures, and records regarding complaints and medical device reporting. If we fail to comply with our reporting and recordkeeping obligations, the FDA could take action, including warning letters, untitled letters, it has come to our attention letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device clearance or approval, seizure of our products or delay in clearance or approval of future products.

The FDA and foreign regulatory bodies have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future.

Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new clearances or approvals for the device before we may market or distribute the corrected device. Seeking such clearances or approvals may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties or civil or criminal fines.

Quality problems could lead to recalls or safety alerts, reputational harm, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Quality is very important to us and our customers due to the serious and costly consequences of product failure, and our business exposes us to potential product liability risks that are inherent in the design, manufacture, and marketing of medical devices. To comply with the FDA’s medical device reporting requirements, for example, we have are required to file reports of applicable field failures. Although we believe we have taken and are taking appropriate action aimed at reducing and/or eliminating field failures, we may have other product failures in the future. Product or component failures, manufacturing nonconformances, design defects, off-label use, or inadequate disclosure of product-related risks or product-related information with respect to our products, if they were to occur, could result in an unsafe condition or injury to, or death of, a patient. These problems could lead to recalls, corrections or removals of, or issuance of a safety alert relating to, our products, and could result in product liability claims and lawsuits.

Additionally, the production of our products must occur in a highly controlled and clean environment to minimize particles and other yield- and quality-limiting contaminants. Weaknesses in process control or minute impurities in materials may cause a substantial percentage of defective products. If we are not able to maintain stringent quality controls, or if contamination problems arise, our clinical development and commercialization efforts could be delayed, which would harm our business and our results of operations.

If we fail to meet any applicable product quality standards and our products are the subject of recalls or safety alerts, our reputation could be damaged, we could lose customers, our reputation could be harmed and our revenue and results of operations could decline.

If we or our suppliers or distributors fail to comply with ongoing regulatory requirements, or if we have unanticipated problems with our products, the products could be subject to restrictions or withdrawal from the market.

Our products, if cleared or approved, would be subject to extensive regulation as medical devices in the United States and elsewhere, including by the FDA and its foreign counterparts. Any product for which we obtain marketing approval, clearance or authorization (and the activities related to its production, distribution, and promotion, sale, and marketing) will be subject to continual review and periodic inspections by the FDA and other regulatory bodies, which may include inspection of our manufacturing processes, complaint handling and adverse event reporting, post-approval clinical data and promotional activities for such product. The FDA’s Medical Device Reporting, or MDR, regulations require that we report to the FDA any incident in which our product may have caused or contributed to a death or serious injury, or in which our product malfunctioned and, if the malfunction were to recur, it would likely cause or contribute to a death or serious injury.

In addition, government regulations specific to medical devices are wide ranging and govern, among other things:

●	product design, development, manufacture, and release;

●	laboratory and clinical testing, labeling, packaging, storage and distribution;

●	product safety and efficacy;

●	premarketing clearance or approval;

●	record keeping;

●	product marketing, promotion and advertising, sales and distribution;

●	post-marketing surveillance, including reporting of deaths or serious injuries and recalls and correction and removals;

●	post-market approval studies; and

●	product import and export.

If the FDA determines that there is a reasonable probability that a device intended for human use would cause serious, adverse health consequences or death, the agency may issue a cease distribution and notification order and a mandatory recall order. We may also decide to recall a product voluntarily if we find a material deficiency, including unacceptable risks to health, manufacturing defects, design errors, component failures, labeling defects, or other issues. Recalls of our products could divert the attention of our management and have an adverse effect on our reputation, financial condition, and operating results.

We and certain of our suppliers are also required to comply with the FDA’s Quality System Regulation, or QSR, and other regulations which cover the methods and documentation of the design, testing, production, control, selection and oversight of suppliers or contractors, quality assurance, labeling, packaging, storage, complaint handling, shipping and servicing of our products. The FDA may enforce the QSR through announced (through prior notification) or unannounced inspections.

Compliance with ongoing regulatory requirements can be complex, expensive and time-consuming. Failure by us or one of our suppliers or distributors to comply with statutes and regulations administered by the FDA, competent authorities and other regulatory bodies, or failure to take adequate response to any observations, could result in, among other things, any of the following actions:

●	warning letters or untitled letters that require corrective action;

●	delays in approving, or refusal to approve, our systems;

●	fines and civil or criminal penalties;

●	unanticipated expenditures;

●	FDA refusal to issue certificates to foreign governments needed to export our products for sale in other countries;

●	suspension or withdrawal of clearance or approval by the FDA or other regulatory bodies;

●	product recall or seizure;

●	administrative detention;

●	interruption of production, partial suspension, or complete shutdown of production;

●	interruption of the supply of components from our key component suppliers;

●	operating restrictions;

●	court consent decrees;

●	FDA orders to repair, replace, or refund the cost of devices;

●	injunctions; and

●	criminal prosecution.

The potential effect of these events can in some cases be difficult to quantify. If any of these actions were to occur, it would harm our reputation and cause our product sales and profitability to suffer. In addition, we believe events that could be classified as reportable events pursuant to MDR regulations are generally underreported by physicians and users, and any underlying problems could be of a larger magnitude than suggested by the number or types of MDRs filed by us. Furthermore, while we select and monitor our key component suppliers to ensure key quality objectives are met and maintained, and performance of each key component supplier is continually re-evaluated based on objective evidence gathered by our quality assurance department, we cannot be certain that our key component suppliers currently are or will always continue to be in compliance with all applicable regulatory requirements.

Even if regulatory approval or clearance of a product is granted, the approval or clearance may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing or surveillance to monitor the safety or effectiveness of the product. Later discovery of previously unknown problems with our products, including software bugs, unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as the QSR, MDR reporting, or other post-market requirements may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recalls, fines, suspension of regulatory approvals, product seizures, injunctions, the imposition of civil or criminal penalties, or criminal prosecution. In addition, our distributors have rights to create marketing materials for their sales of our products, and may not adhere to contractual, legal or regulatory limitations that are imposed on their marketing efforts.

We may be subject to fines, penalties and injunctions if we are determined to be promoting the use of our products for unapproved or improper off-label uses or determined to have made claims that are untruthful or misleading or not adequately substantiated.

We believe our marketing, promotional and educational materials and practices comply with FDCA, Federal Trade Commission Act, and other applicable laws and regulations, as may be amended from time to time. If the FDA, FTC or other regulatory body with competent jurisdiction over us, our activities or products takes the position that our marketing, promotional or other materials or activities constitute improper promotion or marketing of an unapproved or improper use, or that they contain untruthful, misleading, or inadequately substantiated statements or claims, such regulatory body could request that we modify our materials or practices, or subject us to regulatory enforcement actions, including the issuance, depending on the regulatory body and the nature of the alleged violation, of a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider promotional, marketing or other materials or activities to constitute improper promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. Recent court decisions have impacted the FDA’s enforcement activity regarding off-label promotion in light of First Amendment considerations; however, there are still significant risks in this area in part due to the potential False Claims Act exposure and the FDA’s continued focus on ensuring devices are marketed in a manner consistent with their FDA-required labeling.

It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our educational and promotional activities or training methods to constitute promotion of an off-label use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged, and adoption of the products could be impaired. Although our policy is to refrain from statements that could be considered off-label promotion of our products, if cleared or approved, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. It is also possible that other federal, state or foreign enforcement authorities might take action, including, but not limited to, through a whistleblower action under the FCA, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil or administrative penalties, treble damages, fines, disgorgement, exclusion from participation in government healthcare programs, reporting requirements and compliance oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations. In addition, the off-label use of any products for which we receive approval or clearance may increase the risk of product liability claims. Product liability claims are expensive to defend and could divert our management’s attention, result in substantial damage awards against us, and harm our reputation.

Our current or future products may be subject to product recalls even after receiving FDA clearance or approval. A recall of our products, either voluntarily or at the direction of the FDA, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.

Medical devices can experience performance problems in the field that require review and possible corrective action. The occurrence of component failures, manufacturing errors, software errors, design defects or labeling inadequacies affecting a medical device could lead to a government-mandated or voluntary recall by the device manufacturer, in particular when such deficiencies may endanger health. The FDA and similar governmental bodies in other countries have the authority to require the recall of our products if we or our third-party manufacturers fail to comply with relevant regulations pertaining to, among other things, manufacturing practices, labeling, advertising or promotional activities, or if new information is obtained concerning the safety or efficacy of these products. For example, under the FDA’s MDR regulations, we are required to report to the FDA any incident in which our products may have caused or contributed to a death or serious injury or in which our products malfunctioned in a manner likely to cause or contribute to death or serious injury if that malfunction were to recur. Repeated adverse events or product malfunctions may result in a voluntary or involuntary product recall, or administrative or judicial seizure or injunction, when warranted. A government-mandated recall may be ordered if the FDA finds that there is a reasonable probability that the device would cause serious, adverse health consequences or death. A voluntary recall by us could occur as a result of any material deficiency in a device, such as manufacturing defects, labeling deficiencies, packaging defects or other failures to comply with applicable regulations, such as a failure to obtain marketing approval or clearance before launching a new product. In general, if we decide to make a change to our product, we are responsible for determining whether to classify the change as a recall. It is possible that the FDA could disagree with our initial classification. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. If a change to a device addresses a violation of the federal Food, Drug, and Cosmetic Act, or FDCA, that change would generally constitute a medical device recall and require submission of a recall report to the FDA. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect our sales. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, will distract management from operating our business and may harm our reputation and financial results.

Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be subject to product liability claims, be required to bear other costs, or be required to take other actions that may have a negative impact on our future sales and our ability to generate profits. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification to the FDA. If the FDA disagrees with our determinations, the FDA could require us to report those actions as recalls. A future recall, withdrawal, or seizure of any product could materially and adversely affect consumer confidence in the Profusa brand, lead to decreased demand for our products and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report recalls when they were conducted by us or one of our agents.

Health care policy changes, including U.S. health care reform legislation, may have a material adverse effect on our business.

Although we do not currently have a product on the market in the U.S. and do not make patient referrals or bill Medicare, Medicaid, or other government or commercial third-party payors, we may be subject to a number of healthcare statutory and regulatory requirements, and therefore may be affected by changes in health care laws and regulations. In response to increases in health care costs in recent years, there have been and continue to be proposals by the federal government, state governments, regulators, and third-party payors to control these costs and, more generally, to reform the U.S. health care system. Certain of these proposals could limit the prices we are able to charge for the products we may commercialize or the amounts of reimbursement available for the products we may commercialize and could limit the acceptance and availability of our products. Further, while the United States has begun shifting to pay-for-performance rather than fee-for-service models and has been embracing many shared-risk arrangements, the Centers for Medicare & Medicaid Services (CMS) and the Department of Health and Human Services, Office of Inspector General (OIG) specifically excluded medical device manufacturers from utilizing the new, more flexible Stark Law exceptions and Anti-Kickback Statute safe harbors under the Final Rules, part of the U.S. Department of Health and Human Services’ Regulatory Sprint to Coordinated Care, which were published on December 2, 2020 in the Federal Register and were largely effective January 19, 2021. The exclusion of manufacturers from utilizing these exceptions and safe harbors may not allow us to avail ourselves of immunity from liability under the laws, potentially inviting greater scrutiny over any potential shared risk arrangements.

On November 16, 2020 the OIG published a Special Fraud Alert addressing manufacturer Speaker Programs signaling both a narrower government view of AKS compliance with respect to such programs as well as the potential for increased enforcement in this space by government oversight agencies such as the OIG and the Department of Justice (DOJ). We continue to assess industry response to the Special Fraud Alert and have and may continue to make modifications to certain aspects of our speaker programs, which may have a detrimental impact on our ability to educate healthcare providers about our products and to promote use of our products, which may lead to decreased product sales and negatively impact our business, financial condition and results of operations.

Comprehensive healthcare legislation, signed into law in the United States in March 2010, titled the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, collectively, the ACA, imposes certain stringent compliance, recordkeeping, and reporting requirements on companies in various sectors of the life sciences industry, and enhanced penalties for non-compliance. There have been numerous legal and Congressional challenges to the law’s provisions. On June 17, 2021, the U.S. Supreme Court dismissed a legal challenge to the law brought by several states arguing that, without the individual mandate, the entire Affordable Care Act ACA was unconstitutional. The Supreme Court dismissed the lawsuit without ruling on the merits of the states’ constitutionality arguments.

Other legislative changes have been proposed and adopted in the U.S. since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by the U.S. Congress. This includes aggregate reductions of Medicare payments to providers of 2% per fiscal year, which went into effect in April 2013. As a result of the COVID-19 pandemic, this reduction was temporarily suspended from May 1, 2020 through March 31, 2022, with subsequent reductions to 1% from April 1, 2022 until June 30, 2022. The 2% reduction was then reinstated and has been in effect since June 30, 2022, and will remain in effect (with additional reductions of 2.25% in the first half of 2030 and 3% in the second half of 2030 to offset the COVID-19 suspension) until 2031 unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was enacted which, among other things, further reduced Medicare payments to several providers, including hospitals and outpatient clinics, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

We cannot predict what additional new legislation, agency priorities, and rulemakings may be on the horizon as the United States continues to reassess how it pays for healthcare. As a result, we cannot quantify or predict what impact any changes might have on our business and results of operations. However, any changes that lower reimbursement for our products could materially and adversely affect our business, financial condition and results of operations.

Other legal, regulatory and commercial policy influences are subjecting our industry to significant changes, and we cannot predict whether new regulations or policies will emerge from U.S. federal or state governments, foreign governments, or third-party payors. Third-party payors in the United States often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. There may be significant delays in obtaining coverage and reimbursement for products we are able to commercialize, as the process of determining coverage and reimbursement is often time consuming and costly which will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage or adequate reimbursement will be obtained. It is difficult to predict at this time what government authorities and third-party payors will decide with respect to coverage and reimbursement for our products. Government and third-party payors may, in the future, consider healthcare policies and proposals intended to curb rising healthcare costs, including those that could significantly affect reimbursement for healthcare products such as our systems. These policies have included, and may in the future include: basing reimbursement policies and rates on clinical outcomes, the comparative effectiveness, and costs, of different treatment technologies and modalities; imposing price controls and taxes on medical device providers; and other measures. Future significant changes in the healthcare systems in the United States or elsewhere could also have a negative impact on the demand for our current and future products. These include changes that may reduce reimbursement rates for our products and changes that may be proposed or implemented by the current or future laws or regulations.

We are subject to federal, state and foreign laws prohibiting “kickbacks” and false or fraudulent claims, and other fraud and abuse laws, transparency laws, and other health care laws and regulations, which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.

Although we do not currently have an approved or commercialized product in the U.S., our relationships with customers and third-party payors for our products, once approved and commercialized, may be subject to broadly applicable fraud and abuse and other health care laws and regulations that may constrain our sales, marketing and other promotional activities by limiting the kinds of financial arrangements, including sales programs and certain customer and product support programs, we may have with hospitals, physicians or other purchasers of medical devices. Other federal and state laws generally prohibit individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, or are for items or services that were not provided as claimed. These laws include, among others, the federal Anti-Kickback Statute, the federal civil False Claims Act, other federal health care false statement and fraud statutes, the federal Physician Payments Sunshine Act, the Civil Monetary Penalties Law, and analogous fraud and abuse and transparency laws in most states. While the federal laws generally apply only to products or services for which payment may be made by a federal healthcare program, state laws often apply regardless of whether federal funds may be involved.

While we believe and make every effort to ensure that our business arrangements with third parties and other activities and programs comply with all applicable laws, these laws are complex, and our activities may be found not to be compliant with one or more of these laws, which may result in significant civil, criminal and/or administrative penalties, fines, damages and exclusion from participation in federal health care programs. Even an unsuccessful challenge or investigation into our practices could cause adverse publicity, and be costly to respond to, and thus could have a material adverse effect on our business, financial condition and results of operations. Our compliance with Medicare and Medicaid regulations may be reviewed by federal or state agencies, including the OIG, CMS, and DOJ, or may be subject to whistleblower lawsuits under federal and state false claims laws. To ensure compliance with Medicare, Medicaid and other regulations, government agencies conduct periodic audits of the Company to ensure compliance with various supplier standards and billing requirements.

Similarly, our international operations are subject to the provisions of the FCPA, which prohibits U.S. companies and their intermediaries from making payments in violation of law to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage. In many countries, the healthcare professionals that medical device distributors regularly interact with may meet the definition of a foreign official for purposes of the FCPA. International business operations are also subject to various other international anti-bribery laws such as the U.K. Anti-Bribery Act. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and compliance programs and internal policies and procedures, we may not always prevent unauthorized, reckless or criminal acts by our employees or agents, or employees or agents of businesses or operations we may acquire. Violations of these laws, or allegations of such violations, could disrupt operations, involve significant management distraction and have a material adverse effect on our business, financial condition and results of operations, among other adverse consequences.

Changes to the regulatory landscape may impact our ability to obtain marketing authorization for future product developments.

Development or changes to the FDA or foreign regulatory approval standards and processes, including both legal and policy changes, could also delay or prevent the approval of our products submitted for review. For example, as part of the 21st Century Cures Act passed in 2016, Congress enacted several reforms that further affect medical device regulation both pre- and post-approval, and FDA implementation and development of guidance in many areas is still ongoing. In addition, the FDA is in the process of reviewing the 510(k) approval process and criteria and has announced initiatives to improve the current pre- and post-market regulatory processes and requirements associated with infusion pumps and other home-use medical devices. As part of this effort, the FDA is reviewing the adverse event reporting and recall processes for insulin pumps. Any change in the laws or regulations that govern the clearance and approval processes relating to our current and future products could make it more difficult and costly to obtain clearance or approval for new products, or to produce, market and distribute existing products. The data contained in our submissions, including data drawn from our clinical trials, may not be sufficient to support clearance or approval of our products or additional or expanded indications.

Medical device company stock prices have declined significantly in certain circumstances where companies have failed to meet expectations in regard to the timing of regulatory approval. If the FDA’s response causes product approval delays, or is not favorable for any of our products, our stock price (and the market price of our senior convertible notes) could decline substantially. It is uncertain how these potential changes may impact our ability to gain clearance or approval from FDA for our products in the future.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay approval or clearance of our future products under development or impact our ability to modify our currently cleared products on a timely basis. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of planned or future products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new statutes, regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of any future products or make it more difficult to obtain clearance or approval for, manufacture, market or distribute our products. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require: additional testing prior to obtaining clearance or approval; changes to manufacturing methods; recall, replacement or discontinuance of our products; or additional record keeping.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be promulgated that could prevent, limit or delay regulatory clearance or approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad.

Any change in the laws or regulations that govern the clearance and approval processes relating to our current, planned and future products could make it more difficult and costly to obtain clearance or approval for new products or to produce, market and distribute existing products. Significant delays in receiving clearance or approval or the failure to receive clearance or approval for any new products would have an adverse effect on our ability to expand our business. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing clearance that we may have obtained and we may not achieve or sustain profitability.

Our failure to comply with laws, regulations and contract requirements relating to reimbursement of health care goods and services may subject us to penalties and adversely impact our reputation, business, financial condition and cash flows.

We are subject to laws, regulations and contractual requirements regulating the provision of, and reimbursement for, health care goods and services, both in our capacity as a medical device manufacturer and/or as a supplier of covered items and services to federal health care program beneficiaries, with respect to which items and services we submit claims for reimbursement from such programs. The laws and regulations of health care goods and services that apply to us, including those described above, are subject to evolving interpretations and enforcement discretion. As part of our compliance program, we have reviewed our sales contracts, marketing materials, referral source relationships, programmatic offerings, and billing practices (among others) to reduce the risk of non-compliance with these and other foreign, federal and state laws. If a governmental authority was to conclude that we are not in compliance with applicable laws and regulations, we and our officers, directors and employees could be subject to criminal and civil penalties, including, for example, exclusion from participation as a supplier of product to beneficiaries covered by federal healthcare programs, including but not limited to Medicare and Medicaid. Any failure to comply with laws, regulations or contractual requirements relating to reimbursement and health care goods and services could adversely affect our reputation, business, financial condition and cash flows.

We are subject to complex and evolving U.S. and foreign laws and regulations and other requirements regarding privacy, data protection, security, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

We are subject to a number of foreign, federal and state laws and regulations protecting the use, disclosure and confidentiality of certain patient health and personal information, including patient records, and restricting the use and disclosure of that protected information. These laws include foreign, federal and state medical privacy laws, breach notification laws and consumer protection laws. As our customer base grows to include U.S. federal government agencies, Profusa may also need comply with Federal Risk and Authorization Management Program and Cybersecurity Maturity Model Certification requirements. These frameworks impose stringent cybersecurity standards and potentially significant non-compliance penalties.

In addition, foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. For example, data localization laws in some countries generally mandate that certain types of data collected in a particular country be stored and/or processed within that country. We may be subject to inquiries, investigations and audits in Europe and around the world, particularly in the areas of consumer and data protection, which will arise in the ordinary course of business and may increase in frequency as we continue to grow and expand our operations. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that make our products less useful to our customers, require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. These changes or increased costs could negatively impact our business and results of operations in material ways.

In the ordinary course of our business, we collect and store sensitive data, such as our proprietary business information and that of our clients, contractors, vendors and others as well as personally identifiable information of our customers, vendors and others, which data may include full names, social security numbers, addresses, and birth dates, in our data centers and on our networks. Our employees, contractor and vendors may also have access to and may use personal health information in the ordinary course of our business. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures and business controls, our information technology and infrastructure may be vulnerable to attacks by hackers, breaches due to employee, contractor or vendor error, or malfeasance or other disruptions or subject to the inadvertent or intentional unauthorized release of information. Any such occurrence could compromise our networks and the information stored thereon could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, and liability under laws that protect the privacy of personal information and regulatory penalties, disrupt our operations and the services we provide to our clients or damage our reputation, any of which could adversely affect our profitability, revenue and competitive position.

As we grow and expand our administrative, customer support or IT support services, we may also utilize the services of personnel and contractors located outside of the United States to perform certain functions. While we make every effort to review our applicable contracts and other payor requirements, a local, state, or federal government agency or one of our customers may find the use of offshore resources to be a violation of a legal or contractual requirement, which could result in termination of the contractual relationship, penalties, or changes in our business operations that could adversely affect our business, financial condition, and results of operations. Additionally, while we have implemented industry standard security measures for offshore access to protected health information and other personal information, unauthorized access or disclosure of such information by offshore personnel could result in legal claims or proceedings, and liability under laws that protect the privacy of personal information and regulatory penalties, disrupt our operations and the services we provide to our clients, damage to our reputation or result in the termination of contractual relationships, penalties or the loss of coverage, any of which could adversely affect our profitability, revenue and competitive position.

Security breaches and other disruptions that compromise our information and expose us to liability, could cause our business and reputation to suffer and could subject us to substantial liabilities.

The Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996, as amended, and implementing regulations, or HIPAA, extensively regulate the use and disclosure of individually identifiable health information, known as “protected health information,” and require covered entities, including health plans and most health care providers, to implement administrative, physical and technical safeguards to protect the security of such information. Certain provisions of the security and privacy regulations apply to business associates (entities that handle protected health information on behalf of covered entities), and business associates are subject to direct liability for violation of these provisions. In addition, a covered entity may be subject to penalties as a result of a business associate violating HIPAA, if the business associate is found to be an agent of the covered entity. Profusa is a covered entity under HIPAA and may also function in a business associate capacity to other covered entities.

Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay and notification must also be made to the U.S. Department of Health & Human Services, Office for Civil Rights, or OCR and, in certain situations involving large breaches, to the media. Various U.S. state laws and regulations may also require us to notify affected individuals and state agencies in the event of a data breach involving individually identifiable information.

Violations of the HIPAA privacy and security regulations may result in criminal and civil penalties. The OCR enforces the regulations and performs compliance audits. In addition to enforcement by OCR, state attorneys general are authorized to bring civil actions seeking either injunction or damages in response to violations that threaten the privacy of state residents. We follow and maintain a HIPAA compliance plan, which we believe complies with the HIPAA privacy and security regulations, but there can be no assurance that OCR or other regulators will agree. The HIPAA privacy regulations and security regulations have and will continue to impose significant costs on us in order to comply with these standards.

There are numerous other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security concerns. We also remain subject to federal or state privacy-related laws that are more restrictive than the regulations issued under HIPAA. These laws vary and could impose additional penalties. For example, the Federal Trade Commission uses its consumer protection authority to initiate enforcement actions in response to alleged privacy and data security violations. The California Consumer Privacy Act, or CCPA, which came into effect January 1, 2020 and was amended and expanded by the California Privacy Rights Act, or CPRA, which came into effect on January 1, 2023. The CCPA, including as amended by CPRA, among other things, create new data privacy obligations for covered companies and provide new privacy rights to California residents, including the right to opt out of certain disclosures of their information. The CCPA also creates a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. As of January 1, 2023, the CCPA applies broadly to California employees and personal information of business contacts, which we anticipate will increase our compliance costs. It remains unclear what, if any, additional modifications will be made to this legislation or how it will be interpreted and regulations implementing CPRA amendments will not be finalized before CPRA amendments come into effect. Therefore, the effects of the CCPA and CPRA are significant and will likely require us to modify our data processing practices, and may cause us to incur substantial costs and expenses to comply, particularly given our base of operations in California. There are also a number of other legislative proposals worldwide, including in the United States at both the federal and state level, that could impose additional and potentially conflicting obligations in areas affecting our business.

We are also subject to laws and regulations in foreign countries covering data privacy and other protection of health and employee information that may be more onerous than corresponding U.S. laws, including in particular the laws of Europe.

For instance, in the European Union, increasingly stringent data protection and privacy rules that have and will continue to have substantial impact on the use of patient data across the healthcare industry became effective in May 2018. The EU General Data Protection Regulation, or GDPR, applies across the European Union and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The GDPR fine framework can be up to 20 million euros, or up to 4% of the company’s total global turnover of the preceding fiscal year, whichever is higher. The GDPR also requires companies processing personal data of individuals residing in the European Union to comply with EU privacy and data protection rules, even if the company itself does not have a physical presence in the European Union. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities. Due to the strong consumer protection aspects of the GDPR, companies subject to its purview are allocating substantial legal costs to the development of necessary policies and procedures and overall compliance efforts. For example, following a decision of the Court of Justice of the EU in October 2015, the transfer of personal data to US companies that had certified as members of the US Safe Harbor Scheme was declared invalid. In July 2016, the European Commission adopted the EU-US Privacy Shield Framework, or the Privacy Shield Framework, which replaced the US Safe Harbor Scheme. On July 16, 2020, the Court of Justice of the European Union issued a decision that declared the Privacy Shield Framework invalid, and will also result in additional compliance obligations for companies that implement standard contractual clauses to ensure a valid basis for the transfer of personal data outside of Europe. We expect continued costs associated with maintaining compliance with GDPR into the future, and these provisions as interpreted by EU agencies, could negatively impact our business, financial condition and results of operations.

Cybersecurity risks and cyber incidents could result in the compromise of confidential data or critical data systems and give rise to potential harm to customers, remediation and other expenses, expose us to liability under HIPAA, consumer protection laws, or other common law theories, subject us to litigation and federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business and operations.

Cyber incidents can result from deliberate attacks or unintentional events. We collect and store on our networks sensitive information, including intellectual property, proprietary business information and personally identifiable information of individuals, such as our customers and employees. The secure maintenance of this information and technology is critical to our business operations. We have implemented multiple layers of security measures to protect the confidentiality, integrity and availability of this data and the systems and devices that store and transmit such data. We utilize current security technologies, and our defenses are monitored and routinely tested internally and by external parties. Additionally, we use third party products such as Amazon Cognito that provide advanced user authentication services that aim to prevent bad actors from accessing our systems. Despite these efforts, threats from malicious persons and groups, new vulnerabilities and advanced new attacks against information systems create risk of cybersecurity incidents. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, we may be unable to anticipate these incidents or techniques, timely discover them, or implement adequate preventative measures. When we leverage third-party tools to manage security features, we add an additional potential attack surface that is capable of being exploited.

We have modified our business practices and implemented telework policies wherever possible for appropriate categories of “nonessential” employees to minimize the disruption to our operations, to the extent possible. The continuation of these telework policies means additional operational risk, including increased cybersecurity risk. These cyber risks include, among other risks, greater phishing, malware, and other cybersecurity attacks, vulnerability to or disruptions of our information technology infrastructure and systems to support remote operations, increased risk of unauthorized access, use or dissemination of confidential information, limited ability to restore the systems in the event of a systems failure or interruption, greater risk of a security breach resulting in destruction, alteration or misuse of valuable information, including proprietary business information and personally identifiable information of individuals, all of which could expose us to risks of data or financial loss, litigation and liability.

These threats can come from a variety of sources, ranging in sophistication from an individual hacker to malfeasance by employees, consultants or other service providers to criminal or other unauthorized threat actors, including state-sponsored attacks. Cyber threats may be generic, or they may be custom-crafted against our information systems. Over the past several years, cyber attacks have become more prevalent and much harder to detect and defend against. These threat actors may be able to penetrate our security measures, breach our information technology systems, misappropriate or compromise confidential and proprietary information of our Company and our customers, cause system disruptions and shutdowns, or introduce ransomware, malware, or vulnerabilities into our products, systems, and networks or those of our customers and partners. Our network and storage applications, as well as those of our contractors, may be vulnerable to cyber-attack, malicious intrusion, malfeasance, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security or other problems that unexpectedly could interfere with the operation of our products. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving our employees, contractors and temporary staff.

We are and may continue to be subject to cybersecurity incidents that bypass our security measures. Such incidents may impact the integrity, availability or privacy of personal health information or other data subject to privacy laws or disrupt our information systems, devices or business, including our ability to deliver services to our customers. As a result, cybersecurity, physical security and the continued development and enhancement of our controls, processes and practices designed to protect our enterprise, information systems and data from attack, damage or unauthorized access remain a priority for us. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any cybersecurity vulnerabilities. The occurrence of any of these events could result in:

●	harm to customers;

●	business interruptions and delays;

●	the loss, misappropriation, corruption or unauthorized access of data;

●	litigation, including potential class action litigation, and potential liability under privacy, security and consumer protection laws or other applicable laws;

●	reputational damage;

●	increase to insurance premiums; and

●	foreign, federal and state governmental inquiries, any of which could have a material, adverse effect on our financial position and results of operations and harm our business reputation.

Failure to protect our information technology infrastructure against cyber-based attacks, network security breaches, service interruptions, or data corruption could significantly disrupt our operations and adversely affect our business and operating results.

We rely on information technology and telephone networks and systems, including the Internet, to process and transmit sensitive electronic information and to manage or support a variety of business processes and activities, including sales, billing, customer service, procurement and supply chain, manufacturing, and distribution. We use enterprise information technology systems to record, process, and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal, and tax requirements. System failures or outages, including any potential disruptions due to significantly increased global demand on certain cloud-based systems, or failures to adequately scale our data platforms and architectures support patient care could compromise our ability to perform these functions in a timely manner, which could harm our ability to conduct business or delay our financial reporting. Such failures could materially adversely affect our operating results and financial condition. Our information technology systems, some of which are managed by third parties, may be susceptible to damage, disruptions or shutdowns due to computer viruses, ransomware or other malware, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. Although we have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third-party vendor, such measures cannot provide absolute security. In addition, certain countries have implemented or may implement legislative and technological actions that either do or can effectively regulate access to the internet, including the ability of internet service providers to limit access to specific websites or content. Other countries have attempted or are attempting to change or limit the legal protections available to businesses that depend on the internet for the delivery of their services. If our systems are breached or suffer severe damage, disruption or shutdown and we are unable to effectively resolve the issues in a timely manner, our business and operating results may significantly suffer and we may be subject to litigation, government enforcement actions and other actions for which we could face financial liability and other adverse consequences which may include:

●	additional government oversight of our operations;

●	loss of existing customers;

●	difficulty in attracting new customers;

●	problems in determining product cost estimates and establishing appropriate pricing;

●	difficulty in preventing, detecting, and controlling fraud;

●	disputes with customers, physicians, and other health care professionals;

●	increases in operating expenses, incurrence of expenses, including notification and remediation costs;

●	regulatory fines or penalties;

●	individual actions or class actions for damages;

●	loss of revenues (including through loss of coverage or reimbursement);

●	product development delays;

●	disruption of key business operations; and

●	diversion of attention of management and key information technology resources.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, thereby preventing new products and services from being developed or commercialized in a timely manner or otherwise preventing those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve or clear new medical device products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also increase the time necessary for new products to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times, and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical employees and stop critical activities. Separately, in response to the COVID-19 pandemic, in March 2020, the FDA temporarily postponed routine surveillance inspections of domestic manufacturing facilities and provided guidance regarding the conduct of clinical trials, which has since been further updated and is being refreshed on a periodic basis. The FDA has also noted that it is continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals and conducting “mission-critical” domestic and foreign inspections to ensure compliance of manufacturing facilities with FDA quality standards.

Subsequently, in July 2020, the FDA announced its intention to resume certain on-site inspections of domestic manufacturing facilities subject to a risk-based prioritization system. The FDA intends to use this risk-based assessment system to identify the categories of regulatory activity that can occur within a given geographic area, ranging from mission-critical inspections to resumption of all regulatory activities. The agency’s rating system is used to assist in determining when and where it is safest to conduct such inspections based on data about the virus’s trajectory in a given state and locality and the rules and guidelines that are put in place by state and local governments. The FDA’s assessment of whether an inspection is mission-critical considers many factors related to the public health benefit of U.S. patients having access to the product subject to inspection, including whether the products are used to diagnose, treat, or prevent a serious disease or medical condition for which there is no other appropriate substitute. Both for-cause and pre-approval inspections can be deemed mission-critical. This is nonetheless subject to change.

Risks Related to Intellectual Property Protection and Use

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from shipping affected products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief. We may also be subject to other claims or suits.

Third parties may assert infringement or misappropriation claims against us with respect to our current or future products. We are aware of numerous patents issued to third parties that may relate to aspects of our business, including the design and manufacture of CGM sensors and membranes, as well as methods for oxygen and continuous glucose monitoring. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of such third parties or others. Our competitors may assert that our systems or the methods we employ in the use of our systems are covered by U.S. or foreign patents held by them. This risk is exacerbated by the fact that there are numerous issued patents and pending patent applications relating to our systems in the medical technology field. Because patent applications may take years to issue, there may be applications now pending of which we are unaware that may later result in issued patents that our products infringe. There could also be existing patents of which we are unaware that one or more components of our system may inadvertently infringe. As the number of competitors in the market grows, the possibility of patent infringement by us or a patent infringement claim against us increases. If we are unable to successfully defend any such claims as they may arise or enter into or extend settlement and license agreements on acceptable terms or at all, our business operations may be harmed.

Any infringement or misappropriation claim could place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. In addition, if the relevant patents are upheld as valid and enforceable and we are found to infringe such patents, we could be prohibited from selling any of our products that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. We may be unable to maintain or renew licenses on terms acceptable to us, if at all, and we may be prohibited from selling any of our products that required the technology covered by the relevant licensed patents. Even if we are able to redesign our products to avoid an infringement claim, we may not receive FDA approval for such changes in a timely manner or at all.

Any adverse determination in litigation or derivation proceedings to which we are or may become a party relating to patents or other intellectual property rights could subject us to significant liabilities to third parties or require us to seek licenses from other third parties. If we are found to infringe third-party patents, a court could order us to pay damages to compensate the patent owner for the infringement, such as a reasonable royalty amount and/or profits lost by the patent owners, along with prejudgment and/or post-judgment interest. Furthermore, if we are found to willfully infringe third-party patents, we could, in addition to other penalties, be required to pay treble damages; and if the court finds the case to be exceptional, we may be required to pay attorneys’ fees for the prevailing party. If we are found to infringe third-party copyrights or trademarks or misappropriate third-party trade secrets, based on the intellectual property at issue, a court could order us to pay statutory damages, actual damages, or profits, such as reasonable royalty or lost profits of the owners, unjust enrichment, disgorgement of profits, and/or a reasonable royalty, and the court could potentially award attorneys’ fees or exemplary or enhanced damages. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and would likely include ongoing royalties. We may be unable to obtain necessary intellectual property licenses on satisfactory terms. If we do not obtain any such necessary licenses, we may not be able to redesign our products to avoid infringement and any redesign may not receive FDA approval or other requisite marketing authorization in a timely manner or at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary intellectual property licenses could prevent us from manufacturing and selling our products, which would have a significant adverse impact on our business. If litigation were to be initiated by intellectual property owners, there could significant legal fees and costs incurred in defending litigation (which may include filing administrative actions to attack the intellectual property) as well as a potential monetary settlement payment to the owners, even if the matter is resolved before going to trial. Moreover, the owners may take an overly aggressive approach and/or include multiple allegations in a single litigation.

In addition, from time to time, we are subject to various claims, complaints and legal actions arising out of the ordinary course of business, including commercial insurance, product liability or employment-related matters.

Also, from time to time, we may bring claims or initiate lawsuits against various third parties with respect to matters arising out of the ordinary course of our business, including commercial and employment-related matters. We do not believe we are party to any currently pending legal proceedings, the outcome of which could have a material adverse effect on our business, financial condition or results of operations. There can be no assurance that existing or future legal proceedings arising in the ordinary course of business or otherwise will not have a material adverse effect on our business, financial condition or results of operations.

Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technology, which could substantially impair our ability to compete.

Our success and our ability to compete depend, in part, upon our ability to maintain the proprietary nature of our technologies. We rely on a combination of patent, copyright and trademark law, and trade secrets and nondisclosure agreements to protect our intellectual property. However, such methods may not be adequate to protect us or permit us to gain or maintain a competitive advantage. Our patent applications may not issue as patents in a form that will be advantageous to us, or at all. Our issued patents, and those that may issue in the future, may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related products. In addition, there are numerous changes to the patent laws and proposed changes to the rules of the U.S. Patent and Trademark Office, which may have a significant impact on our ability to protect our technology and enforce our intellectual property rights.

To protect our proprietary rights, we may in the future need to assert claims of infringement against third parties. The outcome of litigation to enforce our intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable, could result in substantial costs and diversion of resources, and could have a material adverse effect on our business, financial condition and results of operations regardless of the final outcome of such litigation. In the event of an adverse judgment, a court could hold that some or all of our asserted intellectual property rights are not infringed, or are invalid or unenforceable, and could award attorney fees.

Despite our efforts to safeguard our unpatented and unregistered intellectual property rights, we may not succeed in doing so or the steps taken by us in this regard may not be adequate to detect or deter misappropriation of our technology or to prevent an unauthorized third party from copying or otherwise obtaining and using our products, technology or other information that we regard as proprietary. In addition, third parties may be able to design around our patents. Furthermore, the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe on our patents or the patents that we license. In the event of infringement or unauthorized use, we may file one or more infringement lawsuits, which can be expensive and time-consuming. An adverse result in any such litigation proceedings could put one or more of our patents at risk of being invalidated, being found to be unenforceable or being interpreted narrowly and could put our patent applications at risk of not issuing. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Many of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise any funds necessary to continue our operations, continue our internal research programs, in-license needed technology, or enter into development partnerships that would help us bring our products to market.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed alleged trade secrets of their other clients or former employers to us, which could subject us to costly litigation.

As is common in the medical device industry, we engage the services of consultants and independent contractors to assist us in the development of our products. Many of these consultants and independent contractors were previously employed at, or may have previously provided or may be currently providing consulting or other services to, universities or other technology, biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may become subject to claims that we, a consultant or an independent contractor inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. We may similarly be subject to claims stemming from similar actions of an employee, such as one who was previously employed by another company, including a competitor or potential competitor. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team. If we were to be unsuccessful, we could lose access or exclusive access to valuable intellectual property.

We may not be able to protect our intellectual property rights throughout the world, which could materially, negatively affect our business.

Filing, prosecuting and defending patents on current and future products in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, regardless of whether we are able to prevent third parties from practicing our inventions in the United States, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not pursued and obtained patent protection to develop their own products, and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as it is in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Even if we pursue and obtain issued patents in particular jurisdictions, our patent claims or other intellectual property rights may not be effective or sufficient to prevent third parties from competing. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license and may adversely impact our business.

In addition, we also face the risk that our products are imported or reimported into markets with relatively higher prices from markets with relatively lower prices, which would result in a decrease of sales and any payments we receive from the affected market. Recent developments in U.S. patent law have made it more difficult to stop these and related practices based on theories of patent infringement.

If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business could be harmed.

We rely heavily on trade secrets and confidentiality agreements to protect our unpatented know-how, technology and other confidential proprietary information, and to maintain our competitive position. However, trade secrets and know-how can be difficult to protect. In particular, we anticipate that with respect to our technologies, these trade secrets and know-how will over time be disseminated within the industry through independent development, the publication of journal articles describing the methodology, and the movement of personnel from academic to industry scientific positions.

In addition to pursuing patents on our technology, we take steps to protect our intellectual property and proprietary technology by entering into agreements, including confidentiality agreements, non-disclosure agreements and intellectual property assignment agreements, with our employees, consultants, academic institutions, corporate partners and, when needed, our advisers. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors or other third parties will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure, which could materially and adversely impact our ability to establish or maintain a competitive advantage in the market, and our business, financial condition, results of operations and prospects.

Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had wrongfully obtained and was using our trade secrets, it would be expensive and time-consuming, it could distract our personnel, and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets or may not recognize certain claims of intellectual property infringement.

We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor or other third party, absent patent and copyright protection, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Competitors or third parties could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, design around our protected technology, develop their own competitive technologies that fall outside the scope of our intellectual property rights or independently develop our technologies without reference to our trade secrets. If any of our trade secrets were to be disclosed to or independently discovered by a competitor or other third party, it could materially and adversely affect our business, financial condition, results of operations and prospects.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case. In some cases, our licensors may be responsible for, for example, these payments, thereby decreasing our control over compliance with these requirements.

We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products, and we cannot provide any assurances that we would be able to obtain such licenses.

We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products, and we cannot provide any assurances that third-party patents do not exist that might be enforced against our current or future products in the absence of such a license. We may fail to obtain any of these licenses on commercially reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. If we could not obtain a license, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation. Licensing intellectual property involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	our right to sublicense patent and other rights to third parties under collaborative development relationships;

●	our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our products, and what activities satisfy those diligence obligations; and

●	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners.

If disputes over licensed intellectual property prevent or impair our ability to maintain the licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product, or the dispute may have an adverse effect on our results of operations.

In addition to agreements pursuant to which we in-license intellectual property, we have in the past, and we may in the future, grant licenses under our intellectual property. Like in-licenses, out-licenses are complex, and disputes may arise between us and our licensees, such as the types of disputes described above. Moreover, our licensees may breach their obligations, or we may be exposed to liability due to our failure or alleged failure to satisfy our obligations. Any such occurrence could have an adverse effect on our business.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

The measures that we use to protect the security of our intellectual property and other proprietary rights may not be adequate, which could result in the loss of legal protection for, and thereby diminish the value of, such intellectual property and other rights.

In addition to pursuing patents on our technology, we also rely upon trademarks, trade secrets, copyrights and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. In addition, we take steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Our suppliers also have access to the patented technology owned or used by us as well as other proprietary information, and these suppliers are subject to confidentiality provisions under their agreements with us.

Such agreements or provisions may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Notwithstanding any such agreements, there is no assurance that our current or former manufacturers or suppliers will not use and/or supply our competitors with our trade secrets, know-how or other proprietary information to which these parties gained access or generated from their relationship with us. This could lead to our competitors gaining access to patented or other proprietary information. Moreover, if a party to an agreement with us has an overlapping or conflicting obligation to a third party, our rights in and to certain intellectual property could be undermined. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time-consuming, the outcome would be unpredictable, and any remedy may be inadequate. In addition, courts outside the United States may be less willing to protect trade secrets.

In addition, competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect our market share against competitors’ products and methods, our competitive position could be adversely affected, as could our business.

Our issued patents could be found invalid or unenforceable if challenged in court, which could have a material adverse impact on our business.

If we or any of our partners were to initiate legal proceedings against a third party to enforce a patent covering one of our products or services, the defendant in such litigation could counterclaim that our patent is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement during prosecution. Third parties may also raise similar claims before the USPTO even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the challenged patent. Such a loss of patent protection would have a material adverse impact on our business.

Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our products.

The America Invents Act, or AIA, introduced changes that limit where a patent holder may file a patent infringement suit and providing additional opportunities for third parties to challenge any issued patent in the USPTO. This applies to all of our owned and in-licensed U.S. patents, even those issued before March 16, 2013 (the effective date of the AIA). Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years, such as Impression Products, Inc. v. Lexmark International, Inc., Association for Molecular Pathology v. Myriad Genetics, Inc., Mayo Collaborative Services v. Prometheus Laboratories, Inc. and Alice Corporation Pty. Ltd. v. CLS Bank International, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on actions by the U.S. Congress and decisions by the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Several inventions covered by our patent portfolio were made using U.S. government funding. The U.S. government has an irrevocable, non-exclusive, royalty-free license to use such other inventions.

U.S. government grant funding was used in the inventions covered by four U.S. patents and two pending U.S. patent applications in our patent portfolio. As a result of this funding, the government is granted an irrevocable, non-exclusive, royalty-free license to use these patents/applications. The government’s ability to practice the inventions described in these patents/applications is limited to practice for or on behalf of the United States. However, the license can be used to allow a third party to practice the invention solely for the government’s benefit.

In some circumstances, the U.S. government agency that provided the grants has the right to “march-in” and require us to license its invention to a third party. These circumstances are as follows: (a) the inventing party has not tried to achieve practical application of the invention; (b) such a license is needed to alleviate health or safety concerns; (c) such a license is needed to meet public use requirements specified in federal regulations; or (d) the inventing party fails to ensure that the invention will be “manufactured substantially” in the United States.

The negative effects of march-in rights on our business could be profound. Most importantly, we could be compelled to grant licenses for its patented inventions to third parties, including competitors. This scenario could lead to increased competition, loss of market exclusivity, and diminished control over the commercialization of its innovations.

Furthermore, the forced licensing of patents under march-in rights may result in reduced revenues and profitability for us. The terms and conditions of such licenses could be dictated by the government, potentially impacting the company’s ability to generate income from its intellectual property on favorable terms.

Moreover, the uncertainty surrounding the potential exercise of march-in rights creates a challenging business environment. It introduces regulatory risks and can complicate strategic planning and investment decisions for us, as we must navigate the possibility of government intervention in its intellectual property rights.

The invocation of March-in rights by the government could lead to increased competition, revenue reduction, loss of control over intellectual property, and heightened regulatory complexities, all of which could have a negative impact on our business operations and financial performance.

Additionally, government support may have implications for our right to license the inventions covered by these patents/applications. For example, generally when granting an exclusive license, the licensee must ensure that the invention will be “manufactured substantially” within the United States.

Obtaining and maintaining our patent protection depends on compliance with various procedural requirements, document submission, fee payment and other requirements imposed by government patent agencies and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of our owned patents and applications. The USPTO and various foreign government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market with similar or identical products or technology, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Patent terms may be inadequate to protect our competitive position on products or product candidates for an adequate amount of time.

Patents have a limited lifespan. In most countries, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest national or international (i.e., PCT) filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. After patents expire, we may be open to competition with respect to products that were covered by the expired patents.

If we do not obtain patent term extension and/or data exclusivity for any product candidates we decide to develop as drug product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates we decide to develop as product candidates, one or more of the U.S. patents we may obtain may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act, also known as the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent term extension of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Similar extensions as compensation for patent term lost during regulatory review processes are also available in certain foreign countries and territories, such as in Europe under a Supplementary Protection Certificate. However, we may not be granted an extension in the United States and/or foreign countries and territories because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. We may not be eligible for patent term extension, or PTE, as it is only available in the U.S. if any component of a product candidate has never been approved as a drug substance. If we are unable to obtain patent term extension or the term of any such extension is shorter than what we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations and prospects could be materially harmed.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our owned patent rights, trade secrets or other intellectual property as an inventor or co-inventor. For example, we may have disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our products, product candidates, or other technologies. Litigation may be necessary to defend against these and other claims challenging inventorship or our ownership of our owned patent rights, trade secrets or other intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our products, product candidates, or other technologies. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

●	others may be able to make products that are similar to products and technologies we may develop or utilize similar technology that are not covered by the claims of the patents that we own or license now or in the future;

●	we, or our licensor(s), might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;

●	we, or our licensor(s), might not have been the first to file patent applications covering certain of our or their inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing, misappropriating or otherwise violating our owned or licensed intellectual property rights;

●	it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;

●	issued patents that we own, in-license, or otherwise hold rights to may be held invalid or unenforceable or have their scope narrowed, including as a result of legal challenges by our competitors;

●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	we may not develop additional proprietary technologies that are patentable;

●	the patents of others may harm our business; and

●	we may choose not to file a patent application for certain trade secrets or know-how, and a third party may subsequently file a patent application covering such intellectual property.

Should any of these events occur, they could materially adversely affect our business, financial condition, results of operations and prospects.

General Risks of the Company’s Business

We have identified material weaknesses in our internal control over financial reporting, and if we are unable to successfully remediate these weaknesses and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results may be adversely affected, which could harm our business, financial condition, and stock price.

As a public company, we are required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act, which require us to maintain internal control over financial reporting and to regularly assess the effectiveness of those controls. In connection with our evaluation as of September 30, 2025, management concluded that our internal control over financial reporting was not effective due to material weaknesses, including (i) inadequate segregation of duties in the financial statement close process, (ii) insufficient review controls and technical accounting expertise necessary to ensure accurate valuations and accounting for financial instruments, and (iii) inadequate controls to ensure our financial statements are prepared in accordance with U.S. GAAP, particularly with respect to complex debt and equity instruments. Although certain prior-period weaknesses are no longer applicable, these identified weaknesses remain unremediated.

We have taken steps intended to improve our internal controls, including hiring a new Chief Financial Officer with significant financial reporting and internal controls experience and implementing enhanced controls consistent with the requirements of a company of our size. However, we cannot assure you that these measures will be sufficient to remediate the existing material weaknesses, prevent new material weaknesses from arising in the future, or ensure that our internal control over financial reporting will be effective. As our business evolves, previously effective controls may become inadequate, and additional deficiencies may be identified.

Failure to develop, maintain, or improve effective internal control over financial reporting could result in errors or omissions in our financial statements, restatements of prior financial results, missed reporting deadlines, or our inability to meet SEC reporting obligations. Even if no inaccuracies occur, we may be required to disclose that our internal controls or disclosure controls and procedures are not effective, which could cause investors to lose confidence in our reported financial information, negatively impact our stock price, increase remediation and compliance costs, attract regulatory scrutiny or litigation, limit our access to capital markets, or result in the delisting of our Common Stock from Nasdaq or any other securities exchange. Because disclosure controls and procedures have inherent limitations and can provide only reasonable, not absolute, assurance, we cannot guarantee that all control deficiencies or instances of fraud, if any, will be detected. If we are unable to effectively remediate our existing material weaknesses and maintain effective internal controls, our business, financial condition, and results of operations could be materially and adversely affected.

Environmental, social and corporate governance (“ESG”) regulations, policies and provisions may make our supply chain more complex and may adversely affect our relationships with customers.

There is an increasing focus on the governance of environmental and social risks. A number of our customers who are payors or distributors have adopted, or may adopt, procurement policies that include ESG provisions that their suppliers or manufacturers must comply with, or they may seek to include such provisions in their terms and conditions. An increasing number of participants in the medical device industry are also joining voluntary ESG groups or organizations, such as the Responsible Business Alliance. These ESG provisions and initiatives are subject to change, can be unpredictable, and may be difficult and expensive for us to comply with, given the complexity of our supply chain and the outsourced manufacturing of certain components of our products. If we are unable to comply, or are unable to cause our suppliers to comply, with such policies or provisions, a customer may stop purchasing products from us, and may take legal action against us, which could harm our reputation, revenue and results of operations.

Changes in financial accounting standards or practices or existing taxation rules or practices may cause adverse unexpected revenue and/or expense fluctuations and affect our reported results of operations.

A change in accounting standards or practices or a change in existing taxation rules or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and taxation rules and varying interpretations of accounting pronouncements and taxation practice have occurred and may occur in the future. The method in which we market and sell our products may have an impact on the manner in which we recognize revenue. In addition, changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business. Additionally, changes to existing accounting rules or standards, such as the potential requirement that U.S. registrants prepare financial statements in accordance with International Financial Reporting Standards, may adversely impact our reported financial results and business, and may further require us to incur greater accounting fees.

Climate change may have a long-term impact on our business.

There are inherent risks related to climate change wherever business is conducted. Access to clean water and reliable energy in the communities where we conduct our business, whether for our offices or for our vendors, is a priority. Our manufacturing sites in California are vulnerable to climate change effects. For example, in California, increasing intensity of droughts throughout the states and annual periods of wildfire danger increase the probability of planned and unplanned power outages in the communities where we work and live. While this danger has a low-assessed risk of disrupting normal business operations, it has the potential impact on employees’ abilities to commute to work or to work from home and stay connected effectively. Climate-related events, including the increasing frequency of extreme weather events and their impact on the U.S. and other major regions’ critical infrastructure, have the potential to disrupt our business, our third-party suppliers, and/or the business of our customers, and may cause us to experience higher attrition, losses, and additional costs to maintain or resume operations.

We face the risk of product liability claims and may be subject to damages, fines, penalties and injunctions, among other things.

Our business exposes us to the risk of product liability claims that is inherent in the testing, manufacturing and marketing of medical devices, including those which may arise from the misuse (including system hacking or other unauthorized access by third parties to our systems) or malfunction of, or design flaws in, our products. This liability may vary based on the FDA classification associated with our devices. We may be subject to product liability claims if our products cause, or merely appear to have caused, an injury. Claims may be made by customers, healthcare providers or others selling our products. The risk of claims may also increase if our products are subject to a product recall or seizure.

Although we have insurance at levels that we believe is appropriate, this insurance is subject to deductibles and coverage limitations. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, the coverage may not be adequate to protect us against any future product liability claims. Further, if additional products are approved for marketing, we may seek additional insurance coverage. If we are unable to obtain insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may harm our business. A product liability claim, recall or other claims with respect to uninsured liabilities or for amounts in excess of insured liabilities could result in significant costs and significant harm to our business.

We may be subject to claims against us even if the apparent injury is due to the actions of others or misuse of the device or a partner device. Our customers, either on their own or following the advice of their physicians, may use our products in a manner not described in the products’ labeling and that differs from the manner in which it was used in clinical studies and approved by the FDA. Off-label use of products by customers is common, and any such off-label use of our products could subject us to additional liability, or require design changes to limit this potential off-label use once discovered.

If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit or halt the marketing and sale of our products, if approved. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our approved products, if any;

●	harm to our reputation;

●	initiation of investigations by regulators, which could result in enforcement action against us or our contract manufacturers;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue; and

●	exhaustion of any available insurance and our capital resources.

We will incur increased costs and become subject to additional regulations and requirements as a result of becoming a public company, which could lower our profits or make it more difficult to run our business.

As a public company, we will incur significant legal, accounting and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act, and related rules implemented by the Securities and Exchange Commission, or SEC, and the exchange our securities are listed on. The expenses generally incurred by public companies for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions, other regulatory action and potentially civil litigation.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our shares of Common Stock and other securities less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Risks Related to our Bitcoin Treasury Strategy and Holdings

Our bitcoin treasury strategy exposes us to various risks associated with bitcoin.

Our bitcoin treasury strategy exposes us to various risks associated with bitcoin, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $75,000 per bitcoin and above $126,000 per bitcoin on the Coinbase exchange in the 12 months preceding the date of this prospectus. The trading price of bitcoin significantly decreased during prior periods, and such declines may occur again in the future. We intend to engage in hedging strategies from time to time as part of our treasury management operations if deemed appropriate. As of the date of this prospectus, the Company has purchased $2.0 million of Bitcoin as part of the Company’s ongoing treasury strategy, representing 16.51 Bitcoins.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin holdings may significantly impact our financial results and the market price of our Common Stock. Our bitcoin holdings may significantly affect our financial results and if we continue to increase our overall holdings of bitcoin in the future, they will have an even greater impact on our financial results and the market price of our Common Stock. See “— Our historical financial statements do not reflect our acquisition of bitcoin, the fact that our bitcoin holdings will be the substantial majority of our assets, or the potential variability in earnings that we may experience in the future relating to our bitcoin holdings” below.

Our bitcoin treasury strategy has not been tested over an extended period of time or under different market conditions. We will be using the proceeds from this offering to facilitate the recent adoption our bitcoin treasury strategy and we will need to continually examine the risks and rewards of this new strategy. This new strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin treasury strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin treasury strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Common Stock could be materially adversely affected.

We are subject to counterparty risks, including in particular risks relating to our custodians. Although we intend to implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Common Stock.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

Changes in our ownership of bitcoin could have accounting, regulatory and other impacts. While we currently plan to own bitcoin directly, we may investigate other potential approaches to owning bitcoin, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin). If we were to own all or a portion of our bitcoin in a different manner, the accounting treatment for our bitcoin, our ability to use our bitcoin as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of bitcoin may force us to liquidate our holdings to use it as collateral, which could be negatively affected by any disruptions in the crypto market and, if liquidated, the value of the collateral would not reflect potential gains in the market value of bitcoin, all of which could negatively affect our business and implementation of our bitcoin strategy.

Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. In December 2023, the FASB issued ASU 2023-08, which requires us to measure in-scope crypto assets (including our bitcoin holdings) at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period. ASU 2023-08 will also require us to provide certain interim and annual disclosures with respect to our bitcoin holdings. Due to the volatility in the price of bitcoin, the adoption of ASU 2023-08 could have a material impact on our financial results in future periods, increase the volatility of our financial results, affect the carrying value of our bitcoin on our balance sheet, and could result in tax-related adjustments, which in turn could have a material adverse effect on our financial results and the market price of our Common Stock.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Common Stock.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Common Stock. Our financial results and the market price of our Common Stock would be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially (as it has in the past, such as during November and December 2022 and early February 2026), including as a result of:

●	decreased user and investor confidence in bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, (ii) actual or expected significant dispositions of bitcoin by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, digital asset exchange FTX Trading’s freezing of withdrawals and transfers from its accounts in 2022;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance Holdings Ltd. from the U.S. market in 2023 as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas conflict to other countries in the Middle East.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch, SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Common Stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Our historical financial statements do not reflect our acquisition of bitcoin, the fact that our bitcoin holdings could be a substantial part of our assets, or the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

Our historical financial statements do not reflect our intended acquisition of bitcoin, that we intend for our bitcoin holdings to comprise most of our total assets, or the potential variability in earnings that we may experience in the future from holding or selling significant amounts of bitcoin, given our expected asset concentration. The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. We expect to determine the fair value of our bitcoin based on quoted (unadjusted) prices on the Coinbase exchange, and following early adoption of ASU 2023-08, will be required to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period, which may create significant volatility in our reported earnings, amplified by our asset concentration in bitcoin, and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our Common Stock. Conversely, any sale of bitcoins at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Because we intend to purchase additional bitcoin in future periods and increase our overall holdings of bitcoin, we expect that the proportion of our total assets that will be represented by our bitcoin holdings will increase in the future. As a result, and in particular with respect to the quarterly periods and full fiscal year with respect to which ASU 2023-08 will apply, and for all future periods, volatility in our earnings may be significantly more than what we experienced in prior periods. As of the date of this prospectus, the Company has purchased $2.0 million of Bitcoin as part of the Company’s ongoing treasury strategy, representing 16.51 Bitcoins.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in many cases, currently unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many bitcoin trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Kraken, another large trading venue for digital assets. As the price of our Common Stock is affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our Common Stock.

The concentration of our bitcoin holdings will enhance the risks inherent in our bitcoin treasury strategy.

We intend to use the net proceeds from the Committed Equity Facility to purchase bitcoin and we may increase our overall holdings of bitcoin in the future. Once we complete the planned acquisition of bitcoin, a substantial majority of our treasury holdings could be bitcoin. The concentration of our bitcoin holdings may limit the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our bitcoin treasury strategy. Any future significant declines in the price of bitcoin would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

As a result of our bitcoin treasury strategy, a substantial amount of our cash could be concentrated in our bitcoin holdings. Accordingly, the emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. While bitcoin is the largest digital asset by market capitalization as of the date of this prospectus, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of the date of this prospectus, two of the seven largest digital assets by market capitalization are U.S. dollar-backed stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our financial condition, and operating results.

Our bitcoin holdings are less liquid than our existing cash and may not be able to serve as a source of liquidity for us to the same extent as cash.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currency markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Substantially all of the bitcoin we will own will be held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin

We will hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts will not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time, including immediately after this offering. In light of the significant amount of bitcoin we hold, we continually evaluate the need to engage additional custodians. Additional custodians could achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, custodians discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our currently anticipated agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. In addition, holding our bitcoin with regulated custodians could affect the availability of receiving digital assets that may result from “forks” of the bitcoin blockchain if our custodians are unable to support or otherwise provide us with such digital assets, thereby reducing the amount of digital assets we may hold as a result. While our custodians will carry insurance policies to cover losses for commercial crimes and cyber and tech errors or omissions, the policy limits vary per provider and would be shared among all of their customers, and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). The insurance that covers losses of our bitcoin holdings may cover only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we will have or that such coverage will cover losses with respect to our bitcoin. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Common Stock.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “Risk Factors-Risks Related to Our Bitcoin Treasury Strategy and Holdings-Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” elsewhere in this prospectus.

Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties

Our bitcoin treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

We expect our primary counterparty risk with respect to our bitcoin will be custodian performance obligations under the various custody arrangements we enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians will be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. We will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could effect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodian or custodians with which we will custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Common Stock. See “Risk Factors - Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our Common Stock” above. Moreover, the risks of us engaging in a bitcoin treasury strategy could create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

A temporary or permanent blockchain “fork” to bitcoin or other crypto assets could adversely affect our business.

Blockchain protocols, including bitcoin, are open source. Any user can download the software, modify it, and then propose that bitcoin or other blockchain protocols users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the bitcoin or other blockchain protocol networks, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s crypto asset lacking interchangeability. A “hard fork” - where there is disagreement among the users about the rules of the network - can have a significant negative impact on value of the crypto asset.

The bitcoin has been subject to “forks” that resulted in the creation of new networks, including bitcoin cash ABC, bitcoin cash SV, bitcoin diamond, bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked crypto assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked crypto assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the crypto assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of bitcoin, or any of their forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the bitcoin cash and bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making crypto assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We intend to recognize forked and airdropped assets consistent with our custodians. We may not immediately or ever have the ability to withdraw a forked or airdropped bitcoin by virtue of bitcoins that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

The due diligence procedures conducted by us and our liquidity providers to mitigate transaction risk may fail to prevent transactions with a sanctioned entity.

We will execute trades through U.S.-based liquidity providers, and rely on these third parties to implement controls and procedures to mitigate the risk of transacting with sanctioned entities. While we expect our third party service providers to conduct their business in compliance with applicable laws and regulations and in accordance with our contractual arrangements, there is no guarantee that they will do so. Accordingly, we are exposed to risk that our due diligence procedures may fail. If we are found to have transacted in bitcoin with bad actors that have used bitcoin to launder money or with persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $14.6 million (assuming the sale of all of the Units offered hereby, at an assumed public offering price of $2.94 per Unit, the closing sale price of our Common Stock on Nasdaq on February 11, 2025, and assuming no sale of any Pre-Funded Units and no exercise of the Warrants issued in connection with this offering), after deducting the Placement Agent  fees and estimated offering expenses payable by us. We will only receive additional proceeds from the exercise of the Warrants and Pre-Funded Warrants (if any Pre-Funded Units are sold) issuable in connection with this offering if such Warrants or Pre-Funded Warrants are exercised at their assumed exercise prices of $2.94 per share and $0.0001 per share, respectively, and the holders of such Warrants and/or Pre-Funded Warrants pay the exercise price of such Warrants and/or Pre-Funded Warrants in cash. Additionally, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

A $1.00 increase (decrease) in the assumed public offering price of $2.94 per Unit would increase (decrease) the net proceeds to us from this offering by approximately $5.1 million, using the same assumptions set forth above.

Similarly, a 1,000,000 increase (decrease) in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $2.94 million, using the same assumptions set forth above.

We intend to use the net proceeds of this offering as follows, assuming all of the Securities in this offering are sold: (i) approximately $12.3 million for working capital and general corporate purposes, and (ii) the remaining $2.3 million for the repayment of outstanding debt (including accrued interest) under that certain convertible note of the Company held by Tasly, which matured on March 31, 2025. Such convertible note held by Tasly bears interest at a default rate of 24% per annum. If we sell fewer than all of the Securities offered hereby, we would first apply the net proceeds towards working capital and general corporate purposes at our discretion and all remaining proceeds would be applied to the repayment of such outstanding debt held by Tasly.

This is a best efforts offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue the business goals outlined in this prospectus. In addition, because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in the Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, and our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma basis, after giving effect to (i) the issuance of 406,382 shares of Common Stock in connection with the ELOC; (ii) the repayment of $0.9 million of the outstanding principal balance of the Ascent PIPE Convertible Note and of incurred expenses of $0.1 million; (iii) the issuance of 344,726 shares of Common Stock pursuant to conversions of outstanding convertible notes; (iv) the issuance of 3,333 shares of Common Stock upon the exercise of outstanding warrants; and (v) the Company’s purchase of $1 million of Bitcoin; and

●	on a pro forma as adjusted basis, giving effect to the sale of the Securities by us in this offering at an assumed public offering price of $2.94 per Unit (the last reported sale price of our Common Stock on the Nasdaq on February 11, 2026), assuming no Pre-Funded Units are sold and no exercise of any Warrants, after deducting Placement Agent fees and estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2025 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$3,009	$9,740	23,302
Digital assets	972	1,972	1,972
Loans payable - related party at fair value	14,359	10,164	10,164
Total stockholders’ equity:

Preferred stock, $0.0001 par value per share; 0 shares authorized, 0 shares issued or outstanding, actual, pro forma, and pro forma as adjusted	-	-	-
Common Stock, $0.0001 par value per share; 600,000,000 shares authorized; 556,416 shares issued and outstanding, actual; 1,232,052 shares issued and outstanding, pro forma; 6,334,092 shares issued and outstanding, pro forma as adjusted	-	-	1
Additional paid-in capital	118,250	128,711	143,714
Accumulated deficit	(152,214)	(152,214)	(153,651)

Total stockholders’ equity:	(33,964)	(23,503)	(9,937)
Total capitalization	(19,605)	(13,339)	227

A $1.00 increase in the assumed public offering price of $2.94 per Unit would increase cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $5.1 million, assuming the number of Units and Pre-Funded Units offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us, and assuming the sale of all Units offered hereby, no sale of any Pre-Funded Units and no exercise of the Warrants issued in connection with this offering. An increase (decrease) in the number of Units that we are offering of 1,000,000 Units would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $2.9 million, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming the sale of all Units offered hereby, no sale of any Pre-Funded Units and no exercise of the Warrants issued in connection with this offering and that the assumed public offering price of the Units remains as set forth on the cover page of this prospectus. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual offering price and other terms of this offering determined at pricing.

Unless otherwise indicated, the number of shares of our Common Stock to be outstanding immediately after this offering is based on 556,416 shares of our Common Stock outstanding as of September 30, 2025, and excludes:

●	232,056 shares of Common Stock issuable upon the exercise of outstanding warrants;

●	1,560,140 shares of Common Stock issuable upon conversion of outstanding convertible notes; and

●	no exercise of any Warrants or Pre-funded Warrants issued in connection with this offering.

DILUTION

If you invest in the Securities in this offering, your ownership interest may be diluted immediately to the extent of the difference between the public offering price per share of our common and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value as of September 30, 2025, was $(34.9) million, or $(28.35) per share of our outstanding Common Stock. Our historical net tangible book value represents the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the number of shares of our Common Stock outstanding as of September 30, 2025.

After giving effect to the pro forma effect of (i) the issuance of 406,382 shares of Common Stock in connection with the ELOC; (ii) the repayment of $0.9 million of the outstanding principal balance of the Ascent PIPE Convertible Note and of incurred expenses of $0.1 million; (iii) the issuance of 344,726 shares of Common Stock pursuant to conversions of outstanding convertible notes; (iv) the issuance of 3,333 shares of Common Stock upon the exercise of outstanding warrants; and (v) the Company’s purchase of $1 million of Bitcoin, our pro forma net tangible book value as of September 30, 2025 would have been approximately $(24.0) million or approximately $(19.51) per share.

After giving effect to the pro forma events listed above and to the sale of Securities in this offering at an assumed public offering price of $2.94 per Unit (which was the last reported sale price of our Common Stock on Nasdaq on February 11, 2026), assuming no sale of any Pre-funded Units, and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been ($10.5) million, or $(8.50) per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $11.01 per share to our existing stockholders and an immediate dilution of $11.44 per share to investors purchasing our Units in this offering at the assumed public offering price. The final public offering price will be determined through negotiation between us, the Placement Agent and the investors in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share of Common Stock	$2.94
Historical net tangible book value per share as of September 30, 2025	$(28.35)
Increase in pro forma net tangible book value per share as of September 30, 2025 attributable to current shareholders before giving effect to the offering	$8.85
Pro forma net tangible book value per share as of September 30, 2025 before giving effect to this offering	$(19.51)
Increase in pro forma as adjusted net tangible book value per share as of September 30, 2025 attributable to investors purchasing shares in this offering	11.01
Pro forma as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering	$(8.50)
Dilution per share to investors participating in this offering	$11.44

Each $1.00 increase or decrease in the assumed public offering price of $2.94 per Unit, the last reported sale price of our Common Stock on Nasdaq on February 11, 2026, would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by $18.66 per share. For each $1.00 increase or decrease in the assumed public offering price, the dilution per share to investors participating in this offering would increase or decrease by $7.65 per share, assuming the number of Units and Pre-Funded Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting placement agent fees and commissions and estimated offering expenses payable by us and assuming the sale of all Units offered hereby, no sale of any Pre-Funded Units and no exercise of the Warrants issued in connection with this offering. Similarly, an increase of 1,000,000 Units offered by us would increase the pro forma as adjusted net tangible book value after this offering by $18.48 per share and decrease the dilution per share to investors participating in this offering by $7.47 per share, and a decrease of shares of Common Stock offered by us would decrease the pro forma as adjusted net tangible book value by $18.48 per share and increase the dilution per share to investors in this offering by $7.47 per share, assuming that the assumed public offering price per Unit remains the same, and after deducting placement agent fees and estimated offering expenses payable by us, and assuming the sale of all Units offered hereby, no sale of any Pre-Funded Units and no exercise of the Warrants issued in connection with this offering and that the assumed public offering price of the Units remains as set forth on the cover page of this prospectus.

Unless otherwise noted, the number of shares of Common Stock to be outstanding immediately after this offering in the table above is based on 556,416 shares outstanding as of September 30, 2025, and excludes, as of September 30, 2025:

●	232,056 shares of Common Stock issuable upon the exercise of outstanding warrants;

●	1,560,540 shares of Common Stock issuable upon conversion of convertible notes; and

●	no exercise of any Warrants or Pre-funded Warrants issued in connection with this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock, and we do not currently intend to pay any cash dividends on our Common Stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Common Stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

We are a clinical-stage digital health and medical technology company focused on developing biosensing solutions to improve health outcome for patients in a variety of different diseases and conditions. Our first product is Lumee Oxygen, which enables physicians to ascertain the extent of perfusion, or passage of blood through the circulatory system to an organ or tissue, in patients with Critical Limb Ischemia (CLI) both during and after endovascular revascularization procedures. Lumee Oxygen has already received regulatory approval in Europe through the attainment of a CE mark; however, prior to commercialization in the U.S., Lumee Oxygen must obtain FDA clearance or approval.

The latest version of Lumee Oxygen is called Wireless Lumee Oxygen System. It has multiple components, one of which is a microsensor that is injected into the tissue of the patient using a hypodermic needle. The sensor is designed so it does not need to be removed as it overcomes the foreign body response that usually inhibits the ability of permanent implants to function. The sensor contains no electronics, utilizing luminescence to send a light signal to a reader that is placed over the incision site, which in turn can send a signal to an app on a smartphone. We are in clinical trials for Lumee Glucose, our sensing solution being developed for use in continuous glucose monitoring (CGM). This system targets diabetics and pre-diabetics to allow them realtime access to their glucose data, at a price point that our management thinks is comparable or lower to existing systems.

We already sell our oxygen sensor for research use only applications, namely animal models and in vitro testing. Management is targeting the European market (those jurisdictions that accept CE mark) for early launch for both Lumee Oxygen and Lumee Glucose. Lumee Oxygen’s launch in Europe occurred in 2023 and Lumee Glucose launch is expected to occur in 2025, subject to regulatory approval. We have access to key opinion leaders (KOLs) in both Europe and the United States, who deal with peripheral arterial disease (PAD) and Critical Limb Ischemia (CLI).

We will sell directly to facilities based on the endorsement of these KOLs. In Germany, Austria and France, some KOLs have already used Lumee Oxygen on a trial basis. We have worked with reimbursement consultants to develop potential Category I CPT codes for Lumee Oxygen use. Additionally, we have entered into commercial and clinical collaboration agreements with practitioners and hospital departments in Austria, Belgium and France.

Regarding Lumee Glucose, if and when we obtained marketing authorization, we plan to embark on a dual strategy of both direct to hospital sales, for our professional-use and personal-use CGM product, and direct to pharmacy sales for our personal use product only, thereby maximizing flexibility for the consumer. By aiming for coverage under a user’s pharmacy benefit, we believe we can diversify our user base, while accounting for any risk related to unlikely delay of attainment of a category I CPT code for sensor insertion. We feel a difference between other insertable or implantable CGMs and Lumee Glucose, is that the latter can be simply inserted with a hypodermic needle and does not require a surgical implantation, similar to how pharmacists use these needles to administer flu shots and other vaccines. At the same time, physicians can still leverage existing CPT codes related to interpretation of CGM data and we have, in parallel, initiated steps for CPT codes related to our sensor insertion. We will target both public and private payors for coverage.

Since our launch, we have significantly devoted all of our resources to research and development, as well as all clinical study activities related but not limited to Lumee Oxygen, Lumee Glucose and prototypes for sensors of at least eight other analytes. We have also invested, on a smaller scale, in making sales of Lumee Oxygen for research- use only clients, which include entities working with animal models. Furthermore, we also performed research and development under government grants.

Since inception, we have incurred recurring annual losses from operations. For the three months ended September 30, 2025 and 2024, we incurred a net loss of $22.2 million and $2.5 million, respectively. For the nine months ended September 30, 2025 and 2024, we incurred a net loss of $27.3 million and $7.0 million, respectively. During the nine months ended September 30, 2025 and 2024, we have used $11.1 million and $1.8 million, respectively, of cash in our operating activities. We have notes and loans payable and interest due of $6.7 million within twelve months of September 30, 2025. Additionally, we have notes and loans payable and interest due of $14.4 million which are considered non-current and are due after September 30, 2026.

We have been able to finance our operations primarily with the proceeds from the issuance of equity and debt instruments. For the nine months ending September 30, 2025, we obtained net cash from financing activities of $14.9 million compared to $1.8 million for the same period in 2024. We held cash of $3.0 million and $0.2 million as of September 30, 2025 and December 31, 2024, respectively.

The Company’s condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reviewed the relevant conditions and events surrounding its ability to continue as a going concern including among others: historical losses, projected future results, including cash requirements for the upcoming year, funding capacity, net working capital, total stockholders’ deficit and future access to capital.

It is our expectation to continue to make substantial investments in building its European and United States commercial infrastructure and enhancing existing products and developing new ones. Furthermore, we aim to continue discussions with potential partners in Asia.

We expect to incur additional expenses due to operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and those of the Nasdaq Stock Market LLC, additional insurance expenses, investor relations activities and other administrative, professional and consulting services. As a result of these and other factors, we expect that we will require additional financing to fund our operations and planned growth. We may seek to raise any additional capital through equity offerings or debt financings, additional credit or loan facilities or a combination of one or more of these funding sources. In the scenario that we are unable to acquire sufficient financing or financing on terms satisfactory to our management or board of directors, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected. For twelve months following the date of this filing, our risk of going concern has been mitigated but not fully alleviated by the PIPE Convertible Note issued for a gross $12.2 million.

Accounting for Business Combination

On July 11, 2025, the Business Combination was successfully completed and was accounted for as a reverse capitalization in accordance with US GAAP. Legacy Profusa was deemed the accounting predecessor of the combined business, and the Company (“New Profusa”) as the parent company of the combined business, is the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination will have a significant impact on our future capital structure and operating results, de-risking our product development, manufacturing and commercialization.

As a result of the Merger, the Company has become the successor to an SEC-registered and Nasdaq-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

Recent Developments

Inflation, Monetary Response, and Economic Impacts

The world economy is experiencing stubbornly high inflation, a challenge not faced for decades. Following the global financial crisis, with inflationary pressures muted, interest rates were extremely low for years and investors became accustomed to low volatility. The resulting easing of financial conditions supported economic growth, but it also contributed to a buildup of financial vulnerabilities. With inflation at multi-decade highs, monetary authorities in advanced economies are accelerating the pace of policy normalization. Policymakers have continued to tighten policy against a backdrop of rising inflation and currency pressures, albeit with notable differences across regions. Global financial conditions have tightened notably this year, leading to capital outflows. Amid heightened economic and geopolitical uncertainties, investors have aggressively pulled back from risk-taking and adjusted their investment preferences generally. Key gauges of systemic risk, such as higher dollar funding costs and counterparty credit spreads, have risen. There is a risk of a disorderly tightening of financial conditions that may be amplified by vulnerabilities built over the years.

In addition, our business, growth, financial condition or results of operations could be materially adversely affected by instability or changes in a country’s or region’s economic conditions; inflation; changes in laws or regulations or in the interpretation of existing laws or regulations, whether caused by a change in government or otherwise; increased difficulty of conducting business in a country or region due to actual or potential political or military conflict; or action by the U.S. or foreign governments that may restrict our ability to transact business in a foreign country or with certain foreign individuals or entities. A possible slowdown in global trade caused by increasing tariffs or other restrictions could decrease consumer or corporate confidence and reduce consumer, government and corporate spending in countries inside or outside the U.S., which could adversely affect our operations. Climate-related events, including extreme weather events and natural disasters and their effect on critical infrastructure in the U.S. or internationally, could have similar adverse effects on our operations, users, or third-party suppliers.

Nasdaq Continued Listing and Reverse Stock Split

As previously disclosed, on October 27, 2025, the Company received a letter from the Staff notifying the Company that, for the previous 30 consecutive business days, the Company’s market value of publicly held shares was below the Market Value Requirement. The Staff provided the Company with an initial period of 180 calendar days, or until April 27, 2026, to regain compliance with the Market Value Requirement.

Also as previously disclosed, on September 11, 2025, we received written notice from the Staff stating that we were not in compliance with the Minimum Bid Price Requirement and the MVLS Requirement. The Staff provided us an initial compliance period of 180 calendar days, or until March 10, 2026, to regain compliance with each of the Minimum Bid Price Requirement and the MVLS Requirement.

On February 9, 2026, the Company effected the Reverse Stock Split in order to regain compliance with the Minimum Bid Price Requirement. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein give effect to the Reverse Stock Split.

Amendment No. 1 to ELOC Purchase Agreement

On July 28, 2025, the Company entered into an ELOC Purchase Agreement and a related registration rights agreement with Ascent. Pursuant to the terms and conditions set forth in the ELOC Purchase Agreement, the Company may, from time to time and at its discretion, issue and sell to Ascent shares of its Common Stock for an aggregate purchase price of up to $100,000,000, subject to certain limitations and conditions.

On December 22, 2025, the Company entered into the SPA Amendment to the ELOC Purchase Agreement. Pursuant to the SPA Amendment, Section 1.1 of the ELOC Purchase Agreement was amended and restated to modify the definition of Floor Price to provide for a Floor Price at or above $0.111 per share during the period commencing on the date of the SPA Amendment and ending on, but excluding, the effective date of the reverse stock split expected to be presented to the Company’s stockholders in January 2026 for their approval, if and when such reverse stock split becomes effective (the “Modification Period”). The “Floor Price” as amended and restated means, during the Modification Period, solely with respect to an aggregate number of shares of Common Stock issued and sold as Purchased Securities not to exceed 182,000 shares, to be sold at or above $0.111 per share and below $0.14. Upon the earliest to occur of (x) the issuance of such aggregate number of 182,000 shares as Purchased Securities during the Modification Period or (y) the end of the Modification Period, the Floor Price shall thereafter mean $0.14, the price per share of Common Stock equal to the product obtained by multiplying (x) twenty percent (20%) by (y) the Official Closing Price on July 25, 2025, in each case as further adjusted to reflect any reduction (but excluding any increase) in the price per share of Common Stock caused by any reorganization, recapitalization, non-cash dividend, share split or other similar transaction, all as provided in this Agreement. The modified Floor Price of $0.111 per share applies only during the Modification Period and only up to the 182,000 share cap relating to shares issued and sold below $0.14, and the unmodified definition applies to all other times and shares. Since our Form 10-Q filing for the period ended September 30, 2025, the Company has drawn $6.7 million under the ELOC Purchase Agreement, and has made loan repayments with these proceeds of $1.3 million through December 31, 2025 and as of the date of this filing.

Mayo Clinic License Agreement

On February 11, 2026, we entered into a know-how License Agreement with Mayo Foundation for Medical Education and Research, an affiliate of Mayo, pursuant to which Mayo granted us an exclusive license to certain patent rights, which the parties plan to file for and obtain during the term of the License Agreement, and a non-exclusive license to specified know-how in the fields of continuous oxygen measurement and critical limb-threatening ischemia, with the right to sublicense such rights. Mayo retains customary reserved rights for educational, research and clinical programs of Mayo.

As consideration, beginning with the first commercial sale of a licensed product, we are required to pay royalties on net sales of licensed products in amounts that vary depending on the applicable field and intellectual property coverage. We are also obligated to make milestone payments upon the achievement of specified commercial, regulatory and clinical events.

In connection with the License Agreement, we will collaborate with Mayo to investigate high impact clinical applications of our technologies for new product development and commercialization.

The License Agreement contains customary provisions regarding confidentiality representations, warranties, disclaimers and indemnifications, and termination rights. The term of the License Agreement extends for a period tied to the life of the licensed patent rights and a post-commercialization period, unless earlier terminated.

PPP Loan Forgiveness

The Company had applied for loan forgiveness for the remaining Paycheck Protection Program (“PPP”) loan in December 2025. On February 11, 2026, the Company received approval for forgiveness from the Small Business Administration for the full $1,304,996.05 principal loan balance on such PPP loan.

Principles of Accounting and Consolidation

The accompanying condensed consolidated financial statements have been prepared in conformity with U.S. GAAP and pursuant to applicable rules and regulations of the SEC and include all adjustments necessary for the fair presentation of the Company’s financial position as of September 30, 2025 and December 31, 2024 and the results of operations and cash flows for the three and nine month periods then ended. The accompanying condensed consolidated financial statements include the accounts of Profusa Inc. and its wholly owned subsidiary, Profusa Asia Pacific Pte. Ltd (“APAC”). All intercompany balances and transactions have been eliminated in consolidation.

Components of Results of Operations

Government Grant Revenue

Government grant revenue consists of amounts we earn under grants from two government agencies: NIH and DARPA. These grants are provided either in the form of expense reimbursement (expense reimbursement grants) or on a fixed fee basis (fixed fee grants). Under the expense reimbursement grants the government agencies reimburse us for a portion of our expenses (allowable expenses) that have been incurred in a given period on the basis of reports that we provide to these agencies. Fixed fee grants are awarded for specific research and development programs undertaken by us. Under these grants we receive milestone payments from the government agencies upon our submission and approval by the government of agreed upon deliverables, consisting primarily of the documented results of the specific research and development programs.

Research and Development Expenses

Research and development expenses consist primarily of personnel expenses, including salaries, benefits, and stock-based compensation, costs of consulting, supplies, depreciation and amortization and allocations of facility- related expenses. We expect our research and development expenses to increase as we increase staffing to support product development, continue our clinical trials, build prototypes, and continue to explore and develop next generation technologies.

General and Administrative Expenses

General and administrative expenses consist of personnel expenses, including salaries, benefits, and stock-based compensation, related to executive management, finance, legal, human resource functions, and business development, contractor and professional services fees, audit and compliance expenses, insurance costs and general corporate expenses, including allocated facility-related expenses and information technology costs.

Loss on Change in the Fair Value of Tasly Convertible Debt

We elected to apply fair value option to account for the convertible loans issued to Tasly between June 2023 and March 2024 (the “Tasly Convertible Debt”), under which none of the embedded conversion or redemption features were bifurcated and separately accounted for. Rather, the Tasly Convertible Debt in its entirety was recorded at fair value at inception and is subject to remeasurement to fair value at each balance sheet date, with the change in fair value reflected in the statements of operations and comprehensive loss.

Fair Value of Financial Instruments

The Company’s financial instruments consist of other receivables, accounts payable, warrant liabilities, earnout, promissory notes, convertible promissory notes and senior notes. The Company states accounts payable at their carrying value, which approximates fair value due to the short time to the expected receipt or payment. The promissory notes are stated at amortized cost, which approximates their fair value, because the Company believes their terms approximate those that would be available to it on a similar loan from an unrelated party.

Earnout Arrangements

In connection with the Business Combination, the Company entered into earnout arrangements that provide for the issuance of additional shares of the Company’s Common Stock (or cash payments, if applicable) to certain pre-Business Combination holders upon the achievement of specified post-closing share-price or operational milestones.

The Company evaluates earnout arrangements in a de-SPAC transaction in accordance with ASC 805, Business Combinations, and the classification guidance under ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. Earnouts that are contingent on future market-based or performance-based conditions and each milestone is legally detachable and separate. Milestones I, II, and IV are equity classified contingent consideration which were fair-valued as of the Close Date at $1.7 million and will not be subsequently remeasured. Milestone III was determined to be liability-classified contingent consideration with no value associated due to a lack of probability. This was continue to be revalued through the Milestone III conclusion date which is December 31, 2025 with changes in fair value recognized in earnings.

The earnouts that meet the criteria for equity classification-generally those settled in a fixed number of shares and not requiring cash settlement-are recorded within additional paid-in capital at the acquisition-date fair value and are not subsequently remeasured.

Warrants

The Company reviews the terms of warrants to purchase its Common Stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the condensed consolidated statements of operations. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Gain on PPP Loan Forgiveness

On April 16, 2020 and May 25, 2021, we borrowed $1.2 million (the “PPP Loan 1”) and $1.3 million (the “PPP Loan 2”), respectively, as a Paycheck Protection Program loan (together the “PPP Loans”). The Paycheck Protection Program, established as part of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, provides for loans to qualifying businesses and is administered by the U.S. Small Business Administration (the “SBA”). The annual interest rate of the PPP Loans is 1%. The PPP Loans are eligible for forgiveness, provided the borrower has met the respective forgiveness requirements, has timely submitted an application for forgiveness and the forgiveness has been granted by the SBA. PPP Loan 1 has been approved for loan forgiveness, and management intends to apply for PPP Loan 2 forgiveness in 2025. PPP Loan 2 is currently in default due to non-payment, and is classified as a current liability on the balance sheet.

Interest Expense

Interest expense consists primarily of the interest on our convertible notes, senior notes, Tasly Convertible Debt, promissory notes, and PPP Loans.

Other Income

Other income consists primarily of income earned from sale of equipment and a short-term sublease of a portion of our facilities.

Results of Operations

Comparison of the Three Months Ended September 30, 2025 to the Three Months Ended September 30, 2024

The following table sets forth our unaudited condensed consolidated statements of operations and comprehensive loss for the interim periods indicated (in thousands):

	For the three months ended September 30,
	2025	2024	Change $	Change %
Government grant revenue	-	75	(75)	-100%
Operating expenses:	-	-	-	0%
Research and development	722	411	311	76%
General and administrative	20,987	767	20,220	2636%
Total operating expenses	21,709	1,178	20,531	1743%
Loss from operations	(21,709)	(1,103)	(20,606)	1868%
Other income (expenses)
Gain (loss) on change in the fair value of related party convertible debt	258	(320)	578	181%
Gain on change in fair value of warrant liabilities	884	-	884	100%
Loss on change in fair value of digital assets	(28)	-	(28)	100%
Interest expense (including related parties amounts of $629 and $575 for the three months ended September 30, 2025 and September 30, 2024, and $1,962 and $1,774 for the nine months ended September 30, 2025 and September 30, 2024, respectively)	(169)	(1,073)	904	-84%
Financing costs	(1,443)	-	(1,443)	100%
Other income	15	(1)	16	-1600%
Total other expense, net	(483)	(1,394)	911	-65%
Net loss and comprehensive loss	(22,192)	(2,497)	(19,695)	789%

Revenue - Grant revenue was recognized in 2024, while no grant revenue was recognized in 2025, as the Company focused on closing the Business Combination.

Research and Development - Research and development expenses increased by $311 thousand or 76% during the three months ended September 30, 2025 due to an increase in personnel and regulatory fees.

General and Administrative - General and administrative expenses increased by $20,220 thousand, or 2636%, to $20,987 thousand during the three months ended September 30, 2025 from $767 thousand during the three months ended September 30, 2024. The increase was driven primarily by the increase in transaction costs of $15,219 thousand related to the closing of the Business Combination, an increase related to stock based compensation relating to the non-recourse note settlement of $428 thousand, an increase in insurance and legal fees of $294 thousand, an increase in accounting costs of $457 thousand as a result of increased audit fees, $700 thousand increase in general other expenses such as professional consulting services and travel costs, along with $3,395 thousand increase in personnel costs due to additional headcount and transaction completion bonus accruals.

Gain on Change in the Fair Value of Related Party Convertible Debt - Gain on change in the fair value of the related party convertible loan was $258 thousand during the three months ended September 30, 2025. The gain during the three months ended September 30, 2025 was driven by the remeasurement of the Tasly Convertible Debt, the Ascent PIPE loan, and the Sponsor Working Capital loan.

Interest Expense - Interest expense decreased by $904 thousand to $(169) thousand during the three months ended September 30, 2025 from $(1,073) thousand during the three months ended September 30, 2024. The decrease was primarily due to the repayment of convertible notes upon conversion of the loans on July 11, 2025 when the Company successfully completed the business combination.

Financing Costs - Increased by $1,443 thousand in relation to the issuance of shares on the ELOC agreement.

Other Income (expense) - Other income (expense) increased by an immaterial $16 thousand during the three months ended September 30, 2025 relating to income on our operating account.

Comparison of the Nine Months Ended September 30, 2025 to the Nine Months Ended September 30, 2024

The following table sets forth our unaudited condensed consolidated statements of operations and comprehensive loss for the interim periods indicated (in thousands):

	Nine Months Ended September 30,		Change
	2025	2024	$	%
Revenue	$-	$100	$(100)	(100)%
Operating expenses:
Research and development	$1,549	$1,349	$200	0
General and administrative	22,587	2,169	20,418	941%
Total operating expenses	24,136	3,518	20,618	586%
Loss from operations	(24,136)	(3,418)	(20,718)	606%

Other income (expense)
Loss on change in the fair value of related party convertible debt	(52)	(427)	375	-88%
Interest expense	(2,496)	(3,138)	642	-20%
Gain on change in fair value of warrant liabilities	884	-	884	100%
Loss on change in fair value of digital assets	(28)	-	(28)	100%
Financing costs	(1,443)	-	(1,443)	100%
Other income	15	5	10	200%
Total other expense, net	(3,120)	(3,560)	440	-12%
Net loss	$(27,256)	$(6,978)	$(20,278)	291%

Research and Development - Research and development expenses increased by $200 thousand, or 15%, to $1,549 thousand during the nine months ended September 30, 2025 from $1,349 thousand during the nine months ended September 30, 2024. The increase was driven primarily by the increase in regulatory and CRO costs of $300 thousand, plus laboratory rent costs of $115 thousand, which is in line with the Company’s intent to focus on research and development to complete device functionality and reach the point of commercialization in the near future. This increase is then partially offset by personnel costs decrease of $253 thousand as a result of a reduced headcount on the direct labor and research team.

General and Administrative - General and administrative expenses increased by $20,418 thousand, or 941%, to $22,587 thousand during the nine months ended September 30, 2025 from $2,169 thousand during the nine months ended September 30, 2024. The increase was driven primarily by the increase in transaction closing costs of $15,219 plus accounting fees increase of $680 thousand, an increase related to stock-based compensation relating to the non recourse note settlement of $428 thousand, $766 thousand of professional services, an increase to office rent of $49 thousand, and a new increase to insurance and legal fees of $129 thousand.

Loss on Change in the Fair Value of Related Party Convertible Debt - Loss on change in the fair value of related party convertible debt was $52 thousand during the nine months ended September 30, 2025. The loss during the nine months ended September 30, 2025 was driven by the remeasurement of the Tasly Convertible Debt, the Ascent PIPE note, and the Northview Sponsor working capital convertible loan.

Interest Expense - Interest expense decreased by $375 thousand, or -20%, to $(2,496) thousand during the nine months ended September 30, 2025 from $(3,138) thousand during the nine months ended September 30, 2024. The increase was primarily due to junior and senior convertible notes being converted and settled on July 11, 2025 which reduced quarterly accrued interest on these notes from the usual 12 weeks, down to 1.5 weeks of accrued interest.

Financing Costs - Increased by $1,443 thousand in relation to the issuance of shares on the ELOC agreement.

Other Income (expense) - Other income increased by an immaterial $10 thousand during the nine months ended September 30, 2025 relating to income on our operating account.

Liquidity and Capital Resources

Sources of Liquidity

We incurred net losses and negative operating cash flows from operations since inception, and we expect to continue to incur losses and negative operating cash flows for the foreseeable future until we successfully commence sustainable commercial operations. To date, we have funded our operations primarily with proceeds from the issuance of convertible preferred stock, junior and senior convertible notes, related party loans payable, ELOC, PPP Loans available to us under the Paycheck Protection Program and promissory notes. From inception through September 30, 2025, we raised gross proceeds of $98.0 million from the issuances of convertible preferred stock and convertible notes and loans, $11 million from related party loans payable, $3.5 million from ELOC, $2.5 million from PPP Loans and $0.9 million from issuance of promissory notes. As of September 30, 2025, we had cash of $3,009 thousand.

Our junior convertible notes bore interest at 12% per annum and their outstanding principal and accrued but unpaid interest automatically converted into shares of Common Stock at $525.00 per share upon consummation of the Business Combination. In addition, upon consummation of the Business Combination, all junior noteholders have a right to receive additional shares upon achievement by the Company of certain share price and sales milestones (the earnout shares).

We commenced issuance of our senior convertible notes in April 2021 and continued issuing them until the closing. Our senior convertible notes bore interest at 12% per annum and their outstanding principal and accrued but unpaid interest automatically converted into shares of Common Stock between $37.50 and $300.00 per share upon consummation of the Business Combination, based on the fixed conversion price defined in the notes. In addition, upon consummation of the Business Combination, all senior noteholders obtained the right to receive additional shares upon achievement by the Company of certain share price and sales milestones (the earnout shares).

On August 8, 2023, a new wholly owned subsidiary, Profusa Asia Pacific Pte. Ltd (“APAC”), was created and incorporated by Legacy Profusa under the laws of Singapore. Upon creation, the new entity was capitalized by Legacy Profusa by payment of $1,000 for 1,000 Ordinary Shares. As a result, at the time of incorporation, the entity became a wholly owned subsidiary of Legacy Profusa. The entity was created with the expectation of jointly conducting the business of developing, manufacturing and commercializing the Lumee Glucose and the Lumee Oxygen products, currently under development by the Company, together with a third party. No business or activities will have been conducted by the entity from the date of formation through and until the closing date of the proposed License Agreement and Shareholders Agreement between the Company and Best Life Technology Ltd, an entity wholly owned and controlled by Tasly.

In the event we either fail to complete the formation of the APAC Joint Venture or fail to repay the amounts under the Tasly Convertible Debt when they become due, the lender will have an option to convert the outstanding balance and accrued but unpaid interest (in part or in full) into senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes as of September 30, 2025 (which terms include conversion into Company Common Stock). Notwithstanding the conversion provisions above, any repayment obligations (in part or in full) of the outstanding principal balance and accrued but unpaid interest under the Tasly Convertible Debt may, at the lender’s option, be made through conversion of part or all amounts payable into (i) senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes as of September 30, 2025, $37.50 per share, or (ii) Common Stock at a conversion price of $144 per share.

Our outstanding PPP Loan of $1.4 million bears interest at 1% per annum. The repayment of the PPP Loan was expected to be made in equal monthly payments of principal and interest from October 25, 2022 until May 25, 2026; however, we are currently in the process of applying for forgiveness for this loan.

Our outstanding promissory notes accrue interest at 5% and 12% per annum, most of which do not have a set maturity date. Any promissory notes that did have an initial maturity date, which has passed, the Company has verbally agreed to pay off these loans subsequent to the Closing. The Company is currently in default; accordingly, the Company classified the entire outstanding amount as a current liability on the condensed consolidated balance sheets.

Additional funds may be necessary to maintain current operations and will be required for successful product commercialization efforts. Subsequent to the period ended September 30, 2025, management obtained additional funds from the ELOC of $6.7 million, however, conditions exist that raise substantial doubt about our ability to continue as a going concern within one year from the date hereof and for the nine months ended September 30, 2025 are issued.

Long-Term Liquidity Requirements

We expect our cash and cash equivalents on hand, and cash that we received from the Business Combination and PIPE Investment, together with proceeds from the ELOC and the cash we expect to generate from future operations, will provide sufficient funding to support initial commercial operations. The cash generated from the Business Combination includes an initial net $9 million in PIPE proceeds from the first tranche and net $2 million from the second tranche of a convertible note. The cash generated from the ELOC was $3.5 million in the third quarter. Until we generate sufficient operating cash flow to cover our operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, we expect to utilize a combination of equity and debt financing to fund any future capital needs. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of holders of Common Stock. If we raise funds by issuing debt securities, these debt securities may have rights, preferences, and privileges senior to those of Common Stockholders. The terms of debt securities or borrowings could impose significant restrictions on our operations. The capital markets are currently experiencing, and may continue to experience in the future, periods of upheaval that could impact the availability and cost of equity and debt financing.

Our principal uses of cash in recent periods have been funding our research and development activities, legal and bank transaction fees, and other personnel cost. Near-term capital requirements through September 30, 2025 leading to and supporting initial commercialization are estimated to total approximately $19.4 million and include further research and development to enable us to obtain the required regulatory approvals, manufacturing, commercialization and wide-scale marketing for our Lumee Oxygen and Lumee Glucose devices. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our customers, the expansion of sales and marketing activities, the timing and extent of spending to support development efforts. In the future, we may enter into arrangements to acquire or invest in complementary businesses, products, and technologies. For any periods after the twelve months subsequent to this filing, we may be required to seek additional equity or debt financing. In the event that we require additional financing we may not be able to raise such financing on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to continue our research and development and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition. If adequate funds are not available, we may need to reconsider our production investments, the pace of our production ramp-up, expansion plans or limit our research and development activities, which could have a material adverse impact on our business prospects and results of operations.

Cash Flow Summary

The following table summarizes our cash flows for the periods presented (in thousands):

	For the nine months ended,
	September 30, 2025	September 30, 2024	Change $	Change %
Net cash used in operating activities	$(11,119)	$(1,828)	$(9,291)	508%
Net cash used in investing activities	$(1,000)	$-	$(1,000)	-
Net cash provided by financing activities	$14,937	$1,826	$13,111	718%

Operating Activities

Cash used in operating activities for the nine months ended September 30, 2025 of $11.1 million was primarily driven by our net loss of $27.3 million, adjusted for non-cash charges of $10.7 million and net cash inflows of $5.4 million provided by changes in our operating assets and liabilities. Non-cash charges primarily consisted of non-cash interest expense of $2.5 million, the change in the fair value of related party convertible loan of $0.2 million, net with $7.6 million in non-cash issuance of shares through the private placement and issuance of shares associated with transaction costs, $1.0 million in non-cash issuance of ELOC Warrants, stock-based compensation of $0.7 million, and offset by a gain on fair value of warrant liabilities of $0.9 million. The main driver of the cash inflows from the changes in operating assets and liabilities was primarily related to an increase in accounts payable of $3.2 million and in accrued liabilities of $2.3 million and a decrease in prepaid expenses and other current assets of less than $0.1 million.

Cash used in operating activities for the nine months ended September 30, 2024 of $1.8 million was primarily driven by our net loss of $7.0 million, adjusted for non-cash charges of $3.6 million and net cash inflows of $1.5 million provided by changes in our operating assets and liabilities. Non-cash charges primarily consisted of non-cash interest expense of $3.2 million, partially offset by change in the fair value of related party convertible loan of $0.3 million. The main driver of the cash inflows from the changes in operating assets and liabilities was primarily related to an increase in accounts payable of $0.7 million and in accrued liabilities of $1.1 million and a decrease in prepaid expenses and other current assets of $0.3 million.

Financing Activities

Cash provided by financing activities was $14.9 million the nine months ended September 30, 2025, which consisted primarily of net proceeds from the issuance of senior notes, PIPE proceeds, ELOC proceeds, and the close of the business combination (as discussed above).

Cash provided by financing activities was $1.8 million for the nine months ended September 30, 2024, which consisted primarily of net proceeds from the issuance of senior notes of $2.1 million, offset by payment of deferred offering costs of $0.1 million and repayment of related party promissory notes of $0.2 million.

Contractual Obligations

The following table summarizes our contractual obligations as of September 30, 2025, and the years in which these obligations are due (in thousands):

	Total	2025	2026
Tasly Convertible Debt - related party	$2,207	$2,207	$-
Convertible promissory note - related party	1,920	1,920
Loans payable - related party	14,359	-	14,359
Senior notes	154	154	-
Promissory notes	1,045	1,045	-
PPP loan	1,386	1,386	-
Total contractual obligations	$21,071	$6,712	$14,359

Critical Accounting Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

Management has discussed several significant accounting estimates and believes that the fair value of the related party Ascent PIPE Convertible note is the only accounting estimate that rises to the level of a critical accounting estimate.

The related party convertible loan is carried at fair value based on unobservable market inputs. The fair value of financial instrument is determined using various valuation techniques, including the market approach. Where observable market prices are not available, we use models that incorporate assumptions about credit risk, interest rates, and market volatility. These estimates require significant judgment, particularly for instruments classified as Level 3 in the fair value hierarchy. Changes in these assumptions could materially affect the reported fair values and related income or expense. We regularly review and update our valuation to reflect current market conditions and ensure consistency with accounting standards.

Management considered various fair value instruments; however, only the Ascent PIPE convertible note is both classified as a Level 3 fair value instrument and is considered very material, and individually over $5.0 million. The Ascent PIPE convertible loan was valued at $14.4 million as of September 30, 2025, and is a new loan that was issued on the Closing Date. As such, we have one critical accounting estimates to report, and have included our considerations below.

Ascent PIPE Convertible Related Party Loan

The Company has elected to account for its convertible loan from a related party at fair value under ASC 825, “Financial Instruments.” The loan is classified as a Level 3 financial instrument due to the absence of observable market inputs and the significant use of management judgment in determining fair value.

The fair value is estimated using a probability-weighted discounted cash flow model that incorporates multiple scenarios, including conversion, repayment, and extension. Key inputs include the discount rate, expected term, volatility, and conversion likelihood. Because the loan is with a related party, observable market data is limited, and management applies significant judgment in assessing the economic substance of the arrangement.

Changes in fair value are recognized in earnings each period. The Company considers this estimate critical due to its complexity, subjectivity, and material impact on reported results.

Valuation policies are reviewed quarterly, and inputs are updated based on evolving market conditions and contractual developments. A change in the discount rate of +100 basis points would result in a fair value change of approximately $17 thousand or (0.01)%, while a 10% change in volatility would impact fair value by approximately $152 thousand or 1.1%.

The Company classifies this instrument within Level 3 of the fair value hierarchy and provides a reconciliation of beginning and ending balances in Note 4.

Recent Accounting Pronouncements

See the section titled “Recent Accounting Pronouncements” in Note 2 of the notes to our unaudited condensed consolidated financial statements included in this prospectus for more information.

BUSINESS

Overview

Profusa is a digital health technology company based in Berkeley, California, that has invested over the last twelve years more than $100 million from sophisticated venture investors as well as the most sophisticated research institutions in the U.S. (including approximately $30 million from Defense Advance Research Projects Agency, or DARPA, and the National Institutes of Health, of NIH) to develop a unique biosensor platform that is easily injected subcutaneously to provide, for the first time, real-time, individual biochemistry, that is cost effective while functioning for more than six times longer than known best in class solutions on the market today. Profusa’s Lumee™ technology does not consist of a single product, but is rather a platform that can potentially launch products for multiple applications.

Profusa’s overall strategy has been to robustly invest and therefore develop and protect its technology as a private company, first in Europe where the barriers to regulatory approval traditionally are not as great as they are in the U.S. Accordingly, Profusa has validated its technology and gained approval of its first product, Lumee Oxygen, with CE approval in the EU and in the process of migrating to meet new MDR requirements in Europe. In 2026 Profusa plans to launch this product, if approved by FDA, for sophisticated wound care management through a partner with distribution, sales and in-servicing experience. The accessible markets for Profusa’s technology are not limited to U.S. and EU. Sophisticated investors from Asia, such as 3E Bioventures, Tasly Pharma, and VMS Capital, who already see the far-reaching benefit of Profusa’s platform have not only been interested for several years, but have invested in Profusa’s development to date with the continuing interest of being partners in the near future. To date, these investors have collectively invested over $50 million in preferred stock and convertible notes of Profusa. Profusa is in continuing discussions with investors to establish a joint venture to provide Profusa with access to Asia Pacific markets. See “Certain Relationships and Related Person Transactions - Profusa - APAC Joint Venture Term Sheet”.

Following validation of Profusa’s technology and application via Lumee Oxygen in the EU, Profusa’s next step in the development process is to seek approval of both Lumee Oxygen as well as Lumee Glucose from the U.S. Food and Drug Administration. Profusa believes that the generation of additional clinical data, which it plans to collect in connection with obtaining regulatory approval, combined with Profusa’s sophisticated patent protection, will expand partnership interest from prospective medical partners in the U.S. and worldwide. Profusa’s plan is to gain approval of Lumee Oxygen in the US by-early 2026 followed by approval of Lumee Glucose in late 2026 or early 2027. While Lumee Oxygen is authorized for commercialization in the EU pending migration of CE approval to new MDR regulations, Lumee Glucose is not yet authorized for commercial sale in any jurisdiction and Profusa does not yet have regulatory approval for the sale of any of its products in the U.S. Profusa’s plans for commercialization of its products are dependent upon obtaining regulatory approval in relevant jurisdictions on a timely basis, which cannot be assured. See “- Government Regulation - FDA Premarket Clearance and Approval Requirements.”

Profusa’s sensor platform has the potential to generate an individualized real time biochemistry data stream, with a substantially better user-friendly form factor, accessibility for a broad user base, lower burden of healthcare costs, and significantly increased total addressable user base compared to current market solutions. Profusa believes that the combination of the potential advantages of this platform will enable it to generate both short-term revenue in the high-value clinical applications of wound care and diabetes management as noted above, but to also leverage core technology and develop and add to Profusa’s product portfolio to potentially tackle the management of other chronic conditions, while in the future creating the foundation for the technology enabled health care where the large volume of biomarker data aligned with up-to-the-minute actions and choices of the individual. Therefore, Profusa’s data stream could become a key enabler for high-growth healthcare sectors such as telemedicine and health and wellness coaching, and sophisticated evaluation of biomarkers for both molecular diagnostics and potentially therapeutic purposes.

Importantly today, Profusa believes that Lumee’s biosensor and artificial intelligence platform compares very attractively with some of the largest products in this market sector. Profusa believes its validated core technology can easily bridge the gap that exists in the current technology landscape for monitoring real time biochemistry. The current approaches either have tailored clinical application at high costs and burdensome user experiences, such as CGMs today; or broad potential user base in consumer-friendly costs and user experience, but limited clinical utility, such as health and wellness wearables. Other products are strictly software and analytics-driven solutions such as telemedicine and coaching apps which have limited clinical utility due to the lack of real time data. Profusa’s technology today has the potential to provide the solution of bringing sophisticated, real-time to a broad population of needy patients globally at a more reasonable cost.

Profusa’s core platform technology is the foundation for its growth strategy, which includes:

●	Near term product revenue in Europe from the CE approved Lumee Oxygen which measures dissolved tissue oxygen for up to six months following sensor injection. Initial product uses include application for the management of wound care for critical limb ischemia patients in surgical settings, followed by use in ambulatory settings, subject to future regulatory approval. Profusa estimates that the current total addressable market size for critical limb ischemia across the United States and European Union is approximately five million patients. Profusa anticipates beginning commercialization of Lumee Oxygen in Europe in early 2026 and continuing its U.S. study for submission for U.S. FDA marketing authorization late 2026. Lumee Oxygen may not be commercialized in the U.S. until FDA marketing authorization has been obtained.

●	Future product revenues from Profusa’s second product, Lumee Glucose, a continuous glucose monitoring platform, that will provide real time glucose levels for patients suffering from diabetes, subject to regulatory approval. Profusa has generated proof-of-concept clinical data from 54 diabetes subjects over four clinical sites (two in Europe and two in Asia) in human trials. Using Profusa’s current data analytics algorithm, the glucose platform has demonstrated potential for mean absolute relative difference (MARD) of approximately 11% with up to nine months of functionality post injection. To date, there have been zero incidences of device-related severe adverse events (SAE). Profusa anticipates the start of its next validation study in the first half of 2026 and regulatory submission in early 2026. Profusa believes that its technological approach may create advantages to current glucose monitoring solutions on the market to substantially increase the number of users who can benefit from this data stream from the current type 1 diabetes population to the much larger type 2 and pre-diabetes populations, as well as any individuals outside of these aforementioned populations interested in having access to long-lasting continuous glucose data.

●	Potential future product revenues from other analytes such as lactate, CO2, ethanol, pH and other important metrics in the management of other chronic conditions, which may be targeted by Profusa’s research and development.

●	Potential future revenues from the data streams of the above applications, which could become a key enabler to achieve the technology-enabled future for healthcare being brought to bear by nascent healthcare growth sectors such as telemedicine and health and wellness coaching platforms. The total value of this space is expected to reach almost $400 billion by end of 2028. While these platforms are beginning to gain users and engagement demonstrating some degree of clinical utility, Profusa believes that the growth of these platforms suffer from the lack of real time clinical data. In the field of telemedicine, physician and patient interactions still require visits to labs for blood test to inform physician diagnosis and feedback. In the case of coaching platforms, the lack of inexpensive real time data relegates the business model to rely on expensive technologies and nurses/coaches to provide the clinical feedback to users. Profusa believes that, at scale, the data Profusa’s platform generates from its initial products will be a key enabler for the productivity and business models for both of these sectors to expand and reach more of their full potential. Profusa’s plan is to partner and provide such data streams as a further growth driver for Profusa.

Profusa’s Addressable Market

There have been many attempts to develop technologies that provide real time biochemistry and biomarker data for individuals. The most compelling use case has been for measurement of glucose in the management of diabetes. The first traditional approach to glucose measurement is to take measurements at discrete points in time via a self-monitoring of blood glucose (SMBG) method, which requires the collection of a drop of blood via a lancet and applying that drop of blood in a test strip which is then read by a reader. A second approach is to have a patient monitor their glucose levels by using a continuous glucose monitoring (CGM) device which provides a continuous stream or real time glucose measurement. The CGM approach has the benefit of being able to provide a data stream which elucidate not just the glucose level at any given time, but the trending of the glucose levels throughout the day. This ability to visualize trending of a patient’s glycemic levels is important to predict significant excursions of an individual’s blood sugar levels and prevent serious adverse events caused by hypoglycemic or hyperglycemic to the patient and enable the patient to inject insulin or take medication to manage the disease. The following graphic illustrates the comparative advantage of CGM over SMBC.

Comparison of finger-pricking self-monitoring of blood glucose (SMBC) and continuous glucose monitoring (CGM).

While there have been attempts to use energy waves to non-invasively measure glucose in a patient’s body, those efforts have proven to be unsuccessful due to their lack of ability to deliver accurate and reliable measurements Other experimental approaches utilize molecular spectroscopy, but have to date not received U.S. regulatory approval and, despite some attaining European Regulatory Approval, have not gained significant commercial traction there. Profusa believes this demonstrates that the non-invasive nature of a technology, even in the unlikely case it was of comparable accuracy to existing devices, has little bearing on marketability if other criteria are not met, such as competitive pricing, low production costs, user-friendliness and as well as pre-existing relationships with larger CGM players who can contribute to a plan to bring the product to market, all of which are areas where Profusa believes it has a winning advantage.

There are also other non-invasive approaches to measure biomarkers and analytes available, such as those measuring steps, blood oxygen levels, heart rate, and body temperature. These solutions provide some data for general wellness management; however, their clinical utility has been limited since there is not a large defined set of clinical evaluation that links these parameters to specific clinical diagnosis or outcomes. Accordingly, Profusa believes that for a technology platform to measure clinically reliable data that can inform high-value clinical decisions, a sensing element inside the body to take direct measurements of the analyte of interest is of critical importance.

Current CGM sensors typically have a small needle coated with a sensing chemistry which is placed through the skin so the needle can take measurements in the interstitial space of a patient. These needles, however small, elicits a “foreign body response” within the patient as the body’s natural defense mechanism against objects that are recognized as foreign. The foreign body response begins to encapsulate the sensing needle of these CGMs in scar tissue and renders the data from these sensors unreliable within a matter of days. This is the major reason the longevity of these CGMs is limited to approximately 7-14 days. A longer-term 12-month solution where a sensor is surgically implanted into a patient’s body is available as well, however the sensor requires a surgical implantation with sutures to close the surgical wound. This approach has a limitation of a much more invasive deployment procedure and associated higher cost.

All data is from the manufacturer website. The products provided in this chart are:

●	Dexcom G6

●	Abbott Freestyle Libre 2

●	Medtronic Guardian Connect

●	Senseonics Eversense E3

Profusa’s CGM Product (Lumee Glucose) is not approved in the United States. The > 270 days usage time is based on the data acquired through Profusa’s glucose program clinical study.

Profusa’s Technology

It is Profusa’s belief, based on an understanding of the biological response to current available sensors, that a viable solution that could provide data for clinical utility and wide-scale adoptions, needs to have the following three key characteristics: direct measurement of the body’s chemistry to enable accuracy, ease of deployment of the platform and long-term functionality to encourage adoption by a large population, and low cost to breakdown the economic barrier for adoption by those who can benefit from this data stream.

Profusa’s sensor platform has the potential to deliver on these requirements and are composed of the following components:

●	Hydrogel Sensor

Profusa’s passive sensor is composed of a class of materials called hydrogels, which are similar to the material from which modern contact lenses are made. The sensor is designed to overcome the effect of the foreign body response and thus has been demonstrated to be able to collect biochemical data for up to 6-months in the case of Lumee Oxygen, and up to 9-months based on the data acquired through Profusa’s glucose program clinical study. This hydrogel scaffolding is soft and pliable and serves as the base material on which specific fluorescent molecules are bound. These fluorescent molecules bind specifically to the analyte of interest and their fluorescent characteristics change depending on whether the analyte is bound or unbound. The hydrogel sensors are devoid of any electronics or power source, and are simply composed of the hydrogel scaffolding and the fluorescence sensing chemistry. Depending on the sensor type, Profusa may also imbed a reference chemistry for reference purposes during data processing. The hydrogel sensor measures approximately 400 microns in diameter by 3 millimeters in length and is injected subcutaneously via a hypodermic needle injection at a depth of 2 - 6 millimeters from the surface. Upon injection, the sensor is designed to be integrated as a part of the tissue and is not noticeable. As this sensor is passive in nature, while the binding and unbinding of the analyte of interest is constantly occurring, data from the sensor is not actively broadcasted outside of the body until a reader (described below) is placed on the skin over the sensor.

By “decoupling the sensor and the reading elements,” we believe that our approach has a few major advantages:

1.	The cost of the system is quite low as the sensors are low cost to manufacture and the more expensive reader component can be reused through multiple sensor injections;

2.	The act of data acquisition is controlled by the user and action is secure;

3.	The sensor deployment is a common hypodermic needle procedure that can be performed by healthcare professionals across a variety of common settings; and

4.	The sensor functionality lifetime is limited by the stability of the fluorescence molecule and not by the foreign body response, which translates into months of functionality.

●	Reusable Reader

An optical reader has been developed to be worn on the skin above the sensor and is designed to interrogate and gather sensor signal for data processing. This optical reader has a small wearable form factor dimensions of the oxygen reader and is worn on the skin via a double-sided medical grade adhesive. The readers are rechargeable via conductive charging and currently have a functional lifetime of 24 hours on a single charge in the case of Lumee Oxygen. When a datapoint is desired, the firmware of the reader instructs the device to pulse a light source shining an excitation light of a specific wavelength to illuminate the sensor under the skin. The return fluorescent light from the sensor is then detected by the reader via a series of photo detectors and the data is captured for algorithm processing. By continuously pulsing the light and capturing the return signal from the hydrogel sensor, the reader is designed to be able to collect a stream of data allowing for the continuous monitoring of the biochemistry inside the body. This device is also designed to have the capability to measure multiple wavelengths of light allowing for the capture of changes in tissue optical properties and reference chemistry signals, providing input to the data algorithm to potentially correct for variability of subject tissue types and individuals change in tissue properties over time. Additionally, the reader is designed to be able to include thermistors, or temperature-sensitive resistors, and motion detectors, enabling the collection of additional parameters the algorithm may use to increase the accuracy of the analyte measurement. The externally worn device is designed to be a durable component of the system and can be reused for multiple sensor injections.

●	Data Algorithm

Software algorithms operating in firmware and mobile applications compute clinically relevant values based on optical signals and temperature measurements provided by the reader hardware. Lumee Oxygen uses an oxygen sensor whose optical intensity, after excitation from an LED, decreases at a rate that is a function of tissue oxygen. The hardware is designed to provide rapid optical intensity measurements. The firmware fits the decrease in intensity to a model whose coefficients represent the oxygen intensity. The firmware produces a Lumee Oxygen Index (LOI) value every few seconds and the tablet application visualizes the data and determines the percent change over time. The glucose hydrogel is an intensity-based system with two dyes: a reference dye whose intensity is independent of glucose and other chemical properties of its environment, and a glucose dye whose intensity after excitation changes predictably with glucose concentration. The ratio of the glucose and reference intensity provides an approximation of the glucose signal. The glucose system is designed to use several wavelengths of light from defined LED sources and optical detectors. Every measurement sample includes 84 unique optical measurements that form a data set that is used to determine the glucose dye intensity, tissue optical properties, and position of the sensor. The hardware and firmware in the glucose system capture and store these raw measurements. The data processing on the glucose system is performed primarily on a mobile device. The mobile application computes glucose intensity changes and calibrates the values to establish a measurement of blood glucose.

The glucose algorithm in the mobile application is designed to perform a series of corrections to account for changes in the optical signals that do not originate in the glucose dye. These include correcting for variability in the LED brightness at different temperatures; correcting for changes in the reader’s position relative to the sensor, by triangulating the position of the sensor using 4 opposing LEDs that excite the reference dye; and correcting for changes in the tissue’s light absorption using 72 source-detector pairs. The reader position and tissue absorptions are computed by fitting the measurements to a principle-based optical model. Finally, the glucose signal intensity is corrected for temperature changes to account for the glucose dye’s sensitivity to temperature. The corrected optical glucose signal is calibrated into a measurement of blood glucose. Profusa’s calibration model includes support for different user calibration schemes. Profusa has also developed a collection of machine-learning models which use these same optical signals as inputs to improve corrections. These machine learning models include using the tissue optical property measurements as inputs to generate background fluorescence, a deep learning model which uses all the optical signals to generate a blood glucose estimate, and machine learning models to detect signal errors. Additionally, in conjunction of work with DARPA, Profusa developed machine learning models that operate over time-series data to detect specific events.

Both the glucose and oxygen systems have firmware and Bluetooth low energy (BLE) hardware designed to communicate between the reader and the mobile device. The mobile device is initially paired with the reader using a passkey and later utilizes 128-bit encryption for data transmission. The reader identifies if the connection between the reader and the mobile device is disconnected. It retains the data and transmits the data once the connection is re-established. The mobile device also notifies the user if a disconnection occurs.

●	App and Data Visualization

Lumee Oxygen includes a tablet device that is designed to provide real-time traces of tissue oxygen levels from multiple readers simultaneously, and allow the operator to annotate events and normalize values at a point in time to identify the relative improvement of a patient’s tissue oxygen. The system also supports PDF and CSV data export. Profusa has also developed Lumee O2 Go, currently for research use only, that operates on a mobile phone and uploads data to the cloud. This mobile application is being developed to provide real-time visualization of changes in oxygen, data annotation, and incorporation of 3rd party data via Apple’s HealthKit.

The initial glucose professional product, once approved, is intended to allow physicians and care providers to visualize a patient’s glucose over a series of days. This first product mobile interface is designed to encourage compliance, log activities, and facilitate correct operation without providing the patients access to the system’s measured blood glucose values. The second real time use product, once approved, is planned to allow for users to have real time access to the system’s measured blood glucose values to enable care decisions. An essential feature of the glucose system is a visualization that allows the patient to correctly locate the reader over the sensor. This mobile user interface will show a real-time depiction of the reader as it is moved over the sensor in the body to maximize signal quality and optimal position.

Profusa uses Amazon Web Services (AWS) infrastructure to host and secure data. For authentication and authorization, Profusa’s web application utilizes Amazon Cognito. To provide network security, data is transmitted over the public network using TLS. All data communication from Profusa’s application is transmitted through Amazon’s Application Load Balancer which provides both data encryption and allows Profusa’s system to reside entirely on a private network. Amazon’s systems provide the capabilities to ensure that data is encrypted during transmission and at rest. Profusa’s mobile applications upload data regularly but do not rely on a network connection to operate. Nonetheless, to deliver a robust service, Profusa’s cloud infrastructure is hosted on redundant, fault-tolerant application servers, to improve availability.

The core technology platform described above is the foundation for Profusa’s future products for the measurement of real time biochemistry, including Lumee Oxygen, Lumee Glucose. By tailoring the fluorescence chemistry with the optical properties of the multi-channel reader, Profusa believes that its ability to develop products to measure other analytes and expand our product portfolio is enhanced while maintaining the key value propositions of the platform. It is conceivable in the future that Profusa may be able to develop a sensor and reader pair to measure multiple analytes within one product, creating streams of data for a biochemical panel for broader applications.

Short-Term Opportunity with Lumee Oxygen and Lumee Glucose

Realtime monitoring of validated and clinically relevant data from individuals have profound upside. By monitoring real-time metabolic parameters such as tissue oxygen and glucose, Profusa’s technology, if approved, could benefit chronic conditions affecting more than 500 million people across the world. Over the past two decades, the health care community has begun the trend of developing technology solutions to create infrastructure and real time data in an effort to bring the potential of clinical decisions away from the costly hospital and clinics to the individuals in the comfort of their homes and daily lives. From chronic conditions that can benefit from real time monitoring, such as diabetes management, dialysis treatment, infection monitoring, surgical recovery, to the infrastructure of telemedicine and remote access to healthcare professional for diagnosis and health data interpretation, the technology enabled future of health care has gained greater footing to becoming more mainstream. The total market size of telemedicine platforms have doubled from $41 billion to over $80 billion from 2019 to 2021, and the market for remote coaching platforms has also grown from hundreds of millions to just under $14 billion over the past decade. Additionally, CMS has implemented reimbursement codes for remote patient monitoring (RPM) for chronic conditions and data interpretation. This can lead to reimbursement of more than $200 monthly per patient as of 2022. Furthermore, these codes can be used in addition to existing Chronic Care Management (CCM) codes. These trends provide significant momentum for Profusa’s technology platform to potentially be the indispensable data stream to support this vision of the technology-enabled health care future, potentially replicating the impact that technology platforms such as Google have had in advertising to the high-value arena of healthcare. With respect to oxygen and glucose monitoring specifically, the size of the continuous glucose monitoring market is estimated to be approximately $2.8 billion in the U.S. and over $800 million in Europe by the end of 2024. The oxygen monitoring market is over $2 billion in the U.S. and over $700 million in Europe.

Profusa’s plan to capture this opportunity is anchored by its product launch plan, beginning with the near-term launch of Lumee Oxygen, once approved, as it serves the critical limb ischemia wound care population. Creating a solution that aligns to a critical clinical need and demonstrating the benefit of a real time biochemical data stream from operating room to the home in ambulatory care would create credibility and capability build for Profusa on this journey. The second phase would be to launch Profusa’s glucose product, once approved, for the well-defined diabetes market and leveraging its value proposition to expand the number of patients who can benefit from CGM to beyond the current type 1 diabetes population. Profusa believes that its solution could benefit those in the type 2 and pre-diabetes populations to both potentially broaden the product reach beyond the currently available solutions, but also generate a broad set of clinical data across a large heterogeneous population to inform the clinical science behind diabetes care throughout the disease spectrum. Lastly, by adding additional analytes and partnering with the telemedicine and health and wellness coaching sectors, Profusa hopes to truly bring the power of the broad real time biochemistry data stream and create enduring value.

Lumee Oxygen for Critical Limb Ischemia management and management of peripheral arterial disease (PAD)

Peripheral arterial disease (PAD) is a vascular condition caused by the blockage of arteries below the knee of a patient. These blockages decrease the blood supply to the extremities, in this case the foot, and is characterized by pain in walking, neuropathy, resting pain, and ultimately tissue death requiring amputation. The progression of PAD is described clinically by the Rutherford Scale, a medical classification describing seven categories of peripheral artery disease, including both the patient’s clinical symptoms as well as objective findings, with class 1 being the mildest form of the disease characterized by the patient experience foot pain from walking, to the most severe of class 6 characterized by major tissue death/loss in the foot. The classes of patients with Rutherford classes 4-6 are described as having Critical Limb Ischemia (CLI). According to articles in Endovascular Today and various market research firms, the number of cases across the United States and European Union of CLI has grown from approximately two to six million over the past 10 years and growing at a compound annual growth rate (CAGR) of 8.3% from 2022 to 2027 due to increased diagnosis rates. This patient population usually present with multiple comorbidities, including diabetes in approximately 45% of cases CLI costs healthcare systems more than $200 billion in the United States alone annually.

The current therapeutic regimen for treating CLI is to debride the usually heavily infected wounds of the foot, to remove dead tissue to prevent further infections, and to perform vascular therapy surgically or endovascularly through ballooning and stenting the blockages of the arteries to restore blood flow to the foot. While surgical or endovascular procedures in restoring blood flow to the extremities are usually achieved in the operating room, the causality of technical success in the OR leading to healing of the wounds caused by the tissue loss of the disease is less certain. In approximately 50% of endovascularly treated cases, the wounds of these patients are not healed within six months post-surgery. This is caused by the fact that the surgical procedure performed on the large arteries in the leg does not necessarily restore oxygenation to the tissues to the wound. The need for healthy microvasculature that enables oxygen exchange between blood and tissue are compromised in this patient population. Lumee Oxygen is designed to provide the physician the data to understand whether their surgical procedure not only could restore blood flow to the lower extremities, but more importantly, whether the tissue in the effective area is receiving sufficient oxygen as a result.

Lumee Glucose for Diabetes Management

Diabetes is a chronic metabolic disorder suffered by more than 400 million individuals globally, according to the World Health Organization, and approximately 1 billion individuals when including pre-diabetic patients. The cause of this condition is due to the patient’s inability to product or use insulin, which cause the body to ineffectively manage the level of blood glucose. The resulting inability to maintain adequate control of blood glucose level cause a variety of serious downstream health conditions and complications including vascular disorders, chronic wounds and tissue loss, amputations, heart disease, kidney malfunction, blindness, coma, and even death. Unfortunately, diabetes is a condition that continues to see global rise in patient populations due to lifestyle choices, improvements in global living standards which lead to dietary changes, and the increase in the aging population.

Diabetes can be characterized into three populations: type 1 diabetes, type 2 diabetes, and pre-diabetes. Type 1 diabetes is a genetic disorder that typically develops while the patient is in childhood and is primarily caused by the patient’s inability to produce insulin, or inability to respond to the presence of insulin (insulin resistance). Patients suffering from type 1 diabetes must maintain their glucose level in healthy range through the frequent and dose-specific administration of insulin. Type 1 diabetes is a genetic disorder that is characterized by the patient’s inability to either produce the hormone insulin, or becomes resistant to the effect of insulin in the management of their blood glucose levels. Individuals suffering from type 2 diabetes similarly have impairments that lead to the body’s inability to manage glucose well. This is primarily caused by either the body’s insufficient production of insulin, or cells’ poor response to insulin. Type 2 diabetes is primarily a chronic condition that is lifestyle driven, and usually present symptoms later in a patient’s life. Those who suffer from type 2 diabetes usually require the management of their disease through careful monitoring of their diet and nutritional intake, level of exercise, and maintaining a regimen of oral medications or the injection of insulin to regulate their blood glucose levels within the healthy range. Pre-diabetes refers to those individuals whose blood glucose levels are higher than normal, but not high enough yet to trigger the clinical definition of type 2 diabetes. Those identified as having pre-diabetes have a much higher likelihood of developing type 2 diabetes without intervention. For individuals who have been diagnosed as pre-diabetic, the management of their condition is typically through nutritional counseling, management of their dietary habits, and exercise in an attempt to slow down the progression of their diabetes to the clinical threshold.

As the monitoring of the blood glucose level in a patient is a critical component to effectively manage the disease or progress of the disease, many individuals with diabetes utilize technologies to actively measure their blood glucose levels throughout the day. One traditional method of monitoring blood glucose levels is through self-monitoring of blood glucose (SMBG). SMBG technology approach requires the collection of a small drop of blood through lancing the fingertips and applying that drop of blood sample to a test strip which is read by a glucose meter. This traditional approach, more commonly referred to as “fingersticks”, are usually done multiple times throughout the day and night and generate a point-in-time measurement of the blood glucose level of the patient. This method is painful, at times difficult to self-administer to get an accurate reading and does not provide the important information of blood glucose trends that is important for effective disease management. Alternatively, continuous glucose monitoring (CGM) technologies are generally less painful to deploy, create a stream of continuous glucose level data to the patient and care providers throughout the day and night, and have the ability to present blood glucose trending data that is important to disease management. Current CGM solutions available to patients are often inconvenient and require frequent changes. Deployment of the technology in certain cases requires surgical implantation that is often a barrier to adoption from the points of view of both the user and physicians. Additionally, the cost of the current CGM solutions are typically at a level where insurance reimbursement will only be available to the most brittle of type 1 and 2 patients (the latter of which, to be covered by insurance, often require daily insulin intake). The high costs and cumbersome usability exclude the adoption of such solutions to the larger type-2 population, particularly those not regularly using insulin, and pre-diabetes patients who can benefit clinically from the real time glucose data.

Profusa’s Product Path and Clinical Programs

Lumee Oxygen

Lumee Oxygen is designed to be an adjunct instrument intended for continuous and long-term monitoring of the oxygen in the subcutaneous tissue in the upper extremity, shoulder, or lower extremity. In jurisdictions where it has received regulatory approval, the Platform is indicated for use in patients with potential acute and/or chronic changes in tissue oxygen levels who may benefit from monitoring. Its use in those jurisdictions in conjunction with the physician’s diagnosis and judgement has the potential to create a potential new paradigm for wound care.

Lumee Oxygen is designed, developed and manufactured by Profusa. The first generation Lumee Oxygen Platform received its CE Mark on September 27, 2016. The device had undergone significant design updates since to include wireless components. This updated platform is referred to as the Wireless Lumee Oxygen Platform to reflect this change. The Wireless Lumee Oxygen Platform received CE Mark on Jan 14, 2020. Profusa’s commercialization efforts of this product were critically hampered by the closure of hospitals and operating suites to non-essential personnel due to the COVID pandemic. Profusa plans to take advantage of the relaxation of COVID protocols to execute on its commercial plans in Europe beginning in early 2026.

There have been ongoing communications with FDA along the device development path in consideration of submission for FDA marketing authorization. Early during the development in 2014 it had been established with FDA, that the Profusa Oxygen sensing device would be a good candidate for an Investigational Device Exemptions (IDE) application with “significant risk designation” acknowledging permanent injection of the hydrogel sensor in subcutaneous tissue. Frequent FDA communication followed during the time period 2015 - 2017 which resulted in approval of an IDE application for performing studies in the U.S. as described below. Communications with FDA in 2019 did focus on design questions for a pivotal study with the Wireless Lumee Oxygen Platform which would serve the needs of a subsequent De Novo submission. An IDE application was approved in April 2019 and a supplement to accommodate Covid pandemic conditions was subsequently approved. Nevertheless, the practical execution of the study had been significantly and negatively impacted by the pandemic due to the lack of access of non-essential personnel in health care settings. Today the pilot phase of the study has been completed confirming the pivotal study phase design, and the study will continue into the pivotal phase.

Lumee Oxygen Clinical Study Overview

The Profusa Wireless Lumee Oxygen Platform and its predecessor, the Lumee Oxygen Platform, are designed to measure changes of oxygen level in the tissue, continuously and long-term. It is designed to report oxygen levels intra-operatively during an operation at a medical facility, and/or used as a monitoring method pre- or post-operatively at a clinic. Up to four anatomical sites can be measured and reported concurrently. It is intended for use in patients with potential acute and/or chronic changes in tissue oxygen levels who may benefit from monitoring.

The features of both the Profusa Wireless Lumee Oxygen Platform and the Lumee Oxygen Platform are expected to provide added value to clinicians when compared with current alternative technologies. Both Lumee systems provide a new method for measuring tissue oxygen concentration in the interstitial fluid without perturbing the tissue after the initial injection. In addition, the Wireless Lumee Platform uses a small portable reader and tablet to display tissue oxygen. This increased usability lends itself to use within many settings, such as ambulatory care settings.

The Lumee Oxygen Platform and the Wireless Lumee Oxygen Platform do not estimate oxygen saturation in the vasculature, nor is it an averaged measurement across a large volume of tissue, rather it provides a direct measure of oxygen availability in the interstitial fluid (referred to as tissue oxygen concentration). The Lumee Oxygen sensor can be placed at a target depth of 3-6mm beneath the skin, enabling clinicians to monitor tissues of interest, and it is not limited to measurement of superficial tissue layers. Furthermore, it can provide insight into the changes occurring in tissue oxygen levels in both acute and chronic use cases. The Lumee Oxygen system has been tested in measuring changes in oxygen in specific tissues due to systemic oxygen challenges (hypoxia model), peripheral flow disturbances (occlusion/reperfusion protocols and monitoring of vascular interventions), and wound healing state (ulcerated feet in peripheral artery disease). Because of its small footprint and a portable design, the Wireless Lumee Oxygen Platform especially provides a method for continuous and long-term monitoring of tissue oxygen levels.

Lumee Oxygen Clinical Study History

The Wireless Lumee Oxygen Platform had been registered in various European countries upon CE Mark following a determination that it was equivalent to its predecessor platform, Lumee Oxygen Platform. The sensors involved are the same. The following is a description of Profusa’s clinical study history for this product from proof-of-concept through approval in Europe. To date, these clinical studies have involved 140 sensor insertions, in 35 of subjects, with no device related serious adverse events (SAE). Study results served investigational device development purposes in support of the CE approval of the first generation device in 2016.

●	Proof-of-Concept study - A Feasibility Study to Characterize the Performance of the PROFUSA Oxygen Sensor System. The first-in-human “Si Se Puede” Study used micro-oxygen sensors that were injected into the feet of patients with limb-threatening ischemia to measure oxygen changes during endovascular therapy. A total of 48 sensors were studied in 10 CLI patients and 4 healthy volunteers. The injected sensors could be readily located during measurement attempts. There were no adverse events of safety concern related to the investigational product.

●	Feasibility of Continuous Tissue Oxygen Monitoring in Healthy Adults. This study was an interventional feasibility study that was designed to characterize the performance of the Lumee Oxygen Platform in healthy adult volunteers. The analysis summarized here includes data on multiple study end points, including usability, safety, and effectiveness. Tissue oxygen levels were measured in 7 subjects (total of 14 sensors) during provocation tests that were used to induce changes in peripheral tissue oxygen. During provocations, local tissue oxygen was measured continuously using both Lumee Oxygen sensors and a commercially available transcutaneous oximetry (non-invasive measuring of oxygen levels through the skin) device. Results showed that Lumee Oxygen measurements were reliably obtained and provided signals sufficiently above a signal to noise threshold. There were no adverse events of safety concern related to the investigational product.

●	OMNIA (Oxygen Monitoring Near Ischemic Areas) European Registry Study. This study was a Post-Market Follow-up study which explored use cases and characterizing the diagnostic value of the Lumee Oxygen Platform in Critical Limb Ischemia patients. As a registry, the study intended to provide real-world experience and to prepare implementation of the Lumee Oxygen Platform in the European market. Enrollment of the study has concluded with a total of 35 subjects. There was no indication of adverse reactions specific to the hydrogels. Data analysis confirmed Lumee Oxygen is responsive to interventions during revascularization therapies.

●	Physiology Baseline Data of Tissue Oxygen Levels in Healthy Volunteers. This study was a development study was conducted in the U.S. toward the development of a next generation device and was aimed at collecting physiological integration and baseline data of tissue oxygen levels in various anatomical locations and usability data in healthy adult volunteers in daily life using a prototype version of Profusa’s Wireless Lumee Oxygen Platform. The study has been completed, it generated observations to inform wireless technology development, attachment and formfactor design, as well as software considerations for a next generation device. No design changes to Lumee Oxygen will occur prior to regulatory approval of the current existing device. Once FDA marketing authorization has been obtained, any design changes for a next generation of Lumee Oxygen will be planned, implemented, and verified and additional performance data or proof of equivalency will be submitted to FDA in an amendment to the original submission.

●	Ongoing Pivotal Study in the U.S. for submission purposes to FDA - Effectiveness of Measuring Local Tissue Oxygen in Response to Induced Hemodynamic Changes with The Profusa Wireless Lumee Oxygen Platform in Patients with PAD. This is an ongoing IDE study in the United States with the objective to assess the effectiveness of monitoring changes in local tissue oxygen with Profusa’s Wireless Lumee Oxygen Platform in comparison to transcutaneous oxygen measurements in patients with peripheral artery disease (PAD). This study characterizes the response to hemodynamic changes, or changes in cardiovascular function such as arterial pressure or cardiac output, induced by vascular occlusion tests and positional maneuvers. The study has been approved for conduct at four study sites with enrollment of up to 65 subjects.

Device Safety

As of February 11, 2026, no serious adverse events (SAEs) or other related to Lumee Oxygen have been reported.

Continuous Glucose Monitoring product

Lumee Glucose is an investigative product development system as Profusa has yet to receive the regulatory approval necessary for commercialization in any jurisdiction. It is under development to monitor optical signals that represent glucose levels in the interstitial fluid of subcutaneous tissue continuously and long-term. This glucose sensing system is composed of 1) a Glucose Sensing Hydrogel, 2) a Hydrogel delivery/injection pen, and 3) a Hydrogel Reader and software. The software is designed to be used with a User Interface on a Tablet or Smartphone.

Lumee Glucose is designed and developed by Profusa. The Profusa Glucose First-In-Human (FIH) Platform had been approved for investigational use by the Competent Authority in Germany (BfArM) on May 4, 2018. Follow-up development studies with significantly improved Glucose Platform components, including the sensing hydrogel and reader, received approval for investigational use in several jurisdictions: by the Competent Authority in Austria (AGES) on May 8, 2020 and January 11, 2021; by the Competent Authority in Germany (BfArM) on

November 26, 2020; by the Competent Authority in Vietnam (Ministry of Health) on September 10, 2020. Study conduct took place in all jurisdictions with a total enrollment of 54 subjects. The active glucose monitoring phase for up to 12 months had been completed by the end of 2021. The European studies are still open for extended safety monitoring per protocol for up to 3 years observation. The study in Vietnam does allow amendments for additional device iterations, which will be implemented as soon as practical for the next phase of Profusa’s clinical study program.

Profusa continues to have ongoing communication with the Competent Authorities in Europe for the current studies periodically reporting on extended safety observations for long-term sensor placement. Submission of new study protocols is expected early 2024, employing the first commercial generation platform demonstrating safety and effectiveness (accuracy and intended use performance) aiming at regulatory clearance purposes, i.e. CE Mark.

In parallel the technology is going be presented to FDA to obtain Investigational Device Exemptions for study conduct in the U.S. Potential clinical study sites have been targeted and respective IDE submission documentation is in preparation. A PMA (Pre-Market Approval) pathway is expected for marketing authorization in the U.S. It will likely require a pivotal study performed in the United States with an estimated enrollment of 120 - 160 subjects and an active glucose measurement period of at least 3 months.

The first commercial implementation of Lumee Glucose will be, subject to regulatory approval, a professional-use device for retrospective data download and data evaluation by health care professionals. This approach is typical in the CGM market and will be a controlled and limited use case in preparation for the release of a fully featured real-time use CGM device generation in the near future, subject to obtaining required regulatory approval.

Lumee Glucose Clinical Study History

Lumee Glucose is a CGM product candidate that was first entered into clinical study through our first-in-human (FIH) in 2021. To date, we have tested 108 sensors in 54 subjects in our clinical program for the glucose product. These studies have been conducted in global sites in Germany, Austria, and Vietnam. No serious adverse events have been reported with safety data for 12 months post injection.

●	Proof of Concept Feasibility Assessment: The study was conducted in Germany in 2018/19. The objective of the study was to evaluate the Lumee Glucose FIH Platform in human subjects, establishing long-term Lumee Glucose measurements in the subcutaneous interstitial space as representation of glycemia. The Lumee hydrogel signal was to be compared to established glucose reference measurements of capillary blood under controlled conditions for potential signal artefacts like movement, temperature, and ambient light. Initial signal processing algorithms would be established including retrospective accuracy evaluation considering a defined relationship between the Lumee signal and blood glucose reference measurements. 10 subjects had been enrolled with insulin-dependent diabetes, male and female, of 18 years and older. The study served as Proof-of Concept for the technology and for safe use in human. Both the hydrogel sensor and the reader design have been significantly modified since in order to improve sensing sensitivity/responsiveness of the system for the subsequent study.

●	Tissue Integration and Monitoring with the Lumee Glucose Hydrogel in the Subcutaneous Interstitium: The study was conducted in Austria in 2020/21 employing two versions of the reader system and an upgraded sensor version. Twelve subjects with insulin-dependent diabetes, 18 years and older have been enrolled. The objective of the study was to evaluate tissue integration, location reliability and glucose response characteristics over a period of three and six months after sensor placement. Correlation of Lumee signals with IV sampled blood reference values was to be established during glucose excursions at meals at repeated in clinic visits. Reader localization effectiveness was checked additionally by using an infrared sensitive camera and by high frequency ultrasound. The active monitoring phase has been completed. Long-term safety observations are ongoing.

●	Glucose Monitoring with the Lumee Glucose Hydrogel in the Subcutaneous Tissue: The multi-site study was initiated in Austria, Germany, and Vietnam in August/October 2021. Total of 54 subjects across all sites with insulin-dependent diabetes, 18 years and older have been enrolled. The objective of the study was to evaluate glucose response characteristic of the Lumee Glucose hydrogel in tissue over a period >3 months with active monitoring sessions and 3 years of placement safety observations. Analysis endpoints did include: Correlation of Lumee signals with IV sampled blood reference values, Signal processing/algorithm effectiveness, correction approaches for motion, temperature, ambient light, signal stability over time. Selected in-clinic 24-hour monitoring sessions were performed.

Demographics For Lumee Glucose Studies

A total of 54 subjects have been enrolled with 108 Lumee Glucose sensors injected and 398 study visits completed. These visits have yielded 745 glucose traces and more than 18,000 paired reference points.

Site		1	2		3	4
Location		Germany	Austria		Vietnam	Vietnam
Subjects		12	12	16	7	7
Data Sets		121	60	124	63	68
Diabetes	Type 1	12	9	15	0	1
	Type 2	0	3	1	7	6
Gender	Male	10	8	9	2	6
	Female	2	4	7	5	1
Age (years)	Mean	60	55	43	57	55
	Min	44	29	20	45	40
	Max	69	82	72	66	62
BMI (kg/m2)	Mean	27.2	26.5	26	25.3	26.3
	Min	22.7	21.6	19.7	18.2	19.3
	Max	40.2	40.1	40.3	31.1	34.9
Therapy (%)	Insulin	100	100	94	0	29
	Oral	0	0	0	71	29
	Both	0	0	6	29	42
HbA1C (%)	Mean	6.9	7.5	-	9.6	8.6
	Min	6	6.3	-	6.7	7.7
	Max	7.9	9.3	-	14.8	9.4

Results

The feasibility study at the four clinical sites provided data on sensor locatability, system performance (the ability to accurately estimate glucose), in addition to monitoring for adverse events. All the sensors were locatable. The feasibility study was not designed and powered to provide a robust estimate of the commercial performance of the system, however, data collected in the study enabled the refinement of the algorithm. Using the data, Profusa was able to show evidence of the system’s ability to track glucose. Data indicate that the sensors were responsive to glucose during the study period and provided a significant body of data for algorithm development and evaluation. Performance analysis of the data yielded an aggregate mean absolute relative difference (MARD) of 11.7% for sessions from 7 - 90 days post-injection. The consensus error grid and cumulative MARD distribution are presented below, representing 163 sessions from 37 patients that passed the data quality filters, resulting in 2406 paired blood glucose reference points. Data quality filters that were developed and automated during the algorithm development exclude problematic traces including poorly placed readers over the sensor, unexpected fluorescence contamination of the skin surface over the sensor, and poor adhesion of the reader over the sensor yielding low signal to noise.

The figure above shows a standard Consensus Error grid, which is a tool used to evaluate the accuracy of blood glucose meters. It visualizes the paired data points that passed the quality filters. This includes 163 sessions of data collection approximately 6 hours in duration from 37 patients over the course of 90-days. Measured signals are calibrated using 3-point blood glucose calibration in each session. Each dot on the figure shows the relationship between the Profusa reported blood glucose value (Y-axis) compared with the corresponding reference measured blood glucose value (X-axis). The colors of the dots distinguish patients. The grid is divided into zones signifying the degree of risk posed by the incorrect measurement: zone A represents no effect on clinical action; zone B represents altered clinical action - little or no effect on clinical outcome; zone C represents altered clinical action - likely to affect clinical outcome; zone D represents altered clinical action - could have significant medical risk; and zone E represents altered clinical action - could have dangerous consequences.

The pair of figures above shows an alternative visualization of the data presented above. For each data collection session, the system accuracy (MARD) is computed. The per-session MARD distribution shows performance across the 163 sessions. “Held-out test set” refers to the machine learning technique. Following the FDA’s recommendations for utilizing machine learning, the algorithm used to process the data was not used in its training.

Glucose predictions modeled from held-out clinical sessions

Performance beyond 90 days was also evaluated in two separate groups - days 91 - 150 and days 151 - 275.

The figures above were processed using the same filters and methods as in prior figures. Subjects had the opportunity to stay in the study after 90 days from the initial injection. The population of 13 subjects in the 91 - 150 days period and 8 subjects in the 151 - 275 day period is a subset of those in the initial 90 - day data.

Device Safety

As of February 11, 2026, no serious adverse events (SAEs) related to Lumee Glucose have been reported. As of May 1, 2023, seven adverse events (AEs) related and four AEs possibly related to Lumee Glucose have been reported. All of the related and possibly related AEs were mild, such as slight pain or small induration, or thickening and hardening of the skin. All but one of the AEs resolved within three days, and the last AE resolved within 12 days.

Commercial Strategy

Profusa’s commercial strategy centers around leveraging its core expertise in product development and scientific excellence, while augmenting its capabilities through local partnerships in commercial execution. For Lumee Oxygen and Lumee Glucose, Profusa aims to continue investing in its key opinion leader relationships and create clinical relevancy through building upon its current body of publications and conference presentations. To date, Profusa has been featured in more than 25 publications in peer-reviewed journals and public presentations of its science and product applications. None of these publications were commissioned by Profusa or written at the direction of Profusa’s management, but certain service providers of Profusa have served as co-authors for some of these publications. Additionally, Profusa’s goal is to build upon our distribution strategy to create a network of commercial partners covering key geographic regions, while building focused technical sales leadership team to manage key local relationships and maintain performance excellence of its local distribution partners. Lastly, Profusa plans to strategically engage in commercial B2B relationships to capture a portion of the large coaching, telemedicine, and health and wellness segments.

Lumee Oxygen

Profusa received CE approval for Lumee Oxygen on January 28, 2020. Due to pandemic-related restrictions at hospitals and clinics for non-essential personnel visits, Profusa was unable to carry out its commercialization plans in Europe. Profusa anticipates initiating its commercialization effort beginning in early 2026. By taking advantage of the identified distributor partners in key countries in Europe, Profusa’s marketing infrastructure and collateral, the KOL network and associated publications and conference presentations, Profusa expects to be able to accelerate its product launch in Europe. Profusa is also in the midst of its clinical program for U.S. approval. Profusa anticipates being able to launch Lumee Oxygen in the U.S. late 2026, subject to regulatory approval.

Glucose Product

Profusa’s strategy to commercialize its glucose CGM product will mirror that of Lumee Oxygen. While there are a few large companies with significant CGM offering, the large patient population and the high cost to health care system have attracted many other attempts to provide alternative solutions by other potential healthcare companies. Unfortunately, those attempts have historically been unsuccessful technically, and unproductively economically for these companies. Profusa believes that upon achieving the clinical and regulatory milestones over the next 18 months, it could become an attractive candidate to partner with one of these large players and leverage their commercial footprint to enter this patient population.

Data Partnerships

Profusa believes that the data stream its platform can generate could become a critical component of solutions being offered today in sectors such as telemedicine, pre-diabetes management, lifestyle coaching platforms/apps, and health and wellness apps. Profusa bases this hypothesis on the belief that clinically relevant data, in real time, is central to these AI-driven platforms’ ability to deliver automated meaningful insights to the users. In telemedicine, a physician/patient interaction would be more efficient if real time biochemistry parameters are available during the tech-enabled visit. As these platforms and apps are also much more consumer-oriented, the user-experience and cost of the real-time sensor technology need to be aligned to the user expectation and consumer cost levels. Profusa believes its technology could ultimately be that enabling data stream to these other high-growth healthcare sectors.

Profusa’s strategy to enter and create value in these more consumer sectors centers around a B2B approach. The relationships and expertise of reaching a large scale consumer-based population belong with the telemedicine and apps providers. Additionally, the cost of customer acquisition and marketing infrastructure to acquire users are high and complex. Profusa’s aim is to partner with these providers on a B2B level, and make available our technology and data stream to enable our partner’s success. This approach would align the core competencies of the respective organizations, while creating value for both partners. The partner would have a data stream that drives their adoption and business model, while Profusa would benefit from accessing a large user population without the associated marketing and user acquisition costs.

Key Opinion Leaders (KOLs)

Profusa has worked with a small number of key opinion leaders (KOLs) in both oxygen and glucose applications, receiving their advice and expertise on product development, physician use cases, clinical needs, and clinical study support. In certain instances, KOLs are the principal investigators in Profusa’s clinical studies and have summarized its product and clinical data in podium talks at major conferences and through publications. With the exception of two KOLs who provided services to Profusa and received stock options for 10,000 shares and 30,000 shares, respectively, of Profusa’s Common Stock, KOLs are not compensated or provided equity awards; however, KOLs do receive customary expense reimbursement.

Intellectual Property

Profusa protects its intellectual property through patents, trade secrets, and copyright/trademarks. Additionally, Profusa requires all officers, employees, and third parties to enter into standard agreements containing provisions requiring confidentiality of proprietary information and assignment to Profusa of all inventions made during the course of their employment or consulting relationship. Profusa also enter into nondisclosure agreements with its commercial counterparties and limits access to, and distribution of, its proprietary information. Except in the case of certain software, Profusa currently require no 3rd party licenses.

Patents and applications cover several different technology classes, including in vivo sensors, sensor signaling chemistry compositions and scaffolding compositions, methods of and apparatus for sensor interrogation by fluorescent readers, data reduction algorithms for signal processing, and combined biochemical data and sensor data methods. As of February 11, 2026, Profusa owns 25 issued U.S. patents and 32 rest-of-world patents, including patents in Australia, Canada, China, Europe, Hong Kong, India, Japan, South Korea, and Isreal. Profusa’s issued patents expire between March 2030 and January 2040.

The table below summarizes Profusa’s portfolio of issued patents, all of which are utility patents and all of which are owned by Profusa:

Technology Addressed	Jurisdiction	Expiration Date
METHOD AND SYSTEM FOR DIRECTING A	Hong Kong	28-May-30
METHOD AND SYSTEM FOR DIRECTING A	India	28-May-30
TISSUE-INTEGRATING SENSORS	U.S.A.	6-Oct-31
TISSUE-INTEGRATING ELECTRONIC	U.S.A.	27-May-30
TISSUE-INTEGRATING SENSORS	U.S.A.	6-Oct-31
TISSUE-INTEGRATING SENSORS	U.S.A.	6-Oct-31
TISSUE-INTEGRATING SENSORS	Canada	6-Oct-31
TISSUE-INTEGRATING SENSORS	Canada	6-Oct-31
TISSUE-INTEGRATING SENSORS	Europe	6-Oct-31
TISSUE-INTEGRATING SENSORS	India	6-Oct-31
APPARATUS AND METHODS FOR DETECTING	U.S.A.	6-Jun-34
APPARATUS AND METHODS FOR DETECTING	U.S.A.	6-Jun-34
APPARATUS AND METHODS FOR DETECTING	Japan	6-Jun-34
OXYGEN SENSORS	U.S.A.	13-Mar-34
OXYGEN SENSORS	U.S.A.	13-Mar-34
OXYGEN SENSORS	U.S.A.	13-Mar-34
OXYGEN SENSORS	U.S.A.	13-Mar-34
OXYGEN SENSORS	U.S.A.	4-Jun-35

Technology Addressed	Jurisdiction	Expiration Date
OXYGEN SENSORS	Australia	13-Mar-34
OXYGEN SENSORS	Australia	13-Mar-34
OXYGEN SENSORS	Canada	13-Mar-34
OXYGEN SENSORS	Japan	13-Mar-34
METHOD AND DEVICE FOR CORRECTING	U.S.A.	6-Mar-34
METHOD AND DEVICE FOR CORRECTING	U.S.A.	6-Mar-34
METHOD AND DEVICE FOR CORRECTING	U.S.A.	6-Mar-34
METHOD AND DEVICE FOR CORRECTING	China	6-Mar-34
METHOD AND DEVICE FOR CORRECTING	Hong Kong	6-Mar-34
METHOD AND DEVICE FOR CORRECTING	Japan	6-Mar-34
METHOD AND DEVICE FOR CORRECTING	Japan	6-Mar-34
TRANSCUTANEOUS READER FOR USE WITH	India	27-Jun-36
TRANSCUTANEOUS READER FOR USE WITH	Japan	27-Jun-36
TRANSCUTANEOUS READER FOR USE WITH	South Korea	27-Jun-36
POLYMERIZABLE NEAR-IR DYES	U.S.A.	9-Apr-40
POLYMERIZABLE NEAR-IR DYES	China	21-Dec-37
SYSTEM AND SINGLE-CHANNEL BIOSENSOR	U.S.A.	29-Dec-38
NEAR-IR GLUCOSE SENSORS	U.S.A.	27-Dec-37
NEAR-IR GLUCOSE SENSORS	U.S.A.	27-Dec-37
NEAR-IR GLUCOSE SENSORS	China	27-Dec-37
NEAR-IR GLUCOSE SENSORS	Israel	27-Dec-37
NEAR-IR GLUCOSE SENSORS	Japan	27-Dec-37
NEAR-IR GLUCOSE SENSORS	South Korea	27-Dec-37
MULI-ANALYTE SENSING TISSUE-	U.S.A.	29-Jun-38
MULTI-ANALYTE SENSING TISSUE-	India	29-Jun-38
OXIDASE-BASED SENSORS AND METHOD	U.S.A.	28-Dec-38
NEAR-IR GLUCOSE SENSORS	U.S.A.	12/27/2037
NEAR-IR GLUCOSE SENSORS	U.S.A.	12/27/2037
NEAR-IR GLUCOSE SENSORS	China	27-Jun-39
NEAR-IR GLUCOSE SENSORS	Japan	27-Jun-39
NEAR-IR GLUCOSE SENSORS	South Korea	27-Jun-39
PD0130	U.S.A.	27-Jun-39
PD0130	Australia	20-Aug-40
PD0130	China	20-Aug-40
PD0130	India	20-Aug-40
PD0130	Japan	27-Jun-39
PD0130	South Korea	20-Aug-40
OPTICAL FILTER DEVICE, SYSTEM, AND	U.S.A.	19-Feb-41
OPTICAL FILTER DEVICE, SYSTEM, AND	U.S.A.	19-Feb-41

Technology Addressed	Jurisdiction	Expiration Date
Sensors and Chemistry	US	12/21/2037
Misc	United States of America	10/20/2042
Sensors and Chemistry	US	3/13/2034
Sensors and Chemistry	US	2/7/2032
Sensors and Chemistry	US	3/13/2034
Sensors and Chemistry	US	3/13/2034
Sensors and Chemistry	US	5/11/2031
Sensors and Chemistry	US	10/6/2031
Sensors and Chemistry	US	3/13/2034
Sensors and Chemistry	US	10/6/2031
Sensors and Chemistry	US	12/27/2037
Sensors and Chemistry	US	6/16/2037
Sensors and Chemistry	US	12/27/2037
Sensors and Chemistry	US	3/14/2039
Sensors and Chemistry	US	12/22/2037
Sensors and Chemistry	US	1/3/2040

The table below summarizes Profusa’s portfolio of pending patents, all of which are utility patents and all of which are owned by Profusa:

Technology Addressed	Jurisdiction	Date of Application
Readers	Australia	8/20/2020
Readers	Canada	3/6/2014
Readers	Canada	6/27/2016
Readers	Canada	8/20/2020
Readers	China	3/6/2014
Readers	China	6/27/2016
Readers	China	8/20/2020
Readers	European Patent Office	6/6/2014
Readers	European Patent Office	3/6/2014
Readers	European Patent Office	6/27/2016
Readers	European Patent Office	8/20/2020
Readers	Hong Kong	3/6/2014
Readers	India	6/27/2016
Readers	India	8/20/2020
Readers	Japan	6/6/2014
Readers	Japan	3/6/2014
Readers	Japan	8/20/2020
Readers	Republic of Korea	6/27/2016
Readers	Republic of Korea	8/20/2020
Readers	United States of America	10/4/2021
Readers	United States of America	6/27/2016
Readers	United States of America	2/11/2022
Readers	United States of America	2/19/2021
Sensors and Chemistry	Australia	12/27/2017
Sensors and Chemistry	Australia	6/27/2019
Sensors and Chemistry	Australia	6/28/2019
Sensors and Chemistry	Canada	12/27/2017
Sensors and Chemistry	Canada	6/29/2018
Sensors and Chemistry	Canada	6/27/2019

Technology Addressed	Jurisdiction	Date of Application
Sensors and Chemistry	Canada	6/28/2019
Sensors and Chemistry	China	3/13/2014
Sensors and Chemistry	China	12/21/2017
Sensors and Chemistry	China	12/27/2017
Sensors and Chemistry	China	6/27/2019
Sensors and Chemistry	China	6/28/2019
Sensors and Chemistry	European Patent Office	12/21/2017
Sensors and Chemistry	European Patent Office	12/27/2017
Sensors and Chemistry	European Patent Office	6/27/2019
Sensors and Chemistry	European Patent Office	6/28/2019
Sensors and Chemistry	Hong Kong	10/6/2011
Sensors and Chemistry	India	12/27/2017
Sensors and Chemistry	India	6/29/2018
Sensors and Chemistry	India	6/27/2019
Sensors and Chemistry	Japan	6/27/2019
Sensors and Chemistry	Republic of Korea	12/27/2017
Sensors and Chemistry	Republic of Korea	6/29/2018
Sensors and Chemistry	Republic of Korea	6/27/2019
Sensors and Chemistry	US	11/4/2019
Sensors and Chemistry	US	6/26/2023
Sensors and Chemistry	US	12/8/2020
Sensors and Chemistry	US	5/26/2020
Sensors and Chemistry	US	9/14/2020
Sensors and Chemistry	US	6/27/2019
Misc	Canada	4/21/2021
Misc	Japan	4/21/2021
Misc	Patent Cooperation Treaty	4/21/2021

Manufacturing and Quality Systems

Profusa manufactures class III medical device implantable sensors within an ISO compliant manufacturing facility and quality system. All internal manufacturing activities are conducted and managed per current Good Manufacturing Practices (cGMP), which are the recognized standards for the FDA and other global regulatory agencies. Profusa manufacturing processes comply with all aspects of cGMP and has procedures in place for the following activities: Supplier selection, evaluation and monitoring, Incoming receiving inspection requirements, Documented manufacturing procedures and work instructions, Operator training program, and compliant manufacturing spaces including a certified, class 7, controlled environment room (CER). Over 90% of the implantable sensor manufacturing process, including production, cleaning, sizing, testing and packaging is conducted within a clean room, which is inspected and certified on a quarterly basis.

Additionally, all devices are produced utilizing a validated production process with multiple inspection and testing points to ensure quality throughout the process. The overall process, including embedded test methods, is re-validated as necessary to ensure continued compliance with cGMP over time. All manufacturing steps, materials, equipment, personnel and tools utilized in the production process are documented in highly detailed Device History Records (DHR) to provide a written production history. The DHR also documents demonstrated compliance to Manufacturing Process Instructions (MPI) used and followed throughout the process.

Externally, Profusa only selects, utilizes, and monitors qualified vendors for services or products related to manufacturing processes, which include Contract Manufacturers, and Testing and Sterilization services. Prior to selection, Profusa Quality Assurance conducts on-site Quality System audits to ensure they are compliant with cGMP requirements and any other required regulatory requirements. Additionally, all external produced products or services conducted for Profusa manufactured products undergo testing at nationally accredited and certified testing facilities and must meet Incoming Inspection criteria which Profusa had previously established prior to acceptance and utilization.

Competition

The competitive landscape regarding both the Lumee Oxygen and Lumee Glucose sensing systems, if approved, is multi-faceted, with many companies with device offerings that provide biochemical data in real time, as further described below.

Lumee Oxygen is designed to be used complementarily with angiographic (radiographic visualization of blood vessels after injection of a radiopaque substance) and computer tomographic (imaging of parts of the body with any kind of penetrating waves) technologies, or alone. We anticipate the creation of a guidance algorithm to be used by a physician or other vascular specialist to incorporate both Lumee Oxygen values and angiographic or computer tomographic readings.

Examples of such technologies include digital subtraction angiography devices developed by Philips or Computed Tomography (CT) for peripheral use developed by Siemens Healthineers.

Lumee Oxygen will also compete with devices that use transcutaneous oximetry (TCPO2) to measure peripheral perfusion, such as those developed by Perimed AB, Radiometer Medical or SenTec AG, to name examples.

Furthermore, doppler or cuff devices measuring Ankle-Brachial Index (ABI), Toe-Brachial Index (TBI) or Segmental Pressure Values (SPP), as well as those enabling Pulse Volume Recording (PVR) are anticipated to be competitive with Lumee Oxygen. Other experimental approaches include Near-Infrared Spectroscopy (NIRS) for peripheral purposes.

In the personal use case, Lumee Glucose will compete with existing Continuous Glucose Monitoring technologies, including those manufactured by Dexcom, Abbott, Medtronic, Senseonics, Diamontech, Movano and Nemaura Medical. Each of these companies currently market Continuous Glucose Monitoring products that target both Type 1 and Type 2 diabetes patients, as well as pre-diabetics.

In the professional use case Lumee Glucose will compete with Dexcom, Abbott and Medtronic technologies. Profusa anticipates the launch of multiple noninvasive technologies in the next years which may affect the competitive landscape, which may take the form of wristbands or smartwatches.

Government Regulation

United States Food and Drug Administration

In the United States, our products are subject to regulation by the FDA as medical devices pursuant to the Federal Food Drug and Cosmetic Act (FDCA). The FDA regulates the development, design, non-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, adverse event reporting, advertising, promotion, marketing and distribution, and import and export of medical devices to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA.

FDA Premarket Clearance and Approval Requirements

Unless an exemption applies, each medical device commercially distributed in the United States requires either FDA clearance of a 510(k) premarket notification, approval of a De Novo application, or approval of a premarket approval (PMA). Under the FDCA, medical devices are classified into one of three classes - Class I, Class II or Class III - depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to ensure its safety and effectiveness. Class I includes devices with the lowest risk to the patient and are those for which safety and effectiveness can be assured by adherence to the FDA’s General Controls for medical devices, which include compliance with the applicable portions of the Quality System Regulation (QSR) facility registration and product listing, reporting of adverse medical events, and truthful and non-misleading labeling, advertising, and promotional materials. Class II devices are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, post-market surveillance, patient registries and FDA guidance documents.

While most Class I devices are exempt from the 510(k) premarket notification requirement, manufacturers of most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA requesting permission to commercially distribute the device. The FDA’s permission to commercially distribute a device subject to a 510(k) premarket notification is generally known as 510(k) clearance. Devices deemed by the FDA to pose the greatest risks, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, are placed in Class III, requiring approval of a PMA. Some pre-amendment devices are unclassified, but are subject to FDA’s premarket notification and clearance process in order to be commercially distributed. Based on discussion with FDA to date, we believe that Lumee Oxygen is a Class III device and that Lumee Glucose is a Class III device.

510(k) Clearance Marketing Pathway

To obtain 510(k) clearance, we must submit to the FDA a premarket notification submission demonstrating that the proposed device is “substantially equivalent” to a predicate device already on the market. A predicate device is a legally marketed device that is not subject to PMA, i.e., a device that was legally marketed prior to May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process. The FDA’s 510(k) clearance process usually takes from three to twelve months, but often takes longer. The FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence. In addition, the FDA collects user fees for certain medical device submissions and annual fees for medical device establishments.

If the FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements, or can request a risk-based classification determination for the device in accordance with the “De Novo” process, which is a route to market for novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device. If a De Novo request is granted, the device may be legally marketed and a new classification is established. If the device is classified as Class II, the device may serve as a predicate for future 510(k) submissions. If the device is not approved through De Novo review, then it must go through the standard PMA process for Class III devices.

After a device receives 510(k) marketing clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, PMA approval. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k) or a PMA in the first instance, but the FDA can review any such decision and disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or request the recall of the modified device until 510(k) marketing clearance or PMA approval is obtained. Also, in these circumstances, the manufacturer may be subject to significant regulatory fines or penalties.

PMA Approval Pathway

Class III devices require approval of a PMA before they can be marketed, although some pre-amendment Class III devices for which the FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is more demanding than the 510(k) premarket notification process. In a PMA application, the manufacturer must demonstrate that the device is safe and effective, and the PMA application must be supported by extensive data, including data from preclinical studies and human clinical trials. The PMA application must also contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a PMA application, the FDA determines whether the application is sufficiently complete to permit a substantive review. If the FDA accepts the application for review, it has 180 days under the FDCA to complete its review of a PMA application, although in practice, the FDA’s review often takes significantly longer, and can take up to several years. An advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will generally conduct a pre-approval inspection of the applicant or its third-party manufacturers’ or suppliers’ manufacturing facility or facilities to ensure compliance with the QSR. PMA devices are also subject to the payment of user fees.

The FDA will approve the new device for commercial distribution if it determines that the data and information in the PMA application constitute valid scientific evidence and that there is reasonable assurance that the device is safe and effective for its intended use(s). A PMA may include post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up data from patients in the clinical study that supported the PMA or requirements to conduct additional clinical studies post-approval. The FDA may condition PMA approval on some form of post-market surveillance when deemed necessary to protect the public health or to provide additional safety and efficacy data for the device in a larger population or for a longer period of use. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and to make periodic reports to the FDA on the clinical status of those patients. Failure to comply with the conditions of approval can result in material adverse enforcement action, including withdrawal of the approval.

Certain changes to an approved device, such as changes in manufacturing facilities, methods, or quality control procedures, or changes in the design performance specifications, which affect the safety or effectiveness of the device, require submission of a PMA supplement. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. Certain other changes to an approved device require the submission of a new PMA, such as when the design change causes a different intended use, mode of operation, and technical basis of operation, or when the design change is so significant that a new generation of the device will be developed, and the data that were submitted with the original PMA are not applicable for the change in demonstrating a reasonable assurance of safety and effectiveness. None of our products are currently marketed pursuant to a PMA.

De Novo Classification

Medical device types that the FDA has not previously classified as Class I, II or III are automatically classified into Class III regardless of the level of risk they pose. To market low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, a manufacturer may request a De Novo down-classification. This procedure allows a manufacturer whose novel device is automatically classified into Class III to request classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. A medical device may be eligible for De Novo classification if the manufacturer first submitted a 510(k) premarket notification and received a determination from the FDA that the device was not substantially equivalent or a manufacturer may request De Novo classification directly without first submitting a 510(k) premarket notification to the FDA and receiving a not substantially equivalent determination. The FDA is required to classify the device within 120 calendar days following receipt of the De Novo application, although in practice, the FDA’s review may take significantly longer. During the pendency of the FDA’s review, the FDA may issue an additional information letter, which places the De Novo request on hold and stops the review clock pending receipt of the additional information requested. In the event the De Novo requestor does not provide the requested information within 180 calendar days, the FDA will consider the De Novo request to be withdrawn. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. In addition, the FDA may reject the De Novo request for classification if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed. In the event the FDA determines the data and information submitted demonstrate that general controls or general and special controls are adequate to provide reasonable assurance of safety and effectiveness, the FDA will grant the De Novo request for classification. When the FDA grants a De Novo request for classification, the device is granted marketing authorization and further can serve as a predicate for future devices of that type, through a 510(k) premarket notification.

Clinical Trials

Clinical trials are almost always required to support a PMA and are sometimes required to support a 510(k) submission. All clinical investigations of devices to determine safety and effectiveness must be conducted in accordance with the FDA’s IDE regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk,” to human health, as defined by the FDA, the FDA requires the device sponsor to submit an IDE application to the FDA, which must become effective prior to commencing human clinical trials. A significant risk device is one that presents a potential for serious risk to the health, safety or welfare of a patient and either is implanted, used in supporting or sustaining human life, substantially important in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health, or otherwise presents a potential for serious risk to a subject. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies the company that the investigation may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE for which it requires modification, the FDA may permit a clinical trial to proceed under a conditional approval.

In addition, the study must be approved by, and conducted under the oversight of, an Institutional Review Board (IRB) for each clinical site. The IRB is responsible for the initial and continuing review of the IDE study, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements. Acceptance of an IDE application for review does not guarantee that the FDA will allow the IDE to become effective and, if it does become effective, the FDA may or may not determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects.

During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical study are also subject to FDA regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device, and comply with all reporting and recordkeeping requirements. Additionally, after a trial begins, we, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits.

Post-market Regulation

After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:

●	establishment registration and device listing with the FDA;

●	QSR requirements, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

●	labeling regulations and FDA prohibitions against the promotion of investigational products, or the promotion of “off-label” uses of cleared or approved products;

●	requirements related to promotional activities;

●	clearance or approval of product modifications to 510(k)-cleared devices that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices, or approval of certain modifications to PMA-approved devices;

●	medical device reporting regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur;

●	correction, removal and recall reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

●	the FDA’s recall authority, whereby the agency can order device manufacturers to recall from the market a product that is in violation of governing laws and regulations; and

●	post-market surveillance activities and regulations, which apply when deemed by the FDA to be necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Quality Systems Regulation Requirements

Our manufacturing processes are required to comply with the applicable portions of the QSR, which cover the methods and the facilities and controls for the design, manufacture, testing, production, processes, controls, quality assurance, labeling, packaging, distribution, installation and servicing of finished devices intended for human use. The QSR requires that each manufacturer establish a quality systems program by which the manufacturer monitors the manufacturing process and maintains records that show compliance with FDA regulations and the manufacturer’s written specifications and procedures relating to the devices. The QSR also requires, among other things, maintenance of records and certain documentation, a device master file, device history file, and complaint files. QSR compliance is necessary to receive and maintain FDA clearance or approval to market new and existing products. As a manufacturer, we are subject to periodic scheduled or unscheduled audits or inspections by the FDA. Our failure to maintain compliance with the QSR requirements could result in the shut-down of, or restrictions on, our manufacturing operations and the recall or seizure of our products, which would have a material adverse effect on our business. The discovery of previously unknown problems with any of our products, including unanticipated adverse events or adverse events of increasing severity or frequency, whether resulting from the use of the device within the scope of its clearance or off-label by a physician in the practice of medicine, could result in restrictions on the device, including the removal of the product from the market or voluntary or mandatory device recalls.

The FDA has broad regulatory compliance and enforcement powers. If the FDA determines that we failed to comply with applicable regulatory requirements, it can take a variety of compliance or enforcement actions, which may result in any of the following sanctions:

●	FDA untitled letters, FDA Form 483s, FDA warning letters, it has come to our attention letters, fines, injunctions, consent decrees and civil penalties;

●	unanticipated expenditures to address or defend such actions;

●	customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;

●	recall, detention or seizure of our products;

●	operating restrictions, partial suspension or total shutdown of production;

●	refusing or delaying our requests for regulatory approvals or clearances of new products or modified products;

●	withdrawing of 510(k) clearances or PMA approvals that have already been granted;

●	refusal to grant export approval for our products; or

●	criminal prosecution.

The FDA can also publish Safety Communications or Letters to Health Care Providers when the agency becomes aware of new issues involving a specific product, or more broadly, a product family. These communications are posted on the FDA’s website and describe the FDA’s analysis of a current issue and provide specific regulatory approaches and clinical recommendations for patient management.

Healthcare Laws

Coverage and Reimbursement

Our ability to commercialize any products successfully will depend in part on the extent to which coverage and adequate reimbursement for our product candidates, either directly or through procedures utilizing our products performed by health care providers, once approved, will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, determine which items and services they will cover and establish reimbursement levels. Assuming coverage is obtained for the relevant items and/or services covering a given product by a third-party payor, the resulting reimbursement payment rates may not be adequate to cover our costs or may require co-payments that patients find unacceptably high. Patients and their providers generally rely on third-party payors to reimburse all or part of the costs associated with our products. Physicians are unlikely to order, and patients are unlikely to use, our products unless coverage is provided and the reimbursement is adequate to cover all or a significant portion of the direct or indirect cost of our products. Therefore, coverage and adequate reimbursement for new products is critical to the acceptance of such new products. Coverage decisions may depend upon clinical and economic standards that disfavor new products when more established or lower cost alternatives are already available or subsequently become available.

Government authorities and third-party payors are developing increasingly sophisticated methods of cost containment, such as including price controls, restrictions on coverage and reimbursement, and requirements for substitution of less expensive products and procedures. Government and other third-party payors are increasingly challenging the prices charged for health care items and procedures, examining the cost effectiveness of products, in addition to their safety and efficacy, and limiting or attempting to limit both coverage and the level of reimbursement. Further, no uniform policy requirement for coverage and reimbursement exists among third-party payors in the United States, which causes significant uncertainty related to the insurance coverage and reimbursement of newly approved products. Therefore, coverage and reimbursement can differ significantly from payor to payor and health care provider to health care provider. As a result, the coverage determination process is often a time-consuming and costly process that requires the provision of scientific and clinical support for the use of new products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

There may also be significant delays in obtaining coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved or cleared by the FDA. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for, directly or indirectly, in all cases or at a rate which the health care providers who purchase those products will find cost effective. Additionally, we expect pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes.

We cannot be sure that coverage and reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval or clearance. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not successfully commercialize any product candidate for which we obtain marketing approval or clearance.

Healthcare Reform

The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access.

In the United States there have been, and continue to be, proposals by the federal government, state governments, regulators and third-party payors to control or manage the costs of health care and, more generally, to reform the U.S. healthcare system. For example, in March 2010, the ACA was enacted, which included changes to the coverage and payment for products under government health care programs. This law was designed to expand access to health insurance coverage for uninsured and underinsured individuals while containing overall healthcare costs. The ACA and certain of its provisions have been subject to judicial challenges as well as legislative and regulatory efforts to repeal or replace them or to alter their interpretation or implementation. For example, on June 17, 2021, the U.S. Supreme Court dismissed a lawsuit challenging the constitutionality of certain aspects of the ACA without ruling on the merits of the constitutionality arguments. The American Rescue Plan Act also temporarily increased premium tax credit assistance for individuals eligible for subsidies under the ACA for 2021 and 2022 and removed the 400% federal poverty level limit that otherwise applies for purposes of eligibility to receive premium tax credits.

Most recently, the Inflation Reduction Act of 2022 (IRA) extended this increased tax credit assistance and removal of the 400% federal poverty limit through 2025. In the future, there may be additional challenges and/or amendments to the ACA. It remains to be seen precisely what any new legislation will provide, when or if it will be enacted, and what impact it will have on the availability and cost of healthcare items and services, including medical devices.

Other legislative changes designed to reduce healthcare expenditures have been proposed and adopted in the United States since the ACA was enacted. For example, through the process created by the Budget Control Act of 2011, there are automatic reductions of Medicare payments to providers up to 2% per fiscal year, which went into effect in April 2013 and, following passage of the BBA and the Infrastructure Investment and Jobs Act, will remain in effect until 2031 unless additional Congressional action is taken (with the exception of a temporary suspension from May 1, 2020 through March 31, 2022 and a subsequent reduction to 1% from April 1, 2022 until June 30, 2022). To offset the temporary suspension during the COVID-19 pandemic, in 2030, the sequestration will be 2.25% for the first half of the year, and 3% in the second half of the year. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

We expect that these initiatives, as well as other healthcare reform measures that may be adopted in the future, as well as the trend toward managed healthcare and increasing influence of managed care organizations, may result in more rigorous coverage criteria and lower reimbursement, and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payors. The implementation of current and future cost containment measures or other healthcare reforms may adversely affect our operations and prevent us from being able to generate revenue, attain profitability or commercialize our product candidates.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of February 11, 2026. Our officers are appointed by, and serve at the pleasure of, the Company’s board of directors (the “Board”).

Name	Age	Position
Ben C. Hwang, Ph.D.	58	Chairman of the Board; Chief Executive Officer
Fred Knechtel	65	Chief Financial Officer
Rajesh Asorpota	58	Director
Lauren Chung	49	Director
Peter O’Rourke	53	Lead Independent Director
Jack Stover	72	Director

The following is information about the experience and attributes of the members of our Board and senior executive officers as of the date of this prospectus. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for Board membership, as well as why they continue to serve in such positions.

Ben C. Hwang, Ph.D. – Dr. Hwang has served as Profusa’s Chairman of the board and Chief Executive Officer since January 2012. Prior to Profusa, Dr. Hwang served in a variety of leadership roles at Life Technologies Corp. (acquired by Thermo Fisher Scientific, Inc.), including President of the Asia Pacific Region and Head of the qPCR Division. Prior to joining Life Technology, Dr. Hwang was a consultant with McKinsey & Company. Dr. Hwang received his M.A. in Biology and Ph.D. in Biology from The Johns Hopkins University. We believe that Dr. Hwang is well-qualified to serve as a director of the Company based on his familiarity with Profusa’s business, his experience in the life science industry, and his educational background.

Fred Knechtel – Fred Knechtel has served as our Chief Financial Officer since July 2025, and was the Co-Founder, Director and CFO of Northview Acquisition Corporation between August 2023 through the closing of the Business Combination in July 2025. From August 2022 to August 2023, Mr. Knechtel served as chief financial officer of DiamiR Biosciences. From January 2020 to January 2021, Mr. Knechtel served as chief financial officer of Interpace Biosciences, Inc. From June 2018 to December 2018, Mr. Knechtel served as chief financial officer of GENEWIZ, Inc. From November 2014 to November 2017, Mr. Knechtel served as group chief financial officer of Sims Metal Management. From November 2009 to October 2014, Mr. Knechtel served as chief financial officer of Remy International, Inc. Mr. Knechtel received a Bachelor of Engineering from Stony Brook University and a M.B.A in Finance from Hofstra University. We believe that Mr. Knechtel is well-qualified to serve as a director of the Company based on Mr. Knechtel’s experience holding high level executive positions in the life sciences industry, and his financial and accounting experience.

Rajesh Asarpota – Mr. Asarpota is currently the chief financial officer at Augmedics, a company that has pioneered cutting-edge augmented reality technologies to improve surgical outcomes for spine surgery. Prior to Augmedics, from September 2020 to October 2021, he served at ApiJect as executive vice president, chief financial officer and head of technology. ApiJect is a medical technology company that seeks to revolutionize how medicines and vaccines are filled, finished and delivered. Prior to ApiJect, from August 2017 to September 2020, Asarpota served as executive vice president and chief financial officer with NuVasive, a global public company and leader in minimally invasive, procedurally integrated spine solutions. Prior to NuVasive, he spent two years in the private equity space at Imaging Advantage and Cole Parmer as executive vice president and chief financial officer. Imaging Advantage was acquired by Envision in 2015. In 2014, he served as the executive vice president and chief financial officer for Questcor Pharmaceuticals which was acquired by Mallinckrodt in a $5.6B transaction. Mr. Asarpota also spent a decade at Life Technologies, a global life sciences company where he was responsible for helping scale the organization, driving growth through organic and M&A channels. During his tenure, the company revenue grew from approximately $1B to more than $4B in 2014, leading to the company’s sale to Thermo Fisher for $13.6 billion that year. Prior to Life Technologies, Mr. Asarpota spent 11 years at GE in several finance leadership roles. Mr. Asarpota holds a M.B.A. from Marquette University and a Bachelor of Commerce from the University of Bombay. We believe that Mr. Asarpota is well-qualified to serve as a director of the Company based on his healthcare focused experience.

Lauren Chung – Lauren Chung has served as a director since July 2025. Since November 2019, Dr. Chung has served as chief executive officer of MINLEIGH LLC, identifying, evaluating and partnering with companies for investments and strategic, operational, and commercial opportunities, and venture partner at Yozma Group. From May 2017 to November 2019, Dr. Chung was an Equity Research Managing Director at WestPark Capital. From August 2016 to April 2017, Dr. Chung as in equity research at Maxim Group. Previously, Dr. Chung founded and served as chief operating officer and chief compliance officer of Tokum Capital Management, a global healthcare investment fund. Prior to that, she managed healthcare investment portfolios at institutional investment firms. Dr. Chung serves as director of Todos Medical Ltd. Dr. Chung previously served as director of Cure Pharmaceutical Holding Corp from August 2019 until November 2021, UltraSight, Inc from December 2020 to December 2021, and AdiTxt, Inc. from June 2021 until December 2021. Dr. Chung holds a Ph.D. in Neuropathology from Columbia University-College of Physicians & Surgeons, an M.B.A from Columbia Business School, and a BA with honors in Biochemistry and Economics from Wellesley College. We believe that Dr. Chung is well-qualified to serve as a director of the Company based on Dr. Chung’s extensive corporate board and investment analysis experience.

Peter O’Rourke – Peter O’Rourke has served as Lead Independent Director since July 2025. Since December 2018, Mr. O’Rourke has served as Managing Partner at TCI Partners, a consulting firm focused on healthcare, aerospace and the public sector. From November 2020-August 2022, Mr. O’Rourke was President and Director for Western Magnesium, where he created the U.S. operations strategy and team during the successful technology pilot phase of the company, and led enterprise and defense business development, government affairs, and communications. From January 2017 to December 2018, Mr. O’Rourke served as the Acting Secretary and Chief of Staff of the Department of Veteran Affairs. From May 2015 to July 2016, Mr. O’Rourke served as a principal of Calibre Systems, Inc., a consulting firm. Mr. O’Rourke also served in both the U.S. Navy and Air Force. Mr. O’Rourke served as Director for AXIM Biotechnologies from July 2020 to present. AXIM is a vertically integrated research and development company focused on improving the landscape for the diagnosis of ophthalmological conditions such as Dry Eye Disease (DED) through rapid diagnostic tests. Mr. O’Rourke received a Bachelor of Arts in Political Science from the University of Tennessee in Knoxville as well as a Master of Science in Logistics and Supply Chain Management from the United States Air Force’s Institute of Technology. We believe that Mr. O’Rourke is well-qualified to serve as a director of the Company based on Mr. O’Rourke’s leadership and consulting experience in the healthcare industry.

Jack Stover – Jack Stover has served as a director since July 2025. Since November 2018, Mr. Stover has been director, member of the compensation committee, chairman of the audit committee, chairman of the special deal committee and recently Lead Independent Director of Traws Pharma Inc. (TRAW) (formerly Onconova Therapeutics, Inc. (ONTX)) a Nasdaq-based novel small molecule anti-viral and oncology therapeutics company with products in various clinical trials. Mr. Stover has also been a member of the board of directors of Stero Therapeutics, Inc., a private medical company, since February 2024. Mr. Stover was appointed to the board of directors and chairman of the audit committee of PharmaCyte Biotech, Inc. (PMBC) effective August 15, 2022 and resigned from the board effective November 1, 2022. From June 2016 to November 2020, Mr. Stover served as president, chief executive officer and director of Interpace Biosciences, Inc., (IDXG) a publicly-traded small cap life sciences company providing complex molecular analysis for the early diagnosis and treatment of cancer and supporting the development of targeted therapeutics and previously from December 2015 until June 2016, served as interim president and chief executive officer of IDXG. Mr. Stover was also on the board of directors of IDXG from August 2005 until November 2020, and was chairman of the audit committee from August 2005 until December 2015. From June 2016 to December 2016, Mr. Stover was chairman of the audit committee and a member of the board of directors of Viatar CTC Solutions, Inc. From 2004 to 2008, he served as chief executive officer, president and director of Antares Pharma, Inc., a publicly held specialty pharmaceutical company then listed on the American Stock Exchange. In addition to other relevant experience, Mr. Stover was also formerly a partner with PricewaterhouseCoopers (then Coopers and Lybrand), working in the bioscience industry division in Pennsylvania and New Jersey. Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant. We believe that Mr. Stover is well-qualified to serve as a director of the Company based on Mr. Stover’s experience holding senior leadership positions in the life sciences industry, and his specific experience and skills in the areas of general operations, financial operations and administration.

No director is related to any other director or executive officer of the Company or any of our subsidiaries, and, there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

GOVERNANCE OF THE COMPANY

Classification of Board of Directors

Our board of directors consists of five members, divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

●	the Class I director is Lauren Chung, and her term will expire at the first annual meeting of stockholders;

●	the Class II directors are Jack Stover and Peter O’Rourke, and their terms will expire at the second annual meeting of stockholders; and

●	the Class III directors are Ben Hwang and Rajesh Asarpota, and their terms will expire at the third annual meeting of stockholders.

Dr. Hwang serves as both Chairman of the board and Chief Executive Officer, and Mr. O’Rourke serves as the Lead Independent Director. Our board believes that this strikes an appropriate balance between strong Company leadership with deep knowledge of our business through a combined Chairman of the board and Chief Executive Officer role, and independent oversight through a Lead Independent Director position. More specifically, our Board believes that the Lead Independent Director position helps maintain an appropriate level of independent checks and balances, enables independent oversight of management and encourages objective oversight of management’s performance, reinforcing the independence of the board as a whole and enhancing its overall effectiveness. In the role of Lead Independent Director, Mr. O’Rourke will (i) preside over Board meetings at which the Chairman of the board is not present, (ii) preside over executive sessions of the independent directors, (iii) serve as a liaison between the independent directors and the Chairman of the board, (iv) be authorized to call meetings of the independent directors, (v) lead the board in discussions concerning our Chief Executive Officer’s performance and succession, (vi) consult with the Chairman of the board regarding meeting agendas and meeting schedules for the board, (vii) be available for consultation and direct communication if requested by major stockholders and (viii) perform such other duties as requested by the board.

While the board has concluded that this leadership structure is appropriate for us at this time, the Nominating and Corporate Governance Committee will be charged with periodically reviewing the board’s leadership structure. With the committee’s support, the board will continue to regularly evaluate its leadership structure and may exercise its discretion to make changes designed to ensure an appropriate and effective framework of governance and accountability, taking into consideration the needs of our business and the long-term interests of our stockholders.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our certificate of incorporation and bylaws authorize only our board of directors to fill vacancies on the board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control.

Independence of our Board of Directors

Three (3) of our five (5) directors are independent directors and our board consists of an independent audit committee, nominating committee and compensation committee. Peter O’Rourke, Rajesh Asorpota, and Lauren Chung are “independent directors,” as defined in Nasdaq listing standards and applicable SEC rules.

Board Committees

Audit Committee

Our audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Lauren Chung (Chair), Rajesh Asarpota and Peter O’Rourke each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all of the audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules and qualify as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Our Board has adopted a written charter for the audit committee, which is be available on our website. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to our board of directors regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

Our compensation committee consists of Rajesh Asarpota (Chair), Lauren Chung, and Peter O’Rourke, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. Our board adopted a written charter for the compensation committee, which is available on our website. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Nominating Committee

Our nominating committee is responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing succession planning for our Chief Executive Officer and other executive officers;

●	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

●	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

●	developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating committee consists of Peter O’Rourke (Chair), Jack Stover and Lauren Chung, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to nominating committee membership. Our board adopted a written charter for the nominating committee, which is available on our website after adoption. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Code of Ethics

Our board adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on our website. In addition, we intends to post on the Corporate Governance section of our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for Profusa’s named executive officers identified in the Summary Compensation Table below. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. Such rules require compensation disclosure for Profusa’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2025 exceeded $100,000, who were serving as the Company’s executive officers as of December 31, 2025. We refer to these individuals as the Company’s “named executive officers.” For 2025, Ben Hwang, Chief Executive Officer, and Chairman, and Fred Knechtel, Chief Financial Officer were Profusa’s “named executive officers.”

Compensation of Named Executive Officer

Cash Compensation

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, Profusa provides a base salary level designed to reflect the executive officer’s scope of responsibility and accountability. While cash bonuses have been provided on a discretionary basis in prior years, Dr. Hwang and Mr. Knechtel did not receive a cash bonus or base salary with respect to 2025.

Equity Awards

While Profusa maintains an equity compensation plan, during 2025, Dr. Hwang and Mr. Knechtel did not receive any equity awards with respect to Profusa and, as of December 31, 2025, Dr. Hwang and Mr. Knechtel did not hold any outstanding equity awards with respect to Profusa.

Summary Compensation Table

The following table shows information regarding the compensation of Dr. Hwang and Mr. Knechtel, our named executive officers, for services performed in the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ben Hwang, Chief Executive Officer	2024	470,000	-	-	-	-	-	470,000
	2025	300,000	2,000,000	-	-	-	-	2,300,000
Fred Knechtel, Chief Financial Officer	2025	165,801	520,000					685,801

Additional Narrative Disclosure

Severance Arrangements

Profusa generally executes an offer of employment before an executive joins Profusa. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target (if any) and equity awards. Profusa does not maintain a general severance policy. However, Dr. Hwang’s offer letter, dated January 1, 2013, provides that, upon a termination of employment by Profusa without cause, Profusa will pay him six months’ base salary plus a pro-rata portion of any earned bonus payment (in a lump sum payment), as well as pay his monthly COBRA premiums for up to six months, subject to Dr. Hwang’s execution of a release of claims in favor of Profusa.

401(k) Plan

Profusa maintains a qualified 401(k) savings plan which allows participants to defer a portion of their compensation to the 401(k) savings plan on a before-tax and after-tax basis. Profusa provides discretionary profit sharing contributions on behalf of its eligible participants. Profusa did not make any profit sharing contributions in 2025.

Director Compensation

Profusa’s historical director compensation program has consisted of equity awards. However, in 2025, Profusa did not grant any equity awards to its non-employee directors and did not pay any cash director fees or other compensation to its non-employee directors. As of December 31, 2025, the non-employee directors held outstanding options to purchase Profusa shares as follows: Joan Braddi - 80,000 shares. Mr. Knechel, and Dr. Hwang, as Profusa’s Chief Executive Officer, did not receive any additional compensation for his service on the Profusa board of directors. Please see the Summary Compensation Table for the compensation paid or awarded to Dr. Hwang in 2025.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Stock, and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we have not made awards to any named executive officer or director during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Tasly Convertible Debt

In June 2023, Profusa entered into a short-term loan agreement with Tasly , a shareholder of Profusa, which it may borrow up to $1.6 million, of which $1.0 million was borrowed on June 26, 2023, and the remainder was available to be borrowed by August 31, 2023. The loan bears interest at a rate of 12% per annum and matured on December 31, 2023, subject to the parties’ decision to extend. Upon occurrence of certain events of default by Profusa, including failure to repay in full the amounts owed at maturity, the lender will have an option to convert the entire outstanding balance and accrued but unpaid interest under the Tasly Convertible Debt into senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes as of September 30, 2025. In the event Profusa fails to repay the Tasly Convertible Debt, the lender will have an option to convert the entire outstanding balance and accrued but unpaid interest under the Tasly Convertible Debt into either (i) senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes as of September 30, 2025, or (ii) the Common Stock at a conversion price of $144 per share.

Profusa elected to apply the fair value option to account for the Tasly Convertible Debt. Accordingly, no features of the Tasly Convertible Debt are bifurcated and separately accounted for. The fair value of the Tasly Convertible Debt was $1.6 million at issuance and $2.1 million as of September 30, 2025, respectively. Accrued stated interest on the Tasly Convertible Debt was $0.3 million for the nine months ended September 30, 2025.

Equity Grants to Executive Officers and Directors

Profusa has granted stock options to its executive officers and certain directors, as more fully described in the section titled “Management of Profusa - Executive and Director Compensation.”

Director and Executive Officer Compensation

Please see the section titled “Management of Profusa - Executive and Director Compensation” for information regarding the compensation of Profusa’s executive officers and directors.

Severance Arrangements

Profusa has entered into severance arrangements with certain of its executive officers. For more information regarding these agreements, see the section titled “Management of Profusa - Executive and Director Compensation of Profusa - Additional Narrative Disclosure - Severance Arrangements.”

Indemnification Agreements

We entered into new indemnification agreements with each of our directors and executive officers that are not already party to indemnification agreements. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require it to advance expenses incurred by the combined company’s directors and officers.

NorthView Related Party Transactions Pre-Business Combination

Promissory Notes

On April 27, 2023, the Company signed a Convertible Working Capital Promissory Note (“the Note”) with the Sponsor for $1,200,000. The Note is non-interest bearing and is due the earlier of the consummation of a business combination or the date of liquidation. The Sponsor may elect to convert all or any portion of the unpaid principal balance of this Note into warrants, at a price of $75 per warrant. On January 10, 2024, the Company’s board of directors approved, and the Company amended the Note to increase the principal amount of the Note that could be drawn on to $1.5 million. The amended and restated Note also allows for the conversion of the outstanding principal balance of the Note to be repaid in shares of Company Common Stock at a price of $166.50 per share at the election of the sponsor. On May 31, 2024, the Company’s board of directors approved and the Company entered into a second amendment of its Convertible Working Capital Promissory Note with the sponsor to increase the principal amount of the Note that could be drawn on to $2.5 million. The second amended and restated Note also allows for the conversion of the outstanding principal balance of the Note to be repaid in shares of Company Common Stock at a price of $166.50 per share at the election of the sponsor. As of December 31, 2024, the Company had principal outstanding of $1,919,796 and is presenting the Note at fair value on its balance sheet at December 31, 2024 in the amount of $8,908,052.

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our Common Stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

●	Our Audit Committee is responsible for reviewing and approving in advance any related party transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of February 11, 2026, regarding beneficial ownership of our Common Stock by:

●	each of our directors;

●	each of our named executive officers;

●	all directors and executive officers as a group; and

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 1,232,052 shares of Common Stock issued and outstanding on February 11, 2026.

In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the Closing are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 626 Bancroft Way, Suite A, Berkeley, CA 94710. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Beneficial Ownership Table

	Common Stock Beneficially		Common Stock Beneficially
	Owned Prior to this Offering(1)		Owned After this Offering(2)
Name of Beneficial Owner	Shares	%	Shares	%
Executive Officers and Directors:
Ben Hwang, Ph.D.(3)	11,256	*	11,256	*	%
Fred Knechtel	14,764	1.2%	14,764	*	%
Rajesh Asarpota	—	—	—	—%
Lauren Chung	400	*	400	*	%
Peter O’Rourke	1,436	*	1,436	*	%
Jack Stover	7,382	*	7,382	*	%
All directors and executive officers as a group (six individuals)	35,238	2.9%	35,238	*	%

Non-Director or Officer 5% or More Stockholders:
Ascent Partners Fund LLC(4)	136,757	9.9%	632,775	9.9%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Based on 1,232,052 shares of Common Stock issued and outstanding as of February 11, 2026.

(2)

Based on 1,232,052 shares of Common Stock issued and outstanding as of February 11, 2026, as well as 6,334,092 shares of Common Stock issued and outstanding immediately following the consummation of the offering (assuming the sale of all of the Units in this offering at an assumed public offering price of $2.94 per Unit, and assuming no sale of any Pre-Funded Units and no exercise of any Warrants issued in this offering.

(3)	Includes 4,891 shares held by Samantha Chiu, the spouse of Ben Hwang, Ph.D.

(4)	Consists of 136,757 shares issuable upon the conversion of two convertible promissory notes. The balance of the Commitment Warrant Shares are not included in the table above because these share issuances are subject to a beneficial ownership limitation of 9.99%. The business address of Ascent Partners Fund LLC is 19505 Biscayne Blvd., Suite 2350, Aventura, FL 33180.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF

COMMON STOCK, PRE-FUNDED WARRANTS AND WARRANTS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Units and/or Pre-Funded Units (which units or components thereof we sometimes refer to as our “securities” and holders thereof as “holders”), and the acquisition, ownership, exercise, expiration or disposition of the Warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

Because the shares of Common Stock and the Warrant components of a Unit, and the Pre-Funded Warrant and the Warrant components of a Pre-Funded Unit, are generally separable at the option of the holder, the holder of a Unit and/or Pre-Funded Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying shares of Common Stock or Pre-Funded Warrant and Warrant components. As a result, the discussion below with respect to holders of our shares of Common Stock or Pre-Funded Warrants and Warrants should also apply to holders of Units and/or Pre-Funded Units (as the deemed owners of the underlying components that constitute the Units and/or the Pre-Funded Units).

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain U.S. expatriates, citizens or former long-term residents of the United States;

●	persons who hold our shares of Common Stock or Warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our Common Stock or Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our Common Stock or Warrants under the constructive sale provisions of the Code;

●	pension plans;

●	investors in any such entities;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

●	persons that acquire our Common Stock or Warrants as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our securities, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our securities.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our securities that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following: (a) a citizen or individual resident of the United States, (b) a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has otherwise elected to be treated as a United States person under the Code.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our securities that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Unit or instruments similar to a Unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a Unit or Pre-Funded Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Common Stock or Pre-Funded Warrants, as applicable, and two Warrants. We intend to treat the acquisition of a Unit and/or Pre-Funded Unit in this manner and, by purchasing a Unit or Pre-Funded Unit, you must adopt such treatment for tax purposes. For U.S. federal income tax purposes, each holder of a Unit or Pre-Funded Unit must allocate the purchase price paid by such holder for such Unit or Pre-Funded Unit between the share of our Common Stock or Pre-Funded Warrant, as applicable, and the Warrants based on the relative fair market value of each at the time of issuance. The price allocated to each share of our Common Stock or each Pre-Funded Warrant, and Warrant should be the stockholder’s tax basis in such share of our Common Stock or Pre-Funded Warrant, and Warrant. Any disposition of a Unit or Pre-Funded Unit should be treated for U.S. federal income tax purposes as a disposition of a share of our Common Stock or Pre-Funded Warrant, as applicable, and the Warrants comprising the Unit and Pre-Funded Unit, and the amount realized on the disposition should be allocated between the share of Common Stock or Pre-Funded Warrant, as applicable, and the Warrants based on their respective relative fair market values. The separation of a share of our Common Stock or Pre-Funded Warrant and the Warrants constituting a Unit or Pre-Funded Unit, as applicable, should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Unit and Pre-Funded Unit and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units or Pre-Funded Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisor regarding the tax consequences of an investment in a Unit or Pre-Funded Unit (including alternative characterizations thereof). The balance of this discussion assumes that the characterization of the Units and Pre-Funded Units described above is respected for U.S. federal income tax purposes.

Income Tax Treatment of Pre-Funded Warrants

Although not entirely free from doubt, a Pre-Funded Warrant should be treated as Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants therefore should generally be taxed in the same manner as a holder of a share of our Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the shares of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the shares of Common Stock received upon exercise, increased by the exercise price of $0.0001 per share. Each prospective investor is urged to consult its tax advisors regarding the tax risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and the discussion below, to the extent it pertains to shares of our Common Stock, is generally intended also to pertain to Pre-Funded Warrants.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Dividend Information - Dividend Policy,” we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, distributions paid on Common Stock, other than certain pro rata distributions of Common Stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the Common Stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

A holder of a Pre-Funded Warrant should consult its tax advisor regarding the tax treatment of any distribution with respect to such Pre-Funded Warrant that is held in abeyance in connection with any applicable beneficial ownership cap.

Constructive Dividends on the Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “Dividends on Common Stock.”

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Common Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Common Stock disposed of and the amount realized on the disposition (or, if the shares of Common Stock, Pre-Funded Warrants, or Warrants are held as part of Units or Pre-Funded Units, as applicable, at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of Common Stock, Pre-Funded Warrants, or Warrants based upon the then fair market values of the shares of Common Stock or Pre-Funded Warrants, and Warrants included in the Units or Pre-Funded Units, as applicable). Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a Warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Warrants disposed of and the amount realized on the disposition.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of Common Stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the Warrant and (2) the exercise price of the Warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the Warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the Warrant is more than one year. The deductibility of capital losses is subject to limitations.

FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of our securities issued pursuant to this offering. All prospective non-U.S. holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities. In general, a non-U.S. holder means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or former long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our securities.

Distributions

As discussed in the section entitled “Dividend Policy,” we do not anticipate paying any dividends on our Common Stock in the foreseeable future. If we make distributions on our Common Stock or on the Warrants (as described above under “Constructive Dividends on Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock or the Warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock or Warrants.” Any such distributions would be subject to the discussions below regarding back-up withholding and the Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Exercise or Expiration of Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except possibly to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the Warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the Warrant. The amount paid to purchase our Common Stock and Warrants will be apportioned between them in proportion to the respective fair market values of the Common Stock and Warrants, and the apportioned amount will be the tax basis of the Common Stock and Warrants respectively. The fair market value of our Common Stock for this purpose will generally be its trading value immediately after issuance.

Gain on Sale, Exchange or Other Disposition of Our Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or the Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Common Stock or the Warrants. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to United States federal income tax if (A) in the case of our Common Stock, (a) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our Common Stock throughout the five-year period ending on the date of the sale or exchange; and (B) in the case of the Warrants, either (a)(i) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, (ii) the Warrants are not considered regularly traded on an established securities market and (iii) the Non-U.S. Holder does not own, actually or constructively, Warrants with a fair market value greater than the fair market value of 5% of the shares of our Common Stock, determined as of the date that such Non-U.S. Holder acquired its Warrants, or (b)(i) the Warrants are considered regularly traded on an established securities market, and (ii) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the Warrants throughout the five-year period ending on the date of the sale or exchange. The Warrants are not expected to be regularly traded on an established securities market. If the foregoing exception does not apply, and we are a USRPHC, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with distributions on our Common Stock or constructive dividends on the Warrants, and the proceeds of a sale or other disposition of the Common Stock or the Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of the Common Stock or the Warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of the Common Stock or the Warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our Common Stock or the Warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock or the Warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock or the Warrants, and the possible impact of these rules on the entities through which they hold our Common Stock or the Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, PRE-FUNDED WARRANTS AND WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Pursuant to a placement agent agreement (the “Placement Agent Agreement”) with Maxim Group LLC (“Maxim”), we intend to engage Maxim to act as our exclusive Placement Agent to solicit offers to purchase the Units and Pre-funded Units offered by this prospectus. The Placement Agent will not purchase or sell any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the Units and/or Pre-funded Units being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the Placement Agent Agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing the Securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include, but are not limited to:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as no integration with other offerings, no shareholder rights plans, use of proceeds, indemnification of purchasers and the reservation and listing of the Common Stock, subject to certain exceptions.

Delivery of the shares of Common Stock, Warrants and Pre-funded Warrants offered hereby is expected to occur on or about            , 2026, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per Unit and per Pre-funded Unit and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Unit	Per Pre-funded Unit	Total
Public offering price	$	$	$
Placement agent fees	$	$	$
Proceeds to us (before expenses)(1)	$	$	$

(1)	Does not include proceeds from the exercise of the Warrants and Pre-Funded Warrants in cash, if any.

We intend to agree to pay the Placement Agent a total cash fee equal to up to 7.0% of the aggregate gross proceeds raised in the offering; provided that such cash fee will equal 2.5% of the aggregate gross proceeds raised in this offering with respect to proceeds raised in the offering from certain investor(s) known to the Company or introduced by certain investor(s) known to the Company.. In addition, we will reimburse the Placement Agent for certain of its out-of-pocket expenses incurred in connection with this offering, including the Placement Agent’s legal fees, and actual travel and reasonable out-of-pocket expenses if this offering is completed, in an amount of up to $100,000 (or up to $50,000 if the offering is not consummated). We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $387,445.

Lock-Up Agreements

The holders of five percent (5.0%) or more of our outstanding shares of Common Stock as of the effective date of this registration statement, and all holders of securities exercisable for or convertible into shares of Common Stock, intend to agree with the Placement Agent to be subject to a lock-up period of 90 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by Maxim. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, subject to certain exceptions. The Placement Agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

In addition, pursuant to the securities purchase agreement that we will enter into with purchasers of Securities in connection with this offering, we will agree, subject to certain exceptions, not to (i) offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days from the closing date of the offering (ii) effect or enter into an agreement to effect any issuance by the Company of Common Stock or securities convertible into Common Stock for a period of (or a combination of units thereof) involving a Variable Rate Transaction (as such term is defined in such securities purchase agreements) for a period of 180 days from the closing date of the offering.

Tail

Upon the closing of this offering, end of our engagement period with Maxim or termination of our engagement with Maxim (other than for cause as defined in FINRA Rule 5110(g)(5)(B)), then if within twelve (12) months following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors who participated in this offering, were wall-crossed by Maxim or who participated in an in-person meeting, or telephone or video conference, with the Company facilitated by Maxim during the engagement period, then the Company will pay Maxim upon the closing of such financing or receipt of such proceeds the compensation equivalent to up to 7.0% (or if applicable, 2.5%)  of the gross proceeds of such financing.

Right of First Refusal

Upon the closing of the offering, until December 31, 2026, the Company grants Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked, convertible or debt offerings (excluding commercial bank debt, Alternative Transactions (as defined in the Company’s engagement agreement with Maxim dated January 28, 2026) for which Maxim has not been engaged or at-the-market offering’s existing at the conception of this offering) for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering, during such period ending December 31, 2026, of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain Maxim.

Indemnification

We intend to agree to indemnify the Placement Agent against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents, or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The Placement Agent and its affiliates have engaged, and may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Nasdaq listing

Our Common Stock is listed on Nasdaq under the symbol “PFSA.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

DESCRIPTION OF SECURITIES

The following summary is a description of the material terms of our capital stock. This summary is not complete and is qualified by reference to our amended and restated certificate of incorporation, and our amended and restated bylaws, which are filed as exhibits to the registration statement that includes this prospectus and are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporations Law for additional information.

We are offering (A) up to 5,102,040 Units at an assumed offering price of $2.94 per Unit, each Unit consisting of: (i) one share of our Common Stock; and (ii) two Warrants; and (B) up to 5,102,040 Pre-Funded Units at an assumed offering price of $2.9399 per Pre-Funded Unit, each Pre-Funded Unit consisting of: (i) one Pre-Funded Warrant; and (ii) two Warrants. The Units and Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock included in the Units will be issued separately from the Warrants included in the Units, and the Pre-Funded Warrants included in the Pre-Funded Units will be issued separately from the Warrants included in the Pre-Funded Units. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants included in the Units and/or Pre-funded Units offered hereby. The following descriptions of our Common Stock, Warrants and Pre-Funded Warrants are summaries and are qualified in their entirety by the full text of each relevant document.

General

Our amended and restated certificate of incorporation authorizes 600,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

On February 9, 2026, the Company effected a 1-for 75 Reverse Stock Split. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein give effect to the Reverse Stock Split.

As of February 11, 2026, there were 1,232,052 shares of our Common Stock outstanding and 181 holders of record of our Common Stock. The actual number of stockholders of our Common Stock is greater than the number of record holders and includes holders of our Common Stock whose shares of Common Stock are held in street name by brokers and other nominees.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock will be entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of Common Stock will be entitled to one vote per share. Stockholders will not have the ability to cumulate votes for the election of directors. Our amended and restated certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Common Stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Form

The shares of Common Stock offered hereby will be immediately separable from the Warrants included in the Units and will be issued separately in this offering, but must be purchased together with the Warrants included in the Units in this offering. The shares of Common Stock offered hereby will be issued in electronic form only.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Duration, Exercise Price and Form

The Pre-funded Warrants offered hereby will have an exercise price of $0.0001 per share. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock. The Pre-funded Warrants will be immediately separable from the Warrants included in the Pre-funded Units and will be issued separately in this offering, but must be purchased together with the Warrants included in the Pre-funded Units in this offering. The Pre-funded Warrants will be issued in electronic certificated form only.

Exercisability

The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrants to the extent that the holder would own more than 4.99% (or at the election of a holder prior to the date of issuance, 9.99%) of the outstanding Common Stock immediately after exercise; provided, however, that upon prior notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until sixty-one days following notice of such increase from the holder to us.

Cashless Exercise

At the time a holder exercises its Pre-funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-funded Warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of the Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited. The Common Stock issuable upon exercise of the Pre-funded Warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Pre-funded Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Pre-funded Warrants holders exercise their warrants.

Waivers and Amendments

No term of the Pre-funded Warrants may be amended or waived without the written consent of the holders of the Pre-funded Warrants purchased in this offering.

Warrants

The following summary of certain terms and provisions of Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the warrants.

Term

The Warrants will be immediately exercisable and will expire on the fifth (5th) anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Sock and the exercise price.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of any Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of our Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of our Common Stock underlying the Warrants under the Securities Act is not then effective or the prospectus contained therein is not available for the issuance of such Warrant Shares, , then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Warrants.

Exercise Price

Each Warrant offered hereby will have an initial exercise price per share equal to 100% of the public offering price per Unit sold in this offering.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Warrants. We do not intend to apply to list the Warrants on any exchange.

No Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Form

The Warrants will be issued separately from the shares of Common Stock included in the Units and the Pre-funded Warrants included in the Pre-funded Units, as applicable, and will be issued separately in this offering, but must be purchased together with the shares of Common Stock included in the Units and the Pre-funded Warrants included in the Pre-funded Units in this offering. The Warrants will be issued in electronic certificated form only.

Warrant Agent; Global Certificate

Each of the Warrants will be issued in accordance with a warrant agency agreement to be entered into between us and Continental Stock Transfer & Trust Company (the “Warrant Agent”).

The summary of certain terms and provisions of the Warrants and Pre-funded Warrants offered hereby and such warrant agency agreement is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, form of Pre-funded Warrant and form of such agreement, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant, form of Pre-Funded Warrant and such warrant agency agreement.

The Warrants will be issued in registered form under the warrant agency agreement between the Warrant Agent and us. The Warrants will initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Other Securities of the Company Not Being Offered in this Offering

The following is a description of securities of the Company other than the Common Stock, Warrants and Pre-funded Warrants offered hereby.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors will be authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire our Company because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

Board Vacancies

Our amended and restated certificate of incorporation and bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Classified Board

Our amended and restated certificate of incorporation and bylaws will provide that its board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation will provide that stockholders may remove directors only for cause.

Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least 75% of the voting power of our outstanding Common Stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent and designation of our preferred stock. The affirmative vote of holders of at least 75% of the voting power of our outstanding Common Stock are required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of stockholders called in accordance with our bylaws. Our amended and restated certificate of incorporation and bylaws provides that special meetings of stockholders may be called only by a majority of our board of directors, the chairperson of the board of directors, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice generally must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. With respect to nominations of persons for election to our board of directors, the notice shall provide information about the nominee, including, among other things, name, age, address, principal occupation, ownership of our capital stock and whether they meet applicable independence requirements. With respect to the proposal of other business to be considered by our stockholders at an annual meeting, the notice shall provide a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business by such stockholder and any beneficial owners and associated persons on whose behalf the notice is made, or the proposing persons. In addition, a stockholder’s notice must set forth certain information related to the proposing persons, including, among other things:

●	the name and address of the proposing persons;

●	information as to the ownership by the proposing persons of our capital stock and any derivative interest or short interest in any of our securities held by the proposing persons;

●	information as to any material relationships and interest between the proposing persons and us, any of our affiliates and any of our principal competitors;

●	a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

●	a representation whether the proposing persons intend or are part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of outstanding Common Stock required to elect the nominee or carry the proposal.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf under Delaware law, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or its stockholders, (3) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or bylaws, (4) any other action against the Company or any of its directors, officers or other employees asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the Delaware General Corporation Law, in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for our Common Stock, and the Warrant Agent for the Warrants, is Continental Stock Transfer & Trust Company. The address of the transfer agent and Warrant Agent is 1 State Street, 30th floor, New York, NY 10004.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Profusa, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is included in this prospectus. Such financial statements have been included herein in reliance on the report of said firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. We also maintain a website at https://profusa.com.  You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

INDEX TO FINANCIAL INFORMATION

PROFUSA, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CONTENTS

Profusa, Inc.

Page
Profusa, Inc. Consolidated Financial Statements as of and for the years ended December 31, 2024 and 2023
Report of Independent Registered Public Accounting Firm (PCAOB ID # 688)	F-2
Consolidated Financial Statements:
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations and Comprehensive Loss	F-4
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7 – F-30
Profusa, Inc. Condensed Consolidated Financial Statements (Unaudited) as of and for the three and nine months period ended September 30, 2025
Condensed Consolidated Balance Sheets as of September 30, 2025 (unaudited) and December 31, 2024	F-31
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months and Nine Months Ended September 30, 2025 and 2024 (Unaudited)	F-32
Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the Three Months and Nine Months ended September 30, 2025 and 2024 (Unaudited)	F-33
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2025 and 2024 (Unaudited)	F-35
Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-36 – F-67

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Profusa, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Profusa, Inc. and Subsidiary (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor from 2021 through 2025.

San Francisco, CA

April 3, 2025, except for Note 16, as to which the date is January 28, 2026, and except for Note 17, as to which date is February 13, 2026.

PROFUSA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$191	$142
Other receivables	—	45
Prepaid expenses and other current assets	69	146
Total current assets	260	333
Property and equipment, net	—	2
Deferred offering costs	2,757	1,527
Other non-current assets	56	31
Total assets	$3,073	$1,893

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$4,954	$3,993
Accrued liabilities	3,968	2,351
Convertible debt payable (including loans and notes payable to a related party of $25,056 and $21,755 as of December 31, 2024 and December 31, 2023, respectively.)	45,921	38,185
Promissory notes (including notes payable to related parties of $850 and $801 as of December 31, 2024 and December 31, 2023, respectively)	910	849
PPP loan	1,376	1,362
Total current liabilities	57,129	46,740
Total liabilities	57,129	46,740
Commitments and contingencies (Note 6)
Convertible Preferred Stock:
Series A convertible preferred stock: $0.0001 par value – 4,350,314 shares authorized at December 31, 2024 and December 31, 2023, and 4,350,314 shares issued and outstanding at December 31, 2024 and December 31, 2023, (Liquidation preference $5,307 at December 31, 2024 and December 31, 2023)	5,231	5,231
Series B convertible preferred stock: $0.0001 par value – 5,293,175 shares authorized at December 31, 2024 and December 31, 2023, and 5,293,175 shares issued and outstanding at December 31, 2024 and December 31, 2023, (Liquidation preference $13,815 at December 31, 2024 and December 31, 2023)	13,701	13,701
Series C/C-1 convertible preferred stock: $0.0001 par value – 8,907,893 shares authorized at December 31, 2024 and December 31, 2023, and 8,220,445 shares issued and outstanding at December 31, 2024 and December 31, 2023, (Liquidation preference $45,062 at December 31, 2024 and December 31, 2023)	46,217	46,217
Total convertible preferred stock	65,149	65,149
Stockholders’ deficit:
Common stock: $0.0001 par value – 600,000,000 shares authorized; 25,844 shares issued and outstanding at December 31, 2024 and 2023	—	—
Additional paid-in-capital	5,753	5,732
Accumulated deficit	(124,958)	(115,728)
Total stockholders’ deficit	(119,205)	(109,996)
Total liabilities, convertible preferred stock and stockholders’ deficit	$3,073	$1,893

The accompanying notes are an integral part of these consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Year Ended December 31,
	2024	2023
Government grant revenue	$100	$45
Operating expenses:
Research and development	1,608	2,036
General and administrative	2,992	4,079
Total operating expenses	4,600	6,115
Loss from operations	(4,500)	(6,070)
Other income (expenses)
Loss on change in the fair value of related party Tasly convertible debt	(311)	(22)
Interest expense (including related parties amounts of $2,400 and $2,530 for the year ended December 31, 2024 and 2023, respectively)	(4,424)	(4,283)
Other income	5	94
Total other expense, net	(4,730)	(4,211)
Net loss and comprehensive loss	$(9,230)	$(10,281)
Net loss per share, basic and diluted	$(357.14)	$(398.05)
Weighted-average common shares outstanding, basic and diluted	25,844	25,827

The accompanying notes are an integral part of these consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’
DEFICIT FOR THE YEARS DECEMBER 31, 2024 and 2023
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C/C-1 Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2023	4,350,314	$5,231	5,293,175	$13,701	8,220,445	$46,217	25,689	$—	$5,676	$(105,447)	$(99,771)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	155	—	23	—	23
Stock-based compensation expense	—	—	—	—	—	—	—	—	33	—	33
Net loss	—	—	—	—	—	—	—	—	—	(10,281)	(10,281)
Balance at December 31, 2023	4,350,314	$5,231	5,293,175	$13,701	8,220,445	$46,217	25,844	$—	$5,732	$(115,728)	$(109,996)

Balance at January 1, 2024	4,350,314	$5,231	5,293,175	$13,701	8,220,445	$46,217	25,844	$—	$5,732	$(115,728)	$(109,996)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	21	—	21
Net loss	—	—	—	—	—	—	—	—	—	(9,230)	(9,230)
Balance at December 31, 2024	4,350,314	$5,231	5,293,175	$13,701	8,220,445	$46,217	25,844	$—	$5,753	$(124,958)	$(119,205)

The accompanying notes are an integral part of these consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(9,230)	$(10,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	4,424	4,283
Gain on change in fair value of related party convertible debt	311	22
Loss on disposition of property and equipment, net	2	—
Stock-based compensation expenses	21	33
Changes in assets and liabilities:
Other receivables	45	(45)
Prepaid expenses and other current assets	77	(64)
Other non-current assets	(25)	(1)
Accounts payable	645	533
Accrued liabilities	1,664	1,118
Net cash used in operating activities	(2,066)	(4,402)

Cash flows from investing activities
Property and equipment, net	—	(2)
Net cash used in investing activities	—	(2)

Cash flows from financing activities
Proceeds from issuance of senior notes	3,210	3,235
Proceeds from issuance of convertible loan	16	1,600
Proceeds from issuance of promissory notes	—	375
Repayment of senior notes	(150)	—
Repayment of related party promissory notes	—	(151)
Payment of deferred offering costs	(961)	(614)
Proceeds from issuance of common stock upon exercise of stock options	—	23
Net cash provided by financing activities	2,115	4,468

Net increase in cash	49	64
Cash at the beginning of the period	142	78
Cash at the end of the period	$191	$142

Supplemental disclosures of non-cash investing and financing information:
Increase in unpaid deferred offering costs	$269	$72

The accompanying notes are an integral part of these consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Description of Business, Going Concern and Significant Risks and Uncertainties

Description of Business

Profusa, Inc. (the “Company”) was incorporated in the state of California on May 11, 2009. The Company engaged in the development of a new generation of biointegrated sensors that potentially empowers the individual with the ability to monitor their unique body chemistry.

The Company’s technology enables the development of bioengineered sensors that are designed to become one with the body to detect and continuously transmit actionable, clinical-grade data for personal and medical use. The Company’s first offering in the European Union, the Lumee™ Oxygen Platform, is designed to report reliable tissue oxygen levels at various regions of interest, both acutely and long-term. The Lumee™ Oxygen Platform has been designed for use in applications where monitoring of compromised tissue is beneficial, such as peripheral artery disease that results in narrowing of blood vessels and reduced blood flow to the lower limbs; chronic wounds (diabetic ulcers, pressure sores) that do not heal properly; and reconstructive surgery.

The Company’s research and development efforts are primarily focused on its Lumee™ Glucose Platform which is a system designed to monitor glucose levels in interstitial fluid, continuously and long-term. A tiny, biocompatible gel injected under the skin acts as a continuous glucose monitor (CGM) for several months. The ability of Lumee™ Glucose to provide continuous glucose monitoring with only an initial single injection, is an attractive alternative for people with diabetes to manage their disease without the need for frequent finger sticks required by standard glucometers, or the need for weekly sensor replacement as required by current short-term needle-type CGMs.

On November 6, 2022, the Company’s board of directors unanimously approved the pursuit of a business combination transaction involving the Company. On November 7, 2022, the Company entered into an Agreement and Plan of Merger (“Merger”) with NorthView Acquisition Corp (“NorthView”), where a subsidiary of NorthView will merge with the Company, with the Company surviving the Merger as a wholly owned subsidiary of NorthView.

On February 11, 2025, the parties to the Merger Agreement entered into Amendment No. 4 to the Merger Agreement (the “Amendment”) pursuant to which the parties agreed to revise the Company Reference Value (as defined in the Merger Agreement) to adjust for financing proceeds received by Profusa prior to the Business Combination, along with debt conversions and incentive shares to be issued. Additionally, the Amendment (i) revised the definition of “Milestone Event III” such that the parties extended the period for Profusa to consummate the APAC Joint Venture (as defined in the Merger Agreement) and receive the related funding from December 31, 2024 until December 31, 2025, and (ii) revised the definition of “Milestone Event IV” to change the earnout revenue target from $99,702,000 for the fiscal year ended December 31, 2025 to an earnout revenue target of $11,864,000 for the fiscal year ended December 31, 2026.

PROFUSA, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Description of Business, Going Concern and Significant Risks and Uncertainties (cont.)

In relation to Milestone Event III: On August 8, 2023, a new wholly owned subsidiary, Profusa Asia Pacific Pte. Ltd (“APAC”), was created and incorporated by the Company under the laws of Singapore. Upon creation, the new entity was capitalized by the Company by payment of $1,000 for 1,000 Ordinary Shares. As a result, at the time of incorporation, the entity became a wholly owned subsidiary of the Company. The entity was created with the expectation of jointly conducting the business of developing, manufacturing and commercializing the Lumee Glucose and the Lumee Oxygen products, currently under development by the Company, together with a third party. No business or activities will have been conducted by the entity from the date of formation through and until the closing date of the proposed License Agreement and Shareholders Agreement between the Company and Best Life Technology Ltd, an entity wholly owned and controlled by the Tasly Holding Group (“Tasly”) which is a related party of the Company. In connection with and on or around the same date as the closing of the proposed Merger between the Company and NorthView, the Company expects to sign and execute a License Agreement and Shareholders Agreement (the “APAC Joint Venture”) setting forth the relative and other terms under which the development and business activities of the entity will be conducted.

Change in Capital Structure

As described fully in Note 16, Subsequent Events, the Company effected the Merger on July 11, 2025 and was deemed the accounting acquirer. Accordingly, for accounting purposes, the Merger was treated as the equivalent of the Company issuing stock for the net assets of NorthView, accompanied by a recapitalization.

In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the effective date of the Merger, to reflect the number of shares of the combined company’s common stock, $0.0001 par value per share issued to Company shareholders. As such, the shares and earnings per share related to Company common stock have been retroactively restated as shares reflecting the exchange ratio established in the Merger. There were no changes to the par values per share as a result of this change.

Reverse Stock Split

As described in Note 17, on February 9, 2026, the Company effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the common stock or the authorized number of shares of common stock. All share and per share information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented.

Going Concern

The Company has incurred significant net operating losses from operations. As of December 31, 2024, the Company has a working capital deficit of approximately $56.9 million. For the year ended December 31, 2024, the Company incurred a net loss of approximately $9.2 million and used approximately $2.1 million of cash in operating activities.

The Company has been able to finance its operations primarily with the proceeds from the issuance of equity and debt instruments and to a lesser extent, revenues from government grants. Additional funds may be necessary to maintain current operations and will be required for successful product commercialization efforts. The Company’s management plans to obtain additional funds through the merger with a special purpose acquisition company (“SPAC”), issuance of additional equity or refinancing of current debt, which is intended to mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the consolidated financial statements are issued. As the ability to refinance its current debt or raise additional equity financing is outside of management’s control, the Company cannot conclude that management’s plans will be effectively implemented within one year from the date the consolidated financial statements are issued. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the consolidated financial statements are issued. The consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Description of Business, Going Concern and Significant Risks and Uncertainties (cont.)

Significant Risks and Uncertainties

The Company operates in a dynamic and highly competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; results of clinical trials; regulatory approval and market acceptance of the Company’s products; development of sales channels; certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory, or other factors; and the Company’s ability to attract and retain employees necessary to support its growth.

Products developed by the Company require approvals from the U.S. Food and Drug Administration (“FDA”) or other international regulatory agencies prior to commercial sales. There can be no assurance that the products will receive the necessary approvals. If the Company is denied approval, approval is delayed or the Company is unable to maintain approval, it could have a materially adverse impact on the Company.

The Company has expended and will continue to expend substantial funds to complete the research, development and clinical testing of product candidates. The Company also will be required to expend additional funds to establish commercial-scale manufacturing arrangements and to provide for the marketing and distribution of products that receive regulatory approval. The Company will require additional funds to commercialize its products. The Company is unable to entirely fund these efforts with its current financial resources. If adequate funds are unavailable on a timely basis from operations or additional sources of financing, the Company may have to delay, reduce the scope of or eliminate one or more of its research or development programs which would materially and adversely affect its business, financial condition and results of operations.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and include all adjustments necessary for the fair presentation of the Company’s financial position as of December 31, 2024 and 2023, and the results of operations and cash flows for the years then ended. The accompanying consolidated financial statements include the accounts of Profusa Inc. and its wholly owned subsidiary, APAC. All intercompany balances and transactions have been eliminated in consolidation.

In connection with the Merger that was consummated on July 11, 2025 (see Note 16), the Company retroactively applied the recapitalization of the Company’s equity structure including the consolidated statements of convertible preferred stock and stockholders’ deficit from January 1, 2023 to December 31, 2024 and the weighted average common shares outstanding, basic and diluted for the years ended December 31, 2024 and 2023. The retroactive application reflects the equivalent number of shares of ProFusa common stock, $0.0001 par value per share, issued to the Company’s stockholders in connection with the Merger at the applicable exchange ratio of 0.345854 (the “Exchange Ratio”).

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses in the consolidated financial statements and accompanying notes. The Company’s management regularly assesses these estimates, including those related to accrued liabilities, valuation of the convertible debt, and senior notes, valuation allowance for deferred tax assets, and valuation of stock-based awards. Actual results could differ from these estimates, and such differences could be material to the Company’s financial position and results of operations.

Accounts Receivable and Allowance for Credit Losses

The Company does not have any accounts receivable with customers in the years ended December 31, 2024 and 2023. The Company has developed policies that when accounts receivables are held with customers, they are recorded at the point in time in which management determines it is probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services transferred to the customer.

The Company will then perform ongoing credit evaluations of its customers and, if necessary, recognize allowances for potential credit losses. The Company does not require any allowance for credit losses as of December 31, 2024 and 2023.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and other receivables. Substantially all of the Company’s cash is held by one financial institution. Such deposits may, at times, exceed federally insured limits. The Company has not experienced any losses on its cash.

The Company’s other receivables are represented by amounts owned by two government agencies under the government grants.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2024 and 2023, cash consisted of cash on deposit with a bank denominated in U.S. dollars.

Deferred Offering Costs

Specific incremental costs, consisting of legal, accounting and other fees and costs, directly attributable to a proposed or actual offering of securities are deferred and charged against the gross proceeds of the offering. In the event of a significant delay or cancellation of a planned offering of securities, all of the costs are expensed. Offering costs capitalized as of December 31, 2024 and December 31, 2023 were $2.8 million and $1.5 million, respectively. The deferred offering costs as of December 31, 2024 and 2023 includes $0.8 million and $0, respectively, of advances to NorthView to fund costs associated with the business combination.

Share-Based Compensation

The Company accounts for share-based compensation arrangements with employees and non-employees using a fair value method which requires the recognition of compensation expense for costs related to all share-based payments including stock options. The fair value method requires the Company to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The Company uses the Black-Scholes pricing model to estimate the fair value of options granted that are then expensed on a straight-line basis over the vesting period. The Company accounts for forfeitures as they occur. Option valuation models, including the Black-Scholes option-pricing model, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant-date fair value of an award. These assumptions include the risk-free rate of interest, expected dividend yield, expected volatility, and the expected life of the award.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Convertible Preferred Stock

The Company records all shares of convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The convertible preferred stock is recorded outside of permanent equity because while it is not mandatorily redeemable, in certain events considered not solely within the Company’s control, such as a merger, acquisition, or sale of all or substantially all of the Company’s assets (each, a “deemed liquidation event”), the convertible preferred stock will become redeemable at the option of the holders of at least a majority of the then outstanding preferred shares. The Company has not adjusted the carrying values of the convertible preferred stock to its liquidation preference because a deemed liquidation event obligating the Company to pay the liquidation preferences to holders of shares of convertible preferred stock is not probable of occurring. Subsequent adjustments to the carrying values to the liquidation preferences will be made only when it becomes probable that such a deemed liquidation event will occur.

Government Grants

The Company receives payments from government entities under non-refundable grants in support of our product development programs. The grants received fall within two categories:

a.	Expense Reimbursement Grants — grants in which the Company is entitled to claim from a government entity reimbursement of certain qualified expenses incurred to date. The nature and amount of such expenses are determined by each respective grant;

b.	Fixed Fee Grants — grants in which the total amount of the grant is fixed and the disbursements are made based on submission to the grantor of specified deliverables.

The Company has concluded that all government grants received are outside the scope of ASC 606 Revenue from Contracts with Customers, because such grants do not involve a reciprocal transfer in which each party receives and sacrifices approximately commensurate value. Therefore, the grants meet the definition of a contribution and are non-exchange transactions. The Company has further concluded that Subtopic 958-605, Not-for-Profit-Entities-Revenue Recognition does not apply to the government grants received, as we are a business entity, and the grants are with governmental agencies or units.

In absence of explicit U.S. GAAP guidance on contributions received by business entities, the Company made a policy decision to apply by analogy recognition and measurement guidance in International Accounting Standard 20 Accounting for Government Grants and Disclosure of Government Assistance (“IAS 20”). Under this approach recognize grants at fair value only when there is reasonable assurance that the Company will comply with the conditions attaching to them, and that the grants will be received. The Company recognizes as income the amounts received or receivable from expense reimbursement grants to the extent, and in the period in which, the qualifying costs have been incurred. The Company recognizes as income the amounts received or receivable from fixed fee grants by applying the proportional performance method. Under this method the Company recognizes grant income using the same proportion as the costs incurred to date to the total expected cost of the project, but limiting the income to be recognized to the amount to which it is entitled based on the submitted deliverables.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of other receivables, accounts payable, promissory notes, convertible promissory notes and senior notes. The Company states accounts payable at their carrying value, which approximates fair value due to the short time to the expected receipt or payment. The promissory notes are stated at amortized cost, which approximates their fair value, because the Company believes their terms approximate those that would be available to it on a similar loan from an unrelated party. The Tasly convertible debt issued between June 2023-February 2024 (Notes 3 and 5) carried at fair value based on unobservable market inputs.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Research and Development

Research and development expenses consist of costs related to employee compensation and benefits, costs for contract manufacturing organizations (“CMOs”), costs for contract research organizations (“CROs”), costs for sponsored research, costs for clinical trials, consultant services, laboratory supplies, product licenses, facility-related expenses and depreciation. All research and development costs are charged to research and development expenses within the statements of operations as incurred. Payments associated with licensing agreements to acquire exclusive licenses to develop, use, manufacture and commercialize products that have not reached technological feasibility and do not have alternate commercial use are also expensed as incurred. Payments made to third parties under these arrangements in advance of the performance of the related services by the third parties are recorded as prepaid expenses until the services are rendered.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax asset and liability accounts are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are for the year in which the differences are expected to affect taxable income. Valuation allowances are established where necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for uncertain tax positions by assessing all material positions taken in any assessment or challenge by relevant taxing authorities. Assessing an uncertain tax position begins with the initial determination of the position’s sustainability and is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit. The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line. Accrued interest and penalties are included within the Accrued liabilities in the balance sheets. To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits.

Net Loss per Share Attributable to Common Stockholders

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock and potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, the convertible preferred stock, common stock subject to repurchase and stock options are considered to be potentially dilutive securities. Basic and diluted net loss attributable to common stockholders per share is presented in conformity with the two-class method required for participating securities as the convertible preferred stock is considered a participating security. The Company’s participating securities do not have a contractual obligation to share in the Company’s losses. As such, the net loss is attributed entirely to common stockholders. Because the Company has reported a net loss for the reporting periods presented, the diluted net loss per common share is the same as basic net loss per common share for those periods.

Recent Accounting Standards

From time to time, new accounting standards are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. During the year ended December 31, 2024 and through the date of issuance of these consolidated financial statements, there have been no new, or existing, recently issued accounting pronouncements that are of significance, or potential significance, that impact the Company’s consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Recently issued accounting standards as adopted

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 reduces the number of accounting models for convertible debt instruments and redeemable convertible preferred stock. For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. ASU 2020-06 also removes certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, and clarifies the scope and certain requirements under Subtopic 815-40. In addition, ASU 2020-06 improves the guidance related to the disclosures and earnings per-share (EPS) for convertible instruments and contracts in an entity’s own equity. For private companies, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company early adopted the standard in prior years, which did not have a material impact on its consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU 2023-07 effective December 31, 2024, on a retrospective basis. The adoption of 2023-07 did not change the way that the Company identifies its reportable segment. However, it has resulted in incremental disclosures within the notes of the Company’s consolidated financial statements (Note 14).

Recently issued accounting standards not yet adopted

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topics 740): Improvements to Income Tax Disclosures”, to expand the disclosure requirements for income taxes, primarily requiring more detailed disclosure for income taxes paid and the effective tax rate reconciliation. ASU 2023-09 is effective for annual reporting periods beginning after December 15, 2024, with early adoption permitted and can be applied on either a prospective or retroactive basis. The Company is currently evaluating the ASU to determine its impact on our income tax disclosures.

In November 2024, the FASB issued ASU No. 2024-03 (“ASU 2024-03”), Disaggregation of Income Statement Expenses (“DISE”). ASU 2024-03 requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. As revised by ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures, the provisions of ASU 2024-03 are effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. With the exception of expanding disclosures to include more granular income statement expense categories, the Company does not expect the adoption of ASU 2024-03 to have a material effect on our consolidated financial statements taken as a whole.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Fair Value Measurement

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 —	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 —	Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3 —	Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

As of December 31, 2024 and 2023, the Company had no financial assets measured at fair value on a recurring basis.

As of December 31, 2024 and 2023, the Company’s financial liabilities measured at fair value on a recurring basis, were as follows (in thousands):

	Fair value as of December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible Notes at fair value	$—	$—	$2,235	$2,235
Total liabilities measured at fair value	$—	$—	$2,235	$2,235

	Fair value as of December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible Notes at fair value	$—	$—	$1,714	$1,714
Total assets measured at fair value	$—	$—	$1,714	$1,714

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Fair Value Measurement (cont.)

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial instruments for the years ended December 31, 2024 and 2023 (in thousands):

Tasly convertible debt at fair value
Fair value as of January 1, 2023	$—
Issuance of Convertible Notes	1,600
Accrued stated interest	92
Change in fair value included in other income and loss on change in the fair value of Tasly convertible debt	22
Fair value as of December 31, 2023	$1,714

Fair value as of January 1, 2024	$1,714
Issuance of Convertible Notes	16
Accrued stated interest	194
Change in fair value included in other income and loss on change in the fair value of Tasly convertible debt	311
Fair value as of December 31, 2024	$2,235

The Company elected to measure its Tasly convertible debt at fair value (Note 5) with changes in fair value reported in earnings as they occur. The Convertible Debt fair values were determined using the discounted cash flow methodology based on probability weighted scenarios of the convertible notes conversion. At issuance of the first $1 million on June 26, 2023 the time to event was 0.28 years and the discount rate applied was 14.54%. At issuance of the next $0.3 million on July 20, 2023, the time to event was 0.22 years and the discount rate applied was 13.82%. At issuance of the additional $0.3 million on August 15, 2023, the time to event was 0.15 years and the discount rate applied was 13.70%. The final amount which was less than $0.02 million was issued on February 6, 2024; the time to event was 0.66 years and the discount rate applied was 13.69%.

On December 31, 2024 the time event was 0.41 years and the discount rate applied was 11.78%. The fair value of the convertible debt as of December 31, 2023 was $1.71 million and the fair value as of December 31, 2024 was $2.2 million.

Note 4 — Balance Sheet Components

Prepaid expenses and other current assets (in thousands)

	As of December 31, 2024	As of December 31, 2023
Employee advances	—	96
Prepaid legal	25	—
Prepaid insurance	37	—
Prepaid other	7	50
	$69	$146

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Balance Sheet Components (cont.)

Accrued Liabilities (in thousands)

	As of December 31, 2024	As of December 31, 2023
Accrued compensation	$(3,472)	$(1,960)
Accrued other liabilities	(496)	(391)
	$(3,968)	$(2,351)

Note 5 — Debt

The following table sets forth a summary of the debt instruments (which are all classified as current liabilities in the accompanying consolidated balance sheets and their changes during the years ended December 31, 2024 and 2023 (in thousands):

	Convertible Notes	Tasly Convertible Debt	Senior Notes	Promissory Notes	PPP Loan
Balance at January 1, 2023	$13,981	$—	$15,149	$576	$1,326
Issuance of debt	—	1,600	3,235	375	—
Debt repayments	—	—	—	(151)	—
Change in fair value	—	22	—	—	—
Stated interest	1,820	92	1,771	49	36
Amortization of debt discount and issuance costs	515	—	(0)	—	—
Balance at December 31, 2023	16,316	1,714	20,155	849	1,362

Balance at January 1, 2024	$16,316	$1,714	$20,155	$849	$1,362
Issuance of debt	—	16	3,210	—	—
Debt repayments	—	—	(150)	—	—
Change in fair value	—	311	—	—	—
Stated interest	2,057	193	2,053	61	14
Amortization of debt discount and issuance costs	46	—	—	—	—
Balance at December 31, 2024	$18,419	$2,234	$25,268	$910	$1,376

Less: Current portion	18,419	2,234	25,268	910	1,376
Long term debt	$—	$—	$—	$—	$—

Convertible Debt

Convertible Notes

August 2020 Convertible Notes — In August, September, October and December 2020 the Company received $9.1 million in total gross proceeds from the issuance of convertible promissory notes (the “2020 Convertible Notes”). Interest on the unpaid principal balance of the August 2020 Convertible Notes accrues from the issuance date at a rate of 12% per year, compounded semi-annually, and is payable at maturity. Unless converted or redeemed upon the occurrence of certain events, the August 2020 Convertible Notes were to mature within 12 months of issuance.

Upon the consummation of an equity financing with aggregate proceeds to the Company of no less than $20.0 million (the “Qualified Financing”), the notes’ outstanding principal balance and accrued but unpaid interest are to convert into the shares of convertible preferred stock issued in such a Qualified Financing at a conversion price equal to the lesser of (i) the per share price obtained by dividing $150.0 million by the Company’s fully diluted capitalization, or (ii) the per share price paid by investors in the Qualified Financing, subject to 30% discount. Upon the occurrence of a change of control, the August 2020 Convertible Notes are required to be repaid in the amount equal to 200% of the notes’ outstanding principal balance plus accrued but unpaid interest.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Debt (cont.)

The August 2020 Convertible Notes contain embedded features, including automatic conversion into equity securities upon completion of a Qualified Financing and mandatory redemption upon change of control that is required to be bifurcated and accounted for separately as a combined single derivative instrument initially and subsequently measured at fair value with the change in fair value recorded in the gain (loss) on change in the fair value of derivative liabilities in the statements of operations. The aggregate issuance date estimated fair values of the derivative liability issued with the August 2020 Convertible Notes was $1.8 million and was recorded as a debt discount. The discount on the August 2020 Convertible Notes was to be amortized over the contractual term of 12 months from issuance, using the effective interest method.

On August 25, 2021, the August 2020 Convertible Notes were amended to extend the maturity dates to December 31, 2021 (the “Amendment 1”).

On December 6, 2021, the August 2020 Convertible Notes were amended to extend the maturity dates to December 31, 2022 (the “Amendment 2”).

January 2021 Convertible Notes — In January 2021 the Company received $1.0 million in gross proceeds from the issuance of convertible promissory notes (the “January 2021 Convertible Notes”). Interest on the unpaid principal balance of the January 2021 Convertible Notes accrues from the issuance date at a rate of 12% per year, compounded semi-annually, and is payable at maturity. Unless converted or redeemed upon the occurrence of certain events, the January 2021 Convertible Notes were to mature within 12 months of issuance.

Upon the consummation of a Qualified Financing, the notes’ outstanding principal balance and accrued but unpaid interest are to convert into the shares of convertible preferred stock issued in such a Qualified Financing at a conversion price equal to the lesser of (i) the per share price obtained by dividing $150.0 million by the Company’s fully diluted capitalization, or (ii) the per share price paid by investors in the Qualified Financing, subject to 30% discount. Upon the occurrence of a change of control, the January 2021 Convertible Notes are required to be repaid in the amount equal to 200% of the notes’ outstanding principal balance plus accrued but unpaid interest.

The January 2021 Convertible Notes contain embedded features, including automatic conversion into equity securities upon completion of a Qualified Financing and mandatory redemption upon change of control that were required to be bifurcated and accounted for separately as a combined single derivative instrument initially and subsequently measured at fair value with the change in fair value recorded in the gain (loss) on change in the fair value of derivative liabilities in the statements of operations. The issuance date estimated fair values of the derivative liability issued with the January 2021 Convertible Notes was $0.2 million and was recorded as a debt discount. The discount on the January 2021 Convertible Notes was to be amortized over the contractual term of 12 months from issuance, using the effective interest method.

On December 6, 2021, the January 2021 Convertible Notes were amended to extend the maturity dates to December 31, 2022.

April 2021 Convertible Notes — In April, May and June 2021 the Company received $1.2 million in total gross proceeds from the issuance of convertible promissory notes (together with January 2021 Convertible Notes, the “2021 Convertible Notes”). Interest on the unpaid principal balance of the April 2021 Convertible Notes accrues from the issuance date at a rate of 12% per year, compounded semi-annually, and is payable at maturity. Unless converted or redeemed upon the occurrence of certain events, the April 2021 Convertible Notes were to mature within 12 months of issuance.

Upon the consummation of a Qualified Financing, the notes’ outstanding principal balance and accrued but unpaid interest are to convert into the shares of convertible preferred stock issued in such a Qualified Financing at a conversion price equal to the lesser of (i) the per share price obtained by dividing $150.0 million by the Company’s fully diluted capitalization, or (ii) the per share price paid by investors in the Qualified Financing, subject to 30% discount. Upon the occurrence of a change of control, the April 2021 Convertible Notes are required to be repaid in the amount equal to 200% of the notes’ outstanding principal balance plus accrued but unpaid interest.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Debt (cont.)

The April 2021 Convertible Notes contain embedded features, including automatic conversion into equity securities upon completion of a Qualified Financing and mandatory redemption upon change of control that were required to be bifurcated and accounted for separately as a combined single derivative instrument initially and subsequently measured at fair value with the change in fair value recorded in the gain (loss) on change in the fair value of derivative liabilities in the statements of operations. The issuance date estimated fair values of the derivative liabilities issued with the April 2021 Convertible Notes was $0.3 million and was recorded as debt discounts. The discount on the April 2021 Convertible Notes was to be amortized over the contractual term of 12 months from issuance, using the effective interest method.

On December 6, 2021, the April 2021 Convertible Notes were amended to extend the maturity dates to December 31, 2022.

Convertible Notes November 2022 Amendment

On November 3, 2022, all of the convertible notes outstanding, referred to as the 2020 Convertible Notes and 2021 Convertible Notes based on the original board approvals (together the “Convertible Notes”) were amended as follows: 1) all unpaid interest and principal shall be due and payable on the date which is five business days after the termination of the Merger prior to the occurrence of the Merger closing, 2) the maximum aggregate initial principal amount was increased from $11.0 million to $11.3 million, 3) automatic conversion to SPAC shares of at then outstanding all notes and accrued interest upon the Merger at $525.00 per share was introduced, 4) upon consummation of the Merger, all noteholders will have a right to receive additional shares upon achievement by the combined company of certain share price and sales milestones (the earnout shares) (the “November 2022 Convertible Notes Amendment”).

The November 2022 Convertible Notes Amendment represented a troubled debt restructuring (the “TDR”). The TDR did not result in a gain recognition. As a result, a new effective interest rate was established based on the $14.4 million carrying value of the debt immediately prior to the November 2022 Convertible Notes Amendment and the future cash flows after such amendment, net of the issuance costs paid to or received from the Convertible Notes holders, which were capitalized and amortized based on the new effective interest rate. Fees paid to third parties in connection with the November 2022 Convertible Notes Amendment were expensed.

The annual effective interest rate of Convertible Notes was estimated from 12.54% to 53.28% and 12.95% to 53.28% per year for the years ended December 31, 2024 and 2023, respectively. The interest expense for the years ended December 31, 2024 and 2023 was $2.1 million and $2.3 million, which includes the amortization of debt discount and issuance costs of $0.1 million and $0.5 million, respectively.

As of December 31, 2024 and 2023, the outstanding balance of convertible notes includes related party convertible notes of $13.3 million and $11.8 million, respectively.

Tasly Convertible Debt

In June 2023, the Company entered into a short-term loan agreement with a related party under which it may borrow up to $1.6 million, of which $1.0 million was borrowed on June 26, 2023, $0.3 million was borrowed on July 20, 2023, $0.3 million was borrowed on August 15, 2023 and the final $0.02 million was borrowed in February 2024 (the “Convertible debt”).

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Debt (cont.)

The loans bear interest at a rate of 12% per annum and originally matured on December 31, 2023. The original maturity date was extended to March 31, 2024, subject to the parties’ decision to extend thereafter. The Company is currently in default, as this loan will be repaid in parallel with the closing of the SPAC transaction. Accordingly, the Company classified the entire amount outstanding under the Tasly Convertible Debt as current on the Consolidated Balance Sheet. Upon occurrence of certain events of default by the Company, including failure to repay in full the amounts owed at maturity, the lender will have an option to convert the entire outstanding balance and accrued but unpaid interest under the Convertible debt into senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes as of December 31, 2024. In the event the Company fails to complete the Merger, the lender will have an option to convert the entire outstanding balance and accrued but unpaid interest under the Convertible debt into either (i) senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes as of December 31, 2024 or (ii) the Company’s common stock at a conversion price of $174.75 per share (as adjusted for the Reverse Stock Split), and as adjusted for the recapitalization by the Exchange Ratio of .3459, which results in a conversion price of $505.20 per share into New Profusa.

The Company elected to apply the fair value option to account for the Tasly Convertible debt. Accordingly, no features of the Convertible debt are bifurcated and separately accounted for. The fair value of the Convertible debt was $2.2 million as of December 31, 2024, compared to $1.71 million as of December 31, 2023. Accrued stated interest on the Convertible debt was $0.2 million for the year ended December 31, 2024 compared to less than $0.1 million for the year ended December 31, 2023. The total loss on fair value remeasurement is $0.33 million, of which, $0.31 million in loss on fair value remeasurement is from the year ended December 31, 2024, compared to less than $0.1 million in loss on fair value remeasurement from the year ended December 31, 2023.

Senior Notes 2021

August 2021 Senior Notes — In August 2021 the Company received $4.0 million in total gross proceeds from the issuance of senior unsecured promissory notes (the “August 2021 Senior Notes”). Simple interest on the unpaid principal balance of the August 2021 Senior Notes accrued from the issuance date at a rate of 12% per year and is payable at maturity. The August 2021 Senior Notes were to mature on the earlier of (a) issuance of the next round of preferred stock of (b) August 25, 2022.

On December 6, 2021, the August 2021 Senior Notes were amended to provide the note holders with an option to convert the notes’ outstanding principal balance and accrued but unpaid interest into (a) the shares of convertible preferred stock issued upon consummation of a Qualified Financing at a conversion price equal to the per share price paid by investors in such Qualified Financing, subject to 20% discount, or (b) shares of the Company’s Series C convertible preferred stock at the conversion price equal to the original issue price prior to Qualified Financing in the event the Qualified Financing had not occurred prior to February 25, 2022, or (c) shares of the Company’s Series C convertible preferred stock at the conversion price equal to the original issue price upon change of control.

The optional conversion upon Qualified Financing represents an embedded feature that is required to be bifurcated and accounted for separately as a derivative instrument initially and subsequently measured at fair value with the change in the gain (loss) on change in the fair value of derivative liabilities in the statements of operations.

December 2021 Senior Notes — In December 2021 the Company received $1.3 million in total gross proceeds from the issuance of senior unsecured promissory notes (the “December 2021 Senior Notes”, together with August 2021 Senior Notes, the “2021 Senior Notes”). Simple interest on the unpaid principal balance of the December 2021 Senior Notes accrued from the issuance date at a rate of 12% per year and is payable at maturity. The December 2021 Senior Notes mature on August 25, 2022.

During the year ended December 31, 2022 the Company issued additional Senior Notes to the existing investors for the aggregate principal amount of $5.5 million (the “2022 Senior Notes”) on substantially the same terms as the other Senior Notes issued in 2021 (as amended in December 2021).

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Debt (cont.)

Senior Notes September 2022 Amendment

In September 2022, the 2021 Senior Notes and 2022 Senior Notes (together “Senior Notes”) were amended as follows: a) the maturity dates for all Senior Notes were extended to December 31, 2022, b) the conversion price discount in the event of a Qualified Financing was increased to 60%, c) the February 25, 2022 deadline for the occurrence of a Qualified Financing for conversion of the Senior Notes into Series C convertible preferred stock prior to a Qualified Financing was extended to December 31, 2022 and the respective conversion price discount of 60% was introduced for conversion prior to a Qualified Financing; d) the conversion price discount of 60% in the event of change of control was introduced; e) conversion option prior to entering into a definitive agreement with a SPAC (the “Definitive Qualified Agreement”) was introduced. Under this option, in the event that the Company executes a Definitive Qualified Agreement, then the Senior Note holders will have the option (but not the obligation) to convert the entire outstanding principal balance and all accrued but unpaid interest into shares of the Company’s common stock at a conversion price equal to 40% of the per share price of the common stock as determined pursuant to the Definitive Qualified Agreement; provided, that, if such conversion price per share of the common stock is greater than $300.00, then such conversion price shall be deemed to be $300.00 per share into SPAC shares, as adjusted for the Reverse Stock Split.

This 2022 amendment was accounted for as debt extinguishment resulting in $8.8 million debt extinguishment loss recognized in loss on debt extinguishment, net in the statements of operations.

The optional conversion upon a Qualified Financing and Qualified conversion option represents embedded features that are required to be bifurcated and accounted for separately as a combined single derivative instrument initially and subsequently measured at fair value with the change in the gain (loss) on change in the fair value of derivative liabilities in the statements of operations.

October 2022 Senior Notes — In September and October 2022, the Company issued an additional Senior Notes to existing investors with the principal amount of $1.3 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in September 2022).

Senior Notes November 2022 Amendment

On November 3, 2022, all Senior Notes were amended as follows: 1) all unpaid interest and principal shall be due and payable on the date which is five business days after the termination of the Merger prior to the occurrence of the Merger closing, 2) automatic conversion to SPAC shares of at then outstanding all notes and accrued interest upon the Merger at $300.00 per share, as adjusted for the Reverse Stock Split, was introduced, 3) upon consummation of the Merger, all noteholders will have a right to receive additional shares upon achievement by the combined company of certain share price and sales milestones (the earnout shares) (the “November 2022 Senior Notes Amendment”).

The November 2022 Senior Notes Amendment represented a TDR. Since the total future undiscounted cash flows under Senior Notes were less than their outstanding principal amount and unpaid accrued interest plus fair value of the bifurcated derivative immediately before November 2022 Senior Notes Amendment, the Company recognized TDR gain of $3.98 million for the Senior Notes issued to unrelated parties in its Statement of Operations for the year ended December 31, 2022 and it recognized $3.97 million in Additional Paid-in Capital for the year ended December 31, 2022 for the Senior Notes issued to related parties.

December 2022 Senior Notes — In November and December 2022, the Company issued additional Senior Notes to investors with the principal amount of $1.0 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022).

Senior Notes 2023

March 2023 Senior Notes — In January, February and March 2023, the Company issued additional Senior Notes to investors with the principal amount of $1.6 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022).

April 2023 Senior Notes — In April 2023, the Company issued additional Senior Notes to investors with the principal amount of $0.6 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022).

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Debt (cont.)

October-December 2023 Senior Notes — During the months October through December 2023, the Company issued additional Senior Notes to investors with the principal amount of $1.1 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022). These notes were issued at the same 12% interest terms as all of their other Senior Convertible Notes, and will convert into New Profusa shares at $166.50 per share upon the successful closing of the business combination, as adjusted for the Reverse Stock Split.

Senior Notes 2024

January-March 2024 Senior Notes — During the months January through March 2024, the Company issued additional Senior Notes to investors with the principal amount of $0.7 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022).

April-June 2024 Senior Notes — During the months April through June 2024, the Company issued additional Senior Notes to investors with the principal amount of $0.4 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022). Additionally, the Company repaid $0.11 million of principal on Senior Notes with investors during the respective period.

July-September 2024 Senior Notes — During the months July through September 2024, the Company issued additional Senior Notes to investors with the principal amount of $0.7 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022). Additionally, during the months of July through September 2024, the Company issued a Senior Secured Convertible Note with the principal amount of $0.25 million. This note was issued at the same 12% interest terms as all of their other Senior Convertible Notes, and has an 18-month maturity, which will be accelerated and converts into New Profusa shares upon the successful closing of the business combination. The Company repaid $0.04 million of principal on Senior Notes with investors during the respective period.

October-December 2024 Senior Notes — During the months October through December 2024, the Company issued two Senior Secured Convertible Notes with a total principal amount of $1.1 million. These notes were issued at the same 12% interest terms as all of their other Senior Convertible Notes, and have an 18-month maturity, which will be accelerated and converted into New Profusa shares upon the successful closing of the business combination.

As of December 31, 2024, the outstanding balance of senior notes totaled $25.3 million, of which $9.5 million is outstanding with related parties and $15.8 million is outstanding with unrelated parties.

The annual effective interest rate of Senior Notes was estimated from 0% to 12.15% and 0% to 12.55% per year for the years ended December 31, 2024 and 2023, respectively. The interest expense was $2.1 million and $1.8 million for the years ended December 31, 2024 and 2023.

As of December 31, 2024, future minimum payments for the convertible notes payable were as follows (in thousands):

	Convertible Notes	Tasly Convertible Debt	Senior Notes
Total future principal payments	$19,533	$1,998	$24,396
Add: fair value remeasurement	—	333	—
Add (less): unamortized debt (premium) discount	(2)	—	2,055
Less: interest	(1,112)	(97)	(1,183)
Total convertible notes payable	$18,419	$2,234	$25,268

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Debt (cont.)

Promissory Notes

In a series of transactions during 2010 and 2011 two of the Company’s founders provided $0.2 million to the Company to fund general corporate purposes in exchange for promissory notes. The notes accrue interest annually at a simple interest rate of 5% with no set maturity date.

During the year ended December 31, 2022, the Company borrowed $0.3 million from two of its founders at zero interest rate to finance its short-term operations, from which $0.2 million was repaid in the same period.

During the year ended December 31, 2023, the Company borrowed short-term promissory notes of $0.3 million from an existing investor and an additional $0.1 million from an unrelated party repayable on demand at any time after December 31, 2024, with annual interest rate of 12%.

Interest expense on the promissory notes was less than $0.1 million for each of the years ended December 31, 2024 and 2023. The carrying value of the promissory notes as of December 31, 2024 and 2023 was $0.9 million and $0.8 million, respectively. As of December 31, 2024 and 2023, outstanding balance of promissory notes includes all related party promissory notes of $0.9 million and $0.8 million, respectively. The Company recognized that the promissory notes from December 31, 2023 are in default as of the date of this filing. The note holders will be repaid upon closing the business transaction, and the full balance of these notes are held in current liabilities on the Consolidated Balance Sheets.

Paycheck Protection Program

On May 25, 2021, the Company borrowed $1.3 million (the “PPP Loan 2”) as a Paycheck Protection Program loan. The Paycheck Protection Program, established as part of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, provides for loans to qualifying businesses and is administered by the U.S. Small Business Administration (the “SBA”). The annual interest rate of the PPP Loan 2 is 1%.

Under the terms of PPP Loan 2, if the Company does not submit forgiveness application within 24 weeks the initial disbursement of the loan (the “Covered Period”), the Company must begin to make equal monthly payments of principal and interest starting 10 months from the end of the Covered Period until May 25, 2026. Interest on the loan continues to accumulate during any deferment period. As of December 31, 2024, and as of the date of this filing, the Company has not applied for forgiveness under PPP Loan 2.

As of December 31, 2024 and December 31, 2023, the Company was in default on PPP Loan 2 due to non-payment of minimal repayment amounts required by the terms of PPP Loan 2. Accordingly, the Company classified the entire amount outstanding under PPP Loan 2 as current and accrued respective late penalties for the total amount of less than $0.1 million as of December 31, 2024 and December 31, 2023, respectively. The total past due amount of PPP Loan 2 repayments as of December 31, 2024 and December 31, 2023 was $0.8 million and $0.4 million, respectively.

As of December 31, 2024, the contractual future minimum payments for the PPP Loan 2 were as follows (in thousands):

Year Ending December 31,	Amount
2025	1,231
2026	145
Total	$1,376

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies

Operating Lease Obligations

On August 1, 2022 the Company entered into a new lease agreement (the “Amended Lease”) whereby the Company agreed to rent its office and lab facilities under month-to-month tenancy. The monthly rent payable under the Amended Lease was $25 thousand. This month-to-month lease ended in July 2024.

Beginning in October 2024, the Company entered into a new lease agreement whereby the Company agreed to rent its office and lab facilities under month-to-month tenancy. The monthly rent payable under the new lease is also $25 thousand. This month-to-month lease automatically renews every four months, unless written termination is provided.

Operating costs for short-term leases and variable lease costs were less than $0.1 million during the years ended December 31, 2024 and 2023. The Company recognized a total of $0.3 million and $0.3 million in lease expense for the years ended December 31, 2024 and 2023, respectively.

Contingencies and Indemnifications

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount.

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but that have not yet been made.

To date, the Company has not paid any claims; however, the Company may record charges in the future as a result of these indemnification obligations. The Company is currently defending one litigation with a vendor. Management has accrued estimated incremental legal costs which totals less than $0.1 million related to the matter.

Note 7 — Convertible Preferred Stock

Under the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company is authorized to issue two classes of shares: preferred and common stock. The preferred stock is issuable in series, and the Company’s Board of Directors is authorized to determine the rights, preferences, and terms of each series. Under the Company’s Articles of Incorporation, as amended, the Company is authorized to issue 18,551,382 shares of convertible preferred stock at a par value of $0.0001.

Convertible preferred stock as of December 31, 2024 and 2023 consisted of the following:

	Shares Authorized	Share Issued and Outstanding	Liquidation Preference	Carrying Amount	Original Issue Price
New Series A	4,350,314	4,350,314	$5,307	$5,231	$1.22
New Series B	5,293,175	5,293,175	$13,815	$13,701	$2.61
New Series C	7,358,151	6,670,703	$37,623	$37,476	$5.64
New Series C-1	1,549,742	1,549,742	$7,439	$8,741	$4.80
	18,551,382	17,863,934	$64,184	$65,149

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Convertible Preferred Stock (cont.)

Voting Rights

The holders of convertible preferred stock shares are entitled to vote on all matters on which the common stockholders are entitled to vote. Each holder of convertible preferred stock is entitled to the number of votes equal to the number of common stock shares into which the shares held by such holder could be converted as of the Record Date. Holders of convertible preferred stock and common stock generally vote as a single class.

Dividends

Holders of convertible preferred stock are entitled to receive dividends, when, as and if declared by the board of directors, at the annual rate of 8% of the original issue price, payable in preference and priority to any declaration or payment of any distribution on common stock of the Company in such calendar year. No distributions may be made with respect to the common stock unless dividends on the convertible preferred stock have been declared and all declared dividends on the convertible preferred stock have been paid or set aside for payment to the holders of the convertible preferred stock. Dividends are noncumulative, and none were declared as of December 31, 2024 and December 31, 2023.

Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series C/C-1 convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series B convertible preferred stock, the Series A convertible preferred stock or common stock, an amount per share for each share of Series C/C-1 convertible preferred stock held by them equal to the sum of the liquidation preference amount of respective original issue price per share, as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event (“anti-dilution adjustments”) plus all declared but unpaid dividends on such shares. Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed with equal priority and pro rata among the holders of Series C/C-1 convertible preferred stock in proportion to the preferential amount each holder is otherwise entitled to receive.

After full payment to holders of the Series C/C-1 convertible preferred stock, payment should be made to the holders of Series B convertible preferred stock, in preference to the holders of the Series A convertible preferred stock or common stock, in the amount per share for each share of Series B convertible preferred stock held by them equal to the original issue price of such share, adjusted for any anti-dilution adjustments, plus all declared and unpaid dividends on such shares. Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed with equal priority and pro rata among the holders of Series B convertible preferred stock in proportion to the preferential amount each holder is otherwise entitled to receive.

After full payment to holders of the Series B convertible preferred stock, payment should be made to the holders of Series A convertible preferred stock, in preference to the holders of the common stock, in the amount per share for each share of Series A convertible preferred stock held by them equal to the original issue price of such share, adjusted for any anti-dilution adjustments, plus all declared and unpaid dividends on such shares. Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed with equal priority and pro rata among the holders of Series A convertible preferred stock in proportion to the preferential amount each holder is otherwise entitled to receive.

After the payment to the holders of convertible preferred stock of the full preferential amounts specified above, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the common stock and holders of convertible preferred stock as-if-converted to common stock basis in proportion to the number of shares of common stock held by them.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Convertible Preferred Stock (cont.)

Conversion

Each share of convertible preferred stock is convertible, at the option of the holder, into the number of fully-paid and non-assessable shares of common stock that result from dividing the applicable original issue price per share by the applicable conversion price per share at the time of conversion, as adjusted for any anti-dilution adjustments or recapitalizations. If, after the issuance date of convertible preferred stock, the Company issues or sells, or is deemed to have sold, additional shares of common stock at a price lower than the original issuance price, except for certain exceptions allowed, the conversion price of convertible preferred stock would be adjusted. As of December 31, 2024 and December 31, 2023, the Company’s convertible preferred stock was convertible into the Company’s shares of common stock as adjusted for the Exchange Ratio and the Reverse Stock Split (see Note 17).

Each share of convertible preferred stock is convertible into common stock automatically upon the earlier of (i) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of any class or security of the Company in which (a) the gross offering price per share reflects a pre-offering valuation of the Company of not less than $200 million, calculated on a fully-diluted and as-converted basis before giving effect to the issuance of the securities to be sold in such public offering, and (b) the cash proceeds to the Company (net of underwriting discounts and commissions) are at least $50 million (a “Qualified IPO”); or (ii) the Company’s receipt of a written request for such conversion from at least a majority of holders of the then outstanding shares of convertible preferred stock, voting as a single class on an as-if-converted basis.

Redemption and Balance Sheet Classification

Convertible preferred stock is recorded in mezzanine equity because while it is not mandatorily redeemable, it will become redeemable at the option of the stockholders upon the occurrence of certain deemed liquidation events that are considered not solely within the Company’s control.

Note 8 — Common Stock

As of December 31, 2024 and December 31, 2023, the Company’s certificate of incorporation, as adjusted for recapitalizations (see Note 16), authorized issuance of 600,000,000 shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to prior rights of the preferred stockholders. As of December 31, 2024, no dividends have been declared to date.

The Company reserved shares of common stock, as adjusted for the recapitalization and the Reverse Stock Split (see Note 17), on an as-converted basis, for future issuance as follows:

	December 31, 2024	December 31, 2023
Conversion of Series A preferred stock	20,060	20,060
Conversion of Series B preferred stock	24,408	24,408
Conversion of Series C/C-1 preferred stock	37,907	37,907
Outstanding options under 2010 Plan	13,705	13,751
Issuance of options under the 2010 Plan	7,194	7,148
	103,274	103,274

Note 9 — Stock Option Plan

In 2010, the Company adopted the 2010 Equity Incentive Plan (the “Plan”) under which 9,222 shares of the Company’s common stock have been initially reserved for issuance to employees, directors and consultants. Options granted under the Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”), as adjusted for the Reverse Stock Split. ISOs may be granted only to Company employees, including officers and directors who are also employees. NSOs may be granted to Company employees, consultants and advisors.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Stock Option Plan (cont.)

A person who owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company will not be granted an ISO unless the exercise price of such option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the option is not exercisable after the expiration of five years from the date of grant. Options granted generally vest over four years.

Activity under the Plan, as adjusted for the recapitalization and the Reverse Stock Split (see Note 17) is set forth below:

	Options Outstanding
Stock Option Activity	Shares Available for Grant	Number of Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)
Balances at January 1, 2024	7,148	13,751	$87.00	3.70
Options granted	—	—	$—
Options exercised	—	—	$—
Options expired	46	(46)	$0.218
Options cancelled/forfeited	—	—	$—
Balances at December 31, 2024	7,194	13,705	$87.00	3.00
Exercisable at December 31, 2024		7,142	$105.75	4.32
Vested and expected to vest at December 31, 2024		13,705	87.00	3.00

There were no new options granted or exercised during the year ended December 31, 2024. Intrinsic values are calculated as the difference between the exercise price of the underlying options and the fair value of the common stock for the options that had exercise prices that were lower than the fair value per share of the common stock on the date of exercise.

The total fair value of options vested for the year-ended December 31, 2024 was less than $0.1 million.

As of December 31, 2024, the total unrecognized stock-based compensation expense for stock options was less than $0.1 million which is expected to be recognized over a weighted-average period of 0.4 years. On the grant date, the Company estimates the fair value of stock options using the Black Scholes option-pricing model. The fair value of stock options is being recognized on a straight-line basis over the requisite service period of the awards.

Nonrecourse Promissory Notes to Early Exercise Stock Options

In 2018, one of the Company’s executives early exercised 6,363 of his stock options by issuing a promissory note to the Company. As the promissory note is nonrecourse this exercise of stock options with a promissory note is not considered a substantive exercise for accounting purposes. Therefore, no receivable for the promissory note was recorded on the Company’s balance sheet. This arrangement was accounted for as modifications to the original stock options which were exercised by issuing a promissory note. Such modification did not result in additional stock-based compensation expense. As of December 31, 2024 these options were fully vested and upon the closing of the Business Combination, these options were issued at the exchange ratio of .3459 and as adjusted for the Reverse Stock Split for 6,363 shares of common stock.

Stock-Based Compensation Expense by Function

The following table is a summary of stock compensation expense by function recognized for the years ended December 31, 2024 and 2023 (in thousands):

	Years ended December 31,
	2024	2023
General Administrative	$7	$10
Research and development	14	23
	$21	$33

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Related Party Transactions

The Company issued convertible notes (also referred to as junior notes), Tasly convertible debt, and promissory notes to certain shareholders. Refer to Note 5 for detail.

Note 11 — Net Loss per Share Attributable to Common Stockholders

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding for the period. Because the Company reported a net loss for the years ended December 31, 2024 and 2023, the number of shares used to calculate diluted net loss per common share is the same as the number of shares used to calculate basic net loss per common share for those periods presented because the potentially dilutive shares would have been antidilutive if included in the calculation.

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	Year Ended December 31, 2024	Year Ended December 31, 2023
Numerator:
Net loss	$(9,230)	$(10,281)
Denominator:
Weighted average shares used to computing basic and diluted net loss per share	25,844	25,827
Net loss per share attributable to common stockholders – basic and diluted:	$(357.14)	$(398.05)

The following outstanding shares of potentially dilutive securities, as adjusted for the recapitalization and Reverse Stock Split (see Note 17) were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive:

	Years ended December 31,
	2024		2023
Convertible preferred stock	82,377		82,377
Convertible notes payable	15,510		10,384	(1)
Convertible loans	-	(2)	-
Options to purchase common stock	13,705		13,751
Total	111,592		106,512

(1)	The conversion of the Convertible Notes and Senior Notes to common stock is dependent on the price of SPAC transaction or other equity offering and the completion date of such offerings. These factors are not estimable, therefore, the number of common stock is not determinable.

(2)	The Tasly Convertible Notes issued between June and August 2023 and completed in February 2024 are convertible upon occurrence of various conversion scenarios. Therefore, the number of common stock shares issuable upon their conversion is not currently estimable.

Note 12 — Government Grant Revenue

Government grant revenue consists of amounts the Company earns under grants from two government agencies: NIH and DARPA. These grants are provided either in the form of expense reimbursement (expense reimbursement grants) or on a fixed fee basis (fixed fee grants). Under the expense reimbursement grants the government agencies reimburse us for a portion of our expenses (allowable expenses) that have been incurred in a given period on the basis of reports that the Company provides to these agencies. Fixed fee grants are awarded for specific research and development programs undertaken by us. Under these grants the Company receives milestone payments from the government agencies upon our submission and approval by the government of agreed upon deliverables, consisting primarily of the documented results of the specific research and development programs.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Income Taxes

Income taxes in the Company’s combined financial statements have been calculated on a separate tax return basis. The following table presents the principal reasons for the difference between the effective tax rate and the federal statutory income tax rate (in thousands):

	Year Ended December 31
	2024		2023
Tax benefit at U.S. federal statutory rate	21.00%	(1,941)	21.00%	(2,159)
State Tax, net of federal benefit	14.58%	(1,347)	0.14%	(14)
Permanent difference	(0.06)%	6	(0.06)%	6
Prior-Year deferred taxes adjustment	0.32%	(30)	(0.57)%	58
Change of valuation allowance	(35.84)%	3,312	(20.51)%	2,109
Effective income tax rate	0.00%	—	0.00%	—

The components of the provision for income taxes are as follows (in thousands):

	Year Ended December 31,
	2024	2023
Current:
Federal	$—	$—
State	—	—
Foreign	—	—
	—	—

Deferred:
Federal	(1,607)	2,127
State and local	(1,705)	(18)
	(3,312)	2,109
Less: change in valuation allowance	3,312	(2,109)
Total provision for income taxes	$—	$—

Significant components of the Company’s deferred tax assets as of December 31, 2024 and 2023 were as follows (in thousands):

	Year Ended December 31,
	2024	2023
Deferred tax assets:
Accrued expenses & other	$70	$38
Depreciation and amortization	7	2
Stock based compensation	52	38
Convertible debt	93	5
Capitalized R&D	1,549	1,542
Net operating loss carryforward	32,173	29,033
R&D credit carryforward	3,511	3,485
Other	—	—
	37,455	34,143
Less: valuation allowance	(37,455)	(34,143)

No income tax expense was recorded during the year ended December 31, 2024 and 2023.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Income Taxes (cont.)

As of December 31, 2024, Profusa, Inc. had Federal and state net operating loss carryforwards of $114.8M and $116.3M, respectively. The Federal and state net operating loss carryforwards begin to expire in 2029. Federal net operating losses generated in tax years 2018 or thereafter have an indefinite carryforward period. The amount of Federal net operating loss that does not expire is $91.6 million.

As of December 31, 2024, Profusa, Inc. had Federal and California research credit carryforwards of $2.1M and $1.8M, respectively. The Federal tax credit carryforwards begin to expire in 2032. The state tax credit carryforwards carryforward indefinitely.

Management believes that, based upon a number of factors, which include the Company’s historical operating performance and accumulated deficit, it is more likely than not that the deferred tax assets will not be utilized. Therefore, the Company has recorded a full valuation allowance against its deferred tax assets.

Internal Revenue Code (IRC) section 382 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in stock ownership of a company. The annual limitation may result in the expiration of the Company’s net operating loss and tax credit carryforwards prior to utilization. The Company has not completed an IRC section 382 study as of December 31, 2024.

No liability related to uncertain tax positions is recorded in the financial statements.

The Company accrues for interest and penalties as part of income tax expense. As of December 31, 2024 and 2023, the Company has not accrued interest and/or penalties.

The Company files tax returns in the U.S. Federal, California and various other states. Due to the Company’s net operating losses, its Federal and state income tax returns remain subject to examination since inception. As of December 31, 2024, there are no ongoing tax examinations.

On March 27, 2020, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The act contains many tax incentives intended to assist companies and individuals during the COVID-19 outbreak. The Company received Paycheck Protection Program Loans during the years ended December 31, 2021 and December 31, 2020 of $1.3 million and $1.2 million, respectively. The Company had $1.4 million of Paycheck Protection Program loans outstanding as of December 31, 2024 and 2023.

On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA”) was signed into federal law. IRA, among other things, imposes a nondeductible 1% excise tax after December 31, 2022 on the fair market value of certain stock that is “repurchased” by a publicly traded U.S. corporation or acquired by certain of its subsidiaries. The taxable amount is reduced by the fair market value of certain issuances of stock throughout the year. The Company does not expect this tax law change to have a material impact on its consolidated financial position; however, it will continue to evaluate its impact as further information becomes available. If average annual adjusted financial statement income exceeds $1 billion over a 3-taxable-year period, IRA also imposes a 15% corporate alternative minimum tax on adjusted financial statement income for taxable years beginning after December 31, 2022. The Company does not expect to incur this tax in the foreseeable future.

Under the Tax Cuts and Jobs Act of 2017, research and development costs are no longer fully deductible and are required to be capitalized and amortized for U.S. tax purposes effective January 1, 2022. The mandatory capitalization requirement increases our deferred tax assets and is fully offset with the valuation allowance.

Note 14 — Segments

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, Ben Hwang, who reviews financial information presented on a consolidated net loss basis as reported on the consolidated statement of operations in order to make decisions about allocating resources and assessing performance for the entire Company. The CODM also utilizes the Company’s long-range plan, which includes product development roadmaps and long-range financial models, as a key input to resource allocation. The CODM function approves of key operating and strategic decisions. The CODM function views the Company’s operations and manages its business on a consolidated basis and as a single reportable operating segment. The CODM function is regularly provided with the following significant segment expenses. Significant expenses include research and development and general and administrative expenses, which are each separately presented in the Company’s Consolidated Statements of Operations. The CODM reviews significant expenses within both the research and development and the general and administrative categories. Other segment items within net loss include interest income, interest expense and loss on change in fair value of related party loan. See the consolidated financial statements for other financial information regarding the Company’s operating segment.

PROFUSA, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Segments (cont.)

	Year Ended December 31,
	2024	2023
Government grant revenue	$100	$45
Operating expenses:
Research personnel compensation costs, including stock-based compensation	1,350	1,641
CRO and regulatory costs	36	186
Administrative personnel compensation costs, including stock-based compensation	1,592	1,434
Rent and office costs	279	365
Legal and accounting costs	1,223	2,287
Other expenses(1)	120	202
Total segment expenses	4,600	6,115
Loss from operations	(4,500)	(6,070)
Other income (expenses)
Loss on change in the fair value of related party Tasly convertible debt	(311)	(22)
Interest expense (including related parties amounts of $2,400 and $2,530 for the year ended December 31, 2024 and 2023, respectively)	(4,424)	(4,283)
Other income	5	94
Total other expense, net	(4,730)	(4,211)
Net loss and comprehensive loss	$(9,230)	$(10,281)

(1)	Other expenses includes small balances of research materials and supplies along with insurance costs.

The Company has no significant long-lived assets recognized on the Consolidated Balance Sheets.

Note 15 — Subsequent Events

The Company has evaluated its subsequent events from December 31, 2024, through the date these consolidated financial statements were issued and has determined that there are no subsequent events requiring disclosure in these consolidated financial statements other than the items noted below.

On various dates in February and March 2025, the Company received an aggregate amount of $0.8 million from the issuance of Senior Secured Convertible Notes which are expected to be converted in 2025 upon the closing of the Company’s Qualified Financing transaction. These subsequent notes issued in 2025 are on similar terms as all other Senior Secured Convertible Notes in issued in 2024.

Note 16 — Subsequent Events

On July 11, 2025, the Company consummated the Merger and accounted for it as a reverse recapitalization. Accordingly, the Company was deemed the accounting acquirer (and legal acquiree) while NorthView was treated as the accounting acquiree (and legal acquirer).

Under this method of accounting, the Merger was treated as the equivalent of the Company issuing stock for the net assets of NorthView, accompanied by a recapitalization. The consolidated assets, liabilities and results of operations prior of the Merger are those of the Company. In accordance with guidance applicable to these circumstances, the equity structure has been restated in all periods, to reflect the number of shares of the combined company’s common stock, $0.0001 par value per share issued to Company shareholders using the applicable exchange ratio of .345854 (the Exchange Ratio”). As such, the shares and earnings per share related to Company common stock prior to the Merger have been retroactively restated as shares reflecting the Exchange Ratio. There were no changes to the par values per share as a result of this change.

On October 20, 2025, the Company amended its amended and restated certificate of incorporation to authorize 600,000,000 shares of common stock, par value of $0.0001 per share and 1,000,000,000 shares of preferred stock, par value of $0.0001 per share.

Note 17 — Subsequent Events

On February 9, 2026, the Company effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the common stock or the authorized number of shares of common stock.

PROFUSA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30, 2025 (UNAUDITED)	December 31 2024
Assets
Current assets:
Cash	3,009	191
Prepaid expenses and other current assets	214	69
Digital assets	972	—
Total current assets	4,195	260
Deferred offering costs	—	2,757
Other non-current assets	55	56
Total assets	4,250	3,073

Liabilities, and stockholders’ deficit
Current liabilities:
Accounts payable	6,982	4,954
Excise tax payable	1,957	—
Accrued liabilities	7,848	3,968
Due to related party	41	—
Convertible notes payable
Convertible debt payable (including loans and notes payable to a related party of $4,127 and $25,056 as of September 30, 2025 and December 31, 2024, respectively)	4,281	45,921
Promissory notes (including notes payable to related parties of $878 and $850 as of September 30, 2025 and December 31, 2024, respectively)	1,045	910
PPP loan	1,386	1,376
Total current liabilities	23,540	57,129
Warrant liabilities at fair value	311	—
Loans payable - related party at fair value	14,359	—
Total liabilities	38,210	57,129
Commitments and contingencies (Note 7)
Convertible Preferred Stock:
Series A convertible preferred stock: $0.0001 par value – 0 shares authorized, issued and outstanding at September 30, 2025 and 4,350,314 shares authorized, issued and outstanding at December 31, 2024, (Liquidation preference $5,307 at December 31, 2024)	—	5,231
Series B convertible preferred stock: $0.0001 par value – 0 shares authorized, issued and outstanding at September 30, 2025, and 5,293,175 shares authorized, issued and outstanding at December 31, 2024, (Liquidation preference $13,815 at December 31, 2024)	—	13,701
Series C/C-1 convertible preferred stock: $0.0001 par value – 0 shares authorized, issued and outstanding at September 30, 2025, and 8,220,445 shares authorized issued and outstanding at December 31, 2024, (Liquidation preference $45,062 at December 31, 2024)	—	46,217
Total convertible preferred stock	—	65,149
Stockholders’ deficit:
Undesignated preferred stock: $0.0001 par value – 1,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2025, and December 31, 2024	—	—
Common stock: $0.0001 par value – 600,000,000 authorized shares at September 30, 2025 and December 31, 2024, and 556,416 and 25,844 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—

Additional paid-in-capital	118,254	5,753
Accumulated deficit	(152,214)	(124,958)
Total stockholders’ deficit	(33,960)	(119,205)
Total liabilities and stockholders’ deficit	4,250	3,073

The accompanying notes are an integral part of these condensed consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Government grant revenue	$-	$75	$-	$100
Operating expenses:
Research and development	722	411	1,549	1,349
General and administrative	20,987	767	22,587	2,169
Total operating expenses	21,709	1,178	24,136	3,518
Loss from operations	(21,709)	(1,103)	(24,136)	(3,418)
Other income (expense)
Gain (loss) on change in the fair value of related party convertible debt	258	(320)	(52)	(427)
Gain on the change in fair value of warrant liabilities	884	—	884	—
Loss on the change in fair value of digital assets	(28)	—	(28)	—
Interest expense (including related parties amounts of $97 and $575 for the three months ended September 30, 2025 and September 30, 2024, and $1,326 and $1,774 for the nine months ended September 30, 2025 and September 30, 2024, respectively)	(169)	(1,073)	(2,496)	(3,138)
Financing costs	(1,443)	—	(1,443)	—
Other income (expense)	15	(1)	15	5
Total other expense, net	(483)	(1,394)	(3,120)	(3,560)
Net loss and comprehensive loss	(22,192)	(2,497)	(27,256)	(6,978)

Net loss per share, basic and diluted	$(52.45)	$(96.62)	$(171.70)	$(270.00)
Weighted-average common shares outstanding, basic and diluted	423,081	25,844	158,744	25,844

(1)	$49 thousand and $145 thousand of interest was reclassified from interest expense into gain (loss) on change in the fair value of related party convertible debt for the three and nine months ended September 30, 2024, respectively. This reclassification has no impact on total other income (expense) or net loss and comprehensive net loss.

The accompanying notes are an integral part of these condensed consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C/C-1 Convertible Preferred Stock		Common Stock (1)		Additional paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	Deficit
Balance at January 1, 2025 (1)	4,350,314	5,231	5,293,175	13,701	8,220,445	46,217	25,844	—	5,753	(124,958)	(119,205)
Stock-based compensation expense	—	—	—	—	—	—	—	—	5	—	5
Net loss	—	—	—	—	—	—	—	—	—	(2,716)	(2,716)
Balance at March 31, 2025	4,350,314	5,231	5,293,175	13,701	8,220,445	46,217	25,844	—	5,758	(127,674)	(121,916)
Stock-based compensation expense	—	—	—	—	—	—	—	—	82	—	82
Net loss	—	—	—	—	—	—	—	—	—	(2,348)	(2,348)
Balance at June 30, 2025	4,350,314	5,231	5,293,175	13,701	8,220,445	46,217	25,844	—	5,840	(130,022)	(124,182)
Conversion of preferred stock into common stock	(4,350,314)	(5,231)	(5,293,175)	(13,701)	(8,220,445)	(46,217)	82,377	—	65,149	—	65,149
Common stock issued to employees	—	—	—	—	—	—	6,363	—	428	—	428
Stock-based compensation expense	—	—	—	—	—	—	—	—	189	—	189
Conversion of debt to common shares in connection with the merger	—	—	—	—	—	—	197,099	—	46,891	—	46,891
Issuance of common stock to Northview stockholders as a result of the merger	—	—	—	—	—	—	86,431	—	(12,346)	—	(12,346)
Issuance of inducement shares to related party in connection with the merger	—	—	—	—	—	—	38,691	—	7,254	—	7,255
Issuance in shares in connection with exercise of ELOC	—	—	—	—	—	—	107,611	—	3,537	—	3,537
Issuance of warrants in connection with exercise of ELOC Warrants	—	—	—	—	—	—	—	—	982	—	982
Issuance in shares in connection with exercise of ELOC Warrants	—	—	—	—	—	—	12,000	—	—	—	—
Issuance of warrants to financial advisor in connection with the merger	—	—	—	—	—	—	—	—	330	—	330
Net loss	—	—	—	—	—	—	—	—	—	(22,192)	(22,192)
Balance at September 30, 2025	—	—	—	—	—	—	556,416	—	118,254	(152,214)	(33,960)

(1)	Retroactively restated for the Reverse Stock Split as described in Note 2 and the reverse recapitalization as described in Note 3.

The accompanying notes are an integral part of these condensed consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C/C-1 Convertible Preferred Stock		Common Stock (1)		Additional paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	Deficit
Balance at January 1, 2024	4,350,314	5,231	5,293,175	13,701	8,220,445	46,217	25,844	—	5,732	(115,728)	(109,996)
Stock-based compensation expense	—	—	—	—	—	—	—	—	5	—	5
Net loss	—	—	—	—	—	—	—	—	—	(2,071)	(2,071)
Balance at March 31, 2024	4,350,314	5,231	5,293,175	13,701	8,220,445	46,217	25,844	—	5,737	(117,799)	(112,062)
Stock-based compensation expense	—	—	—	—	—	—	—	—	6	—	6
Net loss	—	—	—	—	—	—	—	—	—	(2,410)	(2,410)
Balance at June 30, 2024	4,350,314	5,231	5,293,175	13,701	8,220,445	46,217	25,844	—	5,743	(120,209)	(114,466)
Stock-based compensation expense	—	—	—	—	—	—	—	—	5	—	5
Net loss	—	—	—	—	—	—	—	—	—	(2,497)	(2,497)
Balance at September 30, 2024	4,350,314	5,231	5,293,175	13,701	8,220,445	46,217	25,844	—	5,748	(122,706)	(116,958)

(1)	Retroactively restated for the Reverse Stock Split as described in Note 2 and the reverse recapitalization as described in Note 3.

The accompanying notes are an integral part of these condensed consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	For the nine months ended,
	2025	2024
Cash flows from operating activities
Net loss	(27,256)	(6,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	2,496	3,138
Gain (loss) on change in fair value of related party convertible debt	(198)	427
Noncash issuance of inducement shares in connection with the merger	7,584	2
Noncash issuance of warrants associated with ELOC costs	982	—
Stock-based compensation expenses	704	16
Gain on change in fair value of warrant liabilities	(884)	—
Loss on change in fair value of digital assets	28
Changes in assets and liabilities:
Other receivables	—	45
Prepaid expenses and other current assets	(118)	97
Other non-current assets	1	(346)
Accounts payable	3,197	690
Accrued liabilities	2,345	1,081
Net cash used in operating activities	(11,119)	(1,828)

Cash flows from investing activities
Purchase of digital assets	(1,000)	—
Net cash used in investing activities	(1,000)	—

Cash flows from financing activities
Proceeds from issuance of notes	1,450	2,110
Proceeds from ELOC	3,537	—
Proceeds from issuance of loans payable	11,000	—
Proceeds from issuance of convertible loan		16
Net cash received from the reverse recapitalization	2	—
Repayment of convertible notes	(1,052)	(150)
Payment of deferred offering costs	—	(150)
Net cash provided by financing activities	14,937	1,826

Net increase (decrease) in cash	2,818	(2)
Cash at the beginning of the period	191	142
Cash at the end of the period	3,009	140

Supplemental disclosures of non-cash investing and financing information:
Assumption of net liabilities of Northview	12,346	—
Issuance in shares in connection with convertible note	7,254	—
Increase (decrease) in unpaid deferred offering costs	—	(32)
Issuance in shares in connection with ELOC transaction costs	3,537	—
Issuance of warrants in connection with ELOC costs	982
Issuance in shares in connection with non-recourse note to employees	428	—
Conversion of preferred stock into common stock	65,149	—
Issuance of HCW warrants in lieu of cash payment	330	—
Conversion of debt to equity	46,891	—

Supplemental disclosure of cash flow information:
Cash paid for interest	250	—
Cash paid for taxes	13	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

PROFUSA, INC. AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Organization, Description of Business, Going Concern and Significant Risks and Uncertainties

Description of Business

Profusa, Inc. (the “Company”) was incorporated in the state of California on May 11, 2009. The Company is engaged in the development of a new generation of biointegrated sensors that potentially empowers the individual with the ability to monitor their unique body chemistry.

The Company’s technology enables the development of bioengineered sensors that are designed to become one with the body to detect and continuously transmit actionable, clinical-grade data for personal and medical use. The Company’s first offering in the European Union, the Lumee™ Oxygen Platform, is designed to report reliable tissue oxygen levels at various regions of interest, both acutely and long-term. The Lumee™ Oxygen Platform has been designed for use in applications where monitoring of compromised tissue is beneficial, such as peripheral artery disease that results in narrowing of blood vessels and reduced blood flow to the lower limbs; chronic wounds (diabetic ulcers, pressure sores) that do not heal properly; and reconstructive surgery.

The Company’s research and development efforts are primarily focused on its Lumee™ Glucose Platform which is a system designed to monitor glucose levels in interstitial fluid, continuously and long-term. A tiny, biocompatible gel injected under the skin acts as a continuous glucose monitor (“CGM”) for several months. The ability of Lumee™ Glucose to provide continuous glucose monitoring with only an initial single injection, is an attractive alternative for people with diabetes to manage their disease without the need for frequent finger sticks required by standard glucometers, or the need for weekly sensor replacement as required by current short-term needle-type CGMs.

On July 11, 2025 (the “Closing Date”), NorthView Acquisition Corporation (“Northview”), consummated its previously announced business combination (the “Business Combination”) with Profusa, Inc., a California corporation (“Legacy Profusa”), pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of November 7, 2022 (as the same has been amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), between Northview, Legacy Profusa, and NV Profusa Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Northview (“Merger Sub” and, collectively, the “Parties”). The consummation of the Business Combination involved the merger (the “Merger”) of Merger Sub with and into Legacy Profusa, pursuant to which, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the separate corporate existence of Merger Sub ceased, with Legacy Profusa as the surviving corporation becoming a wholly-owned subsidiary of Northview, pursuant to the terms of the Merger Agreement. As a result of the Business Combination, Northview owns 100% of the outstanding common stock of Legacy Profusa. In connection with the closing of the Business Combination, Northview changed its name from “NorthView Acquisition Corporation” to “Profusa, Inc.”

Going Concern

The Company has incurred significant net operating losses from operations. As of September 30, 2025, the Company has a working capital deficit of approximately $(19.3) million. For the nine months ended September 30, 2025, the Company incurred a net loss of approximately $(27.3) million and used approximately $(11.1) million of cash in operating activities. Management expects to continue to incur additional substantial losses in the foreseeable future as a result of research and development activities. The Company has been able to finance its operations primarily with the proceeds from the issuance of equity and debt instruments and to a lesser extent, revenues from government grants. Additional funds may be necessary to maintain current operations and will be required for successful product commercialization efforts.

The Company’s condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reviewed the relevant conditions and events surrounding its ability to continue as a going concern including among others: historical losses, projected future results, increased tariffs, cash requirements for the upcoming year, funding capacity, net working capital deficit, and future access to capital.

On February 11, 2025, NorthView executed a Securities Purchase Agreement (the “PIPE Subscription Agreement”) with Ascent Partners Fund LLC (“Ascent” or together with any party who may become party to the PIPE Subscription Agreement, the “PIPE Investors”).

On July 11, 2025, the Company consummated the Business Combination. At the Closing and pursuant to the PIPE Subscription Agreement, Profusa issued a PIPE Convertible Note in the principal amount of $10,000,000 (the “Initial Note”) for a purchase price of $9,000,000, reflecting a 10% Original Issuance Discount (“OID”). Management believes this liquidity is not sufficient to alleviate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the condensed consolidated financial statements are issued.

On July 28, 2025, the Company entered into the Equity Line of Credit (“ELOC”) Securities Purchase Agreement (the “ELOC Purchase Agreement”) and the ELOC Registration Rights Agreement (the “ELOC Registration Rights Agreement”) with Ascent (the “Committed Equity Facility”). Upon the terms and subject to the satisfaction of the conditions contained in the PIPE Subscription Agreement, from and after the effective date, the Company will have the right, in its sole discretion, to sell to Ascent up to $100,000,000 of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), subject to certain limitations set forth in the ELOC Purchase Agreement, from time to time during the term of the ELOC Purchase Agreement. Sales of Common Stock by the Company to Ascent under the ELOC Purchase Agreement, and the timing of any such sales, are solely at the Company’s option, and the Company is under no obligation to sell any securities to Ascent under the ELOC Purchase Agreement. As of September 30, 2025, approximately $3.5 million in shares of its Common Stock was sold pursuant to the ELOC Purchase Agreement. The Company has entered into this strategic Committed Equity Facility in order to continue to fund operating cash flows.

On September 30, 2025, the Company met the requirements for the second tranche of the PIPE Subscription Agreement and Ascent purchased Convertible Notes in the aggregate principal amount of $2,222,222 for a purchase price of $2,000,000 (reflecting a 10% OID) (“Second Purchase”).

In accordance with the Company’s Bitcoin treasury strategy, the Company purchased 8.53 coins as of September 30, 2025, for a value of $1.0 million. The Company has a buy-and hold investment strategy; however, this investment additionally may act as a source of liquidity for the Company’s operating cash flow requirements as needed.

The Company is currently working towards meeting regulatory requirements in Europe in order to commercialize the Lumee Oxygen reader in order to generate revenues in early 2026. In addition to management’s focus on commercialization, additional financing is available through the sale of Common Stock and executing tranches three and four of the PIPE Subscription Agreement which would provide an aggregate of up to an additional $10.0 million in cash for operating expenses to further the product research and development.

Subsequent to the Closing, there continue to be factors which raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the condensed consolidated financial statements are issued. The condensed consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

On September 11, 2025, Profusa, Inc. (the “Company”) received a notice (the “MVLS Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon its review of the market value of listed securities (“MVLS”) of the Company’s Common Stock, from July 29, 2025 to September 10, 2025, the Company no longer meets Nasdaq Listing Rule 5450(b)(2)(A), which requires companies listed on the Nasdaq Global Market to maintain a minimum MVLS of $50,000,000. The Company has been provided a compliance period of 180 calendar days, or until March 10, 2026, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A). If at any time during this compliance period, the Common Stock’s MVLS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and this matter will be closed, provided, however that Nasdaq may, in its discretion, require the Company to maintain the minimum MVLS for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

In the event the Company does not regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) prior to the expiration of the compliance period, the Company will receive written notification that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel. The Company is monitoring the MVLS of its listed securities and is considering available options to regain compliance with Nasdaq’s continued listing standards. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) or maintain compliance with other applicable Nasdaq listing requirements.

On September 11, 2025, the Company received a second notice (the “Bid Price Notice”, and together with the MVLS Notice, the “Notices”) from Nasdaq notifying the Company that, based upon its review of the closing bid price of the Common Stock, from July 29, 2025 to September 10, 2025, the Company no longer meets Nasdaq Listing Rule 5450(a)(1), which requires companies listed on the Nasdaq Global Market to maintain a minimum bid price of $1.00 per share. The Company has been provided a compliance period of 180 calendar days, or until March 10, 2026, to regain compliance with Nasdaq Listing Rule 5450(a)(1). If at any time during this compliance period, the Common Stock has a closing bid price bid price of at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and this matter will be closed, provided, however that Nasdaq may, in its discretion, require the Company to maintain the minimum bid price for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

In the event the Company does not regain compliance with Nasdaq Listing Rule 5450(a)(1) prior to the expiration of the compliance period, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided, among other things, the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Global Market, other than the minimum bid price requirement, and notifies Nasdaq of its intent to cure the deficiency. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. The Company is monitoring the minimum bid price of its listed securities and is considering available options to regain compliance with Nasdaq’s continued listing standards. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(a)(1) or maintain compliance with other applicable Nasdaq listing requirements.

Significant Risks and Uncertainties

The Company operates in a dynamic and highly competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; results of clinical trials; regulatory approval and market acceptance of the Company’s products; development of sales channels; certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory, or other factors; and the Company’s ability to attract and retain employees necessary to support its growth.

Products developed by the Company require approvals from the U.S. Food and Drug Administration (“FDA”) or other international regulatory agencies prior to commercial sales. There can be no assurance that the products will receive the necessary approvals. If the Company is denied approval, approval is delayed or the Company is unable to maintain approval, it could have a materially adverse impact on the Company.

The Company has expended and will continue to expend substantial funds to complete the research, development and clinical testing of product candidates. The Company also will be required to expend additional funds to establish commercial-scale manufacturing arrangements and to provide for the marketing and distribution of products that receive regulatory approval. As of September 30, 2025, the Company may be required to seek additional equity or debt financing to commercialize its products. If adequate funds are unavailable on a timely basis from operations or additional sources of financing, the Company may have to delay, reduce the scope of or eliminate one or more of its research or development programs which would materially and adversely affect its business, financial condition and results of operations.

Inflation, Monetary Response, and Economic Impacts

The world economy is experiencing stubbornly high inflation, a challenge not faced for decades. Following the global financial crisis, with inflationary pressures muted, interest rates were extremely low for years and investors became accustomed to low volatility. The resulting easing of financial conditions supported economic growth, but it also contributed to a buildup of financial vulnerabilities. With inflation at multi-decade highs, monetary authorities in advanced economies are accelerating the pace of policy normalization. Policymakers have continued to tighten policy against a backdrop of rising inflation and currency pressures, albeit with notable differences across regions. Global financial conditions have tightened notably this year, leading to capital outflows. Amid heightened economic and geopolitical uncertainties, investors have aggressively pulled back from risk-taking and adjusted their investment preferences generally. Key gauges of systemic risk, such as higher dollar funding costs and counterparty credit spreads, have risen. There is a risk of a disorderly tightening of financial conditions that may be amplified by vulnerabilities built over the years.

In addition, our business, growth, financial condition or results of operations could be materially adversely affected by instability or changes in a country’s or region’s economic conditions; inflation; changes in laws or regulations or in the interpretation of existing laws or regulations, whether caused by a change in government or otherwise; increased difficulty of conducting business in a country or region due to actual or potential political or military conflict; or action by the U.S. or foreign governments that may restrict our ability to transact business in a foreign country or with certain foreign individuals or entities. A possible slowdown in global trade caused by increasing tariffs or other restrictions could decrease consumer or corporate confidence and reduce consumer, government and corporate spending in countries inside or outside the U.S., which could adversely affect our operations. Climate-related events, including extreme weather events and natural disasters and their effect on critical infrastructure in the U.S. or internationally, could have similar adverse effects on our operations, users, or third-party suppliers.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Reverse Stock Split

On February 9, 2026, the Company effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the common stock or the authorized number of shares of common stock. All share and per share information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented.

Unaudited Interim Financial Information

The interim unaudited condensed consolidated financial statements have been prepared on the same basis as the annual audited consolidated financial statements and in accordance with the rules and regulations of the SEC. In the opinion of management, the interim unaudited financial statements reflect all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of September 30, 2025, the results of its operations and changes to stockholders’ equity for the three and nine months ended September 30, 2025 and 2024, and its cash flows for the nine months ended September 30, 2025 and 2024. The results for the three and nine months ended September 30, 2025, are not necessarily indicative of results to be expected for the year ending December 31, 2025, or any other interim periods, or any future year or period. All amounts included herein have been rounded except where otherwise stated. As figures are rounded, numbers presented throughout this document may not add up precisely to the totals we provide and percentages may not precisely reflect the absolute figures. Certain disclosures have been consolidated or omitted from the unaudited interim condensed consolidated financial statements.

The accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related disclosures as of December 31, 2024 and for the year then ended as found in the Form S-4/A filed by the Company with the SEC on April 3, 2025, as further amended.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses in the condensed consolidated financial statements and accompanying notes. The Company’s management regularly assesses these estimates, including those related to accrued liabilities, valuation of the convertible debt, and senior notes, warrants, milestone based earn-outs, valuation allowance for deferred tax assets, and valuation of stock-based awards. Actual results could differ from these estimates, and such differences could be material to the Company’s financial position and results of operations.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and other receivables. Substantially all of the Company’s cash is held by one financial institution. Such deposits may, at times, exceed federally insured limits. The Company has not experienced any losses on its cash.

Cash

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2025 and 2024, cash consisted of cash on deposit with a bank denominated in U.S. dollars.

Digital assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time. Changes in fair value are recognized in Gain (loss) on fair value of digital assets, in Operating income (loss) on the Statement of Operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item, Gains (loss) on fair value of digital assets.

The Company holds all digital assets with BitGo for custodial services, who were selected based on various factors, including their financial strength and industry reputation. Custodian risk refers to the potential loss, theft, or misappropriation of the Company’s digital assets due to operational failures, cybersecurity breaches, or financial difficulties experienced by these third parties. Although the Company periodically monitors the financial health, insurance coverage, and security measures of its custodians, reliance on such third parties inherently exposes the Company to risks that it cannot fully mitigate.

Deferred Offering Costs

Specific incremental costs, consisting of legal, accounting and other fees and costs, directly attributable to a proposed or actual offering of securities are deferred and charged against the gross proceeds of the offering. In the event of a significant delay or cancellation of a planned offering of securities, all of the costs are expensed. Offering costs capitalized as of September 30, 2025 and December 31, 2024 were $0 million and $2.8 million, respectively. During the three and nine months ended September 30, 2025, the Company charged $0.3 million against proceeds of the offering in additional paid-in capital and expensed approximately $15 million to general and administrative expenses in the statement of operations, which includes $2.4 million charged against the Business Combination transaction costs. The $0.3 million of deferred offering costs was deducted from the gross proceeds of the share issuance and is presented as a separate line item in the table below, reducing additional paid-in capital in the statement of changes in stockholders’ deficit.

Deferred Offering Costs
Balance as of December 31, 2024	$2,757
Charged against additional paid-in capital	(283)
Charged against transaction costs	(2,474)
Balance as of September 30, 2025	$—

ELOC

On July 28, 2025, the Company entered into the ELOC Purchase Agreement and the ELOC Registration Rights Agreement with Ascent. Upon the terms and subject to the satisfaction of the conditions contained in the ELOC Purchase Agreement, from and after the Effective Date, the Company will have the right, in its sole discretion, to sell to Ascent up to $100,000,000 of shares of its Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement, from time to time during the term of the ELOC Purchase Agreement. The ELOC is accounted for in accordance with US GAAP accounting for standby equity purchase agreements (“SEPA”) which are accounted for as an asset or liability pitot to the settlement of shares in equity and is not considered indexed to the Company’s stock under step 2 in ASC 815-40-15-7 and therefore liability classified.

As consideration for Ascent’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the ELOC Purchase Agreement, upon our execution of the term sheet relating to the ELOC Purchase Agreement, the Company issued Ascent warrants (the “Commitment Warrants”) to purchase up to 12,000 shares of Company Common Stock, as adjusted for the Reverse Stock Split (the “Commitment Warrant Shares”). Warrants are recorded at their fair value on grant date which was $0.9 million and were expensed to financing fees in accordance with US GAAP accounting for standby equity purchase agreements (“SEPA”).

Issuance fees such as warrant costs associated to a SEPA or ELOC are expensed upfront. The associated equity classified warrants were not remeasured after initial issuance. In the instance of liability classified warrants, the Company revalues the warrants in subsequent periods with the change in fair value recorded in earnings.

When the Company draws on the ELOC and issues shares, it recognizes the proceeds in equity. The amount recorded is based on the fair value of the cash received. The Company records ELOC transactions based on the actual cash received for each draw, as this is clearly measurable and traceable.

Merger with Northview Acquisition Company

The Company accounted for the merger with Northview as a reverse recapitalization. A reverse recapitalization occurs when the legal acquirer (the public shell company) issues shares to the shareholders of the legal acquiree (the operating company), and the operating company’s shareholders obtain control of the combined entity. Because the public shell company does not meet the definition of a business under ASC 805, the transaction is not accounted for as a business combination. Instead, the transaction is accounted for as a capital transaction; that is, as a recapitalization of the operating company.

The historical financial statements are those of Legacy Profusa. The September 30, 2025 financial statements are those of Profusa Inc., with the assets and liabilities of Northview recognized at fair value as of the acquisition date. The equity structure, including the number and type of shares issued and outstanding reflects that of Legacy Profusa, and includes the equity instruments issued to effect the merger.

Any contingent consideration is measured at fair value at the acquisition date. For contingent consideration that does not meet all the criteria for equity classification, such contingent consideration is required to be recorded at its initial fair value at the acquisition date, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified contingent consideration are recognized on the condensed consolidated statements of operations in the period of change.

Accrued Liabilities

The Company recognizes accrued liabilities for expenses that have been incurred but not yet paid as of the reporting date. Accruals are recorded when (i) an obligation has been incurred, (ii) the amount is reasonably estimable, and (iii) the related goods or services have been received. Accrued liabilities primarily consist of compensation-related expenses (including salaries, bonuses, payroll taxes and benefits), professional fees, interest expense, operating costs, and other incurred but unpaid obligations.

Management evaluates all known and estimated obligations at each reporting period and updates accruals based on the best available information. Accrued liabilities are classified as current when the Company expects to settle the obligation within one year. Changes in estimates are recognized in the period in which such changes become known.

Due to Related Parties

Amounts due to related parties represent liabilities arising from transactions with entities or individuals that meet the definition of a related party under ASC 850, Related Party Disclosures. Such balances generally consist of short-term, non-interest-bearing payables for advances, expense reimbursements, shared services, or other operating costs incurred on behalf of the Company. These amounts are recorded at their carrying value, which approximates fair value due to their short-term nature.

The Company recognizes related party payables when the underlying transaction has occurred, and the amount is fixed or determinable. Settlements of related party balances typically occur in cash; however, amounts may also be settled through offsets or other non-cash arrangements when appropriate.

Management evaluates related party balances each reporting period to ensure proper classification, measurement, and disclosure. Amounts expected to be repaid within one year are classified as current liabilities. All related party transactions are conducted on terms the Company believes approximate those that would be obtained in arm’s-length transactions; however, because such arrangements are with related parties, the terms may differ from those obtainable from unrelated third parties.

Fair Value of Financial Instruments

The Company’s financial instruments consist of other receivables, accounts payable, warrant liabilities, earnout, promissory notes, convertible promissory notes and senior notes. The Company states accounts payable at their carrying value, which approximates fair value due to the short time to the expected receipt or payment. See Note 4 Fair Value Measurements for instruments valued under Level 2 or Level 3.

Earnout Arrangements

In connection with the Business Combination, the Company entered into earnout arrangements that provide for the issuance of additional shares of the Company’s Common Stock to certain pre-Business Combination holders upon the achievement of specified post-closing share-price or operational milestones. The earnout agreement allows for settlement in shares of the company and does not allow for settlement in cash or other assets.

The Company evaluates earnout arrangements in a de-SPAC transaction as a reverse recapitalization which is a capital transaction, under U.S. GAAP. The transaction was accounted for in line with SEC guidance (FRM Topic 12) and interpretations of ASC 805, Business Combinations, and the classification guidance under ASC 480, Distinguishing Liabilities from Equity. If the earnout arrangement does not require liability classification under ASC 480, it is then evaluated under the indexation guidance ASC 815-40-15, and the equity classification guidance ASC 815-40-25, to determine whether it should be classified as a liability or equity. All Milestones (Milestone I, II, III, and IV) do not require the liability classification under ASC 480, therefore the Company will proceed to assess under indexation guidance and equity classification guidance.

Earnout agreements have specific indexation requirements (ASC 815-40) to be considered indexed to the entity’s own stock, and meet the equity classification requirements. Earnout agreements are considered indexed to the entity’s own stock when the earnout meets both of the following: (i) The earnout is based solely on inputs that are observable market data or inputs that are not observable but are consistent with the entity’s own stock (e.g., stock price, strike price, number of shares), and (ii) The earnout does not contain provisions that could require settlement in a way that is not consistent with equity classification. These steps are satisfied for Milestones I & II, the earnout may be considered indexed to the entity’s own stock. Milestone III does not meet the indexation guidance as it is based on an event occurring to achieve $6 million in, which is not a market data or input. The Milestone IV Earnout does meet the scope exception ASC 815-10-15-59(d) from derivative accounting since payments under these milestones are based on revenue amounts. Financial instruments such as these meet the “own equity” scope exception in ASC 815-10-15-74(a), and the financial instrument would be classified as equity with no subsequent remeasurement (unless the earnout is modified). Milestone III does not meet this “own equity” scope exception and is thus liability classified, valued on the Closing Date with subsequent changes in the valuation adjusted through earnings.

The Company’s earnout Milestones I, II, and IV meet the equity classification criteria under ASC 815-40. As there is no obligation to net cash settle, there is a fixed quantity of shares, settlement is exclusively made in shares, and there are no downside protections or leverage features that protect the holder from a decline in price. As these conditions were all met, the earnout is considered both indexed to the entity’s own stock (or within the scope exception), and meet the equity classification requirements. These earnouts were fair valued on the Closing Date and will not be remeasured. Similarly, Milestone III was fair valued on the Closing Date and was determined to have a $0 value due to the current probability input of the event occurring being 0%. Additionally, this Milestone III was revalued as of September 30, 2025 and continues to have a current probability of 0% and no value was associated with the milestone. On the Closing Date, Milestones I and II had a value of $1.7 million, while Milestone IV had a value of $0 as this was also deemed improbable of occurring. Milestone III does not meet the indexed guidance as it is based on an event occurring to achieve $6 million in, which is not a market data or input. The Milestone IV Earnout does meet the scope exception ASC 815-10-15-59(d) from derivative accounting since payments under these milestones are based on revenue amounts.

Warrants

The Company reviews the terms of warrants to purchase its Common Stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification. Legal costs incurred in connection with the issuance of equity-classified warrants are capitalized as a reduction to Additional Paid-In Capital if the warrants are issued in conjunction with an equity financing or equity-linked arrangement, and expensed immediately only if the costs are not directly attributable to the issuance.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the condensed consolidated statements of operations. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value. Legal and professional fees incurred in connection with the issuance of liability-classified warrants, including those failing equity classification under ASC 815-40 are expensed immediately to the income statement as incurred.

Income Taxes

The Company has established deferred income tax assets and liabilities for temporary differences between the financial reporting bases and the income tax bases of its assets and liabilities at enacted tax rates expected to be in effect when such assets or liabilities are realized or settled pursuant to the provisions of ASC Topic 740, “Income Taxes,” which prescribes a comprehensive model for the financial statement recognition, measurement, classification and disclosure of uncertain tax positions. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company has not recorded any unrecognized tax benefits as of September 30, 2025 and December 31, 2024.

The Company has no tax provision for the nine months ended September 30, 2025 and 2024, due to the net losses and full valuation allowance against net deferred tax assets. Additionally, the Company does not earn a material amount of revenue or interest as of the date of these financial statements requiring a tax provision.

Excise tax payable

The Inflation Reduction Act of 2022, enacted in August 2022, imposed a 1% non-deductible excise tax on net repurchases of shares by domestic corporations whose stock is traded on an established securities market.

Recent Accounting Standards

From time to time, new accounting standards are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. During the nine months ended September 30, 2025 and through the date of issuance of these condensed consolidated financial statements, there have been no new, or existing, recently issued accounting pronouncements that are of significance, or potential significance, that impact the Company’s condensed consolidated financial statements.

Recently issued accounting standards not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which focuses on the rate reconciliation and income taxes paid. ASU No. 2023-09 requires a public business entity (PBE) to disclose, on an annual basis, a tabular rate reconciliation using both percentages and currency amounts, broken out into specified categories with certain reconciling items further broken out by nature and jurisdiction to the extent those items exceed a specified threshold. In addition, all entities are required to disclose income taxes paid, net of refunds received disaggregated by federal, state/local, and foreign and by jurisdiction if the amount is at least 5% of total income tax payments, net of refunds received. This pronouncement is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. Upon adoption, the Company will be required to disclose additional specified categories in the rate reconciliation in both percentage and dollar amounts. The standard, which is effective for the Company’s fiscal year ended December 31, 2025 is expected to be applied prospectively and will improve disclosures to include a more granular presentation of income taxes. The Company does not expect the adoption of ASU 2023-09 to have a material effect on our consolidated financial statements taken as a whole

In November 2024, the FASB issued ASU No. 2024-03 (“ASU 2024-03”), Disaggregation of Income Statement Expenses (“DISE”). ASU 2024-03 requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. As revised by ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures, the provisions of ASU 2024-03 are effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. With the exception of expanding disclosures to include more granular income statement expense categories, the Company does not expect the adoption of ASU 2024-03 to have a material effect on our consolidated financial statements taken as a whole.

Note 3 — Recapitalization

On July 11, 2025, the Company consummated the Business Combination. The consummation of the Business Combination involved the merger (the “Merger”) of Merger Sub with and into Legacy Profusa, pursuant to which, at the Closing, the separate corporate existence of Merger Sub ceased, with Legacy Profusa as the surviving corporation becoming a wholly-owned subsidiary of the Company. As a result of the Business Combination, the Company owns 100% of the outstanding Common Stock of Legacy Profusa. In connection with the closing of the Business Combination, the Company changed its name from “NorthView Acquisition Corporation” to “Profusa, Inc.”

More specifically, and as described in greater detail below, at the Effective Time of the Merger:

●	each share of issued and outstanding Legacy Profusa Common Stock, including shares converted from convertible debt and convertible Preferred Stock, was converted into a number of shares of Company Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement) that reflects an equity valuation of Legacy Profusa of $155,000,000 (as adjusted for the Incentive Equity Value, the Private Placement Value and the Aggregate Company Incentive Amount (as such terms are defined in the Merger Agreement)), divided by an assumed value of Company Common Stock of $750.00 per share, after giving effect for the Reverse Stock Split.

●	each option to purchase Legacy Profusa Common Stock was converted into an option to purchase Company Common Stock based on the Exchange Ratio, and

●	each warrant to purchase Legacy Profusa Common Stock was converted into a warrant to purchase Company Common Stock based on the Warrant Ratio (as defined in the Merger Agreement).

PIPE Transaction

On February 11, 2025, the Company executed a Securities Purchase Agreement (the “PIPE Subscription Agreement”) with Ascent Partners Fund LLC (“Ascent”, and together with any additional investors who become parties to the PIPE Subscription Agreement, the “PIPE Investors”). Pursuant to the PIPE Subscription Agreement, the PIPE Investors are expected, subject to the conditions relating to such purchase set forth in the PIPE Subscription Agreement, to purchase from NorthView senior secured convertible notes in an aggregate principal amount of up to $22,222,222 (the “PIPE Convertible Notes”) for a purchase price of up to $20,000,000, after 10% OID.

At the Closing and pursuant to the PIPE Subscription Agreement, the Company issued a PIPE Convertible Note in the principal amount of $10,000,000 (the “Initial Note”), reflecting a 10% OID. The Initial Note matures on the date that is 18-months from Closing (the “Maturity Date”) and is convertible at any time at the holder’s option at the lower of $750, as adjusted for the Reverse Stock Split, or 95% of the lowest daily volume-weighted average price per share (“VWAP”) of Company Common Stock in the 10 trading days prior to the original issue date for each PIPE Convertible and shall be adjusted, without limitation, based on down-round and most-favored nation (MFN) price and terms protections (the “Conversion Price”).

The outstanding principal balance of the Profusa senior convertible promissory notes and all accrued but unpaid interest converted into Legacy Profusa Common Stock was exchanged for 55,612 shares of Company Common Stock, on an as converted price of $25.50 per share, as adjusted for the Reverse Stock Split. The Exchange Ratio and the Company Reference Share Value (as defined in the Merger Agreement) were $70.50 and $705.00, respectively.

The outstanding principal balance of the Profusa senior secured convertible promissory notes and all accrued but unpaid interest converted into Legacy Profusa Common Stock was exchanged for 73,896 shares of Company Common Stock, on an as converted price of $37.50 per share, as adjusted for the Reverse Stock Split.

Upon Closing, the former holders of Legacy Profusa’s Common Stock, senior convertible notes, junior convertible notes and vested in-the-money options (the “Participating Securityholders”) received certain rights, under which in the future the Company may issue to the Participating Securityholders an aggregate of 51,666 shares of Company Common Stock (the “Milestone Earnout Shares”) during the respective earnout periods in equal quarterly installments upon achievement of the following four Milestone Events. All milestones below have been adjusted for the Reverse Stock Split:

●	Milestone I Earnout Rights: share price of Company Common Stock is equal to or greater than $937.50 for any 20 trading days during any 30 days trading period or consummation of a Subsequent Transaction (as defined in the Merger Agreement) where the stockholders of Profusa will receive a consideration of at least $937.50 for each share of Company Common Stock (“Milestone Event I”). The Milestone I period will commence on the 18-month anniversary and end on the two-year anniversary of the Closing Date (“Milestone Event I Period”);

●	Milestone II Earnout Rights: share price of Company Common Stock is equal to or greater than $1,087.50 for any 20 trading days during any 30 days trading period or consummation of a Subsequent Transaction where the stockholders of Profusa will receive a consideration of at least $1,087.50 for each share of Company Common Stock (“Milestone Event II”). The Milestone II period will commence on the 360-day anniversary and end on the two-year anniversary of the Closing Date (“Milestone Event II Period”); provided that such 30 days trading period does not overlap with the 30 days trading period used to satisfy the requirements of Milestone Event I; provided, further, that in the event that such 30 days trading period could satisfy either Milestone Event I or Milestone Event II, then Milestone Event II shall be deemed to be satisfied first;

●	Milestone III Earnout Rights: the closing of the APAC Joint Venture, as described below in this prospectus, and the Companies receipt of the related $6 million funding, during the fiscal year ended December 31, 2025 (“Milestone Event III”);

●	Milestone IV Earnout Rights: achievement of revenue of $11,864,000 for the fiscal year ended December 31, 2026 (“Milestone Event IV,” and, together with Milestone Event I, Milestone Event II and Milestone Event III, the “Milestone Events”). Milestone I Earnout Rights, Milestone II Earnout Rights, Milestone III Earnout Rights and Milestone IV Earnout Rights are further referred to collectively as “Milestone Earnout Rights”.

In the event that the above milestones are achieved, this will dilute the ownership interests of existing shareholders.

Reverse recapitalization

The Business Combination was accounted for as a reverse recapitalization in accordance with US GAAP. Accordingly, Legacy Profusa was deemed the accounting acquirer (and legal acquiree) and Northview was treated as the accounting acquiree (and legal acquirer).

Under this method of accounting, the reverse recapitalization was treated as the equivalent of Legacy Profusa issuing stock for the net assets (liabilities) of Northview, accompanied by a recapitalization. The net assets of Northview are stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities, and results of operations prior to the Business Combination are those of Legacy Profusa. All periods prior to the Business Combination have been retrospectively adjusted in accordance with the Business Combination Agreement for the equivalent number of common shares outstanding immediately after the Business Combination to effect the reverse recapitalization. The number of shares for all periods prior to the Closing Date have been retrospectively decreased using the exchange ratio that was established (the “Exchange Ratio”).

All Milestones (Milestone I, II, III, and IV pass the criteria of liability classification under ASC 480 as they are not mandatorily redeemable, it does not represent an obligation to repurchase the issuer’s equity shares, and it is not settled by issuing a variable number of its equity shares. Milestone III however, does not pass the criteria of liability classification under ASC 480 as the settlement condition is based partially on the occurrence of an event which fails the index guidance for equity classification.

All four Earnouts have only two potential settlement alternatives, i.e. either no shares are issued or 12,917 shares are issued (for each Earnout). This earnout agreement is considered indexed to the entity’s own stock, as the earnout meets both of the following: (i) The earnout is based solely on inputs that are observable market data or inputs that are not observable but are consistent with the entity’s own stock (e.g., stock price, strike price, number of shares), and (ii) The earnout does not contain provisions that could require settlement in a way that is not consistent with equity classification. These steps are satisfied for Milestones I & II, the earnout may be considered indexed to the entity’s own stock. Milestone III does not meet the indexed guidance as it is based on an event occurring to achieve $6 million in, which is not a market data or input. The Milestone IV Earnout does meet the scope exception ASC 815-10-15-59(d) from derivative accounting since payments under these milestones are based on revenue amounts. Financial instruments such as these meet the “own equity” scope exception in ASC 815-10-15-74(a), and the financial instrument would be classified as equity with no subsequent remeasurement (unless the earnout is modified). Milestone III does not meet this own equity scope exception and is thus liability classified, valued on the Closing Date with subsequent changes in the valuation adjusted through earnings.

The Company’s earnout Milestones I, II, and IV meet the equity classification criteria under ASC 815-40. As there is no obligation to net cash settle, there is a fixed quantity of shares, settlement is exclusively made in shares, and there are no downside protections or leverage features that protect the holder from a decline in price. As these conditions were all met, the earnout is considered both indexed to the entity’s own stock (or within the scope exception), and meet the equity classification requirements. These earnouts were fair valued on the Closing Date and will not be remeasured. Similarly, Milestone III was fair valued on the Closing Date and was determined to have a $0 value due to the current probability input of the event occurring being 0%. Additionally, this Milestone III was revalued as of September 30, 2025 and continues to have a current probability of 0% and no value was associated with the milestone. On the Closing Date, Milestones I and II had a value of $1.7 million, while Milestone IV had a value of $0 as this was also deemed improbable of occurring. Milestone III does not meet the indexed guidance as it is based on an event occurring to achieve $6 million in, which is not a market data or input. The Milestone IV Earnout does meet the scope exception ASC 815-10-15-59(d) from derivative accounting since payments under these milestones are based on revenue amounts.

The earn-outs are considered to be part of the overall reverse recapitalization as it was negotiated between NorthView Sponsor I, LLC, the sponsor of NorthView (the “Sponsor”), and the selling shareholders. As such, it is represented as an equity restructuring that is accounted for as a reduction in additional paid-in capital. As this is an equity classified transaction the contingent consideration creates a reduction to the additional paid in capital account of $1.7 million, with an offset to additional paid in capital -Earn-out equity instrument. This accounting results in no impact on the face of the Statement of Stockholders’ Deficit until all necessary conditions to issue such shares have been satisfied by the end of the period. Once these contingently issuable shares are deemed issuable, they will also be included in earnings per share.

The following table reconciles the elements of the Business Combination to the consolidated statements of cash flows and the consolidated statement of changes in stockholders’ equity:

Cash-Trust Account, net of redemptions	$1,276
Less: transaction costs and professional fees, paid directly from Trust Account	1,274
Net proceeds received from Trust	2
Less: private and representative warrant liabilities	(1,193)
Less: related party notes	(41)
Less: related party notes - working capital loan	(2,162)
Less: related party notes - PIPE Subscription Agreement	(3,898)
Less: excise tax payable	(1,953)
Less: accounts payable and accrued expenses	(3,102)
Reverse recapitalization, net	$(12,346)

The number of shares of Common Stock to be issued following the consummation of the Business Combination were:

Class A Common Stock
NVAC Public Shares, outstanding prior to the Business Combination	1,357
Less: Redemption of NVAC Class A Common Stock	(5)
Public shares of NVAC	1,352
NVAC Founder Shares, outstanding prior the Business Combination	53,780
NVAC Representative Shares converted to Class A Common shares	6,000
NVAC Shares from Rights converted to Class A common shares	25,300
Business Combination shares
Profusa Shares	114,584
Issuance of shares in connection with PIPE	38,691
Conversion of notes into shares	197,099
Common Stock immediately after the Business Combination	436,806

The number of Profusa Shares was determined as follows:

	Legacy Profusa Shares	Profusa Shares after conversion ratio
Preferred Stock	17,863,934	82,377
Class A Common Stock	74,728	32,209
Total	17,938,662	114,586

Transaction costs

During the three and nine months ended September 30, 2025, based on the proceeds received, the Company expensed $15.1 million for transaction costs incurred in connection with the Business Combination. The transaction costs primarily represented fees incurred for financial advisory, legal and other professional services that were directly related to the Business Combination.

Public and private placement warrants

The 126,500 warrants (the “Public Warrants”) issued in Northview’s initial public offering (the “IPO”), 97,966 warrants issued in connection with private placement at the time of the IPO (the “Private Placement Warrants”) and 7,590 warrants issued to the representative of the underwriters in the IPO (the “Representative’s Warrants”) remained outstanding and became warrants for the Company. The Public Warrants qualify for equity classification upon Closing, and were fair value adjusted with no future gains or losses on fair value adjustment being recorded in future periods. The Private Placement Warrants and Representative’s Warrants contain provisions that preclude these warrants from being indexed to the Company’s stock. The settlement amount depending on who holds the instrument, and the holder is not an input to the fair value of a fixed-for-fixed option or forward on equity shares. As such, this provision would cause the warrants to fail Step 2 of the indexation guidance. The Private Placement and Representative’s Warrants remained liability classified with fair value adjustments being recorded through earnings each period. All share counts and per share conversions have been adjusted for the Reverse Stock Split.

Note 4 — Fair Value Measurement

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 — Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3 — Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

As of September 30, 2025 and December 31, 2024, the Company’s financial assets and liabilities measured at fair value on a recurring basis, were as follows (in thousands):

	As of September 30, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Digital assets (Bitcoin)	$972	$—	$—	$972
Liabilities:
Related Party Convertible Notes at fair value	$—	$—	$4,127	$4,127
Loans payable - related party	—	—	14,359	14,359
Warrant liabilities - Private Placement Warrants	—	—	287	287
Warrant liabilities - Representative’s Warrants	—	—	23	23
Total liabilities measured at fair value	$—	$—	$18,797	$18,797

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Related Party Convertible Notes at fair value	$—	$—	$2,234	$2,234
Total liabilities measured at fair value	$—	$—	$2,234	$2,234

The Private Placement Warrants and the Representative’s Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within liabilities on the condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statements of operations.

The Company uses a Monte Carlo simulation model to value the Private Placement Warrants and the Representative’s Warrants. The Private Placement Warrants and the Representative’s Warrants were classified within Level 3 of the fair value hierarchy due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its Common Stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

The key inputs into the Monte Carlo simulation model for the warrant liabilities were as follows at September 30, 2025 and July 11, 2025 (the “Closing Date”):

	September 30, 2025	July 11, 2025
Input
Risk-free interest rate	3.73%	3.99%
Expected term (years)	4.8	5.00
Expected volatility	91.80%	42.00%
Exercise price	$11.50	$11.50
Fair value of Common Stock	$0.30	$2.50

Warrant Liabilities

The following table provides a summary of the changes in the fair value of the Company’s Level 3 warrant liabilities that are measured at fair value on a recurring basis for the three and nine months ended September 30, 2025 (in thousands):

	Private Placement Warrants	Representative’s Warrants	Total Level 3 Warrant liabilities
Fair value at Beginning of period	$-	$-	$-
Assumption of warrant liabilities	1,107	87	1,194
Change in fair value of warrant liabilities	(820)	(64)	(884)
Fair value at September 30, 2025	$287	$23	$311

Convertible notes payable, related party

The Tasly Convertible note and the Convertible Promissory Note – Related Party (collectively “Related Party Convertible Debt Payable”) were valued using a Probability Weighted Expected Return Model to fair value the convertible note. The intrinsic conversion value as of September 30, 2025 is zero and the note has matured and is payable at the principal amounts plus accrued interest.  Therefore, the fair value of the note is the face amount of the debt.

The following table provides a summary of the changes in the fair value of the Company’s Level 3 Related Party Convertible Debt Payable for the three and nine months ended September 30, 2025 and 2024 (in thousands):

Related Party Convertible Debt Payable, at Fair Value
Fair value as of January 1, 2025	$2,234
Loss on change in the fair value of related party convertible debt	156
Fair value as of March 31, 2025	2,390
Loss on change in the fair value of related party convertible debt	153
Fair value as of June 30, 2025	2,543
Assumption of related party convertible note upon closing of the Business Combination	2,162
Gain on change in the fair value of related party convertible debt	(578)
Fair value as of September 30, 2025	$4,127

Related Party Convertible Debt Payable, at Fair Value
Fair value as of January 1, 2024	$1,714
Issuance of Tasly Convertible Notes	16
Loss on change in the fair value of related party convertible debt	44
Fair value as of March 31, 2024	1,774
Loss on change in the fair value of related party convertible debt	64
Fair value as of June 30, 2024	1,838
Loss on change in the fair value of related party convertible debt	320
Fair value as of September 30, 2024	$2,158

The Company has included a reclassification of $49 thousand and $145 thousand of interest was reclassified from interest expense into gain (loss) on change in the fair value of related party convertible debt for the three and nine months ended September 30, 2024, respectively. This reclassification has no impact on total other income (expense) or net loss and comprehensive net loss.

Loan Payable - Related Party

The Company uses a Monte Carlo simulation model to value the Loan Payable - Related Party. The Loan Payable - Related Party were classified within Level 3 of the fair value hierarchy due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its Common Stock based on historical volatility that matches the expected remaining life of the loans payable. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the loans. The expected life of the loans are assumed to be equivalent to their remaining contractual term.

The key inputs into the Monte Carlo simulation model for the Loan Payable - Related Party were as follows at September 30, 2025 and July 11, 2025:

	September 30, 2025	July 11, 2025
Input
Risk-free interest rate	3.66%	4.00%
Expected term (years)	1.28	1.50
Expected volatility	72.6%	82.70%
Fair value of Common Stock	$0.30	$2.50

The following table provides a summary of the changes in the fair value of the Company’s Level 3 related party loan payable for the three and nine months ended September 30, 2025 (in thousands):

Loans payable - related party
Fair value as of January 1, 2025	$—
Assumption of convertible note upon closing of the Business Combination	3,898
Proceeds Received	11,000
Repayments of debt	(610)
Loss on change in the fair value of related party convertible debt	71
Fair value as of September 30, 2025	$14,359

Note 5 — Balance Sheet Components

Prepaid expenses and other current assets (in thousands)

	As of September 30, 2025	As of December 31, 2024
Prepaid legal	$-	$25
Prepaid insurance	141	37
Prepaid other	73	7
	$214	$69

Accrued Liabilities (in thousands)

	As of September 30, 2025	As of December 31, 2024
Accrued compensation	$(4,291)	$(3,472)
Accrued other liabilities	(3,557)	(496)
	$(7,848)	$(3,968)

Note 6 — Debt

The following table sets forth a summary of the debt instruments and their changes during the nine months ended September 30, 2025 and 2024 (in thousands):

	Convertible Notes	Loan Payable - Related Party	Tasly Convertible Debt - Related Party	Convertible promissory note - related party	Senior Notes	Promissory Notes	PPP Loan

Balance at January 1, 2025	$18,419	$—	$2,234	—	$25,268	910	$1,376
Issuance of debt	—	11,000	—	—	1,350	100	—
Debt repayments	—	(610)	—	—	(443)	—	—
Change in fair value	—	71	(27)	(242)	—	—	—
Conversion of debt to equity	(19,612)	—	—	—	(27,279)	—
Debt assumed in connection with reverse recapitalization	—	3,898	—	2,162	—	—	—
Stated interest	1,193	—	—	—	1,258	35	10
Balance at September 30, 2025	(0)	14,359	2,207	1,920	154	1,045	1,386

Less: Current portion	—	—	2,207	1,920	154	1,045	1,386
Long term debt	$(0)	$14,359	$—	$—	$—	—	—
Accounting basis	Effective interest method	Fair value option	Fair value option	Fair value option	Effective interest method	Simple interest method	Compounding Interest
Interest rate	12	10	24	—	0-12	0-12	1
Conversion price(s) per share 1	$525.00	various	$37.50	—	$$37.50, $166.50, and $300.00	—	—
Maturity	7/11/2025	1/11/2027	7/11/2025	1/11/2026	7/11/2025	7/11/2025	5/25/2026

	Convertible Notes	Tasly Convertible Debt - Related Party at fair value	Senior Convertible Notes	Promissory Notes	PPP Loan

Balance at January 1, 2024	$16,316	$1,714	$20,155	$849	$1,362
Issuance of debt	—	16	2,110	—	—
Debt repayments	—	—	(150)	—	—
Change in fair value	—	427	—	—	—
Stated interest	993	—	1,521	46	10
Amortization of debt discount and issuance costs	2	—	—	—	—
Balance at September 30, 2024	17,311	2,157	23,636	895	1,372

Less: Current portion	17,311	2,157	23,636	895	1,372
Long term debt	$—	$—	$—	$—	$—

Convertible Debt

Convertible Notes

The annual effective interest rate of Convertible Notes was estimated from 12.54% to 53.28% per year for the nine months ended September 30, 2025 and from 12.66% to 53.28% per year for the nine months ended September 30, 2024. The interest expense for the three months ended September 30, 2025 and 2024 was $0.1 million and $0.5 million, respectively. The interest expense for the nine months ended September 30, 2025 and 2024 was $1.2 million and $1.6 million, respectively.

Upon Closing, the following convertible notes were converted into Company Common Stock based on the principal and accrued interest as of July 11, 2025 (the Closing Date). Convertible Notes with an outstanding balance of $19.6 million in principal and accrued interest converted into 37,356 shares of Company Common Stock at $525.00/share, as adjusted for the Reverse Stock Split.

Tasly Convertible Debt - Related Party at fair value

In June 2023, the Company entered into a short-term loan agreement with a related party under which it may borrow up to $1.6 million, of which $1.0 million was borrowed on June 26, 2023, $0.3 million was borrowed on July 20, 2023, $0.3 million was borrowed on August 15, 2023 and the final $0.02 million was borrowed in February 2024 (the “Convertible debt”).

The loans bear interest at a rate of 12% per annum, 24% per annum default interest rate, and originally matured on December 31, 2023. The original maturity date was extended to March 31, 2024, subject to the parties’ decision to extend thereafter. Upon occurrence of certain events of default by the Company, including failure to repay in full the amounts owed at maturity, the lender will have an option to convert the entire outstanding balance and accrued but unpaid interest under the Convertible debt into senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes. In the event the Company fails to complete the formation of the APAC Joint Venture or fail to repay the amounts under the Tasly Convertible Debt when they become due, the lender will have an option to convert the entire outstanding balance and accrued but unpaid interest under the Convertible debt into either (i) senior unsecured promissory notes on substantially the same terms as the outstanding Senior Notes as of September 30, 2025, $37.50 per share, or (ii) the Company’s Common Stock at a conversion price of $144.00 per share, as adjusted for the Reverse Stock Split.

The Company elected to apply the fair value option to account for the Tasly Convertible debt. Accordingly, no features of the Convertible debt are bifurcated and separately accounted for. As of September 30, 2025 and 2024, the fair value of the Convertible debt was $2.1 million and $1.7 million, respectively. On September 30, 2025, the remaining time event was 0 months as the APAC JV can effectively close now that the Closing has occurred. The intrinsic conversion value as of the Valuation Date, September 30, 2025, is zero and the note is in default as the maturity date has passed.  The fair value of the note is the face amount of the debt plus accrued interest which is recorded as a liability above the face amount of the debt and is recorded as a current liability on the Condensed Consolidated Balance Sheet.

Senior Convertible Notes

January-March 2024 Senior Notes — During the months January through March 2024, the Company issued additional Senior Notes to investors with the principal amount of $0.7 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022).

April - June 2024 Senior Notes — During the months April through June 2024, the Company issued additional Senior Notes to investors with the principal amount of $0.4 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022). Additionally, the Company repaid $0.1 million of principal on Senior Notes with investors during the respective period.

July - September 2024 Senior Notes — During the months July through September 2024, the Company issued additional Senior Notes to investors with the principal amount of $0.7 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022). Additionally, during the months of July through September 2024, the Company issued a Senior Convertible Note with the principal amount of $0.25 million. This note was issued at the same 12% interest terms as all of their other Senior Notes and converted into shares of Company Common Stock upon the Closing.

January-March 2025 Senior Notes — During the months January through March 2025, the Company issued additional Senior Secured Convertible Notes to investors with the principal amount of $0.8 million on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022). These notes were issued at the same 12% interest terms as all of their other Senior Secured Convertible Notes, and will convert into shares of Company Common Stock at $37.50 per share.

April - June 2025 Senior Notes — During the months April through June 2025, the Company issued additional Senior Secured Convertible Notes to investors with the principal amount of $0.4 million issued on substantially the same terms as the Senior Notes issued in 2022 (as amended in November 2022). These notes were issued at the same 12% interest terms as all of their other Senior Secured Convertible Notes, and will convert into shares of Company Common Stock at $37.50 per share.

The annual effective interest rate of Senior Notes was estimated from 0% to 12.15% and 0% to 12.55% per year for the nine months ended September 30, 2025 and 2024, respectively. The interest expense for the three months ended September 30, 2025 and 2024 was $0.1 million and $0.5 million, respectively. The interest expense for the nine months ended September 30, 2025 and 2024 was $1.3 million and $1.5 million, respectively.

Upon Closing, the following convertible notes were converted into Company Common Stock based on the principal and accrued interest as of July 11, 2025. Senior Convertible Notes with an outstanding balance of $20.6 million in principal and accrued interest converted into 68,585 shares of Company Common Stock at $300.00/share, Senior Convertible Bridge Notes of $3.1 million in principal and accrued interest were repaid in cash in the amount of $0.2 million with the remaining $2.9 million converted into 17,261 shares of Company Common Stock at $166.50/share, Senior Secured Convertible Notes of $2.8 million in principal and accrued interest converted into 73,896 shares of Company Common Stock at $37.50/share. Of the 73,896 shares of Company Common Stock issued to Senior Secured Note holders, 9,469 shares were contributed by the Sponsor. As such, most of these notes were converted into Company Common Stock upon the Closing. As of September 30, 2025, $0.3 million remained outstanding. All share counts and per share conversions have been adjusted for the Reverse Stock Split.

Of the $0.3 million of Senior Notes remaining, $0 is outstanding with related parties and $0.3 million is outstanding with unrelated parties. Additionally, of the $25.3 million of Senior Notes outstanding on December 31, 2024, $9.5 million was outstanding with related parties and $15.8 million was outstanding with unrelated parties.

Loans Payable - Related Party at fair value

On February 11, 2025, NorthView executed a Securities Purchase Agreement (the “PIPE Subscription Agreement”) with Ascent Partners Fund LLC (“Ascent”, and together with any additional investors who become parties to the PIPE Subscription Agreement, the “PIPE Investors”). Pursuant to the PIPE Subscription Agreement, the PIPE Investors are expected, subject to the conditions relating to such purchase set forth in the PIPE Subscription Agreement, to purchase from NorthView senior secured convertible notes in an aggregate principal amount of up to $22,222,222 (the “PIPE Convertible Notes”) for an aggregate purchase price of up to $20,000,000, reflecting a 10% original issue discount to the face amount (“OID”).

As of the Closing on July 11, 2025 Northview was presenting the PIPE Subscription Agreement at fair value on its balance sheet in the amount of $3.9 million which was brought over to the Company’s combined balance sheet and further adjusted to fair value on September 30, 2025.

At the Closing and pursuant to the PIPE Subscription Agreement, the Company issued the Initial Note in the principal amount of $10,000,000 for a purchase price of $9,000,000, reflecting a 10% OID. The Initial Note matures on January 11, 2027, which is 18-months from Closing on July 11, 2025 (the “Maturity Date”) and is convertible at any time at the PIPE Investor’s option at a conversion price equal to the lower of $750 or 95% of the lowest daily VWAP of our Common Stock in the 10 trading days prior to the original issue date of the Initial Note and shall be adjusted, without limitation, based on down-round and most-favored nation (MFN) price and terms protections (the “Conversion Price”).

The Initial Note includes a “Minimum Interest Amount” equal to 10% of the principal amount, which represents a full year of interest payments under the Initial Note; provided, that such Minimum Interest Amount shall be reduced by the amount of interest accrued on the principal amount of the Initial Note. Interest shall accrue on the aggregate unconverted and then outstanding principal amount of the Initial Note at a rate of 10% per annum, provided that the Minimum Interest Amount shall be fully earned and accrued on the original issue date of the Initial Note. Upon an event of default, the interest rate shall be adjusted and increase to 24% per annum. Payments made in cash under the Initial Note shall be subject to a 5% fee, which shall be in addition to any amounts owed thereunder. The Initial Note provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company and our subsidiaries. The Initial Note also provides for a 10% late fee in case of late payments and mandatory prepayments upon Subsequent Offerings (as defined in the Initial Note) and, in the absence of an event of default, may be prepaid upon 10 business days prior notice, subject to certain conversion rights of the PIPE Investors.

The Initial Note may not be converted by the PIPE Investors into shares of our Common Stock if such conversion would result in the investors or their affiliates owning in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Initial Note (the “Beneficial Ownership Limitation”); provided, that the PIPE Investors may increase or decrease the Beneficial Ownership Limitation upon at least 61 days’ prior notice to us so long as such increase does not exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Initial Note. On August 1, 2025, pursuant to a Notice and Waiver, the Beneficial Ownership Limitation was increased from 4.99% to 9.99% and the Company waived the requirement for the 60 days’ advance notice for such increase.

On August 25, 2025, the Company entered into Amendment No. 1 (the “SPA Amendment”) to the PIPE Subscription Agreement. Pursuant to the SPA Amendment, Section 2.1 of the PIPE Subscription Agreement was amended and restated to provide for four tranches of Notes: (i) an initial closing for Notes in an aggregate principal amount of $10,000,000 (the “First Tranche”), which already occurred on July 11, 2025; (ii) a second closing for Notes in an aggregate principal amount of $2,222,222 (the “Second Tranche”) for a purchase price of $2,000,000, subject to the satisfaction of certain conditions including the filing of a registration statement on Form S-1 covering all conversion shares and no Nasdaq listing deficiency; (iii) a third closing for Notes in an aggregate principal amount of $5,555,556 (the “Third Tranche”) for a purchase price of $5,000,000, subject to the satisfaction of certain conditions including the full conversion or repayment of the First Tranche, effectiveness of a registration statement, no Nasdaq listing deficiency, and receipt of stockholder approval; and (iv) a fourth closing for Notes in an aggregate principal amount of $4,444,444 (the “Fourth Tranche”) for a purchase price of $4,000,000, subject to the satisfaction of certain conditions including the full repayment of the First and Second Tranches, at least fifty percent (50%) repayment or conversion of the Third Tranche, effectiveness of a registration statement, and no Nasdaq listing deficiency. The SPA Amendment supersedes and replaces all prior provisions relating to “Additional Closings” and “Additional Notes,” and all references to such terms in the PIPE Subscription Agreement and related documents are to be construed in accordance with the new tranche structure.

Concurrently, on August 25, 2025, the Company entered into Amendment No. 1 (the “Note Amendment”) to the Initial Note. The Note Amendment modifies the terms of the Initial Note, specifically amending Section 4(b) to revise the conversion price provisions on any conversion date to be the lower of (i) the Conversion Price on such date and (ii) ninety-five percent (95%) of the lowest daily VWAP for the Company’s Common Stock during the ten consecutive trading days immediately preceding the applicable conversion date (the “Alternate Conversion Price”), provided that in no event shall the conversion price be less than the floor price of $7.50 which was calculated based on twenty percent (20%) of the closing sale price of the Common Stock on the principal trading market on the trading day immediately preceding the Note Amendment’s effective date, which was August 22, 2025.

On December 22, 2025, the Company entered into Amendment No. 2 to the Securities Purchase Agreement (the “Second Amendment”). The Second Amendment amended and restated Section 1.1 of the PIPE Subscription Agreement to modify the definition of “Floor Price” to provide, during the period commencing on the date of the Second Amendment and ending on, but excluding, the effective date of the reverse stock split expected to be presented to the Company’s stockholders in January 2026 for their approval, if and when such reverse stock split becomes effective (the “Modification Period”), for a Floor Price of at or above $0.111 per share. As amended and restated, the Floor Price during the Modification Period applies solely with respect to an aggregate number of shares of Common Stock issued and sold as “Purchased Securities” not to exceed 182,000 shares to be sold at or above $0.111 per share and below $0.14 per share. The Second Amendment further provides that upon the earliest to occur of (x) the issuance of such aggregate number of 182,000 shares as Purchased Securities during the Modification Period or (y) the end of the Modification Period, the Floor Price shall thereafter mean $0.14 per share, which equals the product of (i) twenty percent (20%) multiplied by (ii) the Official Closing Price on July 25, 2025, in each case as further adjusted to reflect any reduction (but excluding any increase) in the price per share of Common Stock caused by any reorganization, recapitalization, non-cash dividend, share split or other similar transaction, as provided in the PIPE Subscription Agreement. The modified Floor Price of $0.111 per share applies only during the Modification Period and only up to the 182,000-share cap for shares issued and sold below $0.14; the unmodified definition applies at all other times and with respect to all other shares.

On December 29, 2025, the Company entered into Amendment No. 3 to the Securities Purchase Agreement (the “Third Amendment”). Pursuant to Section 2.1(a)(iii) of the Third Amendment, following the Second Closing, the purchasers will be obligated, upon a trading day designated by the Company and reasonably acceptable to the collateral agent and no later than 10 trading days after the Company’s notice, to purchase additional Notes in an aggregate principal amount of up to $5,555,556 for an aggregate purchase price of up to $5,000,000, subject to the satisfaction of specified conditions, including: (A) the outstanding principal balance of the First Tranche and Second Tranche having been reduced to zero through conversion and/or repayment; (B) the absence of any Nasdaq continued-listing deficiency notice with respect to the Company’s Common Stock; (C) the effectiveness of a registration statement covering all conversion shares issuable upon conversion of the Notes issued in the first, second, and third tranches; and (D) receipt of required stockholder approval. If all such conditions are satisfied other than clause (B), the initial purchaser will, at the Company’s discretion, purchase a reduced principal amount of up to $3,333,333.60 for a proportional purchase price of up to $3,000,000. The Third Amendment also amends Section 2(b) of the Notes to modify the Mandatory Prepayment Amount for a Subsequent Offering that is an equity line of credit to 33.3% of the net proceeds with respect to shares under the current registration statement on Form S-1 (File No. 333-290805), or 50.0% of the net proceeds with respect to shares issued under any registration statement on Form S-1 filed after the date of the Third Amendment, in each case to be applied to repay obligations under the Notes.

The Company has elected the fair value option under ASC 825-10, Financial Instruments - Fair Value Option, for its loans payable - related party under ASC 825, Financial Instruments. The election simplifies accounting by measuring the entire instrument at fair value, with changes in fair value recognized in earnings. As such, the Company does not separately recognize any interest, unamortized discount, premium, issuance costs, or other basis adjustments; these amounts are included in the carrying amount of the liability that is adjusted to fair value each period. Fair value is determined using observable market data when available and valuation models when observable inputs are not readily available. Changes in fair value attributable to both credit risk and market risk are recorded in Loss on change in fair value of related party convertible debt in the Condensed Consolidated Statement of Operations. See Note 4, Fair Value Measurement for further information.

As of September 30, 2025, there was $14.4 million loans payable outstanding which has been classified as long-term in the condensed consolidated balance sheet.

Promissory Notes

In a series of transactions during 2010 and 2011, two of the Company’s founders provided $0.2 million to the Company to fund general corporate purposes in exchange for promissory notes. Our outstanding promissory notes accrue interest at 5% and 12% per annum, most of which do not have a set maturity date. Any promissory notes that did have an initial maturity date, which has passed, the Company has verbally agreed to pay off these loans subsequent to the consummation of the Business Combination. The Company is currently in default; accordingly, the Company classified the entire outstanding amount as a current liability on the condensed consolidated balance sheet.

During the year ended December 31, 2022, the Company borrowed $0.3 million from two of its founders at zero interest rate to finance its short-term operations, from which $0.2 million was repaid in the same period.

During the year ended December 31, 2023, the Company borrowed short-term promissory notes of $0.3 million from an existing investor and additional $0.1 million from an unrelated party repayable on demand at any time after December 31, 2023, with annual interest rate of 12%.

During the three and nine months ended September 30, 2025 and 2024, one note of $0.1 million was issued and the Company did not make any repayments from the outstanding balance of the promissory notes.

As of September 30, 2025 and December 31, 2024, accrued and unpaid interest on the promissory notes was $0.3 million and $0.3 million, respectively. Interest expense on the promissory notes was less than $0.1 million for each of the three and nine months ended September 30, 2025 and 2024. The carrying value of the promissory notes as of September 30, 2025 and December 31, 2024 was $0.9 million and $0.9 million, respectively.

Paycheck Protection Program

On May 25, 2021, the Company borrowed $1.3 million (the “PPP Loan 2”) as a Paycheck Protection Program loan. The Paycheck Protection Program, established as part of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, provides for loans to qualifying businesses and is administered by the U.S. Small Business Administration (the “SBA”). The annual interest rate of the PPP Loan 2 is 1%.

Under the terms of PPP Loan 2, if the Company does not submit a forgiveness application within 24 weeks of the initial disbursement of the loan (the “Covered Period”), the Company must begin to make equal monthly payments of principal and interest starting 10 months from the end of the Covered Period until May 25, 2026. Interest on the loan continues to accumulate during any deferment period. As of September 30, 2025, the Company has not applied for forgiveness under PPP Loan 2, but does intend to apply for loan forgiveness prior to December 31, 2025. This forgiveness is not guaranteed, based on the delayed timeline, but the Company has begun to make contact with the loan administrators.

As of December 31, 2024 and September 30, 2025, the Company was in default on PPP Loan 2 due to non-payment of minimal repayment amounts required by the terms of PPP Loan 2. Accordingly, the Company classified the entire amount outstanding under PPP Loan 2 as current and accrued respective late penalties for the total amount of less than $0.1 million as of September 30, 2025 and December 31, 2024, respectively. The total past due amount of PPP Loan 2 repayments as of September 30, 2025 and December 31, 2024 was $1.0 million and $0.8 million, respectively.

As of September 30, 2025, the contractual future minimum payments for the PPP Loan 2 were as follows (in thousands):

Year Ending December 31,	Amount

2025	$1,241
2026	145
Total	$1,386

Convertible Promissory Note – Related Party at Fair value

The Company now holds the convertible working capital promissory note which was previously held by Northview Acquisition Corporation with the Sponsor for up to $2.5 million. The Note is non-interest bearing and became convertible on the Closing Date, July 11, 2025. The Sponsor may elect to convert all or any portion of the unpaid principal balance of this Note into warrants, at a price of $75.00 per warrant. The note also allows for the conversion of the outstanding principal balance to be repaid in shares of Company Common Stock at a price of $16.55 per share at the election of the sponsor, as adjusted for the Reverse Stock Split. As of September 30, 2025 and December 31, 2024, the Company had principal outstanding of $1,919,796 and is presenting the Note at fair value on its balance sheet at September 30, 2025 in the amount of $1,919,796. The Company has deferred the repayment of the note to six months after the Closing and has classified this as a current asset due to the repayment being in default.

Note 7 — Commitments and Contingencies

Operating Lease Obligations

Beginning in October 2024, the Company entered into a lease agreement whereby the Company agreed to rent its office and lab facilities under month-to-month tenancy. The monthly rent payable under the lease is $25 thousand. This month-to-month lease automatically renews every four months, unless written termination is provided.

Operating costs for short-term leases include variable lease costs of $0.1 million and less than $0.1 million during the three months ended September 30, 2025 and 2024, compared to $0.2 million and $0.1 million during the nine months ended September 30, 2025 and 2024. Starting from August 2022, the Company recognized lease expense in the amount of monthly rent as incurred. The Company recognized operating lease costs for monthly rent of $75 thousand and $150 thousand for each of the three and nine month periods ending September 30, 2025 and 2024. Total operating lease costs with common area maintenance variable costs were $0.3 million and $0.2 million for the nine months ended September 30, 2025 and 2024.

Contingencies and Indemnifications

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount.

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but that have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

Note 8 — Warrants

The Company has four groups of warrants that total 233,822 which is made up of: 126,500 Public Warrants, 97,966 Private Placement Warrants, 7,590 Representative’s Warrants, and 1,766 HCW Warrants, as adjusted for the Reverse Stock Split.

Northview Warrants

As part of the IPO, Northview issued the Public Warrants to third-party investors, where each whole warrant entitled the holder to purchase one share of the Company’s Common Stock at an exercise price of $862.50 per share. Simultaneously with the closing of the IPO, Northview completed the private sale of 97,966 Private Placement warrants where each warrant allows the holder to purchase one share of the Company’s Common Stock at $862.50 per share.  Additionally, Northview granted underwriters 7,590 warrants exercisable at $862.50 per share (or an aggregate exercise price of $6,546,375) at the closing of the IPO, as adjusted for the Reverse Stock Split.

The Public Warrants became exercisable 30 days after the consummation of the Business Combination

The Private Placement Warrants and Representative’s Warrants are non-redeemable in certain circumstances so long as they are held by the initial purchasers or their permitted transferees. The Private Placement and Representative’s Warrants may also be exercised by the initial purchasers or their permitted transferees for cash or on a cashless basis, but are otherwise similar to the Public Warrants underlying the Units sold in the IPO, as the Private Placement Warrants and Representative Share Warrants, along with the Common Stock issuable upon the exercise of the Private Placement Warrants and Representative Share Warrants also became transferable, assignable, or saleable 30 days after the completion of the Business Combination, which was during this period ended September 30, 2025.

The Public Warrants were initially classified as a derivative liability instrument. Upon the closing of the Business Combination, the Public Warrants in accordance with the guidance contained in ASC 815 are no longer precluded from equity classification as they meet the “own equity” scope exception in ASC 815-10-15-74(a), allowing these financial instruments to be classified as equity with no subsequent remeasurement. The Public Warrants are indexed to the Company’s Common Stock as they meet both steps in the criteria under ASC 815-40-15-7, as they are not contingently exercisable and they are now considered indexed to equity, as the contingent settlement provisions are no longer applicable subsequent to the Close. The Public Warrants strike price and the number of shares used to calculate the settlement amount are fixed, so the instrument can be considered indexed to an entity’s own stock (as the only variables that could affect the settlement amount would be inputs to the fair value of a fixed-for-fixed forward or option on equity shares).

The Private Warrants and Representative Warrants are not considered indexed to an entity’s own stock, and fails Step 2 of ASC 815-40-15-7. As such, the Company continues to recognize the Private Placement Warrants and Representative Share Warrants as liabilities at fair value as of the Closing Date, with an offsetting entry to additional paid-in capital and adjusts the carrying value of the instruments to fair value through other income (expense) on the condensed consolidated statement of operations at each reporting period until they are exercised. (See Note 4).

HCW Warrants

HCW acted as Profusa’s financial advisor in connection with the Business Combination and received a transaction fee in connection therewith of $1,000,000, payable in cash and 1,766 warrants to acquire an aggregate of 1,766 shares of New Profusa Common Stock at an exercise price of $0.75 per share, as adjusted for the Reverse Stock Split. The Company accounts for the HCW warrants in accordance with the guidance contained in ASC 815. Such guidance provides that the HCW warrants are not precluded from equity classification. Equity-classified contracts are initially measured at fair value. Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity. The Company determined the initial fair value using a Black Scholes pricing model. The initial fair value was $0.3 million.

ELOC

On July 28, 2025, the Company entered into the ELOC Purchase Agreement and the ELOC Registration Rights Agreement with Ascent. Upon the terms and subject to the satisfaction of the conditions contained in the ELOC Purchase Agreement, from and after the Effective Date, the Company will have the right, in its sole discretion, to sell to Ascent up to $100,000,000 of shares of its Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement, from time to time during the term of the ELOC Purchase Agreement. Sales of Common Stock by the Company to Ascent under the ELOC Purchase Agreement, and the timing of any such sales, are solely at the Company’s option, and the Company is under no obligation to sell any securities to Ascent under the ELOC Purchase Agreement. As of September 30, 2025, approximately $3.5 million in shares of its Common Stock was sold pursuant to the ELOC Purchase Agreement.

Under the ELOC Purchase Agreement, the Company has the right, but not the obligation, from time to time at its sole discretion for a period of up to 36 months, unless the ELOC Purchase Agreement is earlier terminated, to direct Ascent to purchase up to a specified maximum amount of shares of Common Stock in one or more purchases as set forth in the ELOC Purchase Agreement, by delivering a written notice, if any, to Ascent in accordance with the ELOC Purchase Agreement on any trading day we select.

As consideration for Ascent’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the ELOC Purchase Agreement, upon our execution of the term sheet relating to the ELOC Purchase Agreement, the Company issued Ascent warrants (the “Commitment Warrants”) to purchase up to 12,000 shares of Company Common Stock (the “Commitment Warrant Shares”). The Commitment Warrants have an exercise price of $0.75 per share and can be cashless exercised. The warrants were equity classified prior to their exercise due to the terms of the warrant which was indexed to the Company’s own stock, settlement was in shares only, and the terms met the fixed-for-fixed condition (fixed number of shares for fixed price). These warrants were recorded at their fair value on grant date which was $0.9 million and were expensed to financing fees in accordance with US GAAP accounting for standby equity purchase agreements (“SEPA”).

Issuance fees such as warrant costs associated to a SEPA or ELOC are expensed upfront, as this arrangement is not considered indexed to the Company’s stock under step 2 in ASC 815-40-15-7 and therefore is liability classified. The associated equity classified warrants were not remeasured after initial issuance, and as of September 30, 2025, these warrants were exercised and all 12,000 shares of Common Stock were issued, as adjusted for the Reverse Stock Split.

When the Company draws on the ELOC and issues shares, it recognizes the proceeds in equity. The amount recorded is based on the fair value of the shares issued or the cash received, whichever is more reliably measurable.  The Company records the actual cash received for each draw, as this is clearly measurable and traceable.

Note 9 — Stock Option Plan

In 2010, Legacy Profusa adopted the 2010 Equity Incentive Plan (the “Plan”) under which 26,666 shares of the Company’s Common Stock have been initially reserved for issuance to employees, directors and consultants. The number of reserved shares that had been increased over the years equaled 61,819 shares at the time of the Business Combination. The Company is currently drafting a new 2025 Equity Incentive Plan that will replace the 2010 Equity Incentive Plan. All previously issued options under the 2010 Equity Incentive plan will be held under the new plan, with no additional impact to the option holders. Options granted under the Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”). ISOs may be granted only to Company employees, including officers and directors who are also employees. NSOs may be granted to Company employees, consultants and advisors.

Upon the Closing, all outstanding Legacy Profusa options converted into options exercisable for shares of Company Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio of approximately $0.346. The mechanism of conversion resulted in the fair value of each option prior to the Closing equal to the fair value of each option after. All stock option activity presented in these statements has been retrospectively adjusted to reflect the conversion, as well as the Reverse Stock Split.

A person who owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company will not be granted an ISO unless the exercise price of such option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the option is not exercisable after the expiration of five years from the date of grant. Options granted generally vest over four years.

Activity under the Plan is set forth below:

Stock Option Activity

	Options Outstanding
Stock Option Activity	Shares Available for Grant	Number of Options	Weighted- Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (in years)
Balances at January 1, 2025	7,194	13,705	$87.00	3.00
Options granted	(7,194)	7,194	$273.31
Options exercised	—	—	$-
Options expired	—	—	$-
Options cancelled/forfeited	54	(54)	$137.14
Balances at September 30, 2025	54	20,845	$151.19	6.24
Exercisable at September 30, 2025		10,915	$226.51	5.33

	Options Outstanding
Stock Option Activity	Shares Available for Grant	Number of Options	Weighted- Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (in years)
Balances at December 31, 2023	7,148	13,751	$87.00	3.70
Options granted	—	—	—
Options exercised	—	—	—
Options expired	46	(46)	0.22
Options cancelled/forfeited	—	—	—
Balances at September 30, 2024	7,194	13,705	$87.03	3.18
Exercisable at September 30, 2024		7,012	$105.75	4.51

During the three months ended September 30, 2025 and 2024, there was no stock option activity. Intrinsic values are calculated as the difference between the exercise price of the underlying options and the fair value of the Common Stock for the options that had exercise prices that were lower than the fair value per share of the Common Stock on the date of exercise.

The total fair value of options vested for the three and nine months ended September 30, 2025 and 2024 was less than $0.1 million.

As of September 30, 2025, the total unrecognized stock-based compensation expense for stock options was $3.0 million, which is expected to be recognized over a weighted-average period of 1.3 years. The Company estimates the fair value of stock options using the Black Scholes option-pricing model. The fair value of stock options is being recognized on a straight-line basis over the requisite service period of the awards.

As of September 30, 2024, the total unrecognized stock-based compensation expense for stock options was less than $0.1 million, which is expected to be recognized over a weighted-average period of 1.1 years. The Company estimates the fair value of stock options using the Black Scholes option-pricing model. The fair value of stock options is being recognized on a straight-line basis over the requisite service period of the awards.

Nonrecourse Promissory Notes to Early Exercise Stock Options

In 2018, one of the Company’s executives early exercised 6,363 of his stock options by issuing a promissory note to the Company. As the promissory note is nonrecourse, this exercise of stock options with a promissory note is not considered a substantive exercise for accounting purposes. Therefore, no receivable for the promissory note was recorded on the Company’s balance sheet. This arrangement was accounted for as modifications to the original stock options which were exercised by issuing a promissory note. Such modification did not result in additional stock-based compensation expense. The full note amount of $428 thousand was considered settled and paid in full upon the Closing as this balance was netted within the total consideration due to the Company’s CEO as payment for the successful Closing, and as such, the transaction was recorded in stock-based compensation. The early exercised options were fully vested, with no remaining responsibility on a note as of July 11, 2025, at which time they converted into Company Common Stock. On both July 11, 2025 and September 30, 2025 these exercised options are included in the Company’s Common Stock outstanding.

Stock-Based Compensation Expense by Function

The following table is a summary of stock compensation expense by function recognized for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Nine months ended September 30,
	2025	2024
General Administrative	$612	$5
Research and development	92	11
	$704	$16

	Three months ended September 30,
	2025	2024
General Administrative	$579	$3
Research and development	38	9
	$617	$12

Note 10 — Related Party Transactions

The Company has funded its operations to date primarily through private sales of convertible preferred stock, convertible debt, loans payable and promissory notes. These investments have included various related parties issued at arms-length.

The following table presents the various significant related party transactions and investments in the Company for the periods presented (in thousands):

Related Party	Nature of relationship	Description of investment or transaction	September 30, 2025	December 31, 2024
Tasly	Shareholder	Convertible debt payable at fair value	$2,207	$2,234
Ascent PIPE convertible note	Shareholder	Loan payable related party at fair value	14,359	-
Northview Acquisition Corp Sponsor	Shareholder	Convertible debt payable at fair value	1,920	-
The founders	Shareholder	Promissory notes	878	850
Various Individuals	Shareholder	Convertible debt payable	$-	$22,822
Northview Acquisition Corp Sponsor	Shareholder	Due to from Related Party	41	-

See Note 6 for full disclosures on debt, including the convertible debt payable, loans payable and promissory notes.

Note 11 — Net Loss per Share Attributable to Common Stockholders

Net loss per share of Company Common Stock is calculated in accordance with ASC Topic 260, Earnings Per Share using the two-class method. Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of Common Stock outstanding during the period. In periods of net loss, the two-class method requires that losses be allocated only to common shareholders. The computation of diluted net loss per share does not include dilutive Common Stock equivalents in the weighted-average shares outstanding, as the inclusion of Common Stock equivalents would be antidilutive. The Common Stock equivalents consist of stock options, convertible notes, warrants, and earn-out shares. Accordingly, for the periods presented in which the Company incurred a net loss, basic and diluted EPS are the same.

The following tables represent weighted average shares using the recasted Common Stock equity balance as presented in the Statement of Stockholders’ Deficit. The following table sets forth the computation of basic and diluted net loss per share attributable to Common Stockholders (in thousands, except share and per share data):

	Three Months Ended	Three Months Ended
	September 30, 2025	September 30, 2024
Numerator:
Net loss	$(22,192)	$(2,497)
Denominator:
Weighted average shares used to computing basic and diluted net loss per share	423,081	25,844
Net loss per share attributable to Common Stockholders - basic and diluted:	$(52.45)	$(96.62)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to Common Stockholders for the periods presented because including them would have been antidilutive:

	Three Months Ended	Three Months Ended
	September 30, 2025	September 30, 2024
Related party convertible notes payable at fair value (1)	-	-
Loans payable - related party at fair value (1)	-	-
Warrants	233,822	-
Options to purchase Common Stock	20,845	13,705
Total	254,667	13,705

(1)	The Related party convertible notes and Loan’s payable - related party are convertible upon occurrence of various conversion scenarios. Therefore, the number of shares of Company Common Stock issuable upon their conversion is not currently estimable.

	Nine Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2024
Numerator:
Net loss	$(27,256)	$(6,978)
Denominator:
Weighted average shares used to computing basic and diluted net loss per share	158,744	25,844
Net loss per share attributable to Common Stockholders - basic and diluted:	$(171.70)	$(270.00)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to Common Stockholders for the periods presented because including them would have been antidilutive:

	Nine Months Ended
	September 30, 2025	September 30, 2024
Related party convertible notes payable at fair value (1)	-	-
Loans payable - related party at fair value (1)	-	-
Warrants	233,822	-
Options to purchase Common Stock	20,845	13,705
Total	254,667	13,705

(1)	The Related party convertible notes and Loan’s payable - related party are convertible upon occurrence of various conversion scenarios. Therefore, the number of shares of Company Common Stock issuable upon their conversion is not currently estimable.

Note 12 – Segments

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, Ben Hwang, who reviews financial information presented on a consolidated net loss basis as reported on the consolidated condensed statement of operations and comprehensive loss in order to make decisions about allocating resources and assessing performance for the entire Company. The CODM also utilizes the Company’s long-range plan, which includes product development roadmaps and long-range financial models, as a key input to resource allocation. The CODM function approves of key operating and strategic decisions. The CODM function views the Company’s operations and manages its business on a consolidated basis and as a single reportable operating segment. The CODM function is regularly provided with the following significant segment expenses. Significant expenses include research and development and general and administrative expenses, which are each separately presented in the Company’s consolidated condensed statements of operations and comprehensive loss. The CODM reviews significant expenses within both the research and development and the general and administrative categories. Other segment items within net loss include interest income, interest expense and gain (loss) on change in fair value of related party loan. See the consolidated condensed financial statements for other financial information regarding the Company’s operating segment.

	Three Months Ended September 30,
	2025	2024
Government grant revenue	$-	$75
Operating expenses:
Research personnel compensation costs, including stock-based compensation	287	380
CRO and regulatory costs	315	-
Administrative personnel compensation costs, including stock-based compensation	4,125	302
Rent and office costs	97	34
Legal and accounting costs	976	426
Transaction costs	15,060	-

Other expenses(1)	848	36
Total segment expenses	21,708	1,178
Loss from operations	(21,708)	(1,103)
Other income (expense)	-	-
Gain (loss) on change in the fair value of related party convertible debt	258	(319)
Gain on change in the fair value of warrant liabilities	884	-
Loss on change in the fair value of digital assets	(28)	-
Interest expense	(169)	(1,073)
Financing costs	(1.443)	-
Other income (loss)	15	(1)
Total other expense, net	(484)	(1,394)
Net loss and comprehensive loss	(22,192)	(2,497)

(1)	Other expenses includes small balances of research materials and supplies along with insurance costs and other third party service providers.

	Nine Months Ended September 30,
	2025	2024
Government grant revenue	$-	$100
Operating expenses:
Research personnel compensation costs, including stock-based compensation	945	1,198
CRO and regulatory costs	315	15
Administrative personnel compensation costs, including stock-based compensation	4,861	1,014
Rent and office costs	415	196
Legal and accounting costs	1,625	1,018
Transaction costs	15,060	-

Other expenses(1)	915	77
Total segment expenses	24,136	3,518
Loss from operations	(24,136)	(3,418)
Other income (expense)
(Loss) on change in the fair value of related party convertible debt	(52)	(427)
Gain on change in the fair value of warrant liabilities	884	-
Loss on change in the fair value of digital assets	(28)	-
Interest expense	(2,496)	(3,138)
Financing costs	(1,443)	-
Other income	15	5
Total other expense, net	(3,210)	(3,560)
Net loss and comprehensive loss	(27,256)	(6,978)

(1)	Other expenses includes small balances of research materials and supplies along with insurance costs and other third party service providers.

The Company has no significant long-lived assets recognized on the Consolidated Balance Sheets.

Note 13 — Subsequent Events

The Company has evaluated its subsequent events from September 30, 2025 through the date these condensed consolidated financial statements were issued and has determined that there are no subsequent events requiring disclosure in these condensed consolidated financial statements other than the items noted below. The subsequent events have been adjusted for the Reverse Stock Split discussed below.

In accordance with the Company’s Bitcoin treasury strategy, on October 7, 2025 the Company purchased $1.0 million of Bitcoin, for a total of 7.98 coins. This purchase of Bitcoin, brings the total Company’s holdings up to 16.51 coins in total as of the date of this filing, from 8.53 coins at September 30, 2025.

On October 20, 2025, at a Special Meeting of Stockholders, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, to increase the Company’s authorized number of shares of Common Stock from 300,000,000 shares to 600,000,000 shares.

On October 8, 2025, the Company filed a Form S-1 registration statement which relates to the resale of up to 567,920 shares of Common Stock comprising: (a) up to 562,820 shares of Common Stock held by Ascent Partners Fund LLC pursuant to a Common Stock purchase agreement, dated as of July 28, 2025, and (b) up to 5,100 shares of Common Stock issued to certain parties in satisfaction of transaction costs incurred in connection with the Business Combination.

On October 27, 2025, the Company received a deficiency letter from Nasdaq citing the listing rules require listed securities to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $15,000,000.  The Company has not met this requirement. The Company has 180 calendar days in which to regain compliance. If at anytime during this compliance period the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed. In the event the Company does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting.

In October 2025, The Benchmark Company LLC exercised all 3,333 of their Common Stock warrants.

On October 29 and October 30, 2025 the Company executed three additional tranches of ELOC puts with aggregate gross proceeds of $3.8 million for the issuance of 153,048 shares of Common Stock. These tranches were issued between $17.25 and $30.00 per share based on the daily VWAP.  As part of these puts, and in line with the ELOC Purchase Agreement, the Company used the proceeds to repay $0.7 million of the principal balance outstanding on the Ascent PIPE convertible note and additionally incurred expenses of $0.1 million, resulting in net proceeds to the Company of $3.0 million. During the months of October and November, Ascent converted $2.8 million of the principal balance into 162,944 shares of Common Stock. Additionally, during the month of February 2026, Ascent converted $0.2 million of the principal and interest balance into 78,67 shares of Common Stock, resulting in total loan repayments as of the date of this filing of $4.3 million, $3.7 million of which occurred subsequent to September 30, 2025.

On February 9, 2026, the Company effected a 1-for-75 reverse stock split of its outstanding shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split did not change the par value of the common stock or the authorized number of shares of preferred stock or the common stock.

The Company applied for loan forgiveness for the remaining PPP loan in December 2025. On February 11, 2026, the Company received approval for forgiveness from the SBA for the full $1,304,996.05 principal loan balance. This amount will be recognized as a gain on PPP loan forgiveness in Other Income for the year ended December 31, 2026.

PROFUSA, INC.

Up to 5,102,040 Units

Each Unit Consisting of

One Share of Common Stock and

Two Warrants to Purchase Two Shares of Common Stock

Up to 5,102,040 Pre-funded Units

Each Pre-Funded Unit Consisting of

One Pre-funded Warrant to Purchase One Share of Common Stock, and

Two Warrants to Purchase Two Shares of Common Stock

Up to 15,306,120 Shares of Common Stock Underlying the Warrants and the Pre-funded Warrants

PRELIMINARY PROSPECTUS

MAXIM GROUP LLC

                     , 2026

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the offering described in this registration statement. All expenses incurred with respect to the sale and distribution of the securities being registered hereby (other than placement agent fees) will be borne by us. All amounts are estimates except the SEC registration fee, Nasdaq listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

The following expenses will be borne solely by the Registrant:

Amount
SEC registration fee	$7,250.00
FINRA filing fee	$2,750.00
Accountant’s fees and expenses	$100,000.00
Legal fees and expenses	$232,000.00
Transfer agent’s fees and expenses	$13,500.00
Printing fees and expenses	$22,980.00
Miscellaneous	$10,000.50
Total expenses	$391,945.00

Item 14. Indemnification of Directors and Officers.

Delaware law allows a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees and amounts paid in settlement) and, provided that such individual, or indemnitee, acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. Delaware law authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses including amounts paid in settlement and attorneys’ fees in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper.

Delaware law also provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

(i)	by the stockholders;

(ii)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;

(iii)	if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv)	if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Delaware law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

2025 PIPE Transaction

Initial Note

On February 11, 2025, NorthView executed a Securities Purchase Agreement (the “PIPE Subscription Agreement”) with Ascent Partners Fund LLC (“Ascent”, and together with any additional investors who become parties to the PIPE Subscription Agreement, the “PIPE Investors”). Pursuant to the PIPE Subscription Agreement, the PIPE Investors are expected, subject to the conditions relating to such purchase set forth in the PIPE Subscription Agreement, to purchase from NorthView senior secured convertible notes in an aggregate principal amount of up to $22,222,222 (the “PIPE Convertible Notes”) for a an aggregate purchase price of up to $20,000,000, reflecting a 10% original issue discount to the face amount (“OID”).

At the Closing on July 11, 2025, and pursuant to the PIPE Subscription Agreement, we issued a PIPE Convertible Note in the principal amount of $10,000,000 (the “Initial Note”) for a purchase price of $9,000,000, reflecting a 10% OID. The Initial Note matures on the date that is 18-months from Closing (the “Maturity Date”) and is convertible at any time at the PIPE Investor’s option at a conversion price equal to the lower of $750.00 or 95% of the lowest daily volume-weighted average price per share (“VWAP”) of our Common Stock in the 10 trading days prior to the original issue date of the Initial Note and shall be adjusted, without limitation, based on down-round and most-favored nation (MFN) price and terms protections (the “Conversion Price”).

The Initial Note includes a “Minimum Interest Amount” equal to 10% of the principal amount, which represents a full year of interest payments under the Initial Note; provided, that such Minimum Interest Amount shall be reduced by the amount of interest accrued on the principal amount of the Initial Note. Interest shall accrue on the aggregate unconverted and then outstanding principal amount of the Initial Note at a rate of 10% per annum, provided that the Minimum Interest Amount shall be fully earned and accrued on the original issue date of the Initial Note. Upon an event of default, the interest rate shall be adjusted and increase to 24% per annum. Payments made in cash under the Initial Note shall be subject to a 5% fee, which shall be in addition to any amounts owed thereunder. The Initial Note provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by Profusa or its subsidiaries. The Initial Note also provides for a 10% late fee in case of late payments and mandatory prepayments upon Subsequent Offerings (as defined in the Initial Note) and, in the absence of an event of default, may be prepaid upon 10 business days prior notice, subject to certain conversion rights of the PIPE Investors.

The Initial Note may not be converted by the PIPE Investors into shares of Profusa Common Stock if such conversion would result in the investors or their affiliates owning in excess of 4.99% of the number of shares of Profusa Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Initial Note (the “Beneficial Ownership Limitation”); provided, that the PIPE Investors may increase or decrease the Beneficial Ownership Limitation upon at least 61 days’ prior notice to Profusa so long as such increase does not exceed 9.99% of the number of shares of Profusa Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Initial Note. On August 1, 2025, pursuant to a Notice and Waiver, the Beneficial Ownership Limitation was increased from 4.99% to 9.99% and we waived the requirement for the 60 days’ advance notice for such increase.

The Company issued the Initial Note pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2).

All of the securities above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

Amendment No. 1 to the PIPE Securities Purchase Agreement and Initial Note

On August 25, 2025, the Company entered into Amendment No. 1 (the “SPA Amendment”) to the PIPE Subscription Agreement. Pursuant to the SPA Amendment, Section 2.1 of the PIPE Subscription Agreement was amended and restated to provide for four tranches of Notes: (i) an initial closing for Notes in an aggregate principal amount of $10,000,000 (the “First Tranche”), which already occurred in July 11, 2025; (ii) a second closing for Notes in an aggregate principal amount of $2,222,222 (the “Second Tranche”) for a purchase price of $2,000,000, subject to the satisfaction of certain conditions including the filing of a registration statement on Form S-1 covering all conversion shares and no Nasdaq listing deficiency; (iii) a third closing for Notes in an aggregate principal amount of $5,555,556 (the “Third Tranche”) for a purchase price of $5,000,000, subject to the satisfaction of certain conditions including the full conversion or repayment of the First Tranche, effectiveness of a registration statement, no Nasdaq listing deficiency, and receipt of stockholder approval; and (iv) a fourth closing for Notes in an aggregate principal amount of $4,444,444 (the “Fourth Tranche”) for a purchase price of $4,000,000, subject to the satisfaction of certain conditions including the full repayment of the First and Second Tranches, at least fifty percent (50%) repayment or conversion of the Third Tranche, effectiveness of a registration statement, and no Nasdaq listing deficiency. The Amendment supersedes and replaces all prior provisions relating to “Additional Closings” and “Additional Notes,” and all references to such terms in the PIPE Subscription Agreement and related documents are to be construed in accordance with the new tranche structure.

Concurrently, on August 25, 2025, the Company entered into Amendment No. 1 (the “Note Amendment”) to the Initial Note. The Note Amendment modifies the terms of the Initial Note, specifically amending Section 4(b) to revise the conversion price provisions on any conversion date to be the lower of (i) the Conversion Price on such date and (ii) ninety-five percent (95%) of the lowest daily VWAP for the Company’s Common Stock during the ten consecutive trading days immediately preceding the applicable conversion date (the “Alternate Conversion Price”), provided that in no event shall the conversion price be less than the Floor Price of twenty percent (20%) of the closing sale price of the Common Stock on the principal trading market on the trading day immediately preceding the Note Amendment’s effective date, which was August 22, 2025.

Amendment No. 2 to PIPE Subscription Agreement

On December 22, 2025, the Company entered into Amendment No. 2 to the PIPE Subscription Agreement (the “Second Amendment”). The Second Amendment amended and restated Section 1.1 of the PIPE Subscription Agreement to modify the definition of “Floor Price” to provide, during the period commencing on the date of the Second Amendment and ending on, but excluding, the effective date of the reverse stock split expected to be presented to the Company’s stockholders in January 2026 for their approval, if and when such reverse stock split becomes effective (the “Modification Period”), for a Floor Price of at or above $0.111 per share. As amended and restated, the Floor Price during the Modification Period applies solely with respect to an aggregate number of shares of Common Stock issued and sold as “Purchased Securities” not to exceed 182,000 shares to be sold at or above $0.111 per share and below $0.14 per share. The Second Amendment further provides that upon the earliest to occur of (x) the issuance of such aggregate number of 182,000 shares as Purchased Securities during the Modification Period or (y) the end of the Modification Period, the Floor Price shall thereafter mean $0.14 per share, which equals the product of (i) twenty percent (20%) multiplied by (ii) the Official Closing Price on July 25, 2025, in each case as further adjusted to reflect any reduction (but excluding any increase) in the price per share of Common Stock caused by any reorganization, recapitalization, non-cash dividend, share split or other similar transaction, as provided in the PIPE Subscription Agreement. The modified Floor Price of $0.111 per share applies only during the Modification Period and only up to the 182,000-share cap for shares issued and sold below $0.14; the unmodified definition applies at all other times and with respect to all other shares.

Amendment No. 3 to PIPE Subscription Agreement

On December 29, 2025, the Company entered into Amendment No. 3 to the PIPE Subscription Agreement (the “Third Amendment”). Pursuant to Section 2.1(a)(iii) of the Third Amendment, following the Second Closing, the purchasers will be obligated, upon a trading day designated by the Company and reasonably acceptable to the collateral agent and no later than 10 trading days after the Company’s notice, to purchase additional Notes in an aggregate principal amount of up to $5,555,556 for an aggregate purchase price of up to $5,000,000, subject to the satisfaction of specified conditions, including: (A) the outstanding principal balance of the First Tranche and Second Tranche having been reduced to zero through conversion and/or repayment; (B) the absence of any Nasdaq continued-listing deficiency notice with respect to the Company’s Common Stock; (C) the effectiveness of a registration statement covering all conversion shares issuable upon conversion of the Notes issued in the first, second, and third tranches; and (D) receipt of required stockholder approval. If all such conditions are satisfied other than clause (B), the initial purchaser will, at the Company’s discretion, purchase a reduced principal amount of up to $3,333,333.60 for a proportional purchase price of up to $3,000,000. The Third Amendment also amends Section 2(b) of the Notes to modify the Mandatory Prepayment Amount for a Subsequent Offering that is an equity line of credit to 33.3% of the net proceeds with respect to shares under the current registration statement on Form S-1 (File No. 333-290805), or 50.0% of the net proceeds with respect to shares issued under any registration statement on Form S-1 filed after the date of the Third Amendment, in each case to be applied to repay obligations under the Notes.

2025 Committed Equity Facility

Commitment Warrants

As consideration for Ascent’s commitment to purchase shares of Common Stock upon our execution of the term sheet relating to the ELOC Purchase Agreement, we issued Ascent Commitment Warrants to purchase 12,000 shares of Common Stock and an exercise prices of $0.75 per share (the “Commitment Warrant Shares”), which Commitment Warrant Shares have a total aggregate value equal to 0.9% of Ascent’s $100,000,000 total aggregate purchase commitment under the ELOC Purchase Agreement (assuming a value per Commitment Warrant Share of $75.00).

ELOC Purchase Agreement

On July 28, 2025, we entered into the ELOC Purchase Agreement and the ELOC Registration Rights Agreement with Ascent. Upon the terms and subject to the satisfaction of the conditions contained in the ELOC Purchase Agreement, from and after the Effective Date, we will have the right, in our sole discretion, to sell to Ascent up to $100,000,000 of shares of our Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement, from time to time after the date of this prospectus and during the term of the ELOC Purchase Agreement. Sales of Common Stock by us to Ascent under the ELOC Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Ascent under the ELOC Purchase Agreement. In accordance with our obligations under the ELOC Registration Rights Agreement, we previously filed registration statements, on August 22, 2025 (declared effective on August 25, 2025), and October 8, 2025 registering the resale of up to 119,611 shares and 562,820 shares, respectively, by Ascent pursuant to the ELOC Purchase Agreement.

Under the ELOC Purchase Agreement, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the ELOC Purchase Agreement is earlier terminated, to direct Ascent to purchase up to a specified maximum amount of shares of Common Stock in one or more Purchases as set forth in the ELOC Purchase Agreement, by delivering a written Advance Notice, if any, to Ascent in accordance with the ELOC Purchase Agreement on any trading day we select.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to Ascent. Actual sales of shares of our Common Stock to Ascent under the ELOC Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our Company and its operations.

Moreover, we may not issue or sell any shares of Common Stock to Ascent under the ELOC Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Ascent and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Ascent beneficially owning shares of Common Stock in excess of the 9.99% Beneficial Ownership Limitation.

The net proceeds to us from sales that we elect to make to Ascent under the ELOC Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to Ascent. We expect that any proceeds received by us from such sales to Ascent will be used for working capital and general corporate purposes.

Neither we nor Ascent may assign or transfer our respective rights and obligations under the ELOC Purchase Agreement or the ELOC Registration Rights Agreement, and no provision of the ELOC Purchase Agreement or the ELOC Registration Rights Agreement may be modified or waived by us or Ascent.

As consideration for Ascent’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the ELOC Purchase Agreement, upon our execution of the term sheet relating to the ELOC Purchase Agreement, we issued Ascent Commitment Warrants to purchase up to 12,000 Commitment Warrant Shares. The Commitment Warrants have an exercise price of $0.75 and may be exercised for cash or, if at the time of exercise there is no effective registration statement covering the resale of the Commitment Warrant Shares, on a cashless basis. If we do not require Ascent to purchase any Purchase Shares on or before the 100th day following the execution of the ELOC Purchase Agreement, the number of Commitment Warrant Shares underlying the Commitment Warrants will be reduced to 6,000.

In addition, we have agreed to reimburse Ascent for costs, fees and expenses of up to $30,000 of the negotiation, preparation and closing of the ELOC Purchase Agreement up to the Effective Date and ELOC Registration Rights Agreement, and additional costs, fees and expenses thereafter.

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Amendment No. 1 to the ELOC Purchase Agreement

On December 22, 2025, we entered into Amendment No. 1 to the ELOC Purchase Agreement, dated July 28, 2025 (“Amendment No. 1”), which, among other things, establishes a temporary modification to the definition of “Floor Price” for a limited period and subject to an aggregate share cap (the “Modification Period”). During the Modification Period, solely with respect to an aggregate number of shares of our Common Stock issued and sold as Purchased Securities not to exceed 182,000 shares, the Floor Price is set at or above $0.111 per share and below $0.14 per share. Upon the earliest to occur of (x) the issuance of such aggregate number of 182,000 shares as Purchased Securities during the Modification Period or (y) the end of the Modification Period, the Floor Price will thereafter be $0.14 per share, which equals twenty percent (20%) of the Official Closing Price on July 25, 2025, as further adjusted to reflect any reduction (but not any increase) in the price per share of Common Stock resulting from any reorganization, recapitalization, non-cash dividend, share split or similar transaction, in each case as provided in the ELOC Purchase Agreement. The Modification Period commences on the effective date of Amendment No. 1 and ends on, but excludes, the effective date of the reverse stock split expected to be presented to our stockholders in January 2026 for their approval, if and when such reverse stock split becomes effective. For the avoidance of doubt, the modified $0.111 per share Floor Price applies only during the Modification Period and only up to the 182,000-share cap relating to shares issued and sold below $0.14, and the unmodified Floor Price applies at all other times and to all other shares. During the Modification Period, no shares will be sold pursuant to the ELOC Purchase Agreement at prices below the applicable Floor Price.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The Company has filed with this registration statement or incorporated by reference herein certain exhibits as specified below pursuant to Rule 12b-32 under the Exchange Act.

Exhibit No.	Exhibit Description
1.1*	Form of Placement Agent Agreement between the Company and Maxim Group LLC.
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed December 23, 2021)
3.2	Amendment to the Amended and Restated Certificate of Incorporation of NorthView Acquisition Corp., dated March 10, 2023 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed with the SEC on March 13, 2023)
3.3	Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed with the SEC on December 28, 2023)
3.4	Bylaws (incorporated by reference to exhibit 3.3 of the Form S-1 file no 333-257156)
4.1	Form of Commitment Warrant (incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the SEC on July 28, 2025)
4.2*	Form of Pre-funded Warrant.
4.3*	Form of Warrant.
5.1*	Opinion of Sullivan & Worcester LLP
10.1+	Profusa, Inc. 2023 Equity and Incentive Plan (incorporated by reference to Annex C to the Form S-4 File No. 333-269417)
10.2#	Binding Term Sheet for APAC Joint Venture, between Profusa, Carbis Bay Limited, BC hSensor Limited, Tasly (International) Healthcare Capital Company Limited (incorporated by reference to Exhibit 10.5 of the Form S-4 File No. 333-269417)
10.3	Business Combination Marketing Agreement (incorporated by reference to Exhibit 10.6 of the Form S-4 File No. 333-269417)
10.4	Omnibus Amendment to Business Combination Marketing Agreement (incorporated by reference to Exhibit 10.7 of the Form S-4 File No. 333-269417)
10.5	Amendment Number One to Binding Term Sheet for APAC Joint Venture (incorporated by reference to Exhibit 10.8 of the Form S-4 File No. 333-269417)
10.6	Form of Securities Purchase Agreement, dated as of February 11, 2025, by and between NorthView and Ascent (incorporated by reference to Exhibit 10.9 of the Form S-4 File No. 333-269417)
10.7	Senior Convertible Promissory Note Purchase Agreement (incorporated by reference to Exhibit 10.10 of the Form S-4 File No. 333-269417)
10.8	Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed with the SEC on July 18, 2025)
10.9	Loan Agreement between Profusa and Tasly, dated June 15, 2023 (incorporated by reference to Exhibit 10.12 of the Form S-4 File No. 333-269417)
10.10	Henry Jackson Foundation Subaward Agreement to Profusa (incorporated by reference to Exhibit 10.13 of the Form S-4 File No. 333-269417)
10.11	Amendment No. 1 to Loan Agreement between Profusa and Tasly (incorporated by reference to Exhibit 10.14 of the Form S-4 File No. 333-269417)
10.12	Form of Senior Secured Convertible Promissory Note to be issued by NorthView to PIPE Investors pursuant to the Securities Purchase Agreement, dated February 11, 2025 (incorporated by reference to Exhibit 10.15 of the Form S-4 File No. 333-269417)
10.13	Non-Redemption Agreement, dated May 8, 2025, between NorthView, I-Bankers Securities and Dawson James (incorporated by reference to Exhibit 10.16 of the Form S-4 File No. 333-269417)
10.14#	Form of APAC Joint Venture License Agreement (incorporated by reference to Exhibit 10.17 of the Form S-4 File No. 333-269417)
10.15	Form of Shareholders Agreement for APAC Joint Venture (incorporated by reference to Exhibit 10.18 of the Form S-4 File No. 333-269417)
10.16	Form of Share Purchase Agreement for APAC Joint Venture (incorporated by reference to Exhibit 10.19 of the Form S-4 File No. 333-269417)
10.17	Security Agreement, dated as of July 11, 2025, by and among Profusa and the PIPE Investors (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the SEC on July 18, 2025)

Exhibit No.	Exhibit Description
10.18	Guaranty, dated as of Jully 11, 2025, by and among New Profusa, Profusa, and its subsidiaries (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on July 18, 2025)
10.19	Securities Purchase Agreement dated as of July 28, 2025 by and between Profusa, Inc. and Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on July 28, 2025)
10.20	Registration Rights Agreement dated as of July 28, 2025 by and between Profusa, Inc. and Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on July 28, 2025)
10.21	Amendment No. 1, dated August 25, 2025, to the Securities Purchase Agreement, dated February 11, 2025, by and among Profusa, Inc. and Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on August 25, 2025)
10.22	Amendment No. 1, dated August 25, 2025, to the Senior Secured Convertible Promissory Note issued by Profusa, Inc. on February 11, 2025, for the benefit of Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the SEC on August 25, 2025)
10.23	Form of Amended Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the SEC on August 25, 2025)
10.24	Registration Rights Agreement, dated December 20, 2021, by and among the Company and certain holders party thereto (incorporated by reference to Exhibit 10.3 to NorthView’s Current Report on Form 8-K, filed with the SEC on December 22, 2021)
10.25	Form of Amended and Restated Registration Rights Agreement, by and among NorthView, the NorthView Initial Stockholders, and certain Profusa shareholders (incorporated by reference to Exhibit 10.4 to NorthView’s Current Report on Form 8-K, filed with the SEC on November 10, 2022)
10.26	Form of Lock-Up Agreement by and among NorthView, the NorthView Initial Stockholders, and certain Profusa shareholders (incorporated by reference to Exhibit 10.3 to NorthView’s Current Report on Form 8-K, filed with the SEC on November 10, 2022)
10.27*#	License Agreement by and between Mayo Foundation for Medical Education and Research and Profusa, Inc., dated as of February 11, 2026.
10.28*	Form of Securities Purchase Agreement.
10.29*	Form of Warrant Agency Agreement
23.1*	Consent of Marcum LLP of Profusa, Inc. consolidated financial statements.
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Schema Document
101.CAL*	Inline XBRL Taxonomy Calculation Document
101.DEF*	Inline XBRL Taxonomy Linkbase Document
101.LAB*	Inline XBRL Taxonomy Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Presentation Linkbase Document
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107*	Filing Fee Table

*	Filed herewith.

+	Management contract or compensatory plan, contract or arrangement.

#	Portions of the exhibit have been excluded because it is both not material and is the type of information that the registrant treats as private or confidential.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the shares of Common Stock offered (if the total dollar value of the shares of common offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of Common Stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized.

PROFUSA, INC.

Date: February 13, 2026	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Profusa, Inc., a Delaware corporation, that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Ben Hwang and/or Fred Knechtel their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement, any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ben Hwang	Director and Chief Executive Officer	February 13, 2026
Ben Hwang	(Principal Executive Officer)

/s/ Fred Knechtel	Chief Financial Officer	February 13, 2026
Fred Knechtel	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter O’Rourke	Director	February 13, 2026
Peter O’Rourke

/s/ Lauren Chung	Director	February 13, 2026
Lauren Chung

/s/ Jack Stover	Director	February 13, 2026
Jack Stover

/s/ Rajesh Asorpota	Director	February 13, 2026
Rajesh Asorpota